Exhibit 10.1

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EXECUTION COPY

FINANCING AGREEMENT

Dated as of January 11, 2016

by and among

ACCURAY INCORPORATED and TOMOTHERAPY INCORPORATED
as Borrowers,

EACH SUBSIDIARY OF ACCURAY INCORPORATED
LISTED AS A GUARANTOR ON THE SIGNATURE PAGES HERETO OR THAT BECOMES A GUARANTOR HEREUNDER,
as Guarantors,

THE LENDERS FROM TIME TO TIME PARTY HERETO,
as Lenders,

CERBERUS BUSINESS FINANCE, LLC,
as Collateral Agent,

and

CERBERUS BUSINESS FINANCE, LLC,
as Administrative Agent

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i

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CONFIDENTIAL TREATMENT REQUESTED UNDER 17 C.F.R. SECTIONS 200.80(b)(4) AND 240.24b-2. [*****] INDICATES OMITTED MATERIAL THAT IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST FILED SEPARATELY WITH THE COMMISSION. THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE COMMISSION.

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CONFIDENTIAL TREATMENT REQUESTED UNDER 17 C.F.R. SECTIONS 200.80(b)(4) AND 240.24b-2. [*****] INDICATES OMITTED MATERIAL THAT IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST FILED SEPARATELY WITH THE COMMISSION. THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE COMMISSION.

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SCHEDULE AND EXHIBITS

Schedule 1.01(A)	Lenders and Lenders’ Commitments
Schedule 1.01(B)	Immaterial Subsidiaries
Schedule 6.01(e)	Capitalization; Subsidiaries
Schedule 6.01(i)	ERISA
Schedule 6.01(p)	Environmental Matters
Schedule 6.01(q)	Insurance
Schedule 6.01(t)	Intellectual Property
Schedule 6.01(u)	Material Contracts
Schedule 7.02(a)	Existing Liens
Schedule 7.02(b)	Existing Indebtedness
Schedule 7.02(e)	Existing Investments
Schedule 7.02(k)	Limitations on Dividends and Other Payment Restrictions
Schedule 8.01	Cash Management Accounts
Schedule 9.01(r)	Specified Agreements

Exhibit A	Form of Joinder Agreement
Exhibit B	Form of Assignment and Acceptance
Exhibit C	Form of Notice of Borrowing
Exhibit D	Form of LIBOR Notice
Exhibit E	Form of Compliance Certificate

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FINANCING AGREEMENT

Financing Agreement, dated as of January 11, 2016, by and among Accuray Incorporated, a Delaware corporation (the “Parent”), TomoTherapy Incorporated, a Wisconsin corporation (“TomoTherapy”), and together with the Parent, each a “Borrower” and, collectively, the “Borrowers”),each subsidiary of the Borrower listed as a “Guarantor” on the signature pages hereto (together with each other Person that executes a joinder agreement and becomes a “Guarantor” hereunder, each a “Guarantor” and, collectively, the “Guarantors”), the lenders from time to time party hereto (each a “Lender” and, collectively, the “Lenders”), Cerberus Business Finance, LLC, a Delaware limited liability company (“Cerberus”), as collateral agent for the Lenders (in such capacity, together with its successors and assigns in such capacity, the “Collateral Agent”), and Cerberus, as administrative agent for the Lenders (in such capacity, together with its successors and assigns in such capacity, the “Administrative Agent” and together with the Collateral Agent, each an “Agent” and, collectively, the “Agents”).

RECITALS

The Borrowers have asked the Lenders to extend credit to the Borrowers consisting of a term loan in the aggregate principal amount of $70,000,000.  The proceeds of the term loan shall be used (a) to repay the 2016 Convertible Notes (as hereinafter defined) (which proceeds shall be maintained in the Segregated Account (as hereinafter defined) until so applied), (b) to pay fees and expenses related to this Agreement and (c) after repaying the 2016 Convertible Notes, for general working capital and other corporate purposes.  The Lenders are severally, and not jointly, willing to extend such credit to the Borrowers subject to the terms and conditions hereinafter set forth.

In consideration of the premises and the covenants and agreements contained herein, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS; CERTAIN TERMS

Section 1.01                             Definitions.  As used in this Agreement, the following terms shall have the respective meanings indicated below:

“2016 Convertible Notes” means the 3.75% Convertible Senior Notes due August 1, 2016, issued pursuant to the Indenture, dated as of August 1, 2011, between the Parent and The Bank of New York Mellon Trust Company, N.A., as trustee in the original principal amount of $100 million (of which $100,000,000 is outstanding as of the Effective Date).

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“2018 Convertible Notes” means, collectively, (a) the 3.50% Convertible Senior Notes due February 1, 2018, issued pursuant to the Indenture, dated as of February 13, 2013, between the Parent and The Bank of New York Mellon Trust Company, N.A., as trustee in the original principal amount of $115 million (of which $44,700,000 is outstanding as of the Effective Date) (the “Series B 2018 Convertible Notes”) and (b) the 3.50% Series A Convertible Senior Notes due February 1, 2018 issued pursuant to the Indenture, dated as of April 24, 2014, between the Parent and The Bank of New York Mellon Trust Company, N.A., as trustee in the original principal amount of approximately $70.3 million (of which $70,300,000 is outstanding as of the Effective Date) (the “Series A 2018 Convertible Notes”).

“2018 Convertible Notes Exchange” has the meaning specified therefor in the definition of Permitted Refinancing Indebtedness.

“Account Debtor” means, with respect to any Person, each debtor, customer or obligor in any way obligated on or in connection with any Account of such Person.

“Acquisition” means the acquisition (whether by means of a merger, consolidation or otherwise) of all of the Equity Interests of any Person or all or substantially all of the assets of (or any division or business line of) any Person.

“Action” has the meaning specified therefor in Section 12.12.

“Additional Amount” has the meaning specified therefor in Section 2.09(a).

“Administrative Agent” has the meaning specified therefor in the preamble hereto.

“Administrative Agent’s Account” means an account at a bank designated by the Administrative Agent from time to time as the account into which the Loan Parties shall make all payments to the Administrative Agent for the benefit of the Agents and the Lenders under this Agreement and the other Loan Documents.

“Administrative Borrower” has the meaning specified therefor in Section 4.04.

“Affected Lender” has the meaning specified therefor in Section 12.02(b).

“Affiliate” means, with respect to any Person, any other Person that directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such Person.  For purposes of this definition, “control” of a Person means the power, directly or indirectly, either to (a) vote 15% or more of the Equity Interests having ordinary voting power for the election of members of the Board of Directors of such Person or (b) direct or cause the direction of the management and policies of such Person whether by

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contract or otherwise. Notwithstanding anything herein to the contrary, in no event shall any Agent or any Lender be considered an “Affiliate” of any Loan Party.

“Agent” has the meaning specified therefor in the preamble hereto.

“Agreement” means this Financing Agreement, including all amendments, modifications and supplements and any exhibits or schedules to any of the foregoing, and shall refer to the Agreement as the same may be in effect at the time such reference becomes operative.

“Anti-Corruption Laws” has the meaning specified therefor in Section 6.01(z).

“Anti-Money Laundering and Anti-Terrorism Laws” means any applicable Requirement of Law relating to money laundering and counter-terrorist financing, including, without limitation, (a) the Money Laundering Control Act of 1986 (i.e., 18 U.S.C. §§ 1956 and 1957), (b) the Bank Secrecy Act of 1970 (31 U.S.C. §§ 5311-5330 and 12 U.S.C. §§ 1818(s), 1820(b) and 1951-1959), as amended by Title III of the USA PATRIOT Act, (c) any law prohibiting or directed against terrorist activities or the financing or support of terrorist activities (e.g., 18 U.S.C. §§ 2339A and 2339B), and (d) any similar laws enacted in the United States or any other jurisdictions in which the parties to this Agreement operate, as any of the foregoing laws have been, or shall hereafter be, amended, renewed, extended, or replaced and all other present and future legal requirements of any Governmental Authority governing, addressing, relating to, or attempting to eliminate, terrorist acts and acts of war and any regulations promulgated pursuant thereto.

“Applicable Margin” means, as of any date of determination, with respect to the interest rate of (a) any Reference Rate Loan or any portion thereof, 4.75% per annum, and (b) any LIBOR Rate Loan or any portion thereof, 7.00% per annum.

“Applicable Premium” means

(a)                                 as of the date of the occurrence of an Applicable Premium Trigger Event specified in clause (b), (c) or (d) of the definition thereof:

(i)                                     during the period of time from and after the Effective Date up to and including the date that is the first anniversary of the Effective Date (the “First Period”), an amount equal to 2.00% times the principal amount of the Loan outstanding on the date of such Applicable Premium Trigger Event;

(ii)                                  during the period of time after the First Period up to and including the date that is the second anniversary of the Effective Date (the “Second Period”), an amount

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equal to 1.00% times the principal amount of the Loan outstanding on the date of such Applicable Premium Trigger Event; and

(iii)                               thereafter, zero; and

(b)                                 as of the date of the occurrence of an Applicable Premium Trigger Event specified in clause (a) of the definition thereof:

(i)                                     during the First Period, an amount equal to 2.00% times the principal amount of the Loan being paid on such date;

(ii)                                  during the Second Period, an amount equal to 1.00% times the principal amount of the Loan being paid on such date; and

(iii)                               thereafter, zero.

“Applicable Premium Trigger Event” means

(a)                                 any payment by any Loan Party of all, or any part, of the principal balance of the Loan for any reason (including, but not limited to, any optional prepayment or mandatory prepayment) whether before or after (i) the occurrence of an Event of Default, or (ii) the commencement of any Insolvency Proceeding, and notwithstanding any acceleration (for any reason) of the Obligations; provided, however, that no payment made pursuant to (A) the first sentence of Section 2.03(a) or (B) Section 2.05(c)(iii) to the extent consisting of (x) insurance proceeds, (y) proceeds of condemnation awards or (z) U.S. federal income tax refunds, shall constitute an Applicable Premium Trigger Event.

(b)                                 the acceleration of the Obligations for any reason, including, but not limited to, acceleration in accordance with Section 9.01, including as a result of the commencement of an Insolvency Proceeding;

(c)                                  the satisfaction, release, payment, restructuring, reorganization, replacement, reinstatement, defeasance or compromise of any of the Obligations in any foreclosure (whether by power of judicial proceeding or otherwise) or deed in lieu of foreclosure in full or partial satisfaction of the Obligations; or

(d)                                 the termination of this Agreement for any reason.

“Assignment and Acceptance” means an assignment and acceptance entered into by an assigning Lender and an assignee, and accepted by the Collateral Agent, in accordance with Section 12.07 hereof and substantially in the form of Exhibit B hereto or such other form acceptable to the Collateral Agent.

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“Authorized Officer” means, with respect to any Person, the chief executive officer, chief operating officer, chief financial officer, treasurer or other financial officer performing similar functions, president or executive vice president of such Person.

“Bankruptcy Code” means Title 11 of the United States Code, as amended from time to time and any successor statute or any similar federal or state law for the relief of debtors.

“Blocked Person” means any Person that is:

(a)                                 (i) identified on the list of “Specially Designated Nationals and Blocked Persons” published by OFAC or (ii) resides, is organized or chartered, or located in a country or territory that is the subject of an OFAC Sanctions Program; and

(b)                                 owned 50 percent or more by one or more Persons described in clause (a)(i) above.

“Board” means the Board of Governors of the Federal Reserve System of the United States (or any successor).

“Board of Directors” means with respect to (a) any corporation, the board of directors of the corporation or any committee thereof duly authorized to act on behalf of such board, (b) a partnership, the board of directors of the general partner of the partnership, (c) a limited liability company, the managing member or members or any controlling committee or board of directors of such company or the sole member or the managing member thereof, and (d) any other Person, the board or committee of such Person serving a similar function.

“Borrower” has the meaning specified therefor in the preamble hereto.

“Business Day” means (a) for all purposes other than as described in clause (b) below, any day other than a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required to close, and (b) with respect to the borrowing, payment or continuation of, or determination of interest rate on, LIBOR Rate Loans, any day that is a Business Day described in clause (a) above and on which dealings in Dollars may be carried on in the interbank eurodollar markets in New York City and London.

“Business Disposition” means the disposition of all of the outstanding Equity Interests of, or the assets compromising a division or business unit of, the Parent or its Subsidiaries.

“Capital Expenditures” means, with respect to any Person for any period, the sum of (a) the aggregate of all expenditures by such Person and its Subsidiaries during such period that in accordance with GAAP are or should be included in “property, plant and equipment” or in

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a similar fixed asset account on its balance sheet, whether such expenditures are paid in cash or financed, including all Capitalized Lease Obligations that are paid or due and payable during such period and (b) to the extent not covered by clause (a) above, the aggregate of all expenditures by such Person and its Subsidiaries during such period to acquire by purchase or otherwise the business or fixed assets of, or the Equity Interests of, any other Person; provided that the term “Capital Expenditures” shall not include (A) any expenditures for any asset included in “property plant and equipment” which were previously carried as inventory or (B) any such expenditures which constitute (i) expenditures by a Loan Party made in connection with the replacement, substitution or restoration of such Loan Party’s assets pursuant to Section 2.05(c)(v) from the Net Cash Proceeds of Dispositions and Extraordinary Receipts consisting of insurance proceeds or condemnation awards, (ii) Permitted Acquisitions or (iii) expenditures that are accounted for as capital expenditures of such Person and that actually are paid for by a third party (excluding any Loan Party) and for which no Loan Party has provided or is required to provide or incur, directly or indirectly, any consideration or obligation to such third party or any other person (whether before, during or after such period).

“Capitalized Lease” means, with respect to any Person, any lease of (or other arrangement conveying the right to use) real or personal property by such Person as lessee that is required under GAAP to be capitalized on the balance sheet of such Person.

“Capitalized Lease Obligations” means, with respect to any Person, obligations of such Person and its Subsidiaries under Capitalized Leases, and, for purposes hereof, the amount of any such obligation shall be the capitalized amount thereof determined in accordance with GAAP.

“Cash Equivalents” means (a) marketable direct obligations issued or unconditionally guaranteed by the United States Government or issued by any agency thereof and backed by the full faith and credit of the United States, in each case, maturing within six months from the date of acquisition thereof; (b) commercial paper, maturing not more than 270 days after the date of issue rated P-1 by Moody’s or A-1 by Standard & Poor’s; (c) certificates of deposit maturing not more than 270 days after the date of issue, issued by commercial banking institutions and money market or demand deposit accounts maintained at commercial banking institutions, each of which is a member of the Federal Reserve System and has a combined capital and surplus and undivided profits of not less than $500,000,000; (d) repurchase agreements having maturities of not more than 90 days from the date of acquisition which are entered into with major money center banks included in the commercial banking institutions described in clause (c) above and which are secured by readily marketable direct obligations of the United States Government or any agency thereof; (e) money market accounts maintained with mutual funds having assets in excess of $2,500,000,000, which assets are primarily comprised of Cash Equivalents described in another clause of this definition; (f) marketable tax exempt securities rated A or higher by Moody’s or A+ or higher by Standard

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& Poor’s, in each case, maturing within 270 days from the date of acquisition thereof, (g) in the case of any Foreign Subsidiary, cash and cash equivalents that are substantially equivalent in such jurisdiction to those described in clauses (a) through (f) above in respect of each country that is a member of the Organization for Economic Co-operation and Development, and (h) any other security meeting the requirements set forth in the Parent’s Investment Policy as provided to the Administrative Agent prior to the Effective Date.

“Cash Management Accounts” means the bank accounts and securities accounts of each Loan Party maintained at one or more Cash Management Banks listed on Schedule 8.01.

“Cash Management Bank” has the meaning specified therefor in Section 8.01(a).

“cGMP” means the regulatory requirements and quality standards for the current good manufacturing practices, as defined in 21 C.F.R. Parts 210 and Part 211, and all relevant rules, regulations, promulgations, policies and guidelines in effect at any given time, as amended or otherwise modified from time to time, and the analogous Requirements of Law of any other jurisdiction.

“Change in Law” means the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any law, rule, regulation, judicial ruling, judgment or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that, notwithstanding anything herein to the contrary, (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (ii) all requests, rules, guidelines or directives concerning capital adequacy promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities shall, in each case, be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued.

“Change of Control” means each occurrence of any of the following:

(a)                                 the acquisition, directly or indirectly, by any person or group (within the meaning of Section 13(d)(3) of the Exchange Act) of beneficial ownership of more than 35.0% of the aggregate outstanding voting or economic power of the Equity Interests of the Parent;

(b)                                 the Parent shall cease to have beneficial ownership (as defined in Rule 13d-3 under the Exchange Act) of 100% of the aggregate voting or economic power of the Equity Interests of each other Loan Party and each of its Subsidiaries (other than in connection with any transaction permitted pursuant to Section 7.02(c)(i) or (c)(ii) that results in the

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disposition of 100% of the Equity Interests in such Loan Party or Subsidiary), free and clear of all Liens (other than Permitted Specified Liens); or

(c)                                  a “Change of Control” (or any comparable term or provision) under or with respect to (i) any of the Equity Interests of the Parent, or (ii) any Indebtedness of the Parent or any of its Subsidiaries having a principal amount in excess of $5,000,000.

“Collateral” means all of the property and assets and all interests therein and proceeds thereof now owned or hereafter acquired by any Loan Party upon which a Lien is granted or purported to be granted by such Loan Party as security for all or any part of the Obligations; provided that no real property of any Loan Party shall be Collateral except for New Facilities.

“Collateral Agent” has the meaning specified therefor in the preamble hereto.

“Collateral Agent Advances” has the meaning specified therefor in Section 10.08(a).

“Collections” means all cash, checks, notes, instruments, and other items of payment (including insurance proceeds, proceeds of cash sales, rental proceeds, and tax refunds).

“Commitment” means, with respect to each Lender, the commitment of such Lender to make the Loan to the Borrowers in the amount set forth in Schedule 1.01(A) hereto or in the Assignment and Acceptance pursuant to which such Lender became a Lender under this Agreement, as the same may be terminated or reduced from time to time in accordance with the terms of this Agreement.

“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.

“Compliance Certificate” has the meaning assigned to such term in Section 7.01(a)(iv).

“Consolidated EBITDA” means, with respect to any Person for any period:

(a)                                 the Consolidated Net Income of such Person for such period,

plus

(b)                                 without duplication, the sum of the following amounts for such period to the extent deducted in the calculation of Consolidated Net Income for such period:

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(i)                                     any provision for United States federal, state, local or foreign income taxes or other taxes based on income, profits or capital gains,

(ii)                                  Consolidated Net Interest Expense,

(iii)                               any loss from extraordinary items,

(iv)                              any depreciation and amortization expense,

(v)                                 any aggregate net loss on the Disposition of property (other than accounts and Inventory) outside the ordinary course of business,

(vi)                              any fees or expenses paid in connection with the execution and delivery of the Loan Documents on the Effective Date, to the extent paid in cash during such period (and not capitalized in accordance with GAAP), in an aggregate amount not to exceed $100,000 during the term of this Agreement,

(vii)                           any other non-cash expenditure, charge or loss for such period (including, without limitation, non-cash adjustments resulting from the application of purchase accounting, non-cash expenses or charges arising from grants of performance-based stock units, stock appreciation rights, stock options or restricted stock, non-cash impairment of good will and other long term intangible assets and unrealized non-cash losses under Hedging Agreements), but excluding any non-cash expenditure, charge or loss relating to write-offs, write-downs or reserves with respect to accounts and Inventory,

(viii)                        any contingent obligations, purchase price adjustments, milestone payments, earn out payments and indemnity obligations incurred in connection with any Permitted Acquisition, in each case, in an aggregate amount not to exceed the amount approved in writing by the Collateral Agent prior to the date on which the financial statements for such period are required to be delivered to the Agents and the Lenders pursuant to Section 7.01(a)(i), (ii) or (iii) hereof, as applicable,

(ix)                              any accruals, fees, payments and expenses (including legal, tax, structuring and other costs and expenses) incurred by the Parent or its Subsidiaries in connection with any Permitted Acquisition or other Investment (including, without limitation, changes, alterations, renovations and improvements to assets or property that were acquired in such Permitted Acquisition or Investment undertaken after consummation of such Permitted Acquisition or Investment) or debt or equity issuance or any refinancing transactions or amendment, waiver or other modification of any debt instrument that are payable to unaffiliated third parties or any Disposition not in the ordinary course of business, in each case, incurred for such period solely to the extent attributable to any relevant transaction permitted by this Agreement (regardless of whether or not consummated), in each case, in an aggregate amount

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not to exceed the amount approved in writing by the Collateral Agent prior to the date on which the financial statements for such period are required to be delivered to the Agents and the Lenders pursuant to Section 7.01(a)(i), (ii) or (iii) hereof, as applicable, and

(x)                                 any losses from foreign exchange translation adjustment,

minus

(c)                                  without duplication, the sum of the following amounts for such period to the extent included in the calculation of such Consolidated Net Income for such period:

(i)                                     any credit for United States federal, state, local or foreign income taxes or other taxes based on income, profits or capital gains,

(ii)                                  any gain from extraordinary items,

(iii)                               any aggregate net gain from the Disposition of property (other than accounts and Inventory) outside the ordinary course of business,

(iv)                              any gains from foreign exchange translation adjustment, and

(v)                                 any other non-cash gain, including any reversal of a charge referred to in clause (b)(vii) above by reason of a decrease in the value of any Equity Interest;

in each case, determined on a consolidated basis in accordance with GAAP.  The parties hereto agree that Consolidated EBITDA for the fiscal quarter ending (i) on March 31, 2015 shall be deemed to be $11,716,000, (ii) on June 30, 2015 shall be deemed to be $7,636,000, and (iii) on September 30, 2015 shall be deemed to be $3,313,000.

For purposes of calculating Consolidated Adjusted EBITDA for any period, pursuant to any determination of any covenant contained in Section 7.03, (A) if at any time during such period the Parent or any of its Subsidiaries thereof shall have made any Business Disposition, Consolidated Adjusted EBITDA for such period shall be reduced by an amount equal to the Consolidated Adjusted EBITDA (if positive) attributable to the Equity Interests or the assets, as applicable, that is the subject of such Business Disposition for such period or increased by an amount equal to the Consolidated Adjusted EBITDA (if negative) attributable thereto for such period as if such Business Disposition occurred on the first day of such period, and (B) if during such period the Parent or any of its Subsidiaries thereof shall have made a Permitted Acquisition, the Consolidated Adjusted EBITDA for such period shall be calculated after giving pro forma effect thereto as if such Permitted Acquisition occurred on the first day of such period; provided that the pro forma adjustments contemplated by this paragraph shall not exceed the amounts approved in writing by the Collateral Agent.

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“Consolidated Net Income” means, with respect to any Person, for any period, the consolidated net income (or loss) of such Person and its Subsidiaries for such period; provided, however, that the following shall be excluded:  (a) the net income of any other Person in which such Person or one of its Subsidiaries has a joint interest with a third-party (which interest does not cause the net income of such other Person to be consolidated into the net income of such Person), except to the extent of the amount of dividends or distributions paid to such Person or Subsidiary, (b) the net income of any Subsidiary of such Person that is, on the last day of such period, subject to any restriction or limitation on the payment of dividends or the making of other distributions, to the extent of such restriction or limitation, and (c) except as provided in the final paragraph of the definition of Consolidated EBITDA, the net income of any other Person arising prior to such other Person becoming a Subsidiary of such Person or merging or consolidating into such Person or its Subsidiaries.

“Consolidated Net Interest Expense” means, with respect to any Person for any period, (a) gross interest expense (including (i) amortization, write down or write off of deferred financing cost and original issue discount, (ii) commissions, discounts and other fees and charges owed with respect to letters of credit and (iii) imputed interest on Capitalized Leases) of such Person and its Subsidiaries for such period determined on a consolidated basis and in accordance with GAAP (including, without limitation, interest expense paid to Affiliates of such Person), but excluding interest expense in respect of the 2016 Convertible Notes, less (b) the sum of (i) interest income for such period and (ii) gains for such period on Hedging Agreements (to the extent not included in interest income above and to the extent not deducted in the calculation of gross interest expense), plus (c) the sum of (i) losses for such period on Hedging Agreements (to the extent not included in gross interest expense) and (ii) the upfront costs or fees for such period associated with Hedging Agreements (to the extent not included in gross interest expense), in each case, determined on a consolidated basis and in accordance with GAAP.

“Contingent Indemnity Obligations” means any Obligation constituting a contingent, unliquidated indemnification obligation of any Loan Party, in each case, to the extent (a) such obligation has not accrued and is not yet due and payable and (b) no claim has been made or is reasonably anticipated to be made with respect thereto.

“Contingent Obligation” means, with respect to any Person, any obligation of such Person guaranteeing or intending to guarantee any Indebtedness, leases, dividends or other obligations (“primary obligations”) of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, including, without limitation, (a) the direct or indirect guaranty, endorsement (other than for collection or deposit in the ordinary course of business), co-making, discounting with recourse or sale with recourse by such Person of the obligation of a primary obligor, (b) the obligation to make take-or-pay or similar payments, if required, regardless of nonperformance by any other party or parties to an agreement, (c) any obligation of such Person, whether or not contingent, (i) to purchase any such primary obligation or any property

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constituting direct or indirect security therefor, (ii) to advance or supply funds (A) for the purchase or payment of any such primary obligation or (B) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase property, assets, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (iv) otherwise to assure or hold harmless the holder of such primary obligation against loss in respect thereof; provided, however, that the term “Contingent Obligation” shall not include any product warranties extended in the ordinary course of business.  The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation with respect to which such Contingent Obligation is made (or, if less, the maximum amount of such primary obligation for which such Person may be liable pursuant to the terms of the instrument evidencing such Contingent Obligation) or, if not stated or determinable, the maximum reasonably anticipated liability with respect thereto (assuming such Person is required to perform thereunder), as determined by such Person in good faith.

“Contractual Obligation” means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

“Control Agreement” means, with respect to any deposit account, any securities account, commodity account, securities entitlement or commodity contract, an agreement, in form and substance reasonably satisfactory to the Collateral Agent, among the Collateral Agent, the financial institution or other Person at which such account is maintained or with which such entitlement or contract is carried and the Loan Party maintaining such account, effective to grant “control” (as defined under the applicable UCC) over such account to the Collateral Agent.

“Convertible Notes” means, collectively, the 2016 Convertible Notes and the 2018 Convertible Notes.

“Controlled Foreign Corporation” means a “controlled foreign corporation” (within the meaning of Section 957 of the Internal Revenue Code) of which the Parent or any of its Subsidiaries is a “United States shareholder” (within the meaning of Section 951 of the Internal Revenue Code).

“Cure Period” has the meaning specified therefor in Section 9.02.

“Cure Right” has the meaning specified therefor in Section 9.02.

“Current Value” has the meaning specified therefor in Section 7.01(m).

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“Debtor Relief Law” means the Bankruptcy Code and any other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief law of the United States or other applicable jurisdiction from time to time in effect.

“Default” means an event which, with the giving of notice or the lapse of time or both, would constitute an Event of Default.

“Device” means any instrument, apparatus, implement, machine, contrivance, implant, in vitro reagent, or other similar or related article, including any component, part, or accessory, which is (a) recognized in the official National Formulary, or the United States Pharmacopeia, or any supplement to them, (b) intended for use in the diagnosis of disease or other conditions, or in the cure, mitigation, treatment, or prevention of disease, in man or other animals, (c) intended to affect the structure or any function of the body of man or other animals; and which does not achieve its primary intended purposes through chemical action within or on the body of man or other animals and which is not dependent upon being metabolized for the achievement of its primary intended purposes, or (d) any product otherwise classified as a “device” under the FD&C Act.

“Device Approval Application” means, with respect to any Device, a premarket approval application (PMA) submitted under Section 515 of the FD&C Act (21 U.S.C. § 360e), a de novo request submitted under Section 513(f) of the FD&C Act (21 U.S.C. § 360c(f)), or premarket notification submitted under Section 510(k) of the FD&C Act (21 U.S.C. § 360(k)), or any corresponding foreign application.

“Disposition” means any transaction, or series of related transactions, pursuant to which any Person or any of its Subsidiaries sells, assigns, transfers, leases, licenses (as licensor) or otherwise disposes of any property or assets (whether now owned or hereafter acquired) to any other Person, in each case, whether or not the consideration therefor consists of cash, securities or other assets owned by the acquiring Person.  For purposes of clarification, “Disposition” shall include (a) the sale or other disposition for value of any contracts, (b) the early termination or modification of any contract resulting in the receipt by any Loan Party or any Subsidiary of a Loan Party of a cash payment or other consideration in exchange for such event (other than payments in the ordinary course for accrued and unpaid amounts due through the date of termination or modification) and (c) any sale of accounts (or any rights thereto (including, without limitation, any rights to any residual payment stream with respect thereto)) by any Loan Party or any Subsidiary of a Loan Party.

“Disqualified Equity Interests” means any Equity Interest that, by its terms (or by the terms of any security or other Equity Interest into which it is convertible or for which it is exchangeable), or upon the happening of any event or condition, (a) matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise (except as a result of a change of

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control or asset sale so long as any rights of the holders thereof upon the occurrence of a change of control or asset sale event shall be subject to the prior repayment in full of the Loans and all other Obligations), (b) is redeemable at the option of the holder thereof, in whole or in part, (c) provides for the scheduled payments of dividends or distributions in cash, or (d) is convertible into or exchangeable for (i) Indebtedness or (ii) any other Equity Interests that would constitute Disqualified Equity Interests, in each case of clauses (a) through (d), prior to the date that is 91 days after the Final Maturity Date.

“Disqualified Institution” means any direct competitor of the Parent or its Subsidiaries that is (a) engaged primarily in the business of developing, manufacturing and servicing radiation oncology devices, and (b) identified in writing as a “Disqualified Institution” to the Agents prior to the Effective Date, or, with the consent of the Agents, after the Effective Date; provided that no Person that is a Lender at the time of such identification may be designated as a Disqualified Institution.

“Dollar,” “Dollars” and the symbol “$” each means lawful money of the United States of America.

“Domestic Subsidiary” means any Subsidiary that is organized and existing under the laws of the United States or any state or commonwealth thereof or under the laws of the District of Columbia.

“Effective Date” has the meaning specified therefor in Section 5.01.

“Employee Plan” means an employee benefit plan (other than a Multiemployer Plan) covered by Title IV of ERISA and maintained (or that was maintained at any time during the 6 calendar years preceding the date of any borrowing hereunder) for employees of any Loan Party or any of its ERISA Affiliates.

“Environmental Actions” means any written complaint, summons, citation, notice, directive, order, claim, litigation, investigation, judicial or administrative proceeding, judgment, letter or other communication from any Person or Governmental Authority involving violations of Environmental Laws or Releases of Hazardous Materials (a) from any assets, properties or businesses owned or operated by any Loan Party or any of its Subsidiaries or any predecessor in interest; (b) from adjoining properties or businesses; or (c) onto any facilities which received Hazardous Materials generated by any Loan Party or any of its Subsidiaries or any predecessor in interest.

“Environmental Laws” means the Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C. § 9601, et seq.), the Hazardous Materials Transportation Act (49 U.S.C. § 1801, et seq.), the Resource Conservation and Recovery Act (42 U.S.C. § 6901, et seq.), the Federal Clean Water Act (33 U.S.C. § 1251 et seq.), the Clean

CONFIDENTIAL TREATMENT REQUESTED UNDER 17 C.F.R. SECTIONS 200.80(b)(4) AND 240.24b-2. [*****] INDICATES OMITTED MATERIAL THAT IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST FILED SEPARATELY WITH THE COMMISSION. THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE COMMISSION.

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Air Act (42 U.S.C. § 7401 et seq.), and the Toxic Substances Control Act (15 U.S.C. § 2601 et seq.), as such laws may be amended or otherwise modified from time to time, and any other Requirement of Law, permit, license or other binding determination of any Governmental Authority imposing liability or establishing standards of conduct for protection of the environment, occupational health and safety (to the extent relating to exposure to Hazardous Materials) or the Release, deposit or migration of any Hazardous Materials into the environment.

“Environmental Liabilities and Costs” means all liabilities, monetary obligations, Remedial Actions, losses, damages, punitive damages, consequential damages, treble damages, costs and expenses (including all reasonable fees, disbursements and expenses of counsel, experts and consultants and costs of investigations and feasibility studies), fines, penalties, sanctions and interest actually incurred as a result of any claim or demand by any Governmental Authority or any Person, and which relate to any violation of Environmental Law, environmental condition or a Release of Hazardous Materials from or onto (a) any property presently or formerly owned by any Loan Party or any of its Subsidiaries or (b) any facility which received Hazardous Materials generated by any Loan Party or any of its Subsidiaries.

“Environmental Lien” means any Lien in favor of any Governmental Authority for Environmental Liabilities and Costs.

“Equity Interests” means (a) all shares of capital stock (whether denominated as common stock or preferred stock), equity interests, beneficial, partnership or membership interests, joint venture interests, participations or other ownership or profit interests in or equivalents (regardless of how designated) of or in a Person (other than an individual), whether voting or non-voting and (b) all securities convertible into or exchangeable for any of the foregoing and all warrants, options or other rights to purchase, subscribe for or otherwise acquire any of the foregoing, whether or not presently convertible, exchangeable or exercisable (it being understood that the Convertible Notes and any Permitted Refinancing Indebtedness thereof shall not constitute Equity Interests).

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and any successor statute of similar import, and regulations thereunder, in each case, as in effect from time to time.  References to sections of ERISA shall be construed also to refer to any successor sections.

“ERISA Affiliate” means, with respect to any Person, any trade or business (whether or not incorporated) which is a member of a group of which such Person is a member and which would be deemed to be a “controlled group” within the meaning of Sections 414(b), (c), (m) and (o) of the Internal Revenue Code.

“Event of Default” has the meaning specified therefor in Section 9.01.

CONFIDENTIAL TREATMENT REQUESTED UNDER 17 C.F.R. SECTIONS 200.80(b)(4) AND 240.24b-2. [*****] INDICATES OMITTED MATERIAL THAT IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST FILED SEPARATELY WITH THE COMMISSION. THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE COMMISSION.

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“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Excluded Account” means (a) any deposit account specifically and exclusively used for payroll, payroll taxes and other employee wage and benefit payments to or for the benefit of any Loan Party’s employees and (b) any Petty Cash Accounts.

“Excluded Subsidiary” means (i) any Subsidiary that is (a) not a Wholly-Owned Domestic Subsidiary of the Parent, (b) a Foreign Subsidiary or (c) prohibited or restricted by applicable Requirements of Law as in effect on the Effective Date (or, in the case of any newly acquired Subsidiary, in existence at the time of acquisition) from guaranteeing the Obligations or if guaranteeing the Obligations would require any governmental (including regulatory) consent, approval, license or authorization in order to provide such guarantee that has not been obtained, or (ii) a Subsidiary with respect to which, in the reasonable judgment of the Administrative Agent, the burden or cost of providing a Guarantee shall be excessive in view of the benefits to be obtained by the Lenders therefrom.

“Excluded Taxes” means any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Commitment pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Loan or Commitment or (ii) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 2.09, amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its lending office, (c) Taxes attributable to such Recipient’s failure to comply with Section 2.09(d) and (d) any U.S. federal withholding Taxes imposed under FATCA.

“Executive Order No. 13224” means the Executive Order No. 13224 on Terrorist Financing, effective September 24, 2001, as the same has been, or shall hereafter be, renewed, extended, amended or replaced.

“Extraordinary Receipts” means any cash received by the Parent or any of its Subsidiaries not in the ordinary course of business (and not consisting of proceeds described in Section 2.05(c)(i) or (ii) hereof), including, without limitation, (a) United States federal tax refunds, (b) pension plan reversions, (c) proceeds of insurance (other than to the extent such insurance proceeds are (i) immediately payable to a Person that is not the Parent or any of its Subsidiaries in accordance with applicable Requirements of Law or with Contractual Obligations

CONFIDENTIAL TREATMENT REQUESTED UNDER 17 C.F.R. SECTIONS 200.80(b)(4) AND 240.24b-2. [*****] INDICATES OMITTED MATERIAL THAT IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST FILED SEPARATELY WITH THE COMMISSION. THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE COMMISSION.

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entered into in the ordinary course of business or (ii) received by the Parent or any of its Subsidiaries as reimbursement for any out-of-pocket costs incurred or made by such Person prior to the receipt thereof directly related to the event resulting from the payment of such proceeds), (d) judgments, proceeds of settlements or other consideration of any kind in connection with any cause of action (other than to the extent all or any portion of amounts so received are (i) immediately payable to a Person that is not an Affiliate of the Parent or any of its Subsidiaries or (ii) received by the Parent or any of its Subsidiaries as reimbursement for any costs previously incurred or any payment previously made by such Person), (e) condemnation awards (and payments in lieu thereof), (f) indemnity payments (other than to the extent such indemnity payments are (i) immediately payable to a Person that is not an Affiliate of the Parent or any of its Subsidiaries or (ii) received by the Parent or any of its Subsidiaries as reimbursement for any costs previously incurred or any payment previously made by such Person) and (g) any purchase price adjustment received in connection with any purchase agreement.

“FASB ASC” means the Accounting Standards Codification of the Financial Accounting Standards Board.

“FATCA” means Sections 1471 through 1474 of the Internal Revenue Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with) and any current or future regulations or official interpretations thereof and any agreements entered into pursuant to Section 1471(b)(1) of the Internal Revenue Code and any governmental agreements (and related legislation or official administrative guidance) implementing the foregoing.

“FCPA” has the meaning specified therefor in Section 6.01(z).

“FDA” means the United States Food and Drug Administration and any successor agency or entity thereof or any analogous agency or entity in any other jurisdiction.

“FD&C Act” means the United States Food, Drug and Cosmetic Act (21 U.S.C. 321 et seq., including, without limitation, the Electronic Product Radiation Control provisions and Medical Device provisions thereof (or any successor thereto), as amended from time to time, and the rules, regulations, guidelines, guidance documents and compliance policy guides issued or promulgated thereunder, or any analogous Requirements of Law in any other jurisdiction, including but not limited to the various states of the United States.

“Federal Funds Rate” means, for any period, a fluctuating interest rate per annum equal to, for each day during such period, the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on

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such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.

“Fee Letter” means the fee letter, dated as of the date hereof, among the Borrowers and the Agents.

“Final Maturity Date” means the earlier to occur of (a) January 11, 2021, and (b) the Springing Maturity Date.

“Financial Statements” means (a) the audited consolidated balance sheet of the Parent and its Subsidiaries for the Fiscal Year ended June 30, 2015, and the related consolidated statement of operations, shareholders’ equity and cash flows for the Fiscal Year then ended, (b) the unaudited consolidated balance sheet of the Parent and its Subsidiaries for the three (3) months ended September 30, 2015, and the related consolidated statement of operations, shareholder’s equity and cash flows for the three (3) months then ended, and (c) the unaudited consolidated balance sheet of the Parent and its Subsidiaries for the two (2) months ended November 30, 2015, and the related consolidated statement of operations and cash flows for the two (2) months then ended.

“Fiscal Year” means the fiscal year of the Parent and its Subsidiaries ending on June 30th of each year.

“Fixed Charge Coverage Ratio” means, with respect to any Person for any period, the ratio of (a) Consolidated EBITDA of such Person and its Subsidiaries for such period minus unfinanced Capital Expenditures paid in cash by such Person and its Subsidiaries during such period, to (b) Fixed Charges of such Person for such period.

“Fixed Charges” means, for any period, the sum of (a) all principal of Indebtedness of such Person and its Subsidiaries scheduled to be paid during such period to the extent there is an equivalent permanent reduction in the commitments thereunder (excluding (A) Indebtedness constituting Permitted Intercompany Investments, (B) Indebtedness in respect of the 2016 Convertible Notes and (C) Indebtedness in respect of the 2018 Convertible Notes in an amount equal to the amount of funds on deposit in the Notes Account consisting of proceeds of Indebtedness permitted to be on deposit therein pursuant to Section 8.01(e)), plus (b) Consolidated Net Interest Expense of such Person and its Subsidiaries for such period paid for in cash (and not, for the avoidance of doubt, paid in kind), plus (c) cash income taxes paid or payable by such Person and its Subsidiaries during such period, plus (d) cash dividends or distributions paid, or the purchase, redemption or other acquisition or retirement for value (including in connection with any merger or consolidation), by such Person or any of

CONFIDENTIAL TREATMENT REQUESTED UNDER 17 C.F.R. SECTIONS 200.80(b)(4) AND 240.24b-2. [*****] INDICATES OMITTED MATERIAL THAT IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST FILED SEPARATELY WITH THE COMMISSION. THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE COMMISSION.

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its Subsidiaries, in respect of the Equity Interests of such Person or any of its Subsidiaries (other than dividends or distributions paid by a Loan Party to any other Loan Party) during such period, plus (e) all management, consulting, monitoring, and advisory fees paid by such Person or any of its Subsidiaries to any of its Affiliates during such period.  The parties hereto agree that Fixed Charges for the four-fiscal quarter period ending (i) on March 31, 2016 shall equal (x) Fixed Charges for the fiscal quarter then ending times (y) 4; (ii) on June 30, 2016 shall equal (x) Fixed Charges for the two-fiscal quarter period then ending times (y) 2; and (iii) September 30, 2016 shall equal (x) Fixed Charges for the three-fiscal quarter period then ending times (y) 4/3.

“Foreign Official” has the meaning specified therefor in Section 6.01(z).

“Foreign Subsidiary” means any Subsidiary that is not a Domestic Subsidiary.

“Funding Losses” has the meaning specified therefor in Section 2.08.

“GAAP” means generally accepted accounting principles in effect from time to time in the United States, applied on a consistent basis; provided that, for the purpose of Section 7.03 hereof and the definitions used therein, “GAAP” shall mean generally accepted accounting principles in effect on the date hereof and consistent with those used in the preparation of the Financial Statements; provided further that, if there occurs after the date of this Agreement any change in GAAP that affects in any respect the calculation of any covenant contained in Section 7.03 hereof, the Collateral Agent and the Administrative Borrower shall negotiate in good faith amendments to the provisions of this Agreement that relate to the calculation of such covenant with the intent of having the respective positions of the Lenders and the Borrowers after such change in GAAP conform as nearly as possible to their respective positions as of the date of this Agreement and, until any such amendments have been agreed upon, the covenants in Section 7.03 hereof shall be calculated as if no such change in GAAP has occurred.

“Governing Documents” means, (a) with respect to any corporation, the certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction); (b) with respect to any limited liability company, the certificate or articles of formation or organization, and the operating agreement; (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture, declaration or other applicable agreement or documentation evidencing or otherwise relating to its formation or organization, governance and capitalization; and (d) with respect to any of the entities described above, any other agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization.

“Governmental Authority” means any nation or government, any foreign, Federal, state, territory, provincial, city, town, municipality, county, local or other political subdivision thereof or thereto and any department, commission, board, bureau, instrumentality, agency or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).

CONFIDENTIAL TREATMENT REQUESTED UNDER 17 C.F.R. SECTIONS 200.80(b)(4) AND 240.24b-2. [*****] INDICATES OMITTED MATERIAL THAT IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST FILED SEPARATELY WITH THE COMMISSION. THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE COMMISSION.

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“Guaranteed Obligations” has the meaning specified therefor in Section 11.01.

“Guarantor” means (a) each Subsidiary of the Parent listed as a “Guarantor” on the signature pages hereto, and (b) each other Person which guarantees, pursuant to Section 7.01(b) or otherwise, all or any part of the Obligations.

“Guaranty” means (a) the guaranty of each Guarantor party hereto contained in Article XI hereof and (b) each other guaranty, in form and substance satisfactory to the Collateral Agent, made by any other Guarantor in favor of the Collateral Agent for the benefit of the Agents and the Lenders guaranteeing all or part of the Obligations.

“Hazardous Material” means (a) any element, compound or chemical that is defined, listed or otherwise classified as a contaminant, pollutant, toxic pollutant, toxic or hazardous substance, extremely hazardous substance or chemical, hazardous waste, special waste, or solid waste under Environmental Laws; (b) petroleum and its refined products; (c) polychlorinated biphenyls; (d) any substance exhibiting corrosivity, ignitability, toxicity or reactivity as well as any radioactive or explosive materials; and (e) any raw materials, building components (including, without limitation, asbestos-containing materials) and manufactured products containing hazardous substances listed or classified as such under Environmental Laws.

“Healthcare Law” means the laws, codes, policies and guidelines of all Governmental Authorities relating to the production, preparation, propagation, compounding, conversion, pricing, marketing, promotion, sale, distribution, coverage, or reimbursement of a drug, device, biological or other medical item, supply or service, including, without limitation, the FD&C Act, the federal False Claims Act (31 U.S.C. §§ 3729 et seq.), the federal healthcare program anti-kickback statute (42 U.S.C. § 1320a-7b), the healthcare fraud, false statement and health information privacy and security provisions of the Health Insurance Portability and Accountability Act of 1996 (HIPAA), as amended by the Health Information Technology for Economic and Clinical Health (HITECH) Act, the federal healthcare program civil money penalty and exclusion authorities, the applicable requirements of Medicare, Medicaid and other healthcare programs of other Governmental Authorities, including the Veterans Health Administration and U.S. Department of Defense healthcare and contracting programs, and the analogous Requirements of Law of any other jurisdiction.

“Hedging Agreement” means any interest rate, foreign currency, commodity or equity swap, collar, cap, futures contract, floor or forward rate agreement, or other agreement or arrangement designed to protect against fluctuations in interest rates or currency, commodity or equity values (including, without limitation, any option with respect to any of the foregoing and any combination of the foregoing agreements or arrangements), and any confirmation executed in connection with any such agreement or arrangement.

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“Highest Lawful Rate” means, with respect to any Agent or any Lender, the maximum non-usurious interest rate, if any, that at any time or from time to time may be contracted for, taken, reserved, charged or received on the Obligations under laws applicable to such Agent or such Lender which are currently in effect or, to the extent allowed by law, under such applicable laws which may hereafter be in effect and which allow a higher maximum non-usurious interest rate than applicable laws now allow.

“IDE” means an application, including an application filed with a Regulatory Authority, for authorization to commence human clinical studies, including (a) an Investigational Device Exemption as defined in the FD&C Act or any successor application or procedure filed with the FDA, (b) an abbreviated IDE as specified in FDA regulations in 21 C.F.R. § 812.2(b), (c) any equivalent of a United States IDE in other countries or regulatory jurisdictions, (d) all amendments, variations, extensions and renewals thereof that may be filed with respect to the foregoing and (e) all related documents and correspondence thereto, including documents and correspondence with institutional review boards or IECs.

“IECs” means independent ethics committees.

“Immaterial Subsidiary” means, at any time, any Subsidiary that (i) contributed 2.5% or less of the Consolidated EBITDA of the Parent and its Subsidiaries for the most recently ended period for which financial statements have been delivered, (ii) contributed 2.5% or less of the revenues of the Parent and its Subsidiaries for the most recently ended period for which financial statements have been delivered, and (iii) had assets representing 2.5% or less of the total consolidated assets of the Parent and its Subsidiaries on the last day of the most recently ended period for which financial statements have been delivered; provided, if at any time and from time to time after the Effective Date, Immaterial Subsidiaries comprise in the aggregate more than 5.0% of the Consolidated EBITDA of the Parent and its Subsidiaries for the most recently ended period for which financial statements have been delivered, or more than 5.0% of the revenues of the Parent and its Subsidiaries for the most recently ended period for which financial statements have been delivered or more than 5.0% of the consolidated assets of the Parent and its Subsidiaries as of the end of the most recently ended period for which financial statements have been delivered, then the Parent shall, not later than thirty days after the date by which financial statements for such period are required to be delivered (or such longer period as the Administrative Agent may agree in its reasonable discretion), designate in writing to the Administrative Agent that one or more of such Subsidiaries is no longer an Immaterial Subsidiary for purposes of this Agreement to the extent required such that the foregoing condition ceases to be true.  As of the Effective Date, the Immaterial Subsidiaries are listed on Schedule 1.01(B).

“Indebtedness” means, with respect to any Person, without duplication, (a) all indebtedness of such Person for borrowed money; (b) all obligations of such Person for the deferred purchase price of property or services (other than trade payables or other accounts

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payable incurred in the ordinary course of such Person’s business and not outstanding for more than 120 days after the date such payable was created (unless such payables are being actively contested in good faith by appropriate procedures) and any earn-out, purchase price adjustment or similar obligation until such obligation appears in the liabilities section of the balance sheet of such Person); (c) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments or upon which interest payments are customarily made; (d) all reimbursement, payment or other obligations and liabilities of such Person created or arising under any conditional sales or other title retention agreement with respect to property used and/or acquired by such Person, even though the rights and remedies of the lessor, seller and/or lender thereunder may be limited to repossession or sale of such property; (e) all Capitalized Lease Obligations of such Person; (f) all obligations and liabilities, contingent or otherwise, of such Person, in respect of letters of credit, acceptances and similar facilities; (g) all obligations and liabilities of such Person under Hedging Agreements, calculated as if such Hedging Agreements were terminated on such date; (h) all monetary obligations under any receivables factoring, receivable sales or similar transactions and all monetary obligations under any synthetic lease, tax ownership/operating lease, off-balance sheet financing or similar financing; (i) all Contingent Obligations; (j) all Disqualified Equity Interests; and (k) all obligations referred to in clauses (a) through (j) of this definition of another Person secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) a Lien upon property owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness.  The Indebtedness of any Person shall include the Indebtedness of any partnership of or joint venture in which such Person is a general partner or a joint venturer.

“Indemnified Matters” has the meaning specified therefor in Section 12.15.

“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Loan Party under any Loan Document and (b) to the extent not otherwise described in clause (a), Other Taxes.

“Indemnitees” has the meaning specified therefor in Section 12.15.

“Insolvency Proceeding” means any proceeding commenced by or against any Person under any provision of any Debtor Relief Law.

“Intellectual Property” has the meaning specified therefor in the Security Agreement.

“Intellectual Property Contracts” means all agreements pursuant to which a Loan Party receives or grants a license in respect of any Intellectual Property, including without limitation, license agreements, technology consulting agreements, confidentiality agreements, co-existence agreements, consent agreements and non-assertion agreements.

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“Intercompany Subordination Agreement” means an Intercompany Subordination Agreement made by the Parent and certain of its Subsidiaries in favor of the Collateral Agent for the benefit of the Agents and the Lenders, in form and substance reasonably satisfactory to the Collateral Agent.

“Interest Period” means, with respect to each LIBOR Rate Loan, a period commencing on the date of the making of such LIBOR Rate Loan (or the continuation of a LIBOR Rate Loan or the conversion of a Reference Rate Loan to a LIBOR Rate Loan) and ending 1, 2, or 3 months thereafter; provided, however, that (a) if any Interest Period would end on a day that is not a Business Day, such Interest Period shall be extended (subject to clauses (c)-(e) below) to the next succeeding Business Day, (b) interest shall accrue at the applicable rate based upon the LIBOR Rate from and including the first day of each Interest Period to, but excluding, the day on which any Interest Period expires, (c) any Interest Period that would end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day, (d) with respect to an Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period), the Interest Period shall end on the last Business Day of the calendar month that is 1, 2 or 3 months after the date on which the Interest Period began, as applicable, and (e) the Borrowers may not elect an Interest Period which will end after the Final Maturity Date.

“Internal Revenue Code” means the Internal Revenue Code of 1986, as amended (or any successor statute thereto) and the regulations thereunder.

“Investment” means, with respect to any Person, (a) any investment by such Person in any other Person (including Affiliates) in the form of loans, guarantees, advances or other extensions of credit (excluding Accounts arising in the ordinary course of business), capital contributions or acquisitions of Indebtedness (including, any bonds, notes, debentures or other debt securities), Equity Interests, or all or substantially all of the assets of such other Person (or of any division or business line of such other Person), (b) the purchase or ownership of any futures contract or liability for the purchase or sale of currency or other commodities at a future date in the nature of a futures contract, or (c) any investment in any other items that are or would be classified as investments on a balance sheet of such Person prepared in accordance with GAAP.  For purposes of covenant compliance, the amount of any Investment at any time shall be the amount actually invested (measured at the time made), without adjustment for subsequent increases or decreases in the value of such Investment, less any Returns to any Loan Party in respect of such Investment; provided the aggregate amount of such Returns shall not exceed the original amount of such Investment.

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“Joinder Agreement” means a Joinder Agreement, substantially in the form of Exhibit A, duly executed by a Subsidiary of a Loan Party made a party hereto pursuant to Section 7.01(b).

“Lender” has the meaning specified therefor in the preamble hereto.

“LIBOR” means, with respect to any LIBOR Rate Loan for any Interest Period, the London interbank offered rate as administered by the ICE Benchmark Administration (or any other Person that takes over the administration of such rate) for Dollars for a period equal in length to such Interest Period as displayed on page LIBOR01 or LIBOR02 of the Reuters Screen that displays such rate (or, in the event such rate does not appear on a Reuters page or screen, on any successor or substitute page on such screen that displays such rate, or on the appropriate page of such other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion; in each case, the “Screen Rate”) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period; provided that, if the Screen Rate shall not be available at such time for such Interest Period (an “Impacted Interest Period”) with respect to Dollars, then the LIBOR Rate shall be the Interpolated Rate at such time.  “Interpolated Rate” means, at any time, the rate per annum determined by the Administrative Agent (which determination shall be conclusive and binding absent manifest error) to be equal to the rate that results from interpolating on a linear basis between:  (a) the Screen Rate for the longest period (for which that Screen Rate is available in Dollars) that is shorter than the Impacted Interest Period and (b) the Screen Rate for the shortest period (for which that Screen Rate is available for Dollars) that exceeds the Impacted Interest Period, in each case, at such time.

“LIBOR Deadline” has the meaning specified therefor in Section 2.07(a).

“LIBOR Notice” means a written notice substantially in the form of Exhibit D.

“LIBOR Option” has the meaning specified therefor in Section 2.07(a).

“LIBOR Rate” means, for each Interest Period for each LIBOR Rate Loan, the greater of (a) the rate per annum determined by the Administrative Agent (rounded upwards if necessary, to the next 1/100%) by dividing (i) LIBOR for such Interest Period by (ii) 100% minus the Reserve Percentage and (b) 1.00%.  The LIBOR Rate shall be adjusted on and as of the effective day of any change in the Reserve Percentage.

“LIBOR Rate Loan” means each portion of a Loan that bears interest at a rate determined by reference to the LIBOR Rate.

“Lien” means any mortgage, deed of trust, pledge, lien (statutory or otherwise), security interest, charge or other encumbrance or security or preferential arrangement of any

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nature, including, without limitation, any conditional sale or title retention arrangement, any Capitalized Lease and any assignment, deposit arrangement or financing lease intended as, or having the effect of, security.

“Loan” means, collectively, the loans made by the Lenders to the Borrowers on the Effective Date pursuant to Section 2.01(a).

“Loan Account” means an account maintained hereunder by the Administrative Agent on its books of account at the Payment Office, and with respect to the Borrowers, in which the Borrowers will be charged with all Loans made to, and all other Obligations incurred by, the Borrowers.

“Loan Document” means this Agreement, any Control Agreement, the Fee Letter, any Guaranty, the Intercompany Subordination Agreement, any Joinder Agreement, any Mortgage, any Security Agreement, any landlord waiver, any collateral access agreement, any Perfection Certificate and any other agreement, instrument, certificate, report and other document executed and delivered pursuant hereto or thereto or otherwise evidencing or securing any Loan or any other Obligation.

“Loan Party” means any Borrower and any Guarantor.

“Material Adverse Effect” means a material adverse effect on any of (a) the operations, assets, liabilities or financial condition of the Loan Parties taken as a whole, (b) the ability of the Loan Parties taken as a whole to perform any of their payment or other material obligations under any Loan Document, (c) the legality, validity or enforceability against a Loan Party of this Agreement or any other Loan Document, (d) the rights and remedies of any Agent or any Lender under any Loan Document, or (e) the validity, perfection or priority of a Lien in favor of the Collateral Agent for the benefit of the Agents and the Lenders on Collateral having a fair market value in excess of $1,000,000.

“Material Contract” means, with respect to any Person, (a) each indenture relating to any of the Convertible Notes, (b) any agreement relating to Indebtedness with an outstanding principal amount in excess of $5,000,000, (c) each contract or agreement to which such Person or any of its Subsidiaries is a party involving aggregate consideration payable to or by such Person or such Subsidiary of $5,000,000 or more in any Fiscal Year (other than purchase orders in the ordinary course of the business of such Person or such Subsidiary and other than contracts that by their terms may be terminated by such Person or Subsidiary in the ordinary course of its business upon less than 60 days’ notice without penalty or premium) and (d) all other contracts or agreements as to which the breach, nonperformance, cancellation or failure to renew by any party thereto could reasonably be expected to have a Material Adverse Effect; provided that the Loan Documents shall not be deemed to be “Material Contracts” for purposes of the Loan Documents.

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“Material Foreign Subsidiary” means any Foreign Subsidiary that, as of the time of acquisition or formation thereof, accounts (or would account, on a pro forma basis) for 5% or more of the consolidated revenue of the Parent and its Subsidiaries as of the most recently ended period of four fiscal quarters for which financial statements have been delivered.

“Moody’s” means Moody’s Investors Service, Inc. and any successor thereto.

“Mortgage” means a mortgage, deed of trust or deed to secure debt with respect to a New Facility, in form and substance reasonably satisfactory to the Collateral Agent, made by a Loan Party in favor of the Collateral Agent for the benefit of the Agents and the Lenders, securing the Obligations and delivered to the Collateral Agent.

“Multiemployer Plan” means a “multiemployer plan” as defined in Section 4001(a)(3) of ERISA to which any Loan Party or any of its ERISA Affiliates has contributed, or has been obligated to contribute, to at any time during the preceding 6 years.

“Net Cash Proceeds” means, with respect to, any issuance or incurrence of any Indebtedness, any Disposition or the receipt of any Extraordinary Receipts by any Person, the aggregate amount of cash received (directly or indirectly) from time to time (whether as initial consideration or through the payment or disposition of deferred consideration (but only when so received)) by or on behalf of such Person, in connection therewith after deducting therefrom only (a) in the case of any Disposition or the receipt of any Extraordinary Receipts consisting of insurance proceeds or condemnation awards, the amount of any Indebtedness secured by any Permitted Lien on any asset (other than Indebtedness assumed by the purchaser of such asset) which is required to be, and is, repaid in connection therewith (other than Indebtedness under this Agreement), (b) reasonable expenses (including reasonable legal, investment banking, brokerage, advisor, accounting and other professional fees) related thereto incurred by such Person in connection therewith, (c) transfer taxes paid to any taxing authorities by such Person in connection therewith, (d) net income taxes to be paid in connection therewith (after taking into account any tax credits or deductions and any tax sharing arrangements), and (e) in the case of any such event by a non-wholly owned Subsidiary, the pro rata portion of the Net Cash Proceeds thereof attributable to minority interests, in each case, to the extent, but only to the extent, that the amounts so deducted are (i) actually paid to a Person that, except in the case of reasonable out-of-pocket expenses, is not an Affiliate of such Person and (ii) properly attributable to such transaction or to the asset that is the subject thereof.

“New Facility” has the meaning specified therefor in Section 7.01(m).

“New Lending Office” has the meaning specified therefor in Section 2.09(d).

“Non-U.S. Lender” has the meaning specified therefor in Section 2.09(d).

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“Notes Account” means a Deposit Account maintained in the name of the Parent, which Deposit Account shall be subject to a Control Agreement in favor of the Collateral Agent, which Control Agreement provides the Collateral Agent with sole dominion and control over such Deposit Account (it being understood that unless an Event of Default shall have occurred and be continuing, the Collateral Agent shall apply the funds on deposit in the Notes Account to the payment of the 2018 Convertible Notes on the stated maturity date thereof).

“Notice of Borrowing” has the meaning specified therefor in Section 2.02(a).

“NRC” means the United States Nuclear Regulatory Commission, and any successor agency or entity thereof or any analogous agency or entity in any other jurisdiction.

“Obligations” means all present and future indebtedness, obligations, and liabilities of each Loan Party to the Agents and the Lenders arising under or in connection with this Agreement or any other Loan Document, whether or not the right of payment in respect of such claim is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, disputed, undisputed, legal, equitable, secured, unsecured, and whether or not such claim is discharged, stayed or otherwise affected by any proceeding referred to in Section 9.01.  Without limiting the generality of the foregoing, the Obligations of each Loan Party under the Loan Documents include (a) the obligation (irrespective of whether a claim therefor is allowed in an Insolvency Proceeding) to pay principal, interest, charges, expenses, fees, premiums (including the Applicable Premium), attorneys’ fees and disbursements, indemnities and other amounts payable by such Person under the Loan Documents, and (b) the obligation of such Person to reimburse any amount in respect of any of the foregoing that any Agent or any Lender (in its sole discretion) may elect to pay or advance on behalf of such Person.

“OFAC Sanctions Programs” means (a) the Requirements of Law and Executive Orders administered by OFAC, including, without limitation, Executive Order No. 13224, and (b) the list of Specially Designated Nationals and Blocked Persons administered by OFAC, in each case, as renewed, extended, amended, or replaced.

“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising solely from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).

“Other Intellectual Property” has the meaning specified therefor in the Security Agreement.

CONFIDENTIAL TREATMENT REQUESTED UNDER 17 C.F.R. SECTIONS 200.80(b)(4) AND 240.24b-2. [*****] INDICATES OMITTED MATERIAL THAT IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST FILED SEPARATELY WITH THE COMMISSION. THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE COMMISSION.

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“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document.

“Parent” has the meaning specified therefor in the preamble hereto.

“Participant Register” has the meaning specified therefor in Section 12.07(i).

“Payment Office” means the Administrative Agent’s office located at 875 Third Avenue, New York, New York 10022, or at such other office or offices of the Administrative Agent as may be designated in writing from time to time by the Administrative Agent to the Collateral Agent and the Administrative Borrower.

“PBGC” means the Pension Benefit Guaranty Corporation or any successor thereto.

“Perfection Certificate” means a certificate in form and substance satisfactory to the Collateral Agent providing information with respect to the property of each Loan Party.

“Permitted Acquisition” means any Acquisition by a Loan Party to the extent that each of the following conditions shall have been satisfied:

(a)                                 no Default or Event of Default shall have occurred and be continuing or would result from the consummation of the proposed Acquisition;

(b)                                 the Borrowers shall have furnished to the Agents at least 10 Business Days prior to the consummation of such Acquisition (or such shorter time period as may be agreed to by the Agents) (i) an executed term sheet and/or commitment letter (setting forth in reasonable detail the terms and conditions of such Acquisition) and, at the request of any Agent, such other information and documents that any Agent may request, including, without limitation, executed counterparts of the respective agreements, instruments or other documents pursuant to which such Acquisition is to be consummated (including, without limitation, any related management, non-compete, employment, option or other material agreements), any schedules to such agreements, instruments or other documents and all other material ancillary agreements, instruments or other documents to be executed or delivered in connection therewith, (ii) historical financial statements including audited financial statements of the assets being acquired or the Person whose Equity Interests are being acquired, for the three fiscal years most recently ended, consisting of balance sheets and the related aggregated statements of income, stockholders’ equity and cash flows for such fiscal year, (iii) any environmental reports (if applicable) prepared by, or on behalf of, the assets being acquired or the Person whose Equity Interests are being acquired; provided, however, that there shall be no obligation to deliver to the

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Agents or the Lenders any environmental report whose disclosure to the Agents and Lenders would require the consent of a Person other than a Loan Party, where, despite the commercially reasonable efforts of the Loan Parties to obtain such consent, such consent cannot be obtained, (iv) if obtained by or on behalf of any Loan Party and in any event for Acquisitions for which the Purchase Price is equal to or exceeds $5,000,000, a quality of earnings report from a nationally recognized accounting firm or another third party firm reasonably acceptable to the Agents), (v) a pro forma capitalization table, (vi) all documentation and other information required under Anti-Terrorism Laws and applicable “know your customer” and anti-money laundering Laws requested in writing to the Parent by the Agents with respect to the assets being acquired or the Person whose Equity Interests are being acquired and its Subsidiaries; (vi) pro forma financial statements of the Parent and its Subsidiaries after the consummation of such Acquisition, (vii) a certificate of the chief financial officer of the Parent, demonstrating on a pro forma basis after the consummation of such Acquisition, as at the end of the most recently ended fiscal quarter for which internally prepared financial statements are available, (A) compliance with all covenants set forth in Section 7.03 hereof, and (B) that the Total Leverage Ratio is equal to or less than (1) (x) the maximum ratio permitted under Section 7.03(c) during such fiscal quarter, minus (y) 0.50 to (2) 1.00; and (viii) copies of such other agreements, instruments or other documents as any Agent shall reasonably request;

(c)                                  the agreements, instruments and other documents referred to in paragraph (b) above shall provide that (i) neither the Loan Parties nor any of their Subsidiaries shall, in connection with such Acquisition, assume or remain liable in respect of any Indebtedness of the Seller or Sellers, or other obligation of the Seller or Sellers (except for obligations incurred in the ordinary course of business in operating the property so acquired and necessary or desirable to the continued operation of such property and except for Permitted Indebtedness), and (ii) all property to be so acquired in connection with such Acquisition shall be free and clear of any and all Liens, except for Permitted Liens (and if any such property is subject to any Lien not permitted by this clause (ii) then concurrently with such Acquisition such Lien shall be released);

(d)                                 if effected by merger or consolidation involving a Loan Party, such Loan Party shall be the continuing or surviving Person;

(e)                                  the Borrowers shall have Qualified Cash in an amount equal to or greater than $80,000,000 immediately after giving effect to the consummation of the proposed Acquisition;

(f)                                   the assets being acquired or the Person whose Equity Interests are being acquired did not have negative Consolidated EBITDA during the 12 consecutive month period most recently concluded prior to the date of the proposed Acquisition;

(g)                                  the assets being acquired (other than a de minimis amount of assets in relation to the Loan Parties’ and their Subsidiaries’ total assets), or the Person whose Equity

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Interests are being acquired, are engaged in the business of the Loan Parties and their Subsidiaries or a business reasonably related thereto; provided that in no event shall the Parent and its Subsidiaries acquire a new Product platform in connection with a Permitted Acquisition;

(h)                                 such Acquisition shall be consensual and shall have been approved by the board of directors of the Person whose Equity Interests or assets are proposed to be acquired and shall not have been preceded by an unsolicited tender offer for such Equity Interests by, or proxy contest initiated by, Parent or any of its Subsidiaries or an Affiliate thereof;

(i)                                     any Person whose Equity Interests are being acquired and their Subsidiaries (and each of their respective equityholders) shall execute and deliver the agreements, instruments and other documents required by Section 7.01(b) on or prior to the date of the consummation of such Acquisition (notwithstanding the time period set forth for delivery thereof in Section 7.01(b));

(j)                                    the Purchase Price payable in respect of all Acquisitions (including the proposed Acquisition) shall not exceed (i) $25,000,000 in the aggregate during any Fiscal Year (provided that not more than $10,000,000 of which shall be permitted to be used, directly or indirectly, to purchase assets located outside the United States or Persons organized in jurisdictions located outside the United States), or (ii) $75,000,000 in the aggregate during the term of this Agreement (provided that not more than $30,000,000 of which shall be permitted to be used, directly or indirectly, to purchase assets located outside the United States or Persons organized in jurisdictions located outside the United States); provided further that, if the assets being acquired are not located within the United States or the Person whose Equity Interests are being acquired is not organized in a jurisdiction located within the United States, no funds of any Loan Party (including proceeds of Indebtedness or Equity Interests) shall be permitted to be used, directly or indirectly, for the payment of such Purchase Price.

“Permitted Cure Equity” means Qualified Equity Interests of the Parent that are issued in connection with the Parent’s exercise of its Cure Right pursuant to Section 9.02.

“Permitted Disposition” means:

(a)                                 sale of Inventory in the ordinary course of business;

(b)                                 licensing, on a non-exclusive basis, of Intellectual Property rights in the ordinary course of business, so long as (individually and in the aggregate), such licensing is not adverse in any material respect to the interests of the Secured Parties or the business of any Loan Party or any of its Subsidiaries;

(c)                                  leasing or subleasing assets in the ordinary course of business;

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(d)                                 (i) the lapse of Registered Intellectual Property of the Parent and its Subsidiaries to the extent not economically desirable in the conduct of their business or (ii) the abandonment of Intellectual Property rights in the ordinary course of business so long as (in each case under clauses (i) and (ii)), individually and in the aggregate, such lapse or abandonment is not adverse in any material respect to the interests of the Secured Parties or the business of any Loan Party or any of its Subsidiaries;

(e)                                  any involuntary loss, damage or destruction of property;

(f)                                   any involuntary condemnation, seizure or taking, by exercise of the power of eminent domain or otherwise, or confiscation or requisition of use of property;

(g)                                  transfers of assets (i) from the Parent or any of its Subsidiaries to a Loan Party, and (ii) from any Subsidiary of the Parent that is not a Loan Party to any other Subsidiary of the Parent;

(h)                                 Disposition of obsolete, worn-out, used or surplus property in the ordinary course of business for 100% cash and/or Cash Equivalents in an aggregate amount not less than the fair market value of such property or assets;

(i)                                     Dispositions of defaulted Accounts for collection purposes for fair value (as determined by the Parent in good faith);

(j)                                    to the extent the incurrence thereof constitutes a Disposition, the incurrence of Permitted Investments, Permitted Restricted Payments and Permitted Liens;

(k)                                 (i) surrender or waiver of contractual rights on the settlement or waiver of contractual or litigation claims in the ordinary course of business and (ii) termination of licenses, leases and other contractual rights in the ordinary course of business, in each case which does not interfere in any material respect with the conduct of business of any Loan Party or any of its Subsidiaries;

(l)                                     Disposition of property or assets not otherwise permitted in clauses (a) through (k) above for 75% cash and/or Cash Equivalents in an aggregate amount not less than the fair market value of such property or assets;

provided that the Net Cash Proceeds of such Dispositions (1) in the case of clauses (h) and (l) above, do not exceed $5,000,000 in the aggregate in any Fiscal Year and (2) are paid to the Administrative Agent for the benefit of the Agents and the Lenders pursuant to the terms of Section 2.05(c)(i) or applied as provided in Section 2.05(c)(v).

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“Permitted Indebtedness” means:

(a)                                 any Indebtedness owing to any Agent or any Lender under this Agreement and the other Loan Documents;

(b)                                 any Indebtedness listed on Schedule 7.02(b), and any Permitted Refinancing Indebtedness in respect of such Indebtedness;

(c)                                  Permitted Purchase Money Indebtedness and any Permitted Refinancing Indebtedness in respect of such Indebtedness;

(d)                                 Permitted Intercompany Investments;

(e)                                  Indebtedness incurred in the ordinary course of business under performance, surety, statutory, and appeal bonds;

(f)                                   Indebtedness owed to any Person providing property, casualty, liability, or other insurance to the Parent or any of its Subsidiaries, so long as the amount of such Indebtedness is not in excess of the amount of the unpaid cost of, and shall be incurred only to defer the cost of, such insurance for the period in which such Indebtedness is incurred and such Indebtedness is outstanding only during such period;

(g)                                  the incurrence by the Parent or any of its Subsidiaries of Indebtedness under Hedging Agreements that are incurred for the bona fide purpose of hedging the interest rate, commodity, or foreign currency risks associated with such Person’s operations and not for speculative purposes;

(h)                                 Indebtedness incurred in respect of credit cards, credit card processing services, debit cards, stored value cards, purchase cards (including so-called “procurement cards” or “P-cards”) other similar cash management services, in each case, incurred in the ordinary course of business;

(i)                                     (x) Indebtedness in respect of the 2016 Convertible Notes in a principal amount not to exceed $100,000,000, less the amount of all principal payments, conversions and other reductions made after the Effective Date; and (y) Indebtedness in respect of the 2018 Convertible Notes and any Permitted Refinancing Indebtedness in respect thereof;

(j)                                    Subordinated Indebtedness in an aggregate amount not exceeding $15,000,000 at any time outstanding;

(k)                                 Indebtedness of the Parent or any Subsidiary as an account party in respect of trade letters of credit in the ordinary course of business;

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(l)                                     Indebtedness in respect of workers compensation claims, health, disability or other employee benefits in the ordinary course of business in the ordinary course of business;

(m)                             Indebtedness representing deferred compensation to employees of the Parent or any of its Subsidiaries in the ordinary course of business consistent with past practice; and

(n)                                 unsecured Indebtedness in an aggregate principal amount not exceeding $5,000,000 at any time outstanding.

“Permitted Intercompany Investments” means Investments (including guarantees of Indebtedness) made by (a) a Loan Party to or in another Loan Party, (b) a Subsidiary that is not a Loan Party to or in another Subsidiary that is not a Loan Party, (c) a Subsidiary that is not a Loan Party to or in a Loan Party, so long as, in the case of a loan or advance, the parties thereto are party to the Intercompany Subordination Agreement, and (d) a Loan Party to or in a Subsidiary that is not a Loan Party so long as, in the case of this clause (d), (i) the aggregate amount of all such Investments made by the Loan Parties to or in Subsidiaries that are not Loan Parties does not exceed $5,000,000 at any time outstanding, (ii) no Default or Event of Default has occurred and is continuing either before or after giving effect to such Investment, and (iii) the Loan Parties have Qualified Cash of not less than $80,000,000 after giving effect to such Investment.

“Permitted Investments” means:

(a)                                 Investments in cash and Cash Equivalents;

(b)                                 Investments in negotiable instruments deposited or to be deposited for collection in the ordinary course of business;

(c)                                  advances made in connection with purchases of goods or services in the ordinary course of business;

(d)                                 Investments received in settlement of bona fide disputes with respect to amounts due to any Loan Party or any of its Subsidiaries from trade creditors or customers effected in the ordinary course of business and consistent with past practice, or owing to any Loan Party or any of its Subsidiaries as a result of Insolvency Proceedings involving an Account Debtor or upon the foreclosure or enforcement of any Lien in favor of a Loan Party or its Subsidiaries;

(e)                                  Investments existing on the date hereof, (i) as set forth on Schedule 7.02(e) hereto, and (ii) in the Equity Interests of Subsidiaries of the Parent, and, in each

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case, not including any increase in the amount thereof as set forth in such Schedule or any other modification of the terms thereof;

(f)                                   Permitted Intercompany Investments;

(g)                                  Permitted Acquisitions;

(h)                                 Investments constituting installment sales of equipment in the ordinary course of business;

(i)                                     Investments consisting of promissory notes and other non-cash consideration received in connection with any Permitted Disposition;

(j)                                    Investments in joint ventures in an aggregate amount not to exceed $1,000,000 at any time;

(k)                                 advances, loans or extensions of credit to officers, members of the Board of Directors and employees of the Parent and its Subsidiaries in the ordinary course of business for travel, entertainment or relocation, out-of-pocket or other business-related expenses in an aggregate amount outstanding at any time not to exceed $1,000,000;

(l)                                     Capital Expenditures to the extent not causing a violation of Section 7.02(g);

(m)                             Investments of any Person existing at the time such Person becomes a Subsidiary of the Parent or consolidates or merges with the Parent or any of its Subsidiaries (including in connection with a Permitted Acquisition) so long as such Investments were not made in contemplation of such Person becoming a Subsidiary or of such consolidation or merger;

(n)                                 any other Investments in an aggregate amount not to exceed $5,000,000 at any time outstanding; provided that immediately before and after giving effect to the making of such Investment, (i) no Default or Event of Default shall have occurred and be continuing, (ii) on a pro forma basis after the consummation of such Investment, as at the end of the most recently ended fiscal quarter for which internally prepared financial statements are available, the Total Leverage Ratio shall be equal to or less than (x) the maximum ratio permitted under Section 7.03(c) during such fiscal quarter, minus (y) 0.50 to (y) 1.00, (iii) the Loan Parties shall have Qualified Cash of not less than $80,000,000 after giving effect to such Investment, and (iv) the chief financial officer of the Administrative Borrower shall have delivered a certificate to the Agents certifying as to the matters contained in clauses (i) through (iii) above, accompanied by reasonable evidence thereof; provided further, that if the Investment consists of the purchase of assets located outside the United States or of Equity Interests in a Person organized in a

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jurisdiction located outside the United States, no funds of any Loan Party (including proceeds of any Indebtedness or Equity Interests) shall be permitted to be used, directly or indirectly, for the purchase of such Investment; and

(o)                                 to the extent constituting an Investment, Permitted Indebtedness contemplated by clause (g) of the definition thereof.

“Permitted Liens” means:

(a)                                 Liens securing the Obligations;

(b)                                 Liens for taxes, assessments and governmental charges the payment of which is not required under Section 7.01(c)(ii);

(c)                                  Liens imposed by law, such as carriers’, warehousemen’s, mechanics’, materialmen’s and other similar Liens arising in the ordinary course of business and securing obligations (other than Indebtedness for borrowed money) that are not overdue by more than 30 days or are being contested in good faith and by appropriate proceedings promptly initiated and diligently conducted, and a reserve or other appropriate provision, if any, as shall be required by GAAP shall have been made therefor;

(d)                                 until the date specified for termination thereof in Section 5.02(a) hereof, the Lien described on Schedule 7.02(a), provided that such Lien does not secure any Indebtedness;

(e)                                  purchase money Liens on fixed assets acquired or held by any Loan Party or any of its Subsidiaries in the ordinary course of its business to secure Permitted Purchase Money Indebtedness so long as such Lien only (i) attaches to such property and (ii) secures the Indebtedness that was incurred to acquire such property or any Permitted Refinancing Indebtedness in respect thereof;

(f)                                   deposits and pledges of cash securing (i) obligations incurred in respect of workers’ compensation, unemployment insurance or other forms of governmental insurance or benefits, (ii) the performance of bids, tenders, leases, contracts (other than for the payment of money) and statutory obligations or (iii) obligations on surety or appeal bonds, but only to the extent such deposits or pledges are made or otherwise arise in the ordinary course of business;

(g)                                  easements, zoning restrictions and similar encumbrances on real property and minor irregularities in the title thereto that do not (i) secure obligations for the payment of money or (ii) materially impair the value of such property or its use by any Loan Party or any of its Subsidiaries in the normal conduct of such Person’s business;

CONFIDENTIAL TREATMENT REQUESTED UNDER 17 C.F.R. SECTIONS 200.80(b)(4) AND 240.24b-2. [*****] INDICATES OMITTED MATERIAL THAT IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST FILED SEPARATELY WITH THE COMMISSION. THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE COMMISSION.

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(h)                                 Liens of landlords and mortgagees of landlords (i) arising by statute or under any lease or related Contractual Obligation entered into in the ordinary course of business, (ii) on fixtures and movable tangible property located on the real property leased or subleased from such landlord, or (iii) for amounts not yet due or that are being contested in good faith by appropriate proceedings diligently conducted and for which adequate reserves or other appropriate provisions are maintained on the books of such Person in accordance with GAAP;

(i)                                     the title and interest of a lessor or sublessor in and to personal property leased or subleased (other than through a Capitalized Lease), in each case extending only to such personal property;

(j)                                    non-exclusive licenses of Intellectual Property rights in the ordinary course of business;

(k)                                 judgment liens (other than for the payment of taxes, assessments or other governmental charges) securing judgments and other proceedings not constituting an Event of Default under Section 9.01(j);

(l)                                     rights of set-off or bankers’ liens upon deposits of cash in favor of banks or other depository institutions, solely to the extent incurred in connection with the maintenance of such deposit accounts in the ordinary course of business;

(m)                             Liens granted in the ordinary course of business on the unearned portion of insurance premiums securing the financing of insurance premiums to the extent the financing is permitted under the definition of Permitted Indebtedness;

(n)                                 Liens and deposits in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

(o)                                 other Liens or encumbrances which do not secure Indebtedness for borrowed money or letters of credit and as to which the aggregate amount of the obligations secured thereby does not exceed $2,000,000.

“Permitted Purchase Money Indebtedness” means, as of any date of determination, Indebtedness (other than the Obligations, but including Capitalized Lease Obligations) incurred to finance the acquisition of any fixed assets secured by a Lien permitted under clause (e) of the definition of “Permitted Liens”; provided that (a) such Indebtedness is incurred within 60 days after such acquisition, (b) such Indebtedness when incurred shall not exceed the purchase price of the asset financed and (c) the aggregate principal amount of all such Indebtedness shall not exceed $10,000,000 at any time outstanding.

CONFIDENTIAL TREATMENT REQUESTED UNDER 17 C.F.R. SECTIONS 200.80(b)(4) AND 240.24b-2. [*****] INDICATES OMITTED MATERIAL THAT IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST FILED SEPARATELY WITH THE COMMISSION. THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE COMMISSION.

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“Permitted Refinancing Indebtedness” means the extension of maturity, refinancing, renewal, replacement or modification of the terms of Indebtedness so long as:

(a)                                 after giving effect to such extension, refinancing or modification, the principal amount of such Indebtedness is not greater than the amount of Indebtedness outstanding immediately prior to such extension, refinancing, renewal, replacement or modification (other than by the amount of premiums or penalties paid thereon and the fees and expenses incurred in connection therewith and by the amount of unfunded commitments with respect thereto);

(b)                                 such extension, refinancing, renewal, replacement or modification does not result in a shortening of the average weighted maturity (measured as of the extension, refinancing or modification) of the Indebtedness so extended, refinanced, renewed, replaced or modified (and in the case of any Permitted Refinancing of the 2018 Convertible Notes, the scheduled maturity date of the Indebtedness (after giving effect to such extension, refinancing, renewal, replacement or modification) shall be at least 91 days following the Final Maturity Date (determined in accordance with clause (a) of the definition thereof));

(c)                                  such extension, refinancing, renewal, replacement or modification is pursuant to terms that are, taken as a whole, not less favorable to the Loan Parties and the Lenders than the terms of the Indebtedness (including, without limitation, terms relating to the collateral (if any) and subordination (if any)) being extended, refinanced, renewed, replaced or modified (it being understood that (i) an exchange of Series B 2018 Convertible Notes for Series A 2018 Convertible Notes (a “2018 Convertible Notes Exchange”) or (ii) the incurrence of unsecured Indebtedness incurred on prevailing market terms to refinance the 2018 Convertible Notes shall be deemed no less favorable to the Loan Parties and the Lenders than the terms of the 2018 Convertible Notes); and

(d)                                 the Indebtedness that is extended, refinanced, renewed, replaced or modified is not recourse to any Loan Party or any of its Subsidiaries that is liable on account of the obligations, in each case other than those Persons which were obligated with respect to the Indebtedness that was extended, refinanced, renewed, replaced or modified.

“Permitted Restricted Payments” means any of the following:

(a)                                 Restricted Payments made by (i) any Subsidiary of any Loan Party to such Loan Party (through such intermediate parent companies as may be required), and (ii) any Subsidiary that is not a Loan Party to any other Subsidiary that is not a Loan Party;

(b)                                 Restricted Payments made solely in the form of common Qualified Equity Interests by the Parent to pay dividends, including stock splits;

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(c)                                  so long as no Event of Default has occurred and is continuing prior to making such Restricted Payment or would arise after giving effect thereto, Restricted Payments by the Parent in accordance with stock option plans or other benefit plans for management or employees of the Parent or its Subsidiaries in an aggregate amount not to exceed $1,000,000 during the term of this Agreement;

(d)                                 (i) the cashless repurchase of Equity Interests deemed to occur upon the exercise of any option or warrant of the Parent, and (ii) so long as no Event of Default has occurred and is continuing prior to making such Restricted Payment or would arise after giving effect thereto, cash payments in lieu of issuing fractional or “odd lot” Equity Interests in connection with any Permitted Acquisition or in lieu of issuing fractional shares in connection with the exercise of warrants, options or other securities convertible into or exchangeable for the Parent in an aggregate amount not to exceed $1,000,000 during the term of this Agreement;

(e)                                  so long as no Event of Default has occurred and is continuing prior to making such Restricted Payment or would arise after giving effect thereto, Restricted Payments to purchase or redeem from any officer, employee or director of the Parent or any Subsidiary upon the death, termination, disability, resignation or other voluntary or involuntary cessation of such person’s employment or directorship, or otherwise in accordance with any stock option or stock appreciation rights plan or any stock ownership or subscription plan or equity incentive or other similar plan or any employment or employment termination agreement, shares of the Parent’s Equity Interests or options or warrants to acquire such Equity Interests in an aggregate amount for all such payments not to exceed $1,000,000 during the term of this Agreement;

(f)                                   other Restricted Payments; provided that (i) no Default or Event of Default has occurred and is continuing prior to making such Restricted Payment or would arise after giving effect thereto, (ii) the aggregate amount of all such Restricted Payments in reliance on this clause (f) in any Fiscal Year does not exceed $2,000,000, (iii) after giving effect to such Restricted Payment, (A) the Loan Parties have Qualified Cash in an amount not less than $80,000,000, and (B) on a pro forma basis after giving effect to the making of such Restricted Payment, as at the end of the most recently ended fiscal quarter for which internally prepared financial statements are available, the Total Leverage Ratio is equal to or less than (1)(x) the maximum ratio permitted under Section 7.03(c) during such fiscal quarter, minus (y) 0.50 to (2) 1.00.

“Permitted Specified Liens” means Permitted Liens described in clauses (a), (b) and (c) of the definition of Permitted Liens, and, solely in the case of Section 7.01(b)(i), including clauses (g), (h) and (i) of the definition of Permitted Liens.

“Person” means an individual, corporation, limited liability company, partnership, association, joint-stock company, trust, unincorporated organization, joint venture or other enterprise or entity or Governmental Authority.

CONFIDENTIAL TREATMENT REQUESTED UNDER 17 C.F.R. SECTIONS 200.80(b)(4) AND 240.24b-2. [*****] INDICATES OMITTED MATERIAL THAT IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST FILED SEPARATELY WITH THE COMMISSION. THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE COMMISSION.

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“Petty Cash Accounts” means Cash Management Accounts with deposits at any time in an aggregate amount not in excess of $1,000,000 for any one account and $3,000,000 in the aggregate for all such accounts.

“Plan” means any Employee Plan or Multiemployer Plan.

“Post-Default Rate” means a rate of interest per annum equal to the rate of interest otherwise in effect from time to time pursuant to the terms of this Agreement plus 2.00%, or, if a rate of interest is not otherwise in effect, interest at the rate specified herein for Reference Rate Loans plus 2.00%.

“Pro Rata Share” means, with respect to:

(a)                                 a Lender’s obligation to make the Loan and the right to receive payments of interest, fees, and principal with respect thereto, the percentage obtained by dividing (i) such Lender’s Commitment, by (ii) the Total Commitment, provided that if the Total Commitment has been reduced to zero, the numerator shall be the aggregate unpaid principal amount of such Lender’s portion of the Loan and the denominator shall be the aggregate unpaid principal amount of the Loan, and

(b)                                 all other matters (including, without limitation, the indemnification obligations arising under Section 10.05), the percentage obtained by dividing (i) the sum of the unpaid principal amount of such Lender’s portion of the Loan and the Collateral Agent Advances, by (ii) the sum of the aggregate unpaid principal amount of the Loan and all Collateral Agent Advances.

“Product” means any current or future service or product researched, designed, developed, manufactured, licensed, marketed, sold, performed, distributed or otherwise commercialized by the Parent or any of its Subsidiaries, and any such product in development or which may be developed; provided, that for purposes of Article VI, “Product” shall not include products designed, developed and manufactured by third parties that are not Affiliates of the Parent or any of its Subsidiaries.

“Product Agreement” means each agreement, license, document, instrument, interest (equity or otherwise) or the like under which any Loan Party grants or receives any right, title or interest with respect to any Product Development and Commercialization Activities in respect of one or more Products specified therein or to exclude third parties from engaging in, or otherwise restricting any right, title or interest as to any Product Development and Commercialization Activities with respect thereto, including each contract or agreement with suppliers, manufacturers, pharmaceutical companies, distributors, clinical research organizations, hospitals, group purchasing organizations, wholesalers, or any other Person related to any such entity.

CONFIDENTIAL TREATMENT REQUESTED UNDER 17 C.F.R. SECTIONS 200.80(b)(4) AND 240.24b-2. [*****] INDICATES OMITTED MATERIAL THAT IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST FILED SEPARATELY WITH THE COMMISSION. THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE COMMISSION.

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“Product Authorizations” means any and all approvals (including pricing and reimbursement approvals), licenses, notifications, registrations or authorizations of any Governmental Authority necessary for the manufacture, development, distribution, use, storage, import, export, transport, promotion, marketing, sale or other commercialization of a Product in any country or jurisdiction, including without limitation registration and listing, IDEs, Device Approval Applications (including any supplements and amendments thereto) or similar applications, post-approval marketing authorizations (including any prerequisite manufacturing approval or authorization related thereto), labeling approvals, and technical, medical, and scientific licenses.

“Product Development and Commercialization Activities” means, with respect to any Product, any combination of research, development, manufacture, import, use, sale, importation, storage, labeling, marketing, promotion, supply, distribution, testing, packaging, purchasing or other commercialization activities, receipt of payment in respect of any of the foregoing, or like activities the purpose of which is to commercially exploit such Product.

“Projections” means financial projections of the Parent and its Subsidiaries delivered pursuant to Section 6.01(g)(ii), as updated from time to time pursuant to Section 7.01(a)(vi).

“Purchase Price” means, with respect to any Acquisition, an amount equal to the sum of (a) the aggregate consideration, whether cash, property or securities (including, without limitation, the fair market value of any Equity Interests of any Loan Party or any of its Subsidiaries issued in connection with such Acquisition), paid or delivered by a Loan Party or any of its Subsidiaries (whether as initial consideration or through the payment or disposition of deferred consideration, including, without limitation, in the form of seller financing, royalty payments, payments allocated towards non-compete covenants, payments to principals for consulting services or other similar payments) in connection with such Acquisition, plus (b) the aggregate amount of liabilities of the acquired business (net of current assets of the acquired business) that would be reflected on a balance sheet (if such were to be prepared) of the Parent and its Subsidiaries after giving effect to such Acquisition, plus (c) the aggregate amount of all transaction fees, costs and expenses incurred by the Parent or any of its Subsidiaries in connection with such Acquisition.

“QSR” means the current quality systems regulations promulgated by the FDA for the design, manufacture, processing or packaging of medical devices in 21 C.F.R. Part 820, as may be amended from time to time, and corresponding regulatory standards required by any other applicable Governmental Authority.

“Qualified Cash” means, as of any date of determination, the aggregate amount of unrestricted cash and Cash Equivalents on-hand of the Loan Parties maintained in deposit accounts or securities accounts in the name of a Loan Party in the United States as of such date,

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which deposit accounts are, commencing on the date specified in Section 5.02(b) hereof, subject to Control Agreements; provided that funds maintained in the Segregated Account and/or the Notes Account shall not be deemed to be Qualified Cash.

“Qualified Equity Interests” means, with respect to any Person, all Equity Interests of such Person that are not Disqualified Equity Interests.

“Real Property Deliverables” means each of the following agreements, instruments and other documents in respect of each New Facility:

(a)                                 a Mortgage duly executed by the applicable Loan Party,

(b)                                 evidence of the recording of each Mortgage in such office or offices as may be necessary or, in the reasonable opinion of the Collateral Agent, desirable to perfect the Lien purported to be created thereby or to otherwise protect the rights of the Collateral Agent and the Lenders thereunder;

(c)                                  a Title Insurance Policy with respect to each Mortgage;

(d)                                 a current ALTA survey and a surveyor’s certificate, in form and substance reasonably satisfactory to the Collateral Agent, certified to the Collateral Agent and to the issuer of the Title Insurance Policy with respect thereto by a professional surveyor licensed in the state in which such New Facility is located and reasonably satisfactory to the Collateral Agent;

(e)                                  if requested by the Collateral Agent, a copy of each letter issued by the applicable Governmental Authority, evidencing each New Facility’s compliance with all applicable building codes, fire codes, other health and safety rules and regulations, parking, density and height requirements and other building and zoning laws together with a copy of all certificates of occupancy issued with respect to each New Facility;

(f)                                   if requested by the Collateral Agent, a customary opinion of counsel, reasonably satisfactory to the Collateral Agent, in the state where such New Facility is located with respect to the enforceability of the Mortgage to be recorded and such other matters as the Collateral Agent may reasonably request; and

(g)                                  such other agreements, instruments and other documents (including guarantees and opinions of counsel) as the Collateral Agent may reasonably require.

“Recipient” means any Agent or any Lender, as applicable.

“Reference Rate” means, for any period, the greatest of (a) 3.25% per annum, (b) the Federal Funds Rate plus 0.50% per annum, (c) the LIBOR Rate (which rate shall be calculated based upon an Interest Period of 1 month and shall be determined on a daily basis)

CONFIDENTIAL TREATMENT REQUESTED UNDER 17 C.F.R. SECTIONS 200.80(b)(4) AND 240.24b-2. [*****] INDICATES OMITTED MATERIAL THAT IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST FILED SEPARATELY WITH THE COMMISSION. THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE COMMISSION.

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plus 1.00% per annum, and (d) the rate last quoted by The Wall Street Journal as the “Prime Rate” in the United States or, if The Wall Street Journal ceases to quote such rate, the highest per annum interest rate published by the Federal Reserve Board in Federal Reserve Statistical Release H.15 (519) (Selected Interest Rates) as the “bank prime loan” rate or, if such rate is no longer quoted therein, any similar rate quoted therein (as determined by the Administrative Agent) or any similar release by the Federal Reserve Board (as determined by the Administrative Agent).  Each change in the Reference Rate shall be effective from and including the date such change is publicly announced as being effective.

“Reference Rate Loan” means each portion of a Loan that bears interest at a rate determined by reference to the Reference Rate.

“Register” has the meaning specified therefor in Section 12.07(f).

“Registered Intellectual Property” means Intellectual Property that is issued, registered or the subject of a pending application for registration.

“Registered Loans” has the meaning specified therefor in Section 12.07(f).

“Regulation T”, “Regulation U” and “Regulation X” mean, respectively, Regulations T, U and X of the Board or any successor, as the same may be amended or supplemented from time to time.

“Regulatory Authorities” means any Governmental Authority that is concerned with the use, control, safety, efficacy, reliability, manufacturing, marketing, distribution, sale or other Product Development and Commercialization Activities relating to any Product of the Parent and its Subsidiaries, including, but not limited to, the FDA and the NRC, and similar agencies of the various states of the United States and applicable foreign jurisdictions.

“Regulatory Authorizations” means all approvals, clearances, notifications, authorizations, orders, exemptions, registrations, certifications, licenses and permits granted by, submitted to or filed with any Regulatory Authority, including all Product Authorizations.

“Related Fund” means, with respect to any Person, an Affiliate of such Person, or a fund or account managed by such Person or an Affiliate of such Person.

“Release” means any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, seeping, migrating, dumping or disposing of any Hazardous Material (including the abandonment or discarding of barrels, containers and other closed receptacles containing any Hazardous Material) into the indoor or outdoor environment, including, without limitation, the movement of Hazardous Materials through or in the ambient air, soil, surface or ground water, building materials or other environmental media.

CONFIDENTIAL TREATMENT REQUESTED UNDER 17 C.F.R. SECTIONS 200.80(b)(4) AND 240.24b-2. [*****] INDICATES OMITTED MATERIAL THAT IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST FILED SEPARATELY WITH THE COMMISSION. THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE COMMISSION.

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“Remedial Action” means all actions taken to (a) clean up, remove, remediate, contain, treat, monitor, assess, evaluate or in any other way address Hazardous Materials in the indoor or outdoor environment; (b) prevent or minimize a Release or threatened Release of Hazardous Materials so they do not migrate or endanger or threaten to endanger public health or welfare or the indoor or outdoor environment; (c) perform pre-remedial studies and investigations and post-remedial operation and maintenance activities; or (d) perform any other actions required to correct a violation of Environmental Law.

“Reportable Event” means an event described in Section 4043 of ERISA (other than an event not subject to the provision for 30-day notice to the PBGC under the regulations promulgated under such Section).

“Required Lenders” means Lenders whose Pro Rata Shares (calculated in accordance with clause (b) of the definition thereof but subject to the last sentence of Section 12.02(a)) aggregate more than 50%.

“Required Permits” means all licenses, certificates, accreditations, product clearances or approvals, provider numbers or provider authorizations, supplier numbers, provider numbers, marketing authorizations, other authorizations, registrations, permits, consents and approvals of the Parent and each of its Subsidiaries (a) required under any Requirement of Law applicable to the business of the Parent or any of its Subsidiaries or necessary in the manufacturing, importing, exporting, possession, ownership, warehousing, marketing, promoting, sale, labeling, furnishing, distribution or delivery of goods or services under Requirements of Law applicable to the business of the Parent or any of its Subsidiaries, or (b) issued by any Person from which the Parent or any of its Subsidiaries have received an accreditation. Without limiting the generality of the foregoing, “Required Permits” includes all Regulatory Authorizations and Product Authorizations of the Parent and each of its Subsidiaries.

“Requirements of Law” means, with respect to any Person, collectively, the common law and all federal, state, provincial, local, foreign, multinational or international laws, statutes, codes, treaties, standards, rules and regulations, guidelines, ordinances, orders, judgments, writs, injunctions, decrees (including administrative or judicial precedents or authorities) and the interpretation or administration thereof by, and other determinations, directives, requirements or requests of, any Governmental Authority, in each case that are applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

“Reserve Percentage” means, on any day, for any Lender, the maximum percentage prescribed by the Board (or any successor Governmental Authority) for determining the reserve requirements (including any basic, supplemental, marginal, or emergency reserves) that are in effect on such date with respect to eurocurrency funding (currently referred to as

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“eurocurrency liabilities”) of that Lender, but so long as such Lender is not required or directed under applicable regulations to maintain such reserves, the Reserve Percentage shall be zero.

“Restricted Payment” means (a) the declaration or payment of any dividend or other distribution, direct or indirect, on account of any Equity Interests of any Loan Party or any of its Subsidiaries, now or hereafter outstanding, (b) the making of any repurchase, redemption, retirement, defeasance, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any Equity Interests of any Loan Party or any direct or indirect parent of any Loan Party, now or hereafter outstanding, (c) the making of any payment to retire, or to obtain the surrender of, any outstanding warrants, options or other rights for the purchase or acquisition of shares of any class of Equity Interests of any Loan Party, now or hereafter outstanding, (d) the return of any Equity Interests to any shareholders or other equity holders of any Loan Party or any of its Subsidiaries, or the making of any other distribution of property, assets, shares of Equity Interests, warrants, rights, options, obligations or securities to any shareholders or other equity holders of any Loan Party or any of its Subsidiaries as such or (e) the payment of any management, consulting, monitoring or advisory fees or any other fees or expenses (including the reimbursement thereof by any Loan Party or any of its Subsidiaries) pursuant to any management, consulting, monitoring, advisory or other services agreement to (x) any of the shareholders or other equityholders of any Loan Party (other than the Parent), (y) any shareholder or other equityholder of the Parent that owns 5% or more of the issued and outstanding Equity Interests of the Parent or (z) any Subsidiaries or other Affiliates of any Loan Party (in each case, other than a Loan Party).

“Returns” means, with respect to any Investment, any dividends, distributions, interest, fees, premium, return of capital, repayment of principal, income, profits (from a Disposition or otherwise) and other amounts received or realized in respect of such Investment, in each case on an after-tax basis.

“Sale and Leaseback Transaction” means, with respect to the Parent or any of its Subsidiaries, any arrangement, directly or indirectly, with any Person whereby the Parent or any of its Subsidiaries shall sell or transfer any property used or useful in its business, whether now owned or hereafter acquired, and thereafter rent or lease such property or other property that it intends to use for substantially the same purpose or purposes as the property being sold or transferred.

“SEC” means the Securities and Exchange Commission or any other similar or successor agency of the Federal government administering the Securities Act.

“Secured Leverage Ratio” means, with respect to any Person and its Subsidiaries for any period, the ratio of (a) Total Indebtedness of such Person and its Subsidiaries as of the end of such period that is secured by a Lien on any asset of such Person or any such Subsidiary (but in the case of the Parent and its Subsidiaries, excluding, for the avoidance of doubt, the

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Convertible Notes and, in the case of the 2018 Convertible Notes, Permitted Refinancing Indebtedness thereof), to (b) Consolidated EBITDA of such Person and its Subsidiaries for such period.

“Secured Party” means any Agent and any Lender.

“Securities Act” means the Securities Act of 1933, as amended, or any similar Federal statute, and the rules and regulations of the SEC thereunder, all as the same shall be in effect from time to time.

“Securitization” has the meaning specified therefor in Section 12.07(l).

“Security Agreement” means a Pledge and Security Agreement, in form and substance satisfactory to the Collateral Agent, made by a Loan Party in favor of the Collateral Agent for the benefit of the Secured Parties securing the Obligations.

“Segregated Account” means the Deposit Account bearing account number 4081328197 maintained in the name of the Parent with Wells Fargo Bank, N.A., which Deposit Account shall be subject to a Control Agreement in favor of the Collateral Agent commencing on the date required therefor by Section 5.02(a).

“Seller” means any Person that sells Equity Interests or other property or assets to a Loan Party in a Permitted Acquisition.

“Series A 2018 Convertible Notes” has the meaning specified therefor in the definition of 2018 Convertible Notes.

“Series B 2018 Convertible Notes” has the meaning specified therefor in the definition of 2018 Convertible Notes.

“Solvent” means, with respect to any Person on a particular date, that on such date (a) the fair value of the property of such Person is not less than the total amount of the liabilities of such Person, (b) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its existing debts as they become absolute and matured, (c) such Person is able to realize upon its assets and pay its debts and other liabilities, contingent obligations and other commitments as they mature in the normal course of business, (d) such Person has not incurred, and does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person’s ability to pay as such debts and liabilities mature, and (e) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person’s property would constitute unreasonably small capital.

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“Springing Maturity Date” means the date that is 120 days prior to the scheduled maturity date of the 2018 Convertible Notes; provided, that the Springing Maturity Date shall be deemed not to occur if, on or prior to the date that is 120 days prior to the scheduled maturity date of the 2018 Convertible Notes, (a) the Loan Parties have deposited funds into the Notes Account in an amount equal to the amount required to repay the 2018 Convertible Notes in full on the scheduled maturity date thereof, and (b) all funds on deposit in the Notes Account consist solely of (i) proceeds from issuances of Qualified Equity Interests of the Parent after the Effective Date, and/or (ii) proceeds from Indebtedness that would otherwise constitute Permitted Refinancing Indebtedness in respect of the 2018 Convertible Notes if such Indebtedness were used to immediately repay the 2018 Convertible Notes upon the incurrence thereof.

“Standard & Poor’s” means Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc. and any successor thereto.

“Subordinated Indebtedness” means Indebtedness of any Loan Party the terms of which (including, without limitation, payment terms, interest rates, covenants, remedies, defaults and other material terms) are satisfactory to the Collateral Agent and the Required Lenders and which has been expressly subordinated in right of payment to all Indebtedness of such Loan Party under the Loan Documents by the execution and delivery of a subordination agreement, in form and substance reasonably satisfactory to the Collateral Agent and the Required Lenders.

“Subsidiary” means, with respect to any Person at any date, any corporation, limited or general partnership, limited liability company, trust, estate, association, joint venture or other business entity (a) the accounts of which would be consolidated with those of such Person in such Person’s consolidated financial statements if such financial statements were prepared in accordance with GAAP or (b) of which more than 50% of (i) the outstanding Equity Interests having (in the absence of contingencies) ordinary voting power to elect a majority of the Board of Directors of such Person, (ii) in the case of a partnership or limited liability company, the interest in the capital or profits of such partnership or limited liability company or (iii) in the case of a trust, estate, association, joint venture or other entity, the beneficial interest in such trust, estate, association or other entity business is, at the time of determination, owned or controlled directly or indirectly through one or more intermediaries, by such Person.  References to a Subsidiary shall mean a Subsidiary of the Parent unless the context expressly provides otherwise.

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Termination Date” means the first date on which all of the Obligations (other than Contingent Indemnity Obligations) are paid in full in cash and the Commitments of the Lenders are terminated.

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“Termination Event” means (a) a Reportable Event with respect to any Employee Plan, (b) any event that causes any Loan Party or any of its ERISA Affiliates to incur liability under Section 409, 502(i), 502(l), 515, 4062, 4063, 4064, 4069, 4201, 4204 or 4212 of ERISA or Section 4971 or 4975 of the Internal Revenue Code, (c) the filing of a notice of intent to terminate an Employee Plan or the treatment of an Employee Plan amendment as a termination under Section 4041 of ERISA, (d) the institution of proceedings by the PBGC to terminate an Employee Plan, or (e) any other event or condition that could reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Employee Plan.

“Title Insurance Policy” means a mortgagee’s loan policy, in form and substance reasonably satisfactory to the Collateral Agent, together with customary and reasonable endorsements thereto, issued to the Collateral Agent by or on behalf of a national title insurance company selected by or otherwise reasonably satisfactory to the Collateral Agent, insuring the Lien created by a Mortgage on a New Facility in an amount equal to 110% of the fair market value of such New Facility.

“TomoTherapy” has the meaning specified therefor in the preamble hereto.

“Total Commitment” means the sum of the amounts of the Lenders’ Commitments.

“Total Indebtedness” means, at any time, all Indebtedness described in clauses (a), (b), (c), (d), and (e) (but in the case of clause (e), only to the extent such letter of credit has been drawn and not reimbursed within 3 Business Days) in the definition thereof of such Person and its Subsidiaries at such time; provided that Total Indebtedness shall exclude (i) Indebtedness in respect of the 2016 Convertible Notes, and (ii) Indebtedness in respect of the 2018 Convertible Notes in an amount equal to the amount of funds on deposit in the Notes Account consisting of proceeds of Indebtedness permitted to be on deposit therein pursuant to Section 8.01(e).

“Total Leverage Ratio” means, with respect to any Person and its Subsidiaries for any period, the ratio of (a) the Total Indebtedness of such Person and its Subsidiaries as of the end of such period (and, in the case of the Parent and its Subsidiaries, including, for the avoidance of doubt, the 2018 Convertible Notes and Permitted Refinancing Indebtedness thereof), to (b) Consolidated EBITDA of such Person and its Subsidiaries for such period.

“Transferee” has the meaning specified therefor in Section 2.09(a).

“Uniform Commercial Code” or “UCC” has the meaning specified therefor in Section 1.04.

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“USA PATRIOT Act” means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (PATRIOT) Act of 2001 (Title III of Pub. L. 107-56, Oct. 26, 2001)) as amended by the USA Patriot Improvement and Reauthorization Act of 2005 (Pub. L. 109-177, March 9, 2006) and as the same may have been or may be further renewed, extended, amended, or replaced.

“U.S. Person” means any Person that is a “United States Person” as defined in Section 7701(a)(30) of the Code.

“WARN” has the meaning specified therefor in Section 6.01(o).

“Withholding Agent” means any Loan Party and the Administrative Agent.

Section 1.02                             Terms Generally.  The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined.  Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms.  The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”.  The word “will” shall be construed to have the same meaning and effect as the word “shall”.  Unless the context requires otherwise, (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (c) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement and (e) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any right or interest in or to assets and properties of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible.

Section 1.03                             Certain Matters of Construction.  References in this Agreement to “determination” by any Agent include good faith estimates by such Agent (in the case of quantitative determinations) and good faith beliefs by such Agent (in the case of qualitative determinations).  A Default or Event of Default shall be deemed to exist at all times during the period commencing on the date that such Default or Event of Default occurs to the date on which such Default or Event of Default is waived in writing pursuant to this Agreement or, in the case of a Default, is cured within any period of cure expressly provided for in this Agreement; and an Event of Default shall “continue” or be “continuing” until such Event of Default has been waived in writing by the Required Lenders.  Any Lien referred to in this Agreement or any other Loan Document as having been created in favor of any Agent, any agreement entered into by any Agent pursuant to this Agreement or any other Loan Document, any payment made by or to or

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funds received by any Agent pursuant to or as contemplated by this Agreement or any other Loan Document, or any act taken or omitted to be taken by any Agent, shall, unless otherwise expressly provided, be created, entered into, made or received, or taken or omitted, for the benefit or account of the Agents and the Lenders. Wherever the phrase “to the knowledge of any Loan Party” or words of similar import relating to the knowledge or the awareness of any Loan Party are used in this Agreement or any other Loan Document, such phrase shall mean and refer to (i) the actual knowledge of a senior officer of any Loan Party or (ii) the knowledge that a senior officer would have obtained if such officer had engaged in good faith and diligent performance of such officer’s duties, including the making of such reasonably specific inquiries as may be necessary of the employees or agents of such Loan Party and a good faith attempt to ascertain the existence or accuracy of the matter to which such phrase relates.  All covenants hereunder shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or otherwise within the limitations of, another covenant shall not avoid the occurrence of a default if such action is taken or condition exists.  In addition, all representations and warranties hereunder shall be given independent effect so that if a particular representation or warranty proves to be incorrect when made or deemed made, the fact that another representation or warranty concerning the same or similar subject matter is correct when made or deemed made will not affect the incorrectness of a breach of a representation or warranty hereunder.

Section 1.04                             Accounting and Other Terms.

(a)                                 Unless otherwise expressly provided herein, each accounting term used herein shall have the meaning given it under GAAP.  For purposes of determining compliance with any incurrence or expenditure tests set forth in Section 7.01, Section 7.02 and Section 7.03, any amounts so incurred or expended (to the extent incurred or expended in a currency other than Dollars) shall be converted into Dollars on the basis of the exchange rates (as shown on the Bloomberg currency page for such currency or, if the same does not provide such exchange rate, by reference to such other publicly available service for displaying exchange rates as may be reasonably selected by the Agents or, in the event no such service is selected, on such other basis as is reasonably satisfactory to the Agents) as in effect on the date of such incurrence or expenditure under any provision of any such Section that has an aggregate Dollar limitation provided for therein (and to the extent the respective incurrence or expenditure test regulates the aggregate amount outstanding at any time and it is expressed in terms of Dollars, all outstanding amounts originally incurred or spent in currencies other than Dollars shall be converted into Dollars on the basis of the exchange rates (as shown on the Bloomberg currency page for such currency or, if the same does not provide such exchange rate, by reference to such other publicly available service for displaying exchange rates as may be reasonably selected by the Agents or, in the event no such service is selected, on such other basis as is reasonably satisfactory to the Agents) as in effect on the date of any new incurrence or expenditures made under any provision of any such Section that regulates the Dollar amount outstanding at any time).  Notwithstanding

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the foregoing, (i) with respect to the accounting for leases as either operating leases or capital leases and the impact of such accounting in accordance with FASB ASC 840 on the definitions and covenants herein, GAAP as in effect on the Effective Date shall be applied and (ii) for purposes of determining compliance with any covenant (including the computation of any financial covenant) contained herein, Indebtedness of the Parent and its Subsidiaries shall be deemed to be carried at 100% of the outstanding principal amount thereof, and the effects of FASB ASC 825 and FASB ASC 470-20 on financial liabilities shall be disregarded.

(b)                                 All terms used in this Agreement which are defined in Article 8 or Article 9 of the Uniform Commercial Code as in effect from time to time in the State of New York (the “Uniform Commercial Code” or the “UCC”) and which are not otherwise defined herein shall have the same meanings herein as set forth therein, provided that terms used herein which are defined in the Uniform Commercial Code as in effect in the State of New York on the date hereof shall continue to have the same meaning notwithstanding any replacement or amendment of such statute except as any Agent may otherwise determine.

Section 1.05                             Time References.  Unless otherwise indicated herein, all references to time of day refer to Eastern Standard Time or Eastern daylight saving time, as in effect in New York City on such day.  For purposes of the computation of a period of time from a specified date to a later specified date, the word “from” means “from and including” and the words “to” and “until” each means “to but excluding”; provided, however, that with respect to a computation of fees or interest payable to any Secured Party, such period shall in any event consist of at least one full day.

Section 1.06                             Morphormics Inc. Notwithstanding anything in Section 7.02 to the contrary, for purposes of the baskets and exceptions to the negative covenants contained in Section 7.02 (and the component definitions used therein), Morphormics Inc. shall be treated as a Subsidiary that is not a Loan Party, as opposed to as a Loan Party, until such time as the Administrative Agent shall have received a legal opinion from the Loan Parties’ North Carolina counsel in form and substance reasonably satisfactory to the Administrative Agent.

ARTICLE II

THE LOANS

Section 2.01                             Commitments.  (a)  Subject to the terms and conditions and relying upon the representations and warranties herein set forth, each Lender severally agrees to make its Pro Rata Share of the Loan to the Borrowers on the Effective Date, in an aggregate principal amount not to exceed the amount of such Lender’s Commitment.

(b)                                 Notwithstanding the foregoing, the aggregate principal amount of the Loan made on the Effective Date shall not exceed the Total Commitment as in effect

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immediately prior to the making of the Loan.  Any principal amount of the Loan which is repaid or prepaid may not be reborrowed.

Section 2.02                             Making the Loans.  (a)  The Administrative Borrower shall give the Administrative Agent prior written notice (in substantially the form of Exhibit C hereto (a “Notice of Borrowing”)), not later than 12:00 noon (New York City time) on the date which is one (1) Business Day prior to the date of the proposed Loan (or such shorter period as the Administrative Agent is willing to accommodate from time to time, but in no event later than 12:00 noon (New York City time) on the borrowing date of the proposed Loan).  Such Notice of Borrowing shall be irrevocable and shall specify (i) the principal amount of the proposed Loan, (ii) whether the Loan is requested to be a Reference Rate Loan or a LIBOR Rate Loan and, in the case of a LIBOR Rate Loan, the initial Interest Period with respect thereto, and (iii) the proposed borrowing date, which must be the Effective Date.  The Administrative Agent and the Lenders may act without liability upon the basis of written notice believed by the Administrative Agent in good faith to be from the Administrative Borrower (or from any Authorized Officer thereof designated in writing purportedly from the Administrative Borrower to the Administrative Agent).  The Administrative Agent and each Lender shall be entitled to rely conclusively on any Authorized Officer’s authority to request a Loan on behalf of the Borrowers until the Administrative Agent receives written notice to the contrary.  The Administrative Agent and the Lenders shall have no duty to verify the authenticity of the signature appearing on any written Notice of Borrowing.

(b)                                 Each Notice of Borrowing pursuant to this Section 2.02 shall be irrevocable and the Borrowers shall be bound to make a borrowing in accordance therewith.

(c)                                  The Loan under this Agreement shall be made by the Lenders simultaneously and proportionately to their Pro Rata Shares of the Total Commitment, it being understood that no Lender shall be responsible for any default by any other Lender in that other Lender’s obligations to make the Loan requested hereunder, nor shall the Commitment of any Lender be increased or decreased as a result of the default by any other Lender in that other Lender’s obligation to make the Loan requested hereunder, and each Lender shall be obligated to make the Loan required to be made by it by the terms of this Agreement regardless of the failure by any other Lender.

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Section 2.03                             Repayment of Loans; Evidence of Debt.  (a)  The outstanding principal amount of the Loan shall be repayable in consecutive quarterly installments on the first day of each April, July, October and January, commencing on April 1, 2016, each in an amount equal to $875,000.  The outstanding unpaid principal amount of the Loan, and all accrued and unpaid interest thereon, shall be due and payable on the earliest of (i) the Final Maturity Date and (ii) the date on which the Loan is declared due and payable pursuant to the terms of this Agreement.

(b)                                 Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the Indebtedness of the Borrowers to such Lender resulting from the portion of the Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

(c)                                  The Administrative Agent shall maintain accounts in which it shall record (i) the amount of the Loan made hereunder, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrowers to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder for the account of the Lenders and each Lender’s share thereof.

(d)                                 The entries made in the accounts maintained pursuant to Section 2.03(b) or Section 2.03(c) shall be prima facie evidence of the existence and amounts of the obligations recorded therein; provided that (i) the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrowers to repay the Loan in accordance with the terms of this Agreement and (ii) in the event of any conflict between the entries made in the accounts maintained pursuant to Section 2.03(b) and the accounts maintained pursuant to Section 2.03(c), the accounts maintained pursuant to Section 2.03(c) shall govern and control.

(e)                                  Any Lender may request that the portion of the Loan made by it be evidenced by a promissory note.  In such event, the Borrowers shall promptly execute and deliver to such Lender a promissory note payable to the order of such Lender (or, if requested by such Lender, to such Lender and its registered assigns) in a form furnished by the Collateral Agent and reasonably acceptable to the Administrative Borrower.  Thereafter, the portion of the Loan evidenced by such promissory note and interest thereon shall at all times (including after assignment pursuant to Section 12.07) be represented by one or more promissory notes in such form payable to the order of the payee named therein (or, if such promissory note is a registered note, to such payee and its registered assigns).

Section 2.04                             Interest.

(a)                                 Interest Rate.  Subject to the terms of this Agreement, at the option of the Administrative Borrower, the Loan or any portion thereof shall be either a Reference Rate Loan

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or a LIBOR Rate Loan.  Each portion of the Loan that is a Reference Rate Loan shall bear interest on the principal amount thereof from time to time outstanding, at a rate per annum equal to the Reference Rate plus the Applicable Margin, and each portion of the Loan that is a LIBOR Rate Loan shall bear interest on the principal amount thereof from time to time outstanding, at a rate per annum equal to the LIBOR Rate for the Interest Period in effect for the Loan (or such portion thereof) plus the Applicable Margin.

(b)                                 Default Interest.  To the extent permitted by law and notwithstanding anything to the contrary in this Section, upon the occurrence and during the continuance of an Event of Default, the principal of, and all accrued and unpaid interest on, all Loans, fees, indemnities or any other Obligations of the Loan Parties under this Agreement and the other Loan Documents, shall bear interest, from the date such Event of Default occurred until the date such Event of Default is waived in writing in accordance herewith, at a rate per annum equal at all times to the Post-Default Rate.

(c)                                  Interest Payment.  Interest on the Loan shall be payable (i) monthly, in arrears, on the first day of each month, commencing on February 1, 2016 and (ii) at maturity (whether upon demand, by acceleration or otherwise).  Interest at the Post-Default Rate shall be payable on demand.  Each Borrower hereby authorizes the Administrative Agent to, and the Administrative Agent may, from time to time, charge the Loan Account pursuant to Section 4.01 with the amount of any interest payment due hereunder.

(d)                                 General.  All interest shall be computed on the basis of a year of 360 days for the actual number of days, including the first day but excluding the last day, elapsed.

Section 2.05                             Reduction of Commitment; Prepayment of Loans.

(a)                                 Reduction of Commitments.  The Total Commitment shall terminate on the earlier to occur of (i) the making of the Loan on the Effective Date, and (ii) 5:00 p.m. (New York City time) on January 15, 2016.

(b)                                 Optional Prepayment.

(i)                                     Prepayment of the Loan.  The Borrowers may, at any time and from time to time, upon at least 3 Business Days’ prior written notice to the Administrative Agent, prepay the principal of the Loan, in whole or in part.  Each prepayment made pursuant to this Section 2.05(b)(i) shall be accompanied by the payment of (A) accrued interest to the date of such payment on the amount prepaid and (B) the Applicable Premium payable in connection with such prepayment of the Loan.  Each such prepayment shall be applied against the remaining installments of principal due on the Loan in the inverse order of maturity.

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(ii)                                  Termination of Agreement.  The Borrowers may, upon at least 10 Business Days’ prior written notice to the Administrative Agent, terminate this Agreement by paying to the Administrative Agent, in cash, the Obligations (including the Applicable Premium), in full.  If the Administrative Borrower has sent a notice of termination pursuant to this Section 2.05(b)(ii), then the Borrowers shall be obligated to repay the Obligations (including the Applicable Premium), in full, on the date set forth as the date of termination of this Agreement in such notice.

(c)                                  Mandatory Prepayment.

(i)                                     Within 3 Business Days of any Disposition (excluding Dispositions which qualify as Permitted Dispositions under clauses (a), (b), (c), (d), (e), (f), (g) (i), (j) or (k) of the definition of Permitted Disposition) by any Loan Party or its Subsidiaries, the Borrowers shall prepay the outstanding principal amount of the Loans in accordance with Section 2.05(d) in an amount equal to 100% of the Net Cash Proceeds received by such Person in connection with such Disposition to the extent that the aggregate amount of Net Cash Proceeds received by all Loan Parties and their Subsidiaries (and not paid to the Administrative Agent as a prepayment of the Loans) shall exceed for all such Dispositions $1,000,000 in any Fiscal Year (or, in the case of the Fiscal Year ended June 30, 2016, $1,250,000).  Nothing contained in this Section 2.05(c)(i) shall permit any Loan Party or any of its Subsidiaries to make a Disposition of any property other than in accordance with Section 7.02(c)(ii).

(ii)                                  Upon the issuance or incurrence by any Loan Party or any of its Subsidiaries of any Indebtedness (other than Permitted Indebtedness), the Borrowers shall prepay the outstanding amount of the Loans in accordance with Section 2.05(d) in an amount equal to 100% of the Net Cash Proceeds received by such Person in connection therewith.  The provisions of this Section 2.05(c)(ii) shall not be deemed to be implied consent to any such issuance, incurrence or sale otherwise prohibited by the terms and conditions of this Agreement.

(iii)                               Within 3 Business Days of the receipt by any Loan Party or any of its Subsidiaries of any Extraordinary Receipts, the Borrowers shall prepay the outstanding principal of the Loans in accordance with Section 2.05(d) in an amount equal to 100% of the Net Cash Proceeds received by such Person in connection therewith.

(iv)                              Within one (1) Business Day of) receipt by the Borrowers of the proceeds of any Permitted Cure Equity pursuant to Section 9.02, the Borrowers shall prepay the outstanding principal of the Loans in accordance with Section 2.05(d) in an amount equal to 100% of such proceeds.

(v)                                 Notwithstanding the foregoing, with respect to Net Cash Proceeds received by any Loan Party or any of its Subsidiaries in connection with a Disposition or the receipt of Extraordinary Receipts consisting of insurance proceeds or condemnation awards that

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are required to be used to prepay the Obligations pursuant to Section 2.05(c)(i) or Section 2.05(c)(iii), as the case may be, up to (x) $5,000,000 in the aggregate in any Fiscal Year in respect of the Net Cash Proceeds from Dispositions received by the Parent and its Subsidiaries, and the Net Cash Proceeds from Extraordinary Receipts consisting of insurance proceeds or condemnation awards amounts received by the Parent and its Domestic Subsidiaries, plus (y) 100% of the Net Cash Proceeds from Extraordinary Receipts consisting of insurance proceeds or condemnation awards amounts received by the Foreign Subsidiaries of the Parent, shall not be required to be so used to prepay the Obligations to the extent that such Net Cash Proceeds are used to replace, repair or restore properties or assets (other than current assets) used in such Person’s business, provided that, (A) no Default or Event of Default has occurred and is continuing on the date such Person receives such Net Cash Proceeds, (B) the Administrative Borrower delivers a certificate to the Administrative Agent within 3 Business Days of the date on which such Net Cash Proceeds are received, stating that such Net Cash Proceeds shall be used to replace, repair or restore properties or assets used in such Person’s business within a period specified in such certificate not to exceed 180 days after the date of receipt of such Net Cash Proceeds (which certificate shall set forth estimates of the Net Cash Proceeds to be so expended), (C) to the extent the Net Cash Proceeds are received by a Loan Party, such Net Cash Proceeds are deposited in an account subject to a Control Agreement, and (D) upon the earlier of (1) the expiration of the period specified in the relevant certificate furnished to the Administrative Agent pursuant to clause (B) above or (2) the occurrence of a Default or an Event of Default, such Net Cash Proceeds, if not theretofore so used, shall be used to prepay the Obligations in accordance with Section 2.05(c)(i) or Section 2.05(c)(iii) as applicable.

(d)                                 Application of Payments.  Each prepayment pursuant to clause (c) above shall be applied against the remaining installments of principal of the Loan in the inverse order of maturity until paid in full.  Notwithstanding the foregoing, after the occurrence and during the continuance of an Event of Default, if the Administrative Agent has elected, or has been directed by the Collateral Agent or the Required Lenders, to apply payments in respect of any Obligations in accordance with Section 4.03(b), prepayments required under Section 2.05(c) shall be applied in the manner set forth in Section 4.03(b).

(e)                                  Waivable Mandatory Prepayments.  Anything contained herein to the contrary notwithstanding, in the event the Borrowers are required to make any mandatory prepayment other with the proceeds of Permitted Cure Equity (a “Waivable Mandatory Prepayment”) of the Loan, not less than three Business Days prior to the date (the “Required Prepayment Date”) on which Borrowers are required to make such Waivable Mandatory Prepayment, the Administrative Borrower shall notify the Administrative Agent of the amount of such prepayment, and the Administrative Agent will promptly thereafter notify each Lender of the amount of such Lender’s Pro Rata Share of such Waivable Mandatory Prepayment and such Lender’s option to refuse such amount (the “Refusal Option”).  Each such Lender may exercise the Refusal Option by giving written notice to the Administrative Borrower and each Agent of its

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election to do so on or before the first Business Day prior to the Required Prepayment Date (it being understood that any Lender which does not notify the Administrative Borrower and each Agent of its election to exercise the Refusal Option on or before the first Business Day prior to the Required Prepayment Date shall be deemed to have elected, as of such date, not to exercise the Refusal Option).  On the Required Prepayment Date, the Borrowers shall pay to Administrative Agent the amount of the Waivable Mandatory Prepayment, which amount shall be applied (i) in an amount equal to that portion of the Waivable Mandatory Prepayment payable to those Lenders that have elected not to exercise the Refusal Option, to prepay the Loans of such Lenders, and (ii) to the extent of any excess, to those Lenders that have elected not to exercise the Refusal Option, on a pro rata basis (based upon the portion of the Loan held by each such Lender that elected not to exercise the Refusal Option, as compared to the amount of Loans held by all such Lenders that did not elect to exercise the Refusal Option) to prepay the Loans of such Lenders, or, to the extent any such Lender refuses the excess amount specified in this clause (ii) (or to the extent the Loans of all such Lenders have been repaid in full), to the Borrowers for working capital and general corporate purposes.

(f)                                   Interest and Fees.  Any prepayment made pursuant to this Section 2.05 shall be accompanied by (i) accrued interest on the principal amount being prepaid to the date of prepayment, (ii) any Funding Losses payable pursuant to Section 2.08, (iii) the Applicable Premium payable in connection with such prepayment of the Loans to the extent required under Section 2.06(a) and (iv) if such prepayment would reduce the amount of the outstanding Loans to zero, the payment of all other fees accrued to such date pursuant to Section 2.06.

(g)                                  Cumulative Prepayments.  Except as otherwise expressly provided in this Section 2.05, payments with respect to any subsection of this Section 2.05 are in addition to payments made or required to be made under any other subsection of this Section 2.05.

Section 2.06                             Fees.

(a)                                 Applicable Premium.

(i)                                     Upon the occurrence of an Applicable Premium Trigger Event, the Borrower shall pay to the Administrative Agent, for the account of the Lenders in accordance with their Pro Rata Shares, the Applicable Premium.

(ii)                                  Any Applicable Premium payable in accordance with this Section 2.06(a) shall be presumed to be equal to the liquidated damages sustained by the Lenders as the result of the occurrence of the Applicable Premium Trigger Event and the Loan Parties agree that it is reasonable under the circumstances currently existing.  THE LOAN PARTIES EXPRESSLY WAIVE THE PROVISIONS OF ANY PRESENT OR FUTURE STATUTE OR LAW THAT PROHIBITS OR MAY PROHIBIT THE COLLECTION OF THE FOREGOING APPLICABLE PREMIUM IN CONNECTION WITH ANY ACCELERATION.

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(iii)                               The Loan Parties expressly agree that:  (A) the Applicable Premium is reasonable and is the product of an arm’s length transaction between sophisticated business people, ably represented by counsel; (B) the Applicable Premium shall be payable notwithstanding the then prevailing market rates at the time payment is made; (C) there has been a course of conduct between the Lenders and the Loan Parties giving specific consideration in this transaction for such agreement to pay the Applicable Premium; (D) the Loan Parties shall be estopped hereafter from claiming differently than as agreed to in this paragraph; (E) their agreement to pay the Applicable Premium is a material inducement to Lenders to provide the Commitments and make the Loans, and (F) the Applicable Premium represents a good faith, reasonable estimate and calculation of the lost profits or damages of the Agents and the Lenders and that it would be impractical and extremely difficult to ascertain the actual amount of damages to the Agents and the Lenders or profits lost by the Agents and the Lenders as a result of such Applicable Premium Trigger Event.

(b)                                 Audit and Collateral Monitoring Fees.  The Borrowers acknowledge that pursuant to Section 7.01(f), representatives of the Agents may visit any or all of the Loan Parties and/or conduct inspections, audits, physical counts, valuations, appraisals and/or examinations of any or all of the Loan Parties at any time and from time to time.  The Borrowers agree to pay (i) up to $1,500 per day per examiner plus the examiner’s out-of-pocket costs and reasonable expenses incurred in connection with all such visits, inspections, audits, physical counts, valuations, appraisals, and/or examinations and (ii) the reasonable cost of all visits, inspections, audits, physical counts, valuations, appraisals and/or examinations conducted by a third party on behalf of the Agents; provided that, so long as no Event of Default shall have occurred and be continuing, the Borrowers shall not be obligated to reimburse the Agents for more than two (2) such audits, physical counts, valuations, appraisals and/or examinations during any calendar year.

(c)                                  Fee Letter.  As and when due and payable under the terms of the Fee Letter, the Borrowers shall pay the fees set forth in the Fee Letter.

Section 2.07                             LIBOR Option.

(a)                                 The Borrowers may, at any time and from time to time, so long as no Default or Event of Default has occurred and is continuing, elect to have interest on all or a portion of the Loans be charged at a rate of interest based upon the LIBOR Rate (the “LIBOR Option”) by notifying the Administrative Agent prior to 11:00 a.m. (New York City time) at least 3 Business Days prior to (i) the proposed borrowing date of a Loan (as provided in Section 2.02), (ii) in the case of the conversion of a Reference Rate Loan to a LIBOR Rate Loan, the commencement of the proposed Interest Period or (iii) in the case of the continuation of a LIBOR Rate Loan as a LIBOR Rate Loan, the last day of the then current Interest Period (the “LIBOR Deadline”).  Notice of the Borrowers’ election of the LIBOR Option for a permitted portion of the Loans and an Interest Period pursuant to this Section 2.07(a) shall be made by

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delivery to the Administrative Agent of (A) a Notice of Borrowing (in the case of the initial making of a Loan) in accordance with Section 2.02 or (B) a LIBOR Notice prior to the LIBOR Deadline.  Promptly upon its receipt of each such LIBOR Notice, the Administrative Agent shall provide a copy thereof to each of the Lenders.  Each LIBOR Notice shall be irrevocable and binding on the Borrowers.

(b)                                 Interest on LIBOR Rate Loans shall be payable in accordance with Section 2.04(c).  On the last day of each applicable Interest Period, unless the Borrowers properly have exercised the LIBOR Option with respect thereto, the interest rate applicable to such LIBOR Rate Loans automatically shall convert to the rate of interest then applicable to Reference Rate Loans hereunder.  At any time that a Default or an Event of Default has occurred and is continuing, the Borrowers no longer shall have the option to request that any portion of the Loans bear interest at the LIBOR Rate and the Administrative Agent shall have the right to convert the interest rate on all outstanding LIBOR Rate Loans to the rate of interest then applicable to Reference Rate Loans hereunder on the last day of the then current Interest Period.

(c)                                  Notwithstanding anything to the contrary contained in this Agreement, the Borrowers (i) shall have not more than 5 LIBOR Rate Loans in effect at any given time, and (ii) only may exercise the LIBOR Option for LIBOR Rate Loans of at least $500,000 and integral multiples of $100,000 in excess thereof.

(d)                                 The Borrowers may prepay LIBOR Rate Loans at any time; provided, however, that in the event that LIBOR Rate Loans are prepaid on any date that is not the last day of the Interest Period applicable thereto, including as a result of any mandatory prepayment pursuant to Section 2.05(c) or any application of payments or proceeds of Collateral in accordance with Section 4.03 or for any other reason, including early termination of the term of this Agreement or acceleration of all or any portion of the Obligations pursuant to the terms hereof, the Borrowers shall indemnify, defend, and hold the Agents and the Lenders and their participants harmless against any and all Funding Losses in accordance with Section 2.08.

(e)                                  Anything to the contrary contained herein notwithstanding, neither any Agent nor any Lender, nor any of their participants, is required actually to acquire eurodollar deposits to fund or otherwise match fund any Obligation as to which interest accrues at the LIBOR Rate.  The provisions of this Article II shall apply as if each Lender or its participants had match funded any Obligation as to which interest is accruing at the LIBOR Rate by acquiring eurodollar deposits for each Interest Period in the amount of the LIBOR Rate Loans.

Section 2.08                             Funding Losses.  In connection with each LIBOR Rate Loan, the Borrowers shall indemnify, defend, and hold the Agents and the Lenders harmless against any loss, cost, or expense incurred by any Agent or any Lender as a result of (a) the payment of any principal of any LIBOR Rate Loan other than on the last day of an Interest Period applicable thereto (including, without limitation, as a result of a Default or an Event of Default or any

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mandatory prepayment required pursuant to Section 2.05(c) or 9.01), (b) the conversion of any LIBOR Rate Loan other than on the last day of the Interest Period applicable thereto, or (c) the failure to borrow, convert, continue or prepay any LIBOR Rate Loan on the date specified in any Notice of Borrowing or LIBOR Notice delivered pursuant hereto (such losses, costs, and expenses, collectively, “Funding Losses”).  Funding Losses shall, with respect to any Agent or any Lender, be deemed to equal the amount reasonably determined by such Agent or such Lender to be the excess, if any, of (i) the amount of interest that would have accrued on the principal amount of such LIBOR Rate Loan had such event not occurred, at the LIBOR Rate that would have been applicable thereto, for the period from the date of such event to the last day of the then current Interest Period therefor (or, in the case of a failure to borrow, convert or continue, for the period that would have been the Interest Period therefor), minus (ii) the amount of interest that would accrue on such principal amount for such period at the interest rate which such Agent or such Lender would be offered were it to be offered, at the commencement of such period, Dollar deposits of a comparable amount and period in the London interbank market.  A certificate of an Agent or a Lender delivered to the Administrative Borrower setting forth any amount or amounts that such Agent or such Lender is entitled to receive pursuant to this Section 2.08 shall be conclusive absent manifest error.

Section 2.09                             Taxes.  (a)  Any and all payments by or on account of any Loan Party hereunder or under any other Loan Document shall be made free and clear of and without deduction for any and all Taxes, except as required by applicable law. If any Loan Party shall be required to deduct or withhold any Taxes from or in respect of any sum payable hereunder to any Secured Party (or any transferee or assignee thereof, including a participation holder, in each case pursuant to and subject to Section 12.07 (any such entity, a “Transferee”)), (i) the applicable Withholding Agent shall be entitled to make such deductions or withholding and (ii) the applicable Withholding Agent shall pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law and (iii) if such Tax is an Indemnified Tax, then the sum payable by the applicable Loan Party shall be increased by the amount (an “Additional Amount”) necessary such that after making all required deductions or withholding (including deductions or withholding applicable to additions sums payable under this Section 2.09) such Secured Party (or such Transferee) receives the amount equal to the sum it would have received had no such deductions or withholding been made.

(b)                                 In addition, each Loan Party agrees to pay to the relevant Governmental Authority in accordance with applicable law any Other Taxes.  Each Loan Party shall deliver to the Administrative Agent official receipts in respect of any Taxes or Other Taxes payable hereunder as soon as practicable after payment of such Taxes or Other Taxes.

(c)                                  The Loan Parties hereby jointly and severally indemnify and agree to hold each Secured Party harmless from and against Indemnified Taxes (including, without limitation, Indemnified Taxes imposed on any amounts payable under this Section 2.09) paid by such

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Person, whether or not such Indemnified Taxes were correctly or legally asserted.  Such indemnification shall be paid within 10 days from the date on which any such Person makes written demand therefore specifying in reasonable detail the nature and amount of such Indemnified Taxes.

(d)                                 (i) Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the Borrower and the Administrative Agent, at the time or times reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Borrower or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements.  Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and delivery of such documentation (other than such documentation set forth in (d)(ii) and (d)(iii) below) shall not be required if in any Lender’s reasonable judgment, such completion, execution or delivery would subject such Lender to any material unreimbursed cost or would materially prejudice the legal or commercial position of such Lender.

(ii)                                  Each Lender (or Transferee) that is not a U.S. Person (a “Non-U.S. Lender”) agrees that it shall, no later than the Effective Date (or, in the case of a Lender which becomes a party hereto pursuant to Section 12.07 hereof after the Effective Date, promptly after the date upon which such Lender becomes a party hereto) and from time to time thereafter upon the reasonable request of the Administrative Borrower, deliver to the Administrative Borrower and the Agents one properly completed and duly executed copy of either U.S. Internal Revenue Service Form W-8BEN, W-8BEN-E, W-8ECI or W-8IMY or any subsequent versions thereof or successors thereto, in each case claiming complete exemption from, or reduced rate of, U.S. Federal withholding tax on payments of interest hereunder.  In addition, in the case of a Non-U.S. Lender claiming exemption from U.S. Federal withholding tax under Section 871(h) or 881(c) of the Internal Revenue Code, such Non-U.S. Lender hereby represents to the Agents and the Borrowers that such Non-U.S. Lender is not a bank for purposes of Section 881(c) of the Internal Revenue Code, is not a 10-percent shareholder (within the meaning of Section 871(h)(3)(B) of the Internal Revenue Code) of the Parent and is not a controlled foreign corporation related to the Parent (within the meaning of Section 864(d)(4) of the Internal Revenue Code), and such Non-U.S. Lender agrees that it shall promptly notify the Agents in the event any such representation is no longer accurate.  Such forms shall be delivered by each Non-U.S. Lender on or before the date it becomes a party to this Agreement (or, in the case of a Transferee that is a participation holder, on or before the date such participation holder becomes a Transferee hereunder) and on or before the date, if any, such Non-U.S. Lender changes its

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applicable lending office by designating a different lending office (a “New Lending Office”).  In addition, such Lender (or Transferee) or Agent shall deliver such forms within 20 days after receipt of a written request therefor from any Agent, the assigning Lender or the Lender granting a participation, as applicable.  Notwithstanding any other provision of this Section 2.09, a Non-U.S. Lender shall not be required to deliver any form pursuant to this Section 2.09(d) that such Non-U.S. Lender is not legally able to deliver.

(iii)                               Any Lender (or Transferee) that is a U.S. Person shall deliver to the Borrower and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or Agents), executed copies or IRS for W-9 certifying that such Lender is exempt from U.S. federal backup withholding tax.

(e)                                  Any Secured Party (or Transferee) claiming any indemnity payment or additional payment amounts payable pursuant to this Section 2.09, or any additional amount with respect to Taxes pursuant to Section 2.10(a), shall use reasonable efforts (consistent with legal and regulatory restrictions) to file any certificate or document reasonably requested in writing by the Administrative Borrower or to assign to or designate a different, or to change the jurisdiction of its applicable, lending office if (i) such a filing, assignment or designation or change would avoid the need for or reduce the amount of any such indemnity payment or additional amount that may thereafter accrue, (ii) would not require such Secured Party (or Transferee) to disclose any information such Secured Party (or Transferee) deems confidential and (iii) would not, in the sole determination of such Secured Party (or Transferee), be otherwise disadvantageous to such Secured Party (or Transferee).

(f)                                   If any Secured Party (or a Transferee) shall become aware that it is entitled to claim a refund from a Governmental Authority in respect of Taxes or Other Taxes with respect to which any Loan Party has made an indemnity payment or paid additional amounts, pursuant to this Section 2.09, it shall promptly notify the Administrative Borrower of the availability of such refund claim and shall, within 30 days after receipt of a request by the Administrative Borrower, make a claim to such Governmental Authority for such refund at the Loan Parties’ expense.  If any Secured Party (or a Transferee) receives a refund (including pursuant to a claim for refund made pursuant to the preceding sentence) in respect of any Taxes or Other Taxes with respect to which any Loan Party has made an Indemnity payment or paid additional amounts pursuant to this Section 2.09, it shall within 30 days from the date of such receipt pay over such refund to the Administrative Borrower, net of all out-of-pocket expenses of such Secured Party (or Transferee).

(g)                                  If a payment made to a Lender (or Transferee) or any Agent under any Loan Document would be subject to U.S. Federal withholding tax imposed by FATCA if such Lender (or Transferee) or Agent were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Internal

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Revenue Code, as applicable), such Lender (or Transferee) or Agent shall deliver to the Administrative Borrower and the Agents at the time or times prescribed by law and at such time or times reasonably requested by the Administrative Borrower or the Agents such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Internal Revenue Code) and such additional documentation reasonably requested by the Administrative Borrower or the Agents, as applicable, as may be necessary for the Administrative Borrower and the Agents to comply with their obligations under FATCA and to determine that such Lender (or Transferee) or Agent has complied with its obligations under FATCA or to determine the amount to deduct and withhold from such payment.  Solely for purposes of this clause (g), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.  Any forms, certifications or other documentation under this clause (g) shall be delivered by each Lender (or Transferee) and each Agent.

(h)                                 Each party’s obligations under this Section 2.09 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all obligations under any Loan Document.

Section 2.10                             Increased Costs and Reduced Return.  (a)  If any Secured Party shall have determined that any Change in Law shall (i) subject such Secured Party, or any Person controlling such Secured Party to any Tax (other than (A) Indemnified Taxes, (B) Taxes described in clauses (b) through (d) of the definition of Excluded Taxes and (C) Other Connection Taxes that are based on or measured by net income) with respect to this Agreement or any Loan made by such Agent or such Lender, or change the basis of taxation of payments to such Secured Party or any Person controlling such Secured Party of any amounts payable hereunder, (ii) impose, modify or deem applicable any reserve, special deposit or similar requirement against any Loan or against assets of or held by, or deposits with or for the account of, or credit extended by, such Secured Party or any Person controlling such Secured Party or (iii) impose on such Secured Party or any Person controlling such Secured Party any other condition regarding this Agreement or any Loan, and the result of any event referred to in clauses (i), (ii) or (iii) above shall be to increase the cost to such Secured Party of making any Loan, or agreeing to make any Loan, or to reduce any amount received or receivable by such Secured Party hereunder, then, upon demand by such Secured Party, the Borrowers shall pay to such Secured Party such additional amounts as will compensate such Secured Party for such increased costs or reductions in amount.

(b)                                 If any Secured Party shall have determined that any Change in Law either (i) affects or would affect the amount of capital required or expected to be maintained by such Secured Party or any Person controlling such Secured Party, and such Secured Party determines that the amount of such capital is increased as a direct or indirect consequence of any Loans made or maintained, such Secured Party’s or such other controlling Person’s other obligations

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hereunder, or (ii) has or would have the effect of reducing the rate of return on such Secured Party’s or such other controlling Person’s capital to a level below that which such Secured Party or such controlling Person could have achieved but for such circumstances as a consequence of any Loans made or maintained, or any agreement to make Loans, or such Secured Party’s or such other controlling Person’s other obligations hereunder (in each case, taking into consideration, such Secured Party’s or such other controlling Person’s policies with respect to capital adequacy), then, upon demand by such Secured Party, the Borrowers shall pay to such Secured Party from time to time such additional amounts as will compensate such Secured Party for such cost of maintaining such increased capital or such reduction in the rate of return on such Secured Party’s or such other controlling Person’s capital.

(c)                                  All amounts payable under this Section 2.10 shall bear interest from the date that is 10 days after the date of demand by any Secured Party until payment in full to such Secured Party at the Reference Rate.  A certificate of such Secured Party claiming compensation under this Section 2.10, specifying the event herein above described and the nature of such event shall be submitted by such Secured Party to the Administrative Borrower, setting forth the additional amount due and an explanation of the calculation thereof, and such Secured Party’s reasons for invoking the provisions of this Section 2.10, and shall be final and conclusive absent manifest error.

(d)                                 The obligations of the Loan Parties under this Section 2.10 shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

Section 2.11                             Changes in Law; Impracticability or Illegality.

(a)                                 The LIBOR Rate may be adjusted by the Administrative Agent with respect to any Lender on a prospective basis to take into account any additional or increased costs to such Lender of maintaining or obtaining any eurodollar deposits or increased costs due to changes in applicable law occurring subsequent to the commencement of the then applicable Interest Period, including changes in tax laws (except changes of general applicability in corporate income tax laws) and changes in the reserve requirements imposed by the Board, excluding the Reserve Percentage, which additional or increased costs would increase the cost of funding loans bearing interest at the LIBOR Rate.  In any such event, the affected Lender shall give the Administrative Borrower and the Administrative Agent notice of such a determination and adjustment and the Administrative Agent promptly shall transmit the notice to each other Lender and, upon its receipt of the notice from the affected Lender, the Administrative Borrower may, by notice to such affected Lender (i) require such Lender to furnish to the Administrative Borrower a statement setting forth the basis for adjusting such LIBOR Rate and the method for determining the amount of such adjustment, or (ii) repay the LIBOR Rate Loans with respect to which such adjustment is made (together with any amounts due under Section 2.09).

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(b)                                 In the event that any change in market conditions or any law, regulation, treaty, or directive, or any change therein or in the interpretation of application thereof, shall at any time after the date hereof, in the reasonable opinion of any Lender, make it unlawful or impractical for such Lender to fund or maintain LIBOR Rate Loans or to continue such funding or maintaining, or to determine or charge interest rates at the LIBOR Rate, such Lender shall give notice of such changed circumstances to the Administrative Borrower and the Administrative Agent, and the Administrative Agent promptly shall transmit the notice to each other Lender and (i) in the case of any LIBOR Rate Loans of such Lender that are outstanding, the date specified in such Lender’s notice shall be deemed to be the last day of the Interest Period of such LIBOR Rate Loans, and interest upon the LIBOR Rate Loans of such Lender thereafter shall accrue interest at the rate then applicable to Reference Rate Loans hereunder, and (ii) the Borrowers shall not be entitled to elect the LIBOR Option (including in any borrowing, conversion or continuation then being requested) until such Lender determines that it would no longer be unlawful or impractical to do so.

(c)                                  The obligations of the Loan Parties under this Section 2.11 shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

ARTICLE III

[INTENTIONALLY OMITTED]

ARTICLE IV

APPLICATION OF PAYMENTS; DEFAULTING LENDERS;
JOINT AND SEVERAL LIABILITY OF BORROWERS

Section 4.01                             Payments; Computations and Statements.  (a)  The Borrowers will make each payment under this Agreement not later than 1:00 P.M. (New York City time) on the day when due, in lawful money of the United States of America and in immediately available funds, to the Administrative Agent’s Account.  All payments received by the Administrative Agent after 1:00 P.M. (New York City time) on any Business Day will be credited to the Loan Account on the next succeeding Business Day.  All payments shall be made by the Borrowers without set-off, counterclaim, recoupment, deduction or other defense to the Agents and the Lenders.  After receipt, the Administrative Agent will promptly thereafter cause to be distributed like funds relating to the payment of principal ratably to the Lenders in accordance with their Pro Rata Shares and like funds relating to the payment of any other amount payable to any Lender to such Lender, in each case to be applied in accordance with the terms of this Agreement.  The Lenders and the Borrowers hereby authorize the Administrative Agent to, and the Administrative

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Agent may, from time to time, charge the Loan Account of the Borrowers with any amount due and payable by the Borrowers under any Loan Document.  Each of the Lenders and the Borrowers agrees that the Administrative Agent shall have the right to make such charges whether or not any Default or Event of Default shall have occurred and be continuing.  Any amount charged to the Loan Account of the Borrowers shall be deemed to be Obligations hereunder.  Whenever any payment to be made under any such Loan Document shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day and such extension of time shall in such case be included in the computation of interest or fees, as the case may be.  All computations of fees shall be made by the Administrative Agent on the basis of a year of 360 days for the actual number of days.  Each determination by the Administrative Agent of an interest rate or fees hereunder shall be conclusive and binding for all purposes in the absence of manifest error.

(b)                                 The Administrative Agent shall provide the Administrative Borrower, promptly after the end of each calendar month, a summary statement (in the form from time to time used by the Administrative Agent) of the opening and closing daily balances in the Loan Account of the Borrowers during such month, the amounts and dates of all Loans made to the Borrowers during such month, the amounts and dates of all payments on account of the Loans to the Borrowers during such month and the Loans to which such payments were applied, the amount of interest accrued on the Loans to the Borrowers during such month, and the amount and nature of any charges to the Loan Account made during such month on account of fees, commissions, expenses and other Obligations.  All entries on any such statement shall be presumed to be correct and, 30 days after the same is sent, shall be final and conclusive absent manifest error.

Section 4.02                             Sharing of Payments.  Except as contemplated by Section 2.05, if any Lender shall obtain any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) on account of any Obligation in excess of its ratable share of payments on account of similar obligations obtained by all the Lenders, such Lender shall forthwith purchase from the other Lenders such participations in such similar obligations held by them as shall be necessary to cause such purchasing Lender to share the excess payment ratably with each of them; provided, however, that (a) if all or any portion of such excess payment is thereafter recovered from such purchasing Lender, such purchase from each Lender shall be rescinded and each Lender shall repay to the purchasing Lender the purchase price to the extent of such recovery together with an amount equal to such Lender’s ratable share (according to the proportion of (i) the amount of such Lender’s required repayment to (ii) the total amount so recovered from the purchasing Lender) of any interest or other amount paid by the purchasing Lender in respect of the total amount so recovered and (b) the provisions of this Section shall not be construed to apply to (i) any payment made by the Borrowers pursuant to and in accordance with the express terms of this Agreement, or (ii) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans, other than to

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any Loan Party or any Subsidiary thereof (as to which the provisions of this Section shall apply).  The Borrowers agree that any Lender so purchasing a participation from another Lender pursuant to this Section may, to the fullest extent permitted by law, exercise all of its rights (including the Lender’s right of set-off) with respect to such participation as fully as if such Lender were the direct creditor of the Borrowers in the amount of such participation.

Section 4.03                             Apportionment of Payments.  Subject to any written agreement among the Agents and/or the Lenders:

(a)                                 All payments of principal and interest in respect of outstanding Loans, all payments of fees (other than the fees set forth in Section 2.06 hereof to the extent set forth in any written agreement among the Agents and the Lenders) and all other payments in respect of any other Obligations, shall be allocated by the Administrative Agent among such of the Lenders as are entitled thereto, in proportion to their respective Pro Rata Shares or otherwise as provided herein or, in respect of payments not made on account of Loans, as designated by the Person making payment when the payment is made.

(b)                                 After the occurrence and during the continuance of an Event of Default, the Administrative Agent may, and upon the direction of the Collateral Agent or the Required Lenders shall, apply all payments in respect of any Obligations, including without limitation, all proceeds of the Collateral, subject to the provisions of this Agreement, (i) first, ratably to pay the Obligations in respect of any fees, expense reimbursements, indemnities and other amounts then due and payable to the Agents until paid in full; (ii) second, to pay interest then due and payable in respect of the Collateral Agent Advances until paid in full; (iii) third, to pay principal of the Collateral Agent Advances until paid in full; (iv) fourth, ratably to pay the Obligations in respect of any fees (including any Applicable Premium), expense reimbursements, indemnities and other amounts then due and payable to the Lenders until paid in full; (v) fifth, ratably to pay interest then due and payable in respect of the Loans until paid in full; (vi) sixth, ratably to pay principal of the Loans until paid in full; (vii) seventh, to the ratable payment of all other Obligations then due and payable; and (viii) eighth, if the Termination Date has occurred, to the applicable Loan Party entitled thereto or as a court of competent jurisdiction may direct.

(c)                                  For purposes of Section 4.03(b), “paid in full” means payment in cash of all amounts owing under the Loan Documents according to the terms thereof, including loan fees, service fees, professional fees, interest (and specifically including interest accrued after the commencement of any Insolvency Proceeding), default interest, interest on interest, and expense reimbursements, whether or not the same would be or is allowed or disallowed in whole or in part in any Insolvency Proceeding.

(d)                                 In the event of a direct conflict between the priority provisions of this Section 4.03 and other provisions contained in any other Loan Document, it is the intention of the parties hereto that both such priority provisions in such documents shall be read together and

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construed, to the fullest extent possible, to be in concert with each other.  In the event of any actual, irreconcilable conflict that cannot be resolved as aforesaid, the terms and provisions of this Section 4.03 shall control and govern.

Section 4.04                             Administrative Borrower; Joint and Several Liability of the Borrowers.

(a)                                 Each Borrower hereby irrevocably appoints the Parent as the borrowing agent and attorney-in-fact for the Borrowers (the “Administrative Borrower”) which appointment shall remain in full force and effect unless and until the Agents shall have received prior written notice signed by all of the Borrowers that such appointment has been revoked and that another Borrower has been appointed Administrative Borrower.  Each Borrower hereby irrevocably appoints and authorizes the Administrative Borrower (i) to provide to the Agents and receive from the Agents all notices with respect to Loans obtained for the benefit of any Borrower and all other notices and instructions under this Agreement and (ii) to take such action as the Administrative Borrower deems appropriate on its behalf to obtain Loans and to exercise such other powers as are reasonably incidental thereto to carry out the purposes of this Agreement.  It is understood that the handling of the Loan Account and Collateral of the Borrowers in a combined fashion, as more fully set forth herein, is done solely as an accommodation to the Borrowers in order to utilize the collective borrowing powers of the Borrowers in the most efficient and economical manner and at their request, and that neither the Agents nor the Lenders shall incur liability to the Borrowers as a result hereof.  Each Borrower expects to derive benefit, directly or indirectly, from the handling of the Loan Account and the Collateral in a combined fashion since the successful operation of each Borrower is dependent on the continued successful performance of the integrated group.

(b)                                 Each Borrower hereby accepts joint and several liability hereunder and under the other Loan Documents in consideration of the financial accommodations to be provided by the Agents and the Lenders under this Agreement and the other Loan Documents, for the mutual benefit, directly and indirectly, of each of the Borrowers and in consideration of the undertakings of the other Borrowers to accept joint and several liability for the Obligations.  Each of the Borrowers, jointly and severally, hereby irrevocably and unconditionally accepts, not merely as a surety but also as a co-debtor, joint and several liability with the other Borrowers, with respect to the payment and performance of all of the Obligations (including, without limitation, any Obligations arising under this Section 4.04), it being the intention of the parties hereto that all of the Obligations shall be the joint and several obligations of each of the Borrowers without preferences or distinction among them.  If and to the extent that any of the Borrowers shall fail to make any payment with respect to any of the Obligations as and when due or to perform any of the Obligations in accordance with the terms thereof, then in each such event, the other Borrowers will make such payment with respect to, or perform, such Obligation.  Subject to the terms and conditions hereof, the Obligations of each of the Borrowers under the

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provisions of this Section 4.04 constitute the absolute and unconditional, full recourse Obligations of each of the Borrowers, enforceable against each such Person to the full extent of its properties and assets, irrespective of the validity, regularity or enforceability of this Agreement, the other Loan Documents or any other circumstances whatsoever.

(c)                                  The provisions of this Section 4.04 are made for the benefit of the Agents, the Lenders and their successors and assigns, and may be enforced by them from time to time against any or all of the Borrowers as often as occasion therefor may arise and without requirement on the part of the Agents, the Lenders or such successors or assigns first to marshal any of its or their claims or to exercise any of its or their rights against any of the other Borrowers or to exhaust any remedies available to it or them against any of the other Borrowers or to resort to any other source or means of obtaining payment of any of the Obligations hereunder or to elect any other remedy.  The provisions of this Section 4.04 shall remain in effect until all of the Obligations shall have been paid in full or otherwise fully satisfied.

(d)                                 Each of the Borrowers hereby agrees that it will not enforce any of its rights of contribution or subrogation against the other Borrowers with respect to any liability incurred by it hereunder or under any of the other Loan Documents, any payments made by it to the Agents or the Lenders with respect to any of the Obligations or any Collateral, until such time as all of the Obligations have been paid in full in cash.  Any claim which any Borrower may have against any other Borrower with respect to any payments to the Agents or the Lenders hereunder or under any other Loan Documents are hereby expressly made subordinate and junior in right of payment, without limitation as to any increases in the Obligations arising hereunder or thereunder, to the prior payment in full in cash of the Obligations.

ARTICLE V

CONDITIONS TO LOANS

Section 5.01                             Conditions Precedent to Effectiveness.  This Agreement shall become effective as of the Business Day (the “Effective Date”) when each of the following conditions precedent shall have been satisfied in a manner satisfactory to the Agents:

(a)                                 Payment of Fees, Etc.  The Borrowers shall have paid on or before the Effective Date all fees, costs, expenses and taxes then payable pursuant to Section 2.06 and Section 12.04.

(b)                                 Representations and Warranties; No Event of Default.  The following statements shall be true and correct:  (i) the representations and warranties contained in Article VI and in each other Loan Document, certificate or other writing delivered to any Secured Party pursuant hereto or thereto on or prior to the Effective Date are true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations or

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warranties that already are qualified or modified as to materiality or “Material Adverse Effect” in the text thereof, which representations and warranties shall be true and correct in all respects subject to such qualification) on and as of the Effective Date as though made on and as of such date, except to the extent that any such representation or warranty expressly relates solely to an earlier date (in which case such representation or warranty shall be true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations or warranties that already are qualified or modified as to materiality or “Material Adverse Effect” in the text thereof, which representations and warranties shall be true and correct in all respects subject to such qualification) on and as of such earlier date) and (ii) no Default or Event of Default shall have occurred and be continuing on the Effective Date or would result from this Agreement or the other Loan Documents becoming effective in accordance with its or their respective terms.

(c)                                  Legality.  The making of the Loan shall not contravene any law, rule or regulation applicable to any Secured Party.

(d)                                 Delivery of Documents.  The Collateral Agent shall have received on or before the Effective Date the following, each in form and substance reasonably satisfactory to the Collateral Agent and, unless indicated otherwise, dated the Effective Date and, if applicable, duly executed by the Persons party thereto:

(i)                                     a Security Agreement;

(ii)                                  evidence satisfactory to the Collateral Agent of the filing of appropriate financing statements on Form UCC-1 in such office or offices as may be necessary or, in the opinion of the Collateral Agent, desirable to perfect the security interests purported to be created by the Security Agreement;

(iii)                               the results of searches for any effective UCC financing statements, tax Liens or judgment Liens filed against any Loan Party or its property, which results shall not show any such Liens (other than Permitted Liens);

(iv)                              a Perfection Certificate;

(v)                                 the Fee Letter;

(vi)                              the Intercompany Subordination Agreement, executed by the Loan Parties and the Collateral Agent;

(vii)                           a certificate of an Authorized Officer of each Loan Party, certifying (A) as to copies of the Governing Documents of such Loan Party, together with all amendments thereto (including, without limitation, a true and complete copy of the charter,

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certificate of formation, certificate of limited partnership or other publicly filed organizational document of each Loan Party certified as of a recent date not more than 30 days prior to the Effective Date by an appropriate official of the jurisdiction of organization of such Loan Party which shall set forth the same complete name of such Loan Party as is set forth herein and the organizational number of such Loan Party, if an organizational number is issued in such jurisdiction), (B) as to a copy of the resolutions or written consents of such Loan Party authorizing (1) the borrowings hereunder and the transactions contemplated by the Loan Documents to which such Loan Party is or will be a party, and (2) the execution, delivery and performance by such Loan Party of each Loan Document to which such Loan Party is or will be a party and the execution and delivery of the other documents to be delivered by such Person in connection herewith and therewith, (C) the names and true signatures of the representatives of such Loan Party authorized to sign each Loan Document (in the case of a Borrower, including, without limitation, Notices of Borrowing, LIBOR Notices and all other notices under this Agreement and the other Loan Documents) to which such Loan Party is or will be a party and the other documents to be executed and delivered by such Loan Party in connection herewith and therewith, together with evidence of the incumbency of such authorized officers and (D) as to the matters set forth in Section 5.01(b);

(viii)                        a certificate of the chief financial officer of the Parent (A) attaching a copy of the Financial Statements and the Projections described in Section 6.01(g)(ii) hereof and certifying as to the compliance with the representations and warranties set forth in Section 6.01(g)(i) and Section 6.01(bb)(ii) and (B) certifying that after giving effect to the Loan and the other transactions contemplated to occur on the Effective Date, (1)  unrestricted cash and Cash Equivalents of the Parent and its Subsidiaries is not less than $215,000,000 in the aggregate and (2) trade payables of the Loan Parties are current (which certification shall be accompanied by such evidence thereof as the Collateral Agent may reasonably request);

(ix)                              a certificate of the chief financial officer of the Parent, certifying as to the solvency of the Loan Parties, taken as a whole (after giving effect to the Loans made on the Effective Date) and the satisfaction of Section 5.01(g);

(x)                                 a certificate of an Authorized Officer of the Administrative Borrower certifying that (A) prior to the Effective Date, the Loan Parties have delivered true, correct and complete copies of the Material Contracts (other than for over-the-counter software that is commercially available to the public) to the Agents and (B) such agreements remain in full force and effect and that none of the Loan Parties has breached or defaulted in any of its obligations under such agreements;

(xi)                              a certificate of the appropriate official(s) of the jurisdiction of organization certifying as of a recent date not more than 30 days prior to the Effective Date as to the subsistence in good standing of, and the payment of taxes by, such Loan Party in such

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jurisdiction, together with, if requested by the Collateral Agent, written confirmation (where available) on the Effective Date from such official(s) as to such matters;

(xii)                           opinions of (a) Davis Polk & Wardwell LLP, counsel to the Loan Parties, (b) Foley & Lardner LLP, Wisconsin counsel to the Loan Parties, and (c) Morris, Nichols, Arsht & Tunnell LLP, Delaware counsel to the Loan Parties, in each case, as to such matters as the Collateral Agent may reasonably request; and

(xiii)                        (A) evidence of the insurance coverage required by Section 7.01 and the terms of each Security Agreement and such other insurance coverage with respect to the business and operations of the Loan Parties as the Collateral Agent may reasonably request, and (B) evidence of the payment of all premiums due in respect thereof for such period as the Collateral Agent may request (which evidence, in the case of clause (B), may be in the form of a letter from the Loan Parties’ insurance broker).

(e)                                  Material Adverse Effect.  The Collateral Agent shall have determined, in its sole judgment, that no event or development shall have occurred since June 30, 2015 which could reasonably be expected to have a Material Adverse Effect.

(f)                                   Funding of Segregated Account.  Concurrently with the making of the Loans, $66,086,445.73 shall have been deposited into the Segregated Account.

(g)                                  Secured Leverage Ratio.  The Secured Leverage Ratio of the Parent and its Subsidiaries for the trailing twelve month period ended September 30, 2015, calculated on a pro forma basis after giving effect to the making of the Loan and the other transactions contemplated to occur on the Effective Date, shall not be greater than 3.10:1:00.

(h)                                 Approvals.  All consents, authorizations and approvals of, and filings and registrations with, and all other actions in respect of, any Governmental Authority or other Person required in connection with the borrowing of the Loans or the conduct of the Loan Parties’ business shall have been obtained and shall be in full force and effect.

(i)                                     Notices.  The Administrative Agent shall have received a Notice of Borrowing pursuant to Section 2.02 hereof.

Section 5.02                             Conditions Subsequent to Effectiveness.  As an accommodation to the Loan Parties, the Agents and the Lenders have agreed to execute this Agreement and to make the Loans on the Effective Date notwithstanding the failure by the Loan Parties to satisfy the conditions set forth below on or before the Effective Date.  In consideration of such accommodation, the Loan Parties agree that, in addition to all other terms, conditions and provisions set forth in this Agreement and the other Loan Documents, including, without limitation, those conditions set forth in Section 5.01, the Loan Parties shall satisfy each of the

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conditions subsequent set forth below on or before the date applicable thereto (it being understood that (i) the failure by the Loan Parties to perform or cause to be performed any such condition subsequent on or before the date applicable thereto shall constitute an Event of Default and (ii) to the extent that the existence of any such condition subsequent would otherwise cause any representation, warranty or covenant in this Agreement or any other Loan Document to be breached, the Required Lenders hereby waive such breach for the period from the Effective Date until the date on which such condition subsequent is required to be fulfilled pursuant to this Section 5.02):

(a)                                 within 30 days following the Effective Date (or such longer period as the Collateral Agent may agree in its sole discretion), the Loan Parties shall deliver to the Agents:

(i)                                     a Control Agreement in respect of the Segregated Account in form and substance reasonably satisfactory to the Collateral Agent;

(ii)                                  endorsements of each insurance policy of the Loan Parties as may be requested by the Collateral Agent, naming the Collateral Agent as lender’s loss payee and additional insured, and providing for not less than 30 days’ (10 days’ in the case of non-payment) prior written notice to the Collateral Agent of the exercise of any right of cancellation;

(iii)                               original certificates representing the Equity Interests of each Person whose Equity Interests are certificated and are required to be pledged pursuant to the terms of the Security Agreement; and

(iv)                              evidence of the filing of a UCC-3 financing statement amendment in respect of UCC-1 financing statement #2012 1554676, filed with the Secretary of State of the State of Delaware, naming the Parent as debtor and Kuka Robotics Corporation as secured party, in respect of certain purchase money indebtedness; and

(b)                                 within 60 days following the Effective Date (or such longer period as the Collateral Agent may agree in its sole discretion), the Loan Parties shall deliver to the Agents:

(i)                                     each of the Control Agreements required by Section 8.01 hereof (other than the Control Agreement in respect of the Segregated Account, the delivery terms of which shall be governed by clause (a)(i) above), in each case, in form and substance reasonably satisfactory to the Collateral Agent;

(ii)                                  (A) landlord waivers and collateral access agreements with respect to the real property leased by the Loan Parties in Sunnyvale, California and Madison, Wisconsin, in form and substance reasonably satisfactory to the Collateral Agent, or (B) evidence reasonably satisfactory to the Collateral Agent, that the Loan Parties have used commercially reasonable

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efforts to obtain such landlord waivers and collateral access agreements, but have been unable to obtain such landlord waivers and collateral access agreements;

(iii)                               joinder agreements, duly executed by each Foreign Subsidiary of the Parent that has made or will make any advances, loans or other extensions of credit to any Loan Party, in form and substance reasonably satisfactory to the Collateral Agent, pursuant to which each Foreign Subsidiary of the Parent is joined as a party to the Intercompany Subordination Agreement;

(iv)                              such Swiss-law security documents as may be necessary to grant to the Collateral Agent a first-priority perfected security interest (under Swiss law) with respect to 65% of the voting Equity Interests and 100% of the non-voting Equity Interests of TomoTherapy Europe SARL and Accuray International S.A.R.L., accompanied by an opinion of Swiss counsel to the effect that the security interest of the Collateral Agent thereunder is perfected; and

(v)                                 a certificate of an Authorized Officer of the Parent attaching a true and correct list and description of each material item of software owned by a Loan Party and the location of the source code therefor;

(c)                                  within 120 days following the Effective Date (or such longer period as the Collateral Agent may agree in its sole discretion), the Loan Parties shall (i) implement policies and procedures, including, without limitation, a screening mechanism, reasonably designed to ensure compliance with the OFAC Sanctions Programs, in form and substance reasonably satisfactory to the Agents, and (ii) deliver to the Agents a certificate of an Authorized Officer of the Parent certifying that the Parent and its Subsidiaries have implemented policies and procedures (including a screening mechanism) to ensure compliance with the OFAC Sanctions Programs, accompanied by such evidence thereof as the Collateral Agent may reasonably request; and

(d)                                 by not later than January 15, 2016, the Loan Parties shall deliver to the Agents a certificate of an Authorized Officer of the Parent, attaching true and correct copies of Deposit Account and Securities Account statements of the Parent and its Subsidiaries, demonstrating, in form and substance reasonably satisfactory to the Agents, that the unrestricted cash and Cash Equivalents of the Parent and its Subsidiaries was not less than $215,000,000 as of December 31, 2015, after giving pro forma effect to the transactions contemplated to occur on the Effective Date.

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ARTICLE VI

REPRESENTATIONS AND WARRANTIES

Section 6.01                             Representations and Warranties.  Each Loan Party hereby represents and warrants to the Secured Parties as follows:

(a)                                 Organization, Good Standing, Etc.  Each Loan Party (i) is a corporation, limited liability company or limited partnership duly organized, validly existing and in good standing under the laws of the state or jurisdiction of its organization, (ii) has all requisite power and authority to conduct its business as now conducted, and, in the case of the Borrowers, to make the borrowings hereunder, and to execute and deliver each Loan Document to which it is a party, and to consummate the transactions contemplated thereby, and (iii) is duly qualified to do business and is in good standing in each jurisdiction in which the character of the properties owned or leased by it or in which the transaction of its business makes such qualification necessary, except (solely for the purposes of this subclause (iii)) where the failure to be so qualified and in good standing could reasonably be expected to have a Material Adverse Effect.

(b)                                 Authorization, Etc.   The execution, delivery and performance by each Loan Party of each Loan Document to which it is or will be a party, (i) have been duly authorized by all necessary action, (ii) do not and will not contravene (A) any of its Governing Documents, (B) any applicable material Requirement of Law or (C) any material provision of any Material Contract, (iii) do not and will not result in or require the creation of any Lien (other than pursuant to any Loan Document) upon or with respect to any of its properties, and (iv) do not and will not result in any default, noncompliance, suspension, revocation, impairment, forfeiture or nonrenewal of any permit, license, authorization or approval material to its operations or any of its properties, except, in the case of clause (iv), to the extent where such contravention, default, noncompliance, suspension, revocation, impairment, forfeiture or nonrenewal could not reasonably be expected to have a Material Adverse Effect.

(c)                                  Governmental Approvals.   No authorization or approval or other action by, and no notice to or filing with, any Governmental Authority is required in connection with the due execution, delivery and performance by any Loan Party of any Loan Document to which it is or will be a party other than filings and recordings with respect to Collateral to be made, or otherwise delivered to the Collateral Agent for filing or recordation, on the Effective Date.

(d)                                 Enforceability of Loan Documents.   This Agreement is, and each other Loan Document to which any Loan Party is or will be a party, when delivered hereunder, will be, a legal, valid and binding obligation of such Person, enforceable against such Person in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and by general principles of equity.

CONFIDENTIAL TREATMENT REQUESTED UNDER 17 C.F.R. SECTIONS 200.80(b)(4) AND 240.24b-2. [*****] INDICATES OMITTED MATERIAL THAT IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST FILED SEPARATELY WITH THE COMMISSION. THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE COMMISSION.

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(e)                                  Capitalization.  On the Effective Date, after giving effect to the transactions contemplated hereby to occur on the Effective Date, the authorized Equity Interests of each of the Parent’s Subsidiaries and the issued and outstanding Equity Interests of each of the Parent’s Subsidiaries are as set forth on Schedule 6.01(e).  All of the issued and outstanding shares of Equity Interests of each of the Parent’s Subsidiaries have been validly issued and are fully paid and nonassessable, and the holders thereof are not entitled to any preemptive, first refusal or other similar rights.  All Equity Interests of such Subsidiaries of the Parent are owned by the Parent free and clear of all Liens (other than Permitted Specified Liens).  As of the Effective Date, except as described on Schedule 6.01(e), there are no outstanding debt or equity securities of the Parent or any of its Subsidiaries and no outstanding obligations of the Parent or any of its Subsidiaries convertible into or exchangeable for, or warrants, options or other rights for the purchase or acquisition from the Parent or any of its Subsidiaries, or other obligations of the Parent or any of its Subsidiaries to issue, directly or indirectly, any shares of Equity Interests of the Parent’s Subsidiaries.

(f)                                   Litigation.  There is no pending (or, to the best knowledge of any Loan Party, threatened) action, suit or proceeding affecting any Loan Party or any of its properties before any court or other Governmental Authority or any arbitrator that (i) if adversely determined, could reasonably be expected to have a Material Adverse Effect or (ii) relates to this Agreement or any other Loan Document or any transaction contemplated hereby or thereby.

(g)                                  Financial Statements.

(i)                                     The Financial Statements, copies of which have been delivered to each Agent and each Lender, fairly present the consolidated financial condition of the Parent and its Subsidiaries as at the respective dates thereof and the consolidated results of operations of the Parent and its Subsidiaries for the fiscal periods ended on such respective dates, all in accordance with GAAP.  All material indebtedness and other material liabilities (including, without limitation, Indebtedness, liabilities for taxes, long-term leases and other unusual forward or long-term commitments), direct or contingent, of the Parent and its Subsidiaries are set forth in the Financial Statements.  Since June 30, 2015, no event or development has occurred that has had or could reasonably be expected to have a Material Adverse Effect.

(ii)                                  The Parent has heretofore furnished to each Agent and each Lender (A) projected quarterly balance sheets, income statements and statements of cash flows of the Parent and its Subsidiaries for 2016 and 2017 Fiscal Years, and (B) projected annual balance sheets, income statements and statements of cash flows of the Parent and its Subsidiaries for the 2018, 2019, and 2020 Fiscal Years, which projected financial statements shall be updated from time to time pursuant to Section 7.01(a)(vi).

(h)                                 Compliance with Law, Etc.  No Loan Party or any of its Subsidiaries is in violation of (A) any of its Governing Documents, (B) any Requirement of Law or (C) any material

CONFIDENTIAL TREATMENT REQUESTED UNDER 17 C.F.R. SECTIONS 200.80(b)(4) AND 240.24b-2. [*****] INDICATES OMITTED MATERIAL THAT IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST FILED SEPARATELY WITH THE COMMISSION. THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE COMMISSION.

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term of any Material Contract, and no default or event of default has occurred and is continuing thereunder, except, in the case of clauses (B) and (C), to the extent such violation could not reasonably be expected to result in any adverse consequence to any Loan Party (other than immaterial consequences) or any Secured Party.

(i)                                     ERISA.  Except as set forth on Schedule 6.01(i), (i) each Employee Plan is in substantial compliance with ERISA and the Internal Revenue Code, (ii) no Termination Event has occurred nor is reasonably expected to occur with respect to any Employee Plan, (iii) the most recent annual report (Form 5500 Series) with respect to each Employee Plan, including any required Schedule B (Actuarial Information) thereto, copies of which have been filed with the Internal Revenue Service and delivered to the Agents, is complete and correct and fairly presents the funding status of such Employee Plan, and since the date of such report there has been no material adverse change in such funding status, (iv) copies of each agreement entered into with the PBGC, the U.S. Department of Labor or the Internal Revenue Service with respect to any Employee Plan have been delivered to the Agents, (v) no Employee Plan had an accumulated or waived funding deficiency or permitted decrease which would create a deficiency in its funding standard account or has applied for an extension of any amortization period within the meaning of Section 412 of the Internal Revenue Code at any time during the previous 60 months, and (vi) no Lien imposed under the Internal Revenue Code or ERISA exists or is likely to arise on account of any Employee Plan within the meaning of Section 412 of the Internal Revenue Code.  Except as set forth on Schedule 6.01(i), no Loan Party or any of its ERISA Affiliates has incurred any withdrawal liability under ERISA with respect to any Multiemployer Plan, or is aware of any facts indicating that it or any of its ERISA Affiliates may in the future incur any such withdrawal liability.  No Loan Party or any of its ERISA Affiliates nor any fiduciary of any Employee Plan has (i) engaged in a nonexempt prohibited transaction described in Sections 406 of ERISA or 4975 of the Internal Revenue Code, (ii) failed to pay any required installment or other payment required under Section 412 of the Internal Revenue Code on or before the due date for such required installment or payment, (iii) engaged in a transaction within the meaning of Section 4069 of ERISA or (iv) incurred any liability to the PBGC which remains outstanding other than the payment of premiums, and there are no premium payments which have become due which are unpaid.  There are no pending or, to the best knowledge of any Loan Party, threatened claims, actions, proceedings or lawsuits (other than claims for benefits in the normal course) asserted or instituted against (i) any Employee Plan or its assets, (ii) any fiduciary with respect to any Employee Plan, or (iii) any Loan Party or any of its ERISA Affiliates with respect to any Employee Plan.  Except as required by Section 4980B of the Internal Revenue  Code, no Loan Party or any of its ERISA Affiliates maintains an employee welfare benefit plan (as defined in Section 3(1) of ERISA) which provides health or welfare benefits (through the purchase of insurance or otherwise) for any retired or former employee of any Loan Party or any of its ERISA Affiliates or coverage after a participant’s termination of employment.

CONFIDENTIAL TREATMENT REQUESTED UNDER 17 C.F.R. SECTIONS 200.80(b)(4) AND 240.24b-2. [*****] INDICATES OMITTED MATERIAL THAT IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST FILED SEPARATELY WITH THE COMMISSION. THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE COMMISSION.

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(j)                                    Taxes, Etc.  (i) All foreign, Federal, provincial, and material state and local tax returns and other reports required by applicable Requirements of Law to be filed by any Loan Party have been filed, or extensions have been obtained, and (ii) all Taxes imposed upon any Loan Party or any property of any Loan Party in an aggregate amount for all such Taxes exceeding $2,000,000 that have become due and payable on or prior to the date hereof have been paid, except to the extent contested in good faith by proper proceedings which stay the imposition of any penalty, fine or Lien resulting from the non-payment thereof and with respect to which adequate reserves have been set aside for the payment thereof on the Financial Statements in accordance with GAAP.

(k)                                 Regulations T, U and X.  No Loan Party is or will be engaged in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation U), and no proceeds of any Loan will be used to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any margin stock or for any purpose that violates, or is inconsistent with, the provisions of Regulation T, U and X.

(l)                                     Adverse Agreements, Etc.  No Loan Party or any of its Subsidiaries is a party to any Contractual Obligation or subject to any restriction or limitation in any Governing Document or any judgment, order, regulation, ruling or other requirement of a court or other Governmental Authority, which (either individually or in the aggregate) has, or in the future could reasonably be expected (either individually or in the aggregate) to have, a Material Adverse Effect.

(m)                             Permits, Etc.  Each Loan Party has, and is in compliance with, all permits, licenses, authorizations, approvals, entitlements and accreditations required for such Person lawfully to own, lease, manage or operate, or to acquire, each business and property currently owned, leased, managed or operated, or any New Facility to be acquired, by such Person, except to the extent any failure to have, or be in compliance therewith could not reasonably be expected to result in any adverse consequence to any Loan Party (other than immaterial consequences) or any Secured Party.  No condition exists or event has occurred which, in itself or with the giving of notice or lapse of time or both, would result in the suspension, revocation, impairment, forfeiture or non-renewal of any such permit, license, authorization, approval, entitlement or accreditation, and there is no claim that any thereof is not in full force and effect.

(n)                                 Properties.  Each Loan Party has good and marketable title to, valid leasehold interests in, or valid licenses to use, all property and assets material to its business, free and clear of all Liens, except Permitted Liens.  All such properties and assets are in good working order and condition, ordinary wear and tear excepted.

(o)                                 Employee and Labor Matters.  There is (i) no unfair labor practice complaint pending or, to the best knowledge of any Loan Party, threatened against any Loan

CONFIDENTIAL TREATMENT REQUESTED UNDER 17 C.F.R. SECTIONS 200.80(b)(4) AND 240.24b-2. [*****] INDICATES OMITTED MATERIAL THAT IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST FILED SEPARATELY WITH THE COMMISSION. THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE COMMISSION.

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Party before any Governmental Authority and no grievance or arbitration proceeding pending or threatened against any Loan Party which arises out of or under any collective bargaining agreement, (ii) no strike, labor dispute, slowdown, stoppage or similar action or grievance pending or, to the best knowledge of any Loan Party, threatened against any Loan Party or (iii) to the best knowledge of each Loan Party, no union representation question existing with respect to the employees of any Loan Party and no union organizing activity taking place with respect to any of the employees of any Loan Party.  No Loan Party or any of its ERISA Affiliates has incurred any liability or obligation under the Worker Adjustment and Retraining Notification Act (“WARN”) or similar state law, which remains unpaid or unsatisfied.  The hours worked and payments made to employees of any Loan Party have not been in violation of the Fair Labor Standards Act or any other applicable legal requirements.  All payments due from any Loan Party on account of wages and employee health and welfare insurance and other benefits have been paid or accrued as a liability on the books of such Loan Party.

(p)                                 Environmental Matters.  Except as set forth on Schedule 6.01(p), (i) the operations of each Loan Party are in compliance with all requirements of Environmental Laws except as would not reasonably be expected to have a Material Adverse Effect; (ii) there has been no Release at any of the properties owned or operated by any Loan Party or a predecessor in interest, or at any disposal or treatment facility which received Hazardous Materials generated by any Loan Party or any predecessor in interest, which in each case could reasonably be expected to have a Material Adverse Effect; (iii) no Environmental Action has been asserted against any Loan Party or any predecessor in interest nor does any Loan Party have knowledge or notice of any threatened or pending Environmental Action against any Loan Party or any predecessor in interest, which in each case could reasonably be expected to have a Material Adverse Effect; (iv) no Environmental Actions have been asserted against any facilities that may have received Hazardous Materials generated by any Loan Party or any predecessor in interest which could reasonably be expected to have a Material Adverse Effect; (v) no property now or formerly owned or operated by a Loan Party has been used as a treatment or disposal site for any Hazardous Material, which could reasonably be expected to have a Material Adverse Effect; (vi) no Loan Party has failed to report to the proper Governmental Authority any Release which is required to be so reported by any Environmental Laws which failure to report could reasonably be expected to have a Material Adverse Effect; (vii) each Loan Party holds all licenses, permits and approvals required under any Environmental Laws in connection with the operation of the business carried on by it, except for such licenses, permits and approvals as to which a Loan Party’s failure to hold, maintain or comply with could not reasonably be expected to have a Material Adverse Effect; and (viii) no Loan Party has received any written notification from any Governmental Authority pursuant to any Environmental Laws that any license, permit or approval referred to in (vii) above is about to be reviewed, made subject to limitations or conditions, revoked, withdrawn or terminated, in a manner and to an extent that could reasonably be expected to have a Material Adverse Effect.

CONFIDENTIAL TREATMENT REQUESTED UNDER 17 C.F.R. SECTIONS 200.80(b)(4) AND 240.24b-2. [*****] INDICATES OMITTED MATERIAL THAT IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST FILED SEPARATELY WITH THE COMMISSION. THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE COMMISSION.

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(q)                                 Insurance.  Each Loan Party maintains the insurance and required services and financial assurance as required by law and as required by Section 7.01(h).  Schedule 6.01(q) sets forth a list of all insurance maintained by each Loan Party on the Effective Date.

(r)                                    Use of Proceeds.  The proceeds of the Loan shall be used (a) to repay the 2016 Convertible Notes (which proceeds shall be maintained in the Segregated Account until so applied), (b) to pay fees and expenses related to this Agreement and (c) after repaying the 2016 Convertible Notes, for general working capital and other corporate purposes.

(s)                                   Solvency.  After giving effect to the making of the Loan and the other transactions contemplated by this Agreement to occur on the Effective Date, the Loan Parties, on a consolidated basis are, Solvent.  No transfer of property is being made by any Loan Party and no obligation is being incurred by any Loan Party in connection with the transactions contemplated by this Agreement or the other Loan Documents with the intent to hinder, delay, or defraud either present or future creditors of such Loan Party.

(t)                                    Intellectual Property.

(i)                                     Set forth on Schedule 6.01(t) is a complete and accurate list as of the Effective Date of each item of Registered Intellectual Property owned by each Loan Party.

(ii)                                  Except as could not reasonably be expected, individually or in the aggregate, to result in any material adverse consequence to any Loan Party or any Secured Party:

(A)                               each Loan Party owns or licenses or otherwise has the right to use all Intellectual Property rights that are necessary for the operation of its business, without infringement upon or conflict with the rights of any other Person with respect thereto;

(B)                               all Registered Intellectual Property owned by any Loan Party is subsisting and in full force and effect, has not been adjudged invalid or unenforceable, is valid and enforceable and has not been abandoned in whole or in part;

(C)                               to the best knowledge of any Loan Party, the conduct and operations of the businesses of each Loan Party has not infringed, misappropriated, diluted or violated and does not infringe, misappropriate, dilute or violate any Intellectual Property owned by any other Person, no claim or litigation regarding any of the foregoing is pending or threatened;

(D)                               to the best knowledge of each Loan Party, none of the Intellectual Property that is a material trade secret or that is otherwise material non-public proprietary information of any Loan Party has been used, divulged, disclosed or appropriated to the detriment of such Loan Party for the benefit of any other Person other than such Loan Party;

CONFIDENTIAL TREATMENT REQUESTED UNDER 17 C.F.R. SECTIONS 200.80(b)(4) AND 240.24b-2. [*****] INDICATES OMITTED MATERIAL THAT IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST FILED SEPARATELY WITH THE COMMISSION. THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE COMMISSION.

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(E)                                to the best knowledge of each Loan Party, no employee, independent contractor or agent of any Loan Party has misappropriated any Other Intellectual Property of any other Person in the course of the performance of his or her duties as an employee, independent contractor or agent of such Loan Party; and no employee, independent contractor or agent of any Loan Party is in default or breach of any term of any employment agreement, non-disclosure agreement, assignment of inventions agreement or similar agreement, or contract relating in any way to the protection, ownership, development, use or transfer of such Loan Party’s Intellectual Property; and

(F)                                 to the best knowledge of each Loan Party, no Loan Party has received any written notice that it is violating or has violated the Intellectual Property rights of any third party in any material respect.

(iii)                               To the best knowledge of each Loan Party, there is no patent or pending patent application, which, individually or in the aggregate, could reasonably be expected to result in any material adverse consequence to any Loan Party.

(u)                                 Material Contracts.  Set forth on Schedule 6.01(u) is a complete and accurate list as of the Effective Date of all Material Contracts of each Loan Party, showing the parties and subject matter thereof and amendments and modifications thereto.  Each such Material Contract (i) is in full force and effect and is binding upon and enforceable against each Loan Party that is a party thereto and, to the best knowledge of such Loan Party, all other parties thereto in accordance with its terms, (ii) has not been otherwise amended or modified, and (iii) is not in default due to the action of any Loan Party or, to the best knowledge of any Loan Party, any other party thereto.

(v)                                 Investment Company Act.  None of the Loan Parties is (i) an “investment company” or an “affiliated person” or “promoter” of, or “principal underwriter” of or for, an “investment company”, as such terms are defined in the Investment Company Act of 1940, as amended, or (ii) subject to regulation under any Requirement of Law that limits in any respect its ability to incur Indebtedness or which may otherwise render all or a portion of the Obligations unenforceable.

(w)                               Customers and Suppliers.  There exists no actual or threatened termination, cancellation or limitation of, or modification to or change in, the business relationship between (i) any Loan Party, on the one hand, and any customer or any group thereof, on the other hand, whose agreements with any Loan Party are individually or in the aggregate material to the business or operations of such Loan Party, or (ii) any Loan Party, on the one hand, and any supplier or any group thereof, on the other hand, whose agreements with any Loan Party are individually or in the aggregate material to the business or operations of such Loan Party; and there exists no present state of facts or circumstances that could give rise to or result in any such termination, cancellation, limitation, modification or change.

CONFIDENTIAL TREATMENT REQUESTED UNDER 17 C.F.R. SECTIONS 200.80(b)(4) AND 240.24b-2. [*****] INDICATES OMITTED MATERIAL THAT IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST FILED SEPARATELY WITH THE COMMISSION. THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE COMMISSION.

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(x)                                 Convertible Notes.  All Obligations, including, without limitation, those to pay principal of and interest (including post-petition interest) on the Loans and fees and expenses in connection therewith, are permitted to be incurred and secured under the terms of the Convertible Notes and the indentures governing such Convertible Notes, and no (i) repayment, (ii) prepayment, (iii) offer to repay, prepay or repurchase or (iv) obligation to provide security will arise as a result of the incurrence of, or the securing of, the Obligations.

(y)                                 Anti-Money Laundering and Anti-Terrorism Laws.

(i)                                     The Loan Parties and Subsidiaries, and to the best knowledge of any Loan Party, any Affiliates of any of the Loan Parties, are and for the past six years have been in compliance with Anti-Money Laundering and Anti-Terrorism Laws and all applicable OFAC Sanctions Programs.

(ii)                                  None of the Loan Parties, nor any Subsidiary, nor, to the best knowledge of any Loan Party, any Affiliate of any of the Loan Parties, nor any officer or director of any of the Loan Parties, nor any of the Loan Parties’ respective agents acting or benefiting in any capacity in connection with the Loans or other transactions hereunder, is a Blocked Person.

(z)                                  Anti-Bribery and Anti-Corruption Laws.

(i)                                     The Loan Parties and Subsidiaries, and to the best knowledge of any Loan Party, any Affiliates of any of the Loan Parties, are and for the past five years have been in compliance with the U.S. Foreign Corrupt Practices Act of 1977, as amended (the “FCPA”), and the applicable anti-bribery and anti-corruption laws of those jurisdictions in which they do business (collectively, the “Anti-Corruption Laws”).

(ii)                                  To the best knowledge of any Loan Party, except to the extent otherwise disclosed in writing to the Agents prior to the Effective Date, there are, and in the past five years have been, no allegations, pending or open investigations or pending inquiries with regard to a potential violation of any Anti-Corruption Law by any of the Loan Parties or any of their respective current or former directors, officers, employees, or principal shareholders or owners.

(iii)                               The Loan Parties have adopted, implemented and maintain anti-bribery and anti-corruption policies and procedures that are reasonably designed to ensure compliance with the Anti-Corruption Laws.

(aa)                          Regulatory Matters.

(i)                                     (A) The business of the Parent and its Subsidiaries have been and are being conducted in compliance in all material respects with all applicable Requirements of

CONFIDENTIAL TREATMENT REQUESTED UNDER 17 C.F.R. SECTIONS 200.80(b)(4) AND 240.24b-2. [*****] INDICATES OMITTED MATERIAL THAT IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST FILED SEPARATELY WITH THE COMMISSION. THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE COMMISSION.

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Law, including the Healthcare Laws, and all Required Permits, (B) each Product (whether manufactured by the Parent or any of its Subsidiaries, any of their respective Affiliates or by a third party manufacturer under contract to the Parent or any of its Subsidiaries) has been, and currently is, being researched, developed, designed, investigated, manufactured, made, assembled, stored, packaged, labeled, marketed and distributed in compliance with all applicable Requirements of Law, including, without limitation, the Healthcare Laws, all Required Permits, cGMP, QSR, the Device Master Record as defined in 21 CFR 820.181 and Document Controls under 21 CFR 820.40 and all Product specifications as established in company documentation, except to the extent any failure to so comply could not reasonably be expected to result in any adverse consequences to the Loan Parties (other than immaterial consequences) to the Secured Parties, (C) each contract between the Parent and any of its Subsidiaries on the one hand, and any third party manufacturer on the other hand contain (and the Parent and each of its Subsidiaries implement), appropriate quality assurance arrangements in accordance with FDA requirements, (D) the Parent and its Subsidiaries are in compliance in all material respects with applicable Requirements of Law governing reporting and recordkeeping of Product modifications, adverse event reporting, reporting of corrections and removals, and recordkeeping for each Product, and all manufacturing and release documents and records are true and accurate in all material respects, and (E) neither the Parent nor any of its Subsidiaries has received or been subject to any written or oral communications from the FDA, the NRC or any other Regulatory Authority asserting that the Parent, any such Subsidiary or any such Product was not in compliance in any material respect with any applicable Requirement of Law or any Required Permit.

(ii)                                  Other than routine surveillance audits and inspections, no investigation by any Governmental Authority with respect to the Parent or any of its Subsidiary is pending or, to the knowledge of the Loan Parties, threatened.  None of the Parent or any of its Subsidiaries has received any written or oral communication from any Governmental Authority of any noncompliance with any Requirements of Law or any written or oral communication from any Governmental Authority or accrediting organization of any material issues, problems, or concerns regarding the quality or performance of the Products.

(iii)                               The Parent and its Subsidiaries own, free and clear of all Liens, except Liens securing the Obligations, all Required Permits, including all authorizations under the FD&C Act, other U.S. federal laws, and all applicable state and foreign laws, necessary (A) for the research and development and commercialization of the Products, including, without limitation, all Required Permits necessary in connection with testing, manufacturing, marketing or selling of such Products, as such testing, manufacturing, marketing or selling are currently being conducted, and (B) to carry on the business of the Parent and each of its Subsidiaries.  All such Required Permits are valid and in full force and effect and the Parent and each Subsidiary is in compliance in all material respects with all terms and conditions of such Required Permits. None of the Parent or any Subsidiary has received any written notice from any Governmental

CONFIDENTIAL TREATMENT REQUESTED UNDER 17 C.F.R. SECTIONS 200.80(b)(4) AND 240.24b-2. [*****] INDICATES OMITTED MATERIAL THAT IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST FILED SEPARATELY WITH THE COMMISSION. THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE COMMISSION.

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Authority that any Required Permit has been or is being revoked, withdrawn, suspended or challenged or that such Governmental Authority is conducting an investigation or review thereof or has issued any order or recommendation stating that the development, testing and/or manufacturing of such Product should cease or that such Product should be withdrawn from the marketplace.

(iv)                              There have been no adverse clinical test results which have or could reasonably be expected to have a materially adverse impact on the Parent or any of its Subsidiaries, and there have been no Product recalls or voluntary Product withdrawals from any market (other than specific and discrete batches or lots not made in conjunction with a larger recall).

(v)                                 Neither the Parent nor any of its Subsidiaries have experienced any significant failures in its manufacturing of any Product such that the amount of such Product successfully manufactured by the Parent or any of its Subsidiaries in accordance with all specifications thereof and the required payments related thereto in any 12-month period have decreased by more than 20% with respect to the quantities of such Product produced in the prior 12-month period.

(vi)                              There has been no material untrue statement of fact and no fraudulent statement made by the Parent or any of its Subsidiaries or any of their respective agents or representatives to the FDA, NRC, or any other Governmental Authority, and there has been no failure to disclose any material fact required to be disclosed to the FDA, NRC or any other Governmental Authority.

(vii)                           To the best knowledge of the Loan Parties, no insurance company, managed care organization or Governmental Authority has (A) terminated coverage or reimbursement for procedures and treatments performed using the CyberKnife and TomoTherapy Products, or (B) reduced the scope of coverage or the rate of reimbursement it provides for procedures and treatments performed using the CyberKnife and TomoTherapy Products, and, in the case of this clause (B), such reduction could reasonably be expected to have a materially adverse impact on the revenues of the Parent and its Subsidiaries.  None of the Parent or any of its Subsidiaries has been the subject of any “for cause” inspection, investigation or audit by any Governmental Authority in connection with any alleged improper activity.

(viii)                        There is no arrangement relating to the Parent or any of its Subsidiaries providing for any rebates, kickbacks or other forms of compensation or remuneration that are unlawful to be paid to any Person to induce, or in return for obtaining or the referral of business or for the arrangement for recommendation of such referrals. All billings by the Parent and each of its Subsidiaries for its services have been true and correct in all material respects and are in compliance in all material respects with all applicable Requirements of Law.

CONFIDENTIAL TREATMENT REQUESTED UNDER 17 C.F.R. SECTIONS 200.80(b)(4) AND 240.24b-2. [*****] INDICATES OMITTED MATERIAL THAT IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST FILED SEPARATELY WITH THE COMMISSION. THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE COMMISSION.

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(ix)                              None of the Parent or any of its Subsidiaries, or, to the knowledge of the Loan Parties, any individual who is an officer, director, employee or manager of the Parent or any of its Subsidiaries has been convicted of, charged with or, to the knowledge of the Loan Parties, investigated for any federal or state health program-related offense or been excluded or suspended from participation in any such program; or, to the knowledge of the Loan Parties, within the past five (5) years, has been convicted of, charged with or, to the knowledge of the Loan Parties, investigated for a violation of any Requirements of Law related to fraud, theft, embezzlement, breach of fiduciary responsibility, financial misconduct, obstruction of an investigation or controlled substances, or has been subject to any judgment, stipulation, order or decree of, or criminal or civil fine or penalty imposed by, any Governmental Authority related to fraud, theft, embezzlement, breach of fiduciary responsibility, financial misconduct, obstruction of an investigation or controlled substances. None of the Parent or any of its Subsidiaries or, to the knowledge of the Loan Parties, any individual who is an officer, director, employee or manager of the Parent or any of its Subsidiaries has been convicted of any crime or engaged in any conduct including but not limited to any misrepresentation to any Governmental Agency or that has otherwise resulted or would reasonably be expected to result in a debarment or exclusion (A) under 21 U.S.C. Section 335a, or (B) any similar applicable Requirement of Law. No debarment proceedings or investigations in respect of the business of the Parent or any of its Subsidiaries are pending or, to the knowledge of the Loan Parties, threatened against the Parent or any of its Subsidiaries or any individual who is an officer, director, employee or manager of the Parent or any of its Subsidiaries.

(x)                                 All studies, tests and preclinical and clinical trials conducted relating to the Products, sponsored by the Parent or any of its Subsidiaries and, to the knowledge of the Loan Parties, their respective licensees, licensors and third party services providers and consultants, have been conducted, and are currently being conducted, in all material respects in accordance with all applicable Requirements of Law and IDEs, including procedures and controls pursuant to, where applicable, current good clinical practices and current good laboratory practices and other applicable laws, rules regulations.  To the extent required by applicable Requirements of Law, the Parent and each of its Subsidiaries has obtained all necessary authorizations from Regulatory Authorities and IECs, including an IDE for the conduct of any clinical investigations conducted by or on behalf of the Parent or such Subsidiary, as applicable.

(xi)                              To the knowledge of the Loan Parties, none of the clinical investigators in any clinical trial sponsored by the Parent or any of its Subsidiaries  has been or is disqualified or otherwise sanctioned by the FDA, the Department of Health and Human Services, or any Governmental Authority and, to the knowledge of the Loan Parties, no such disqualification, or other sanction of any such clinical investigator is pending or threatened. None of the Parent or any of its Subsidiaries, or, to the knowledge of the Loan Parties, any of their respective licensees, licensors or third party services providers or consultants, has received

CONFIDENTIAL TREATMENT REQUESTED UNDER 17 C.F.R. SECTIONS 200.80(b)(4) AND 240.24b-2. [*****] INDICATES OMITTED MATERIAL THAT IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST FILED SEPARATELY WITH THE COMMISSION. THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE COMMISSION.

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from the FDA or other applicable Governmental Authority any notices or correspondence requiring or threatening the termination, suspension, material modification or clinical hold of any studies, tests or clinical trials with respect to or in connection with the Products.

(xii)                           The transactions contemplated by the Loan Documents (or contemplated by the conditions to effectiveness of any Loan Document) will not impair the Parent’s or any of its Subsidiary’s ownership of or rights under (or the license or other right to use, as the case may be) any Regulatory Authorizations relating to the Products in any material manner.

(bb)                          Full Disclosure.

(i)                                     Each Loan Party has disclosed to the Agents all agreements, instruments and corporate or other restrictions to which it is subject, and all other matters known to it, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect.  None of the reports, financial statements, certificates or other written information furnished by or on behalf of any Loan Party to the Agents (other than forward-looking information and projections and information of a general economic nature and general information about Borrowers’ industry) in connection with the negotiation of this Agreement or delivered hereunder (as modified or supplemented by other information so furnished) contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which it was made, not materially misleading.

(ii)                                  Projections have been prepared in good faith based on assumptions, estimates, methods and tests that are believed by the Loan Parties to be reasonable at the time such Projections were prepared and information believed by the Loan Parties to have been accurate based upon the information available to the Loan Parties at the time such Projections were furnished to the Lenders; it being understood that (A) Projections are by their nature subject to significant uncertainties and contingencies, many of which are beyond the control of the Loan Parties and their Subsidiaries, (B) actual results may differ from the Projections and such variations may be material and (C) the Projections are not a guarantee of performance.

(cc)                            Business of Certain Subsidiaries.  Neither TomoTherapy Belgium Holding LLC nor any Domestic Subsidiary meeting the requirements of clause (ii) of the definition of “Excluded Subsidiary” is engaged in any business activities, owns any assets (other than assets with a fair market value in the aggregate for all such Subsidiaries of less than $10,000) or has any liabilities (other than liabilities in an aggregate amount for all such Subsidiaries of less than $10,000).

CONFIDENTIAL TREATMENT REQUESTED UNDER 17 C.F.R. SECTIONS 200.80(b)(4) AND 240.24b-2. [*****] INDICATES OMITTED MATERIAL THAT IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST FILED SEPARATELY WITH THE COMMISSION. THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE COMMISSION.

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ARTICLE VII

COVENANTS OF THE LOAN PARTIES

Section 7.01                             Affirmative Covenants.  So long as any principal of or interest on any Loan or any other Obligation (whether or not due) shall remain unpaid (other than Contingent Indemnity Obligations) or any Lender shall have any Commitment hereunder, each Loan Party will, unless the Required Lenders shall otherwise consent in writing:

(a)                                 Reporting Requirements.  Furnish to each Agent and each Lender:

(i)                                     as soon as available, and in any event within 30 days after the end of each fiscal month of the Parent and its Subsidiaries commencing with the fiscal month ended December 31, 2015, internally prepared consolidated and consolidating balance sheets, statements of operations and statements of cash flows as at the end of such fiscal month, and for the period commencing at the end of the immediately preceding Fiscal Year and ending with the end of such fiscal month, setting forth in each case in comparative form the figures for the corresponding date or period set forth in the financial statements for the immediately preceding Fiscal Year, all in reasonable detail and certified by an Authorized Officer of the Parent as fairly presenting, in all material respects, the financial position of the Parent and its Subsidiaries as at the end of such fiscal month and the results of operations and cash flows of the Parent and its Subsidiaries for such fiscal month and for such year-to-date period, in substantially the form of the monthly Financial Statements delivered pursuant to clause (c) of the definition thereof;

(ii)                                  as soon as available and in any event within 45 days after the end of each of the first three fiscal quarters of each Fiscal Year of the Parent and its Subsidiaries commencing with the fiscal quarter ended December 31, 2015, consolidated and consolidating balance sheets, statements of operations and retained earnings and statements of cash flows of the Parent and its Subsidiaries as at the end of such quarter, and for the period commencing at the end of the immediately preceding Fiscal Year and ending with the end of such quarter, setting forth in each case in comparative form the figures for the corresponding date or period set forth in (A) the financial statements for the immediately preceding Fiscal Year and (B) the Projections, all in reasonable detail and certified by an Authorized Officer of the Parent as fairly presenting, in all material respects, the financial position of the Parent and its Subsidiaries as of the end of such quarter and the results of operations and cash flows of the Parent and its Subsidiaries for such quarter and for such year-to-date period, in accordance with GAAP applied in a manner consistent with that of the most recent audited financial statements of the Parent and its Subsidiaries furnished to the Agents and the Lenders, subject to the absence of footnotes and normal year-end adjustments;

(iii)                               as soon as available, and in any event within 90 days after the end of each Fiscal Year of the Parent and its Subsidiaries, consolidated and consolidating balance

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sheets, statements of operations and retained earnings and statements of cash flows of the Parent and its Subsidiaries as at the end of such Fiscal Year, setting forth in each case in comparative form the figures for the corresponding date or period set forth in (A) the financial statements for the immediately preceding Fiscal Year, and (B) the Projections, all in reasonable detail and prepared in accordance with GAAP, and accompanied by a report and an opinion, prepared in accordance with generally accepted auditing standards, of independent certified public accountants of recognized standing selected by the Parent and reasonably satisfactory to the Agents (it being understood and agreed that as of the Effective Date, Grant Thornton LLP is satisfactory to the Agents) (which opinion shall be without (1) a “going concern” or like qualification or exception, (2) any qualification or exception as to the scope of such audit, or (3) any qualification which relates to the treatment or classification of any item and which, as a condition to the removal of such qualification, would require an adjustment to such item, the effect of which would be to cause any noncompliance with the provisions of Section 7.03);

(iv)                              simultaneously with the delivery of the financial statements of the Parent and its Subsidiaries required by clauses (i), (ii) and (iii) of this Section 7.01(a), a certificate of an Authorized Officer of the Parent in the form of Exhibit E hereto (a “Compliance Certificate”):

(A)                               stating that such Authorized Officer has reviewed the provisions of this Agreement and the other Loan Documents and has made or caused to be made under his or her supervision a review of the condition and operations of the Parent and its Subsidiaries during the period covered by such financial statements with a view to determining whether the Parent and its Subsidiaries were in compliance with all of the provisions of this Agreement and such Loan Documents at the times such compliance is required hereby and thereby, and that such review has not disclosed, and such Authorized Officer has no knowledge of, the occurrence and continuance during such period of an Event of Default or Default or, if an Event of Default or Default had occurred (whether or not such Event of Default or Default is continuing), describing the nature and period of existence thereof and the action which the Parent and its Subsidiaries propose to take or have taken with respect thereto,

(B)                               in the case of the delivery of the financial statements of the Parent and its Subsidiaries required by clauses (ii) and (iii) of this Section 7.01(a), (1) attaching a schedule showing the calculation of the financial covenants specified in Section 7.03 and (2) including a discussion and analysis of the financial condition and results of operations of the Parent and its Subsidiaries for the portion of the Fiscal Year then elapsed and discussing the reasons for any significant variations from the Projections for such period and the figures for the corresponding period in the previous Fiscal Year, and

(C)                               in the case of the delivery of the financial statements of the Parent and its Subsidiaries required by clause (iii) of this Section 7.01(a), attaching (1) a summary of all material insurance coverage maintained as of the date thereof by any Loan Party

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and all material insurance coverage planned to be maintained by any Loan Party, together with such other related documents and information as the Administrative Agent may reasonably require, (2) confirmation that there have been no changes to the information contained in the Perfection Certificate delivered on the Effective Date or the date of the most recently updated Perfection Certificate delivered pursuant to this clause (iv) and/or attaching an updated Perfection Certificate identifying any such changes to the information contained  therein, and (3) a certificate of an Authorized Officer of the Parent attaching a true and correct list and description of each material item of software owned by a Loan Party and the location of the source code therefor;

(v)                                 simultaneously with the delivery of the financial statements of the Parent and its Subsidiaries required by clause (ii) of this Section 7.01(a), (x)  copies of any material written notices or amendments that the general counsel or any senior officer of any Loan Party executes or receives in connection with any Material Contract, and copies of any new Material Contract that any Loan Party enters into, and (y) copies of all reports, letters, applications, notices, filings and other correspondence and documents, in each case that are material to the operations of the Parent and its Subsidiaries taken as a whole, from the FDA, NRC or any other Governmental Authority having jurisdiction over the facilities, business or Products (including governmental and insurance reimbursements thereof) of the Parent or any of its Subsidiaries;

(vi)                              as soon as available and in any event not later than 30 days after the end of each Fiscal Year, a certificate of an Authorized Officer of the Parent (A) attaching Projections for the Parent and its Subsidiaries, supplementing and superseding the Projections previously required to be delivered pursuant to this Agreement, prepared on a monthly basis and otherwise in form and substance satisfactory to the Agents, for the immediately succeeding Fiscal Year for the Parent and its Subsidiaries and (B) certifying that the representations and warranties set forth in Section 6.01(bb)(ii) are true and correct with respect to the Projections;

(vii)                           promptly after submission to any Governmental Authority, all documents and information furnished to such Governmental Authority in connection with any investigation of any Loan Party other than routine inquiries by such Governmental Authority;

(viii)                        as soon as possible, and in any event within 3 days after any Authorized Officer or other senior officer of any Loan Party has knowledge of the occurrence of an Event of Default or Default or the occurrence of any event or development that could reasonably be expected to have a Material Adverse Effect, the written statement of an Authorized Officer of the Administrative Borrower setting forth the details of such Event of Default or Default or other event or development having a Material Adverse Effect and the action (if any) which the affected Loan Party proposes to take with respect thereto;

CONFIDENTIAL TREATMENT REQUESTED UNDER 17 C.F.R. SECTIONS 200.80(b)(4) AND 240.24b-2. [*****] INDICATES OMITTED MATERIAL THAT IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST FILED SEPARATELY WITH THE COMMISSION. THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE COMMISSION.

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(ix)                              (A) as soon as possible and in any event within 10 days after any Loan Party or any ERISA Affiliate thereof knows or has reason to know that (1) any Reportable Event with respect to any Employee Plan has occurred, (2) any other Termination Event with respect to any Employee Plan has occurred, or (3) an accumulated funding deficiency has been incurred or an application has been made to the Secretary of the Treasury for a waiver or modification of the minimum funding standard (including installment payments) or an extension of any amortization period under Section 412 of the Internal Revenue Code with respect to an Employee Plan, a statement of an Authorized Officer of the Administrative Borrower setting forth the details of such occurrence and the action, if any, which such Loan Party or such ERISA Affiliate proposes to take with respect thereto, (B) promptly and in any event within 3 days after receipt thereof by any Loan Party or any ERISA Affiliate thereof from the PBGC, copies of each notice received by any Loan Party or any ERISA Affiliate thereof of the PBGC’s intention to terminate any Plan or to have a trustee appointed to administer any Plan, (C) promptly and in any event within 10 days after the filing thereof with the Internal Revenue Service if requested by any Agent, copies of each Schedule B (Actuarial Information) to the annual report (Form 5500 Series) with respect to each Employee Plan and Multiemployer Plan, (D) promptly and in any event within 10 days after any Loan Party or any ERISA Affiliate thereof knows or has reason to know that a required installment within the meaning of Section 412 of the Internal Revenue Code has not been made when due with respect to an Employee Plan, (E) promptly and in any event within 3 days after receipt thereof by any Loan Party or any ERISA Affiliate thereof from a sponsor of a Multiemployer Plan or from the PBGC, a copy of each notice received by any Loan Party or any ERISA Affiliate thereof concerning the imposition or amount of withdrawal liability under Section 4202 of ERISA or indicating that such Multiemployer Plan may enter reorganization status under Section 4241 of ERISA, and (F) promptly and in any event within 10 days after any Loan Party or any ERISA Affiliate thereof sends notice of a plant closing or mass layoff (as defined in WARN) to employees, copies of each such notice sent by such Loan Party or such ERISA Affiliate thereof;

(x)                                 promptly after the commencement thereof but in any event not later than 5 days after service of process with respect thereto on, or the obtaining of knowledge thereof by, any Loan Party, notice of each action, suit or proceeding before any court or other Governmental Authority or other regulatory body or any arbitrator which, if adversely determined, could reasonably be expected to have a Material Adverse Effect;

(xi)                              as soon as possible and in any event within 5 days after execution, receipt or delivery thereof, copies of any notices of termination that any Loan Party delivers or receives in connection with any Material Contract;

(xii)                           as soon as possible and in any event within 5 days after execution, receipt or delivery thereof, copies of any material notices that any Loan Party executes or

CONFIDENTIAL TREATMENT REQUESTED UNDER 17 C.F.R. SECTIONS 200.80(b)(4) AND 240.24b-2. [*****] INDICATES OMITTED MATERIAL THAT IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST FILED SEPARATELY WITH THE COMMISSION. THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE COMMISSION.

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receives in connection with the sale or other Disposition of the Equity Interests of, or all or substantially all of the assets of, any Loan Party;

(xiii)                        promptly after (A) the sending or filing thereof, copies of all financial statements or reports and other material information any Loan Party sends to any holders of its Indebtedness or its securities or files with the SEC or any national (domestic or foreign) securities exchange and (B) the receipt thereof, a copy of any material notice received from any holder of its Indebtedness;

(xiv)                       promptly upon receipt thereof, copies of all management letters, if any, submitted to any Loan Party by its auditors in connection with any annual or interim audit of the books thereof;

(xv)                          promptly upon request, any certification or other evidence requested from time to time by any Lender in its sole discretion, confirming the Borrowers’ compliance with Section 7.02(q);

(xvi)                       simultaneously with the delivery of the financial statements of the Parent and its Subsidiaries required by clauses (i), (ii) and (iii) of this Section 7.01(a), if, as a result of any change in accounting principles and policies from those used in the preparation of the Financial Statements that is permitted by Section 7.02(p), the consolidated financial statements of the Parent and its Subsidiaries delivered pursuant to clauses (i), (ii) and (iii) of this Section 7.01(a) will differ from the consolidated financial statements that would have been delivered pursuant to such subdivisions had no such change in accounting principles and policies been made, then, together with the first delivery of such financial statements after such change, one or more statements of reconciliation for all such prior financial statements in form and substance satisfactory to the Agents;

(xvii)                    within two (2) Business Days following the repayment or repurchase of any Convertible Note, notice of such repayment or repurchase, including the identity and principal amount of the Convertible Notes repaid or repurchased, the total purchase price therefor, and (in the case of open-market purchases) the identity of the holder of the Convertible Note;

(xviii)                 within two (2) Business Days after receipt thereof or submission thereto, true and correct copies of all inspection reports (other than clear inspection reports), notifications relevant to Products or their manufacture (either directly or indirectly) or warnings from the FDA, NRC or any other Governmental Authority having jurisdiction over the facilities, business or Products (including governmental and insurance reimbursements thereof) of the Parent or any of its Subsidiaries;

CONFIDENTIAL TREATMENT REQUESTED UNDER 17 C.F.R. SECTIONS 200.80(b)(4) AND 240.24b-2. [*****] INDICATES OMITTED MATERIAL THAT IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST FILED SEPARATELY WITH THE COMMISSION. THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE COMMISSION.

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(xix)                       within two (2) Business Days following any senior officer of any Loan Party obtaining knowledge thereof, notice of any product recalls, safety alerts, withdrawals, marketing suspensions, removals or the like conducted, to be undertaken or issued, by the Parent or any of its Subsidiaries or their respective suppliers whether or not at the request, demand or order of any Governmental Authority or otherwise with respect to any Product;

(xx)                          as soon as possible, and in any event within two (2) Business Days after any Authorized Officer or other senior officer of any Loan Party has knowledge that any Loan Party or any Subsidiary of any Loan Party has engaged in a transaction with a Blocked Person or violated any OFAC Sanctions Program, the written statement of an Authorized Officer of the Administrative Borrower setting forth the details thereof and the action (if any) which the affected Loan Party or Subsidiary proposes to take with respect thereto; and

(xxi)                       promptly upon request, such other information concerning the condition or operations, financial or otherwise, of any Loan Party as any Agent may from time to time may reasonably request.

(b)                                 Additional Guarantors and Collateral Security.  Cause:

(i)                                     each Subsidiary of any Loan Party not in existence on the Effective Date, to execute and deliver to the Collateral Agent promptly and in any event within 10 days after the formation, acquisition or change in status thereof, (A) a Joinder Agreement, pursuant to which such Subsidiary shall be made a party to this Agreement as a Guarantor, (B) a supplement to the Security Agreement, together with (1) certificates evidencing the certificated Equity Interests of any Person owned by such Subsidiary required to be pledged under the terms of the Security Agreement, (2) undated stock powers for such Equity Interests executed in blank with signature guaranteed, and (3) such opinions of counsel as the Collateral Agent may reasonably request, (C) to the extent required under the terms of this Agreement, one or more Mortgages creating on each New Facility of such Subsidiary a perfected, first priority Lien (in terms of priority, subject only to Permitted Specified Liens) on such New Facility and such other Real Property Deliverables as may be required by the Collateral Agent with respect to each such New Facility, and (D) such other agreements, instruments, approvals or other documents reasonably requested by the Collateral Agent in order to create, perfect, establish the first priority of or otherwise protect any Lien purported to be covered by any such Security Agreement or Mortgage or otherwise to effect the intent that such Subsidiary shall become bound by all of the terms, covenants and agreements contained in the Loan Documents and that all personal property and assets of such Subsidiary (and New Facilities, if any) shall become Collateral for the Obligations; and

(ii)                                  each Loan Party that is the owner of the Equity Interests of any such Subsidiary to execute and deliver promptly and in any event within 10 days after the formation or acquisition of such Subsidiary a Pledge Amendment (as defined in the Security

CONFIDENTIAL TREATMENT REQUESTED UNDER 17 C.F.R. SECTIONS 200.80(b)(4) AND 240.24b-2. [*****] INDICATES OMITTED MATERIAL THAT IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST FILED SEPARATELY WITH THE COMMISSION. THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE COMMISSION.

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Agreement), together with (A) certificates evidencing the certificated Equity Interests of such Subsidiary required to be pledged under the terms of the Security Agreement, (B) undated stock powers or other appropriate instruments of assignment for such Equity Interests executed in blank with signature guaranteed, (C) such opinions of counsel as the Collateral Agent may reasonably request and (D) such other agreements, instruments, approvals or other documents requested by the Collateral Agent.

Notwithstanding the foregoing, no Excluded Subsidiary shall be required to become a Guarantor hereunder (and, as such, shall not be required to deliver the documents required by clause (i) above; provided, however, that if the Equity Interests of a first-tier Foreign Subsidiary are owned by a Loan Party, such Loan Party shall deliver all such documents, instruments, agreements (including, without limitation, at the reasonable request of the Collateral Agent with respect to a Material Foreign Subsidiary, a pledge agreement governed by the laws of the jurisdiction of the organization of such Foreign Subsidiary) and certificates described in clause (ii) above to the Collateral Agent, and take all commercially reasonable actions reasonably requested by the Collateral Agent or otherwise necessary to grant and to perfect a first-priority Lien (subject to Permitted Specified Liens) in favor of the Collateral Agent, for the benefit of the Agents and the Lenders, in 65% of the voting Equity Interests of such Foreign Subsidiary and 100% of all other Equity Interests of such Foreign Subsidiary owned by such Loan Party.

(c)                                  Compliance with Laws; Payment of Taxes.

(i)                                     Comply, and cause each of its Subsidiaries to comply, with all material Requirements of Law (including, without limitation, all Environmental Laws, OFAC Sanctions Programs, Anti-Money Laundering and Anti-Terrorism Laws and Anti-Corruption Laws), judgments and awards (including any settlement of any claim that, if breached, could give rise to any of the foregoing), except, in each case, to the extent any non-compliance therewith could not reasonably be expected to result in any adverse consequence to any Loan Party (other than immaterial consequences) or any Secured Party.

(ii)                                  Pay, and cause each of its Subsidiaries to pay, in full before delinquency or before the expiration of any extension period, all Taxes imposed upon any Loan Party or any of its Subsidiaries or any property of any Loan Party or any of its Subsidiaries in an aggregate amount for all such taxes, assessments and other governmental charges exceeding $2,000,000, except to the extent contested in good faith by proper proceedings which stay the imposition of any penalty, fine or Lien resulting from the non-payment thereof and with respect to which adequate reserves have been set aside for the payment thereof in accordance with GAAP.

(d)                                 Preservation of Existence, Etc.  Maintain and preserve, and cause each of its Subsidiaries to maintain and preserve, its existence, rights and privileges, except as otherwise expressly permitted pursuant to Section 7.02(c), and become or remain, and cause each of its

CONFIDENTIAL TREATMENT REQUESTED UNDER 17 C.F.R. SECTIONS 200.80(b)(4) AND 240.24b-2. [*****] INDICATES OMITTED MATERIAL THAT IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST FILED SEPARATELY WITH THE COMMISSION. THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE COMMISSION.

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Subsidiaries to become or remain, duly qualified and in good standing in each jurisdiction in which the character of the properties owned or leased by it or in which the transaction of its business makes such qualification necessary, except to the extent that the failure to be so qualified could not reasonably be expected to have a Material Adverse Effect.

(e)                                  Keeping of Records and Books of Account.  Keep, and cause each of its Subsidiaries to keep, adequate records and books of account, with complete entries made to permit the preparation of financial statements in accordance with GAAP.

(f)                                   Inspection Rights.  Permit, and cause each of its Subsidiaries to permit, the agents and representatives of any Agent at any time and from time to time upon reasonable prior notice to the Administrative Borrower and during normal business hours, at the expense of the Borrowers, to examine and make copies of and abstracts from its records and books of account, to visit and inspect its properties, to verify materials, leases, notes, accounts receivable, deposit accounts and its other assets, to conduct audits, physical counts, valuations, appraisals or examinations (but not to conduct any sampling or invasive testing of any environmental media) and to discuss its affairs, finances and accounts with any of its directors, officers, managerial employees, independent accountants or any of its other representatives.  In furtherance of the foregoing, each Loan Party hereby authorizes its independent accountants, and the independent accountants of each of its Subsidiaries, to discuss the affairs, finances and accounts of such Person (independently or together with representatives of such Person) with the agents and representatives of any Agent in accordance with this Section 7.01(f).  Notwithstanding anything to the contrary contained herein, in no event shall the Parent or any of its Subsidiaries be required to disclose trade secrets (other than financial trade secrets) or documents that would violate attorney-client privilege, in each case, to the extent such Loan Party or Subsidiary has been advised by counsel that such information constitutes trade secrets or that such disclosure would violate attorney-client privilege.

(g)                                  Maintenance of Properties, Etc.  Maintain and preserve, and cause each of its Subsidiaries to maintain and preserve, all of its properties which are necessary in the proper conduct of its business in good working order and condition, ordinary wear and tear and casualty excepted, and comply, and cause each of its Subsidiaries to comply, at all times with the provisions of all leases to which it is a party as lessee or under which it occupies property, so as to prevent any loss or forfeiture thereof or thereunder, except to the extent the failure to so maintain and preserve or so comply could not reasonably be expected to have a Material Adverse Effect.

(h)                                 Maintenance of Insurance.  Maintain, and cause each of its Subsidiaries to maintain, insurance with responsible and reputable insurance companies or associations (including, without limitation, comprehensive general liability, hazard, rent, worker’s compensation and business interruption insurance) with respect to its properties (including all real properties leased or owned by it) and business, in such amounts and covering such risks as is

CONFIDENTIAL TREATMENT REQUESTED UNDER 17 C.F.R. SECTIONS 200.80(b)(4) AND 240.24b-2. [*****] INDICATES OMITTED MATERIAL THAT IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST FILED SEPARATELY WITH THE COMMISSION. THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE COMMISSION.

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required by any Governmental Authority having jurisdiction with respect thereto or as is carried generally in accordance with sound business practice by companies in similar businesses similarly situated and in any event in amount, adequacy and scope reasonably satisfactory to the Collateral Agent.  All policies covering the Collateral are to be made payable to the Collateral Agent for the benefit of the Agents and the Lenders, as its interests may appear, in case of loss, under a standard non-contributory “lender” or “secured party” clause and are to contain such other provisions as the Collateral Agent may reasonably require to fully protect the Lenders’ interest in the Collateral and to any payments to be made under such policies.  All certificates of insurance are to be delivered to the Collateral Agent and the policies are to be premium prepaid, with the lender’s loss payable and additional insured endorsement in favor of the Collateral Agent and such other Persons as the Collateral Agent may designate from time to time, and shall provide for not less than 30 days’ (10 days’ in the case of non-payment) prior written notice to the Collateral Agent of the exercise of any right of cancellation.  If any Loan Party or any of its Subsidiaries fails to maintain such insurance, the Collateral Agent may arrange for such insurance, but at the Borrowers’ expense and without any responsibility on the Collateral Agent’s part for obtaining the insurance, the solvency of the insurance companies, the adequacy of the coverage, or the collection of claims.  Upon the occurrence and during the continuance of an Event of Default, the Collateral Agent shall have the sole right, in the name of the Lenders, any Loan Party and its Subsidiaries, to file claims under any insurance policies, to receive, receipt and give acquittance for any payments that may be payable thereunder, and to execute any and all endorsements, receipts, releases, assignments, reassignments or other documents that may be necessary to effect the collection, compromise or settlement of any claims under any such insurance policies.  The Collateral Agent hereby agrees to use commercially reasonable efforts to notify the Loan Parties contemporaneously with (or promptly after) the filing of any such claim, but the failure to provide such notice shall not affect the Collateral Agent’s rights hereunder.

(i)                                     Obtaining of Permits, Etc.  Obtain, maintain and preserve, and cause each of its Subsidiaries to obtain, maintain and preserve, and take all necessary action to timely renew, all permits, licenses, authorizations, approvals, entitlements and accreditations that are necessary or useful in the proper conduct of its business, except to the extent that the failure to so obtain, maintain or preserve could not reasonably be expected to result in any adverse consequence to any Loan Party (other than immaterial consequences) or any Secured Party.

(j)                                    Environmental.  (i) Comply, and cause each of its Subsidiaries to comply, with all Environmental Laws in all material respects (including without limitation material compliance with any requirement under applicable Environmental Law to conduct Remedial Action); (ii) provide the Agents written notice within ten (10) days of any Release of a Hazardous Material in excess of any reportable quantity under applicable Environmental Law from or onto property currently owned or operated by it or any of its Subsidiaries; and (iii) provide the Agents with written notice within 10 days of the receipt of any of the following:  (A) notice that an Environmental Lien has been filed against any property of any Loan Party or

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any of its Subsidiaries; (B) commencement of any Environmental Action or notice that an Environmental Action will be filed against any Loan Party or any of its Subsidiaries; and (C) notice of a violation, citation or other administrative order, which in each case of (A), (B) or (C) could reasonably be expected to have a Material Adverse Effect.

(k)                                 Fiscal Year.  Cause the Fiscal Year of the Parent and its Subsidiaries to end on June 30th of each calendar year unless the Agents consent to a change in such Fiscal Year (and appropriate related changes to this Agreement).

(l)                                     Landlord Waivers; Collateral Access Agreements.  Commencing on the date that is 60 days following the date the threshold of value located at a property is reached (or such later date as the Collateral Agent may otherwise agree), at any time any Collateral with a book value in excess of $1,000,000 (when aggregated with all other Collateral at the same location) is located on any real property of a Loan Party (whether such real property is now existing or acquired after the Effective Date) which is not owned by a Loan Party, or is stored on the premises of a bailee, warehouseman, or similar party, use commercially reasonable efforts to obtain written subordinations or waivers or collateral access agreements, as the case may be, in form and substance satisfactory to the Collateral Agent.

(m)                             After Acquired Real Property.  Upon the acquisition by any Loan Party after the date hereof of any fee interest in any real property (wherever located) (each such interest being a “New Facility”) with a Current Value (as defined below) in excess of $1,000,000, immediately so notify the Collateral Agent, setting forth with specificity a description of the interest acquired, the location of the real property, any structures or improvements thereon and either an appraisal or such Loan Party’s good-faith estimate of the current value of such real property (for purposes of this Section, the “Current Value”).  The Collateral Agent shall notify such Loan Party whether it intends to require a Mortgage (and any other Real Property Deliverables) with respect to such New Facility.  Upon receipt of such notice requesting a Mortgage (and any other Real Property Deliverables) for a New Facility, the Person that has acquired such New Facility shall promptly furnish the same to the Collateral Agent.  The Borrowers shall pay all fees and expenses, including, without limitation, reasonable attorneys’ fees and expenses, and all title insurance charges and premiums, in connection with each Loan Party’s obligations under this Section 7.01(m).

(n)                                 Anti-Bribery and Anti-Corruption Laws and OFAC Sanctions Programs.  Maintain, and cause each of its Subsidiaries to maintain, policies and procedures that are reasonably designed to ensure compliance with the Anti-Corruption Laws.

(o)                                 Lender Meetings.  Upon the request of any Agent or the Required Lenders (which request, so long as no Event of Default shall have occurred and be continuing, shall not be made more than once during each Fiscal Year), participate in a meeting with the Agents and the Lenders at the Borrowers’ corporate offices (or at such other location as may be agreed to by

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the Administrative Borrower and such Agent or the Required Lenders) at such time as may be agreed to by the Administrative Borrower and such Agent or the Required Lenders.

(p)                                 Further Assurances.  Take such action and execute, acknowledge and deliver, and cause each of its Subsidiaries to take such action and execute, acknowledge and deliver, at its sole cost and expense, such agreements, instruments or other documents as any Agent may reasonably require from time to time in order (i) to carry out more effectively the purposes of this Agreement and the other Loan Documents, (ii) to subject to valid and perfected first priority Liens any of the Collateral or any other property of any Loan Party and its Subsidiaries, (iii) to establish and maintain the validity and effectiveness of any of the Loan Documents and the validity, perfection and priority of the Liens intended to be created thereby, and (iv) to better assure, convey, grant, assign, transfer and confirm unto each Secured Party the rights now or hereafter intended to be granted to it under this Agreement or any other Loan Document.  In furtherance of the foregoing, to the maximum extent permitted by applicable law, each Loan Party (i) authorizes each Agent to execute any such agreements, instruments or other documents in such Loan Party’s name and to file such agreements, instruments or other documents in any appropriate filing office, (ii) authorizes each Agent to file any financing statement required hereunder or under any other Loan Document, and any continuation statement or amendment with respect thereto, in any appropriate filing office without the signature of such Loan Party, and (iii) ratifies the filing of any financing statement, and any continuation statement or amendment with respect thereto, filed without the signature of such Loan Party prior to the date hereof.

(q)                                 Excess Cash.  At any time that an Event of Default has occurred and is continuing, at the request of the Collateral Agent, promptly cause each Subsidiary of the Parent that is not a Loan Party to transfer all cash and Cash Equivalents of each such Subsidiary (in excess of the amount required to be maintained by each such Subsidiary pursuant to applicable statutory requirements) to a Loan Party, pursuant to documentation satisfactory to the Agents.

(r)                                    Maintenance of Regulatory Authorizations, Etc. (i) Maintain in full force and effect all Regulatory Authorizations and other Required Permits, authorizations or other rights necessary and material for the operations of its business, and comply with the terms and conditions applicable to the foregoing (excluding, for the avoidance of doubt, maintenance of Regulatory Authorizations and Required Permits that in the commercially reasonable business judgment of the Parent are not necessary or material for the conduct of the business of the Parent and its Subsidiaries); (ii) design, manufacture, store, label, market and distribute all Products in compliance in all material respects with cGMP, QSRs, the Device Master Record as defined in 21 CFR 820.181 and Document Controls under 21 CFR 820.40, all Product specifications as established in company documentation and other applicable Requirements of Law; (iii) conduct all studies, tests and preclinical and clinical trials relating to the Products sponsored by the Parent or any of its Subsidiaries in accordance in all material respects with all IDEs, current good

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clinical practices, current good laboratory practices, and other applicable Requirements of Law; and (iv) comply fully and completely in all material respects with all Required Permits at all times issued by any Governmental Authority, including the FDA and the NRC, with respect to the development, testing, manufacture, marketing and sales of each Product as such activities are at any such time being conducted by the Parent or any of its Subsidiaries.

Section 7.02                             Negative Covenants.  So long as any principal of or interest on any Loan or any other Obligation (whether or not due) shall remain unpaid (other than Contingent Indemnity Obligations) or any Lender shall have any Commitment hereunder, each Loan Party shall not, unless the Required Lenders shall otherwise consent in writing:

(a)                                 Liens, Etc.  Create, incur, assume or suffer to exist, or permit any of its Subsidiaries to create, incur, assume or suffer to exist, any Lien upon or with respect to any of its properties, whether now owned or hereafter acquired; file or suffer to exist under the Uniform Commercial Code or any Requirement of Law of any jurisdiction, a financing statement (or the equivalent thereof) that names it or any of its Subsidiaries as debtor (other than an unauthorized financing statement (or the equivalent thereof) that names it or any of its Subsidiaries as debtor so long as such unauthorized financing statement is promptly terminated after the Loan Parties obtain knowledge thereof); sign or suffer to exist any security agreement authorizing any secured party thereunder to file such financing statement (or the equivalent thereof) other than, as to all of the above, Permitted Liens.

(b)                                 Indebtedness.  Create, incur, assume, guarantee or suffer to exist, or otherwise become or remain liable with respect to, or permit any of its Subsidiaries to create, incur, assume, guarantee or suffer to exist or otherwise become or remain liable with respect to, any Indebtedness other than Permitted Indebtedness.

(c)                                  Fundamental Changes; Dispositions.

(i)                                     Wind-up, liquidate or dissolve, or merge, consolidate or amalgamate with any Person, or permit any of its Subsidiaries to do (or agree to do) any of the foregoing; provided, however, that (x) TomoTherapy shall be permitted to merge, consolidate and amalgamate with the Parent (so long as the Parent is the Surviving Entity) or any wholly-owned Subsidiary of any Loan Party (other than a Borrower) may be merged into such Loan Party or another wholly-owned Subsidiary of such Loan Party, or may consolidate or amalgamate with another wholly-owned Subsidiary of such Loan Party, so long as, in each case, (A) no other provision of this Agreement would be violated thereby, (B) such Loan Party gives the Agents at least 10 days’ prior written notice of such merger, consolidation or amalgamation accompanied by true, correct and complete copies of all material agreements, documents and instruments relating to such merger, consolidation or amalgamation, including, but not limited to, the certificate or certificates of merger or amalgamation to be filed with each appropriate Secretary of State (with a copy as filed promptly after such filing), (C) no Default or Event of

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Default shall have occurred and be continuing either before or after giving effect to such transaction, (D) in the case of any merger, consolidation or amalgamation involving a Loan Party, the Lenders’ rights in any Collateral, including, without limitation, the existence, perfection and priority of any Lien thereon, are not adversely affected by such merger, consolidation or amalgamation and (E) in the case of any merger, consolidation or amalgamation involving a Loan Party, the surviving Subsidiary, if any, if not already a Loan Party, is joined as a Loan Party hereunder pursuant to a Joinder Agreement and is a party to a Security Agreement and the Equity Interests of such Subsidiary is the subject of a Security Agreement, in each case, which is in full force and effect on the date of and immediately after giving effect to such merger, consolidation or amalgamation; and (y) any Immaterial Subsidiary may be liquidated or dissolved; provided that, prior to such liquidation or dissolution, its assets are transferred to a Loan Party;

(ii)                                  Make any Disposition, whether in one transaction or a series of related transactions, of all or any part of its business, property or assets, whether now owned or hereafter acquired (or agree to do any of the foregoing), or permit any of its Subsidiaries to do any of the foregoing; provided, however, that any Loan Party and its Subsidiaries may make Permitted Dispositions.

(d)                                 Change in Nature of Business.  Engage, or permit any of its Subsidiaries to engage in any material line of business other than the businesses engaged in on the Effective Date and similar, related, complementary or ancillary businesses.

(e)                                  Investments.  Make or commit or agree to make, or permit any of its Subsidiaries to make or commit or agree to make, any Investment in any other Person except for Permitted Investments.

(f)                                   Sale and Leaseback Transactions.  Enter into, or permit any of its Subsidiaries to enter into, any Sale and Leaseback Transaction.

(g)                                  Capital Expenditures.  Make or commit or agree to make, or permit any of its Subsidiaries to make or commit or agree to make, any Capital Expenditure (by purchase or Capitalized Lease) that would cause the aggregate amount of all Capital Expenditures made by the Loan Parties and their Subsidiaries in any Fiscal Year to exceed the amounts set forth in the table below:

Fiscal Year Ended	Capital Expenditures
June 30, 2016	$15,050,000
June 30, 2017	$16,200,000
June 30, 2018	$16,200,000
June 30, 2019	$16,800,000
June 30, 2020	$18,000,000
June 30, 2021	$9,000,000

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; provided, however, that the amount of Capital Expenditures permitted to be made in any Fiscal Year may be increased as follows:  (x) if the amount of the Capital Expenditures permitted to be made in any Fiscal Year is greater than the actual amount of the Capital Expenditures actually made in such Fiscal Year the amount by which such permitted Capital Expenditures for such Fiscal Year exceeds the actual amount of Capital Expenditures for such Fiscal Year, the “Excess Amount”), then up to 50% of such Excess Amount (such amount, the “Carry-Over Amount”) may be carried forward to the next succeeding Fiscal Year (the “Succeeding Fiscal Period”); provided that (A) the Carry-Over Amount applicable to a particular Succeeding Fiscal Period may not be carried forward to another Fiscal Year.  Capital Expenditures made by the Loan Parties and their Subsidiaries in any Fiscal Year shall be deemed to reduce, first, the amount set forth for such Fiscal Year and, second, the Carry-Over Amount.

(h)                                 Restricted Payments.  Make or permit any of its Subsidiaries to make any Restricted Payment other than Permitted Restricted Payments.

(i)                                     Federal Reserve Regulations.  Permit any Loan or the proceeds of any Loan under this Agreement to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying margin stock or for any purpose that violates or is inconsistent with Regulation T, U or X.

(j)                                    Transactions with Affiliates.  Enter into, renew, modify, extend or be a party to, or permit any of its Subsidiaries to enter into, renew, modify, extend or be a party to, any transaction or series of related transactions (including, without limitation, the purchase, sale, lease, transfer or exchange of property or assets of any kind or the rendering of services of any kind) with any Affiliate, except (i) transactions consummated in the ordinary course of business in a manner and to an extent consistent with past practice and necessary or desirable for the prudent operation of its business, for fair consideration and on terms no less favorable to it or its Subsidiaries than would be obtainable in a comparable arm’s length transaction with a Person that is not an Affiliate thereof; provided that such transactions are fully disclosed to the Agents prior to the consummation thereof, if they involve one or more payments by the Parent or any of its Subsidiaries in excess of $1,000,000 for any single transaction or series of related transactions, (ii) transactions solely among the Loan Parties, (iii) transaction solely among wholly-owned Subsidiaries of the Parent that are not Loan Parties; (iv) to the extent expressly identified by the terms of this Agreement as being permitted to occur between a Loan Party and an Affiliate of a Loan Party, Permitted Investments, Permitted Dispositions, and Permitted Restricted Payments, (v) sales of Qualified Equity Interests of the Parent to Affiliates of the Parent not otherwise prohibited by the Loan Documents and the granting of registration and other customary rights in connection therewith, (vi) reasonable and customary director and officer compensation (including bonuses and stock option programs), benefits and indemnification arrangements, in each case approved by the Board of Directors (or a committee

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thereof) of such Loan Party or such Subsidiary and (vii) transactions among the Loan Parties and their Subsidiaries to the extent such transaction is permitted by Section 7.02(s).

(k)                                 Limitations on Dividends and Other Payment Restrictions Affecting Subsidiaries.  Create or otherwise cause, incur, assume, suffer or permit to exist or become effective any consensual encumbrance or restriction of any kind on the ability of any Subsidiary of any Loan Party (i) to pay dividends or to make any other distribution on any shares of Equity Interests of such Subsidiary owned by any Loan Party or any of its Subsidiaries, (ii) to pay or prepay or to subordinate any Indebtedness owed to any Loan Party or any of its Subsidiaries, (iii) to make loans or advances to any Loan Party or any of its Subsidiaries or (iv) to transfer any of its property or assets to any Loan Party or any of its Subsidiaries, or permit any of its Subsidiaries to do any of the foregoing; provided, however, that nothing in any of clauses (i) through (iv) of this Section 7.02(k) shall prohibit or restrict compliance with:

(A)                               this Agreement and the other Loan Documents;

(B)                               any agreement in effect on the date of this Agreement and described on Schedule 7.02(k), or any extension, replacement or continuation of any such agreement; provided that any such encumbrance or restriction contained in such extended, replaced or continued agreement is no less favorable to the Agents and the Lenders than the encumbrance or restriction under or pursuant to the agreement so extended, replaced or continued;

(C)                               any applicable law, rule or regulation (including, without limitation, applicable currency control laws and applicable state corporate statutes restricting the payment of dividends in certain circumstances);

(D)                               in the case of clause (iv), (1) customary restrictions on the subletting, assignment or transfer of any specified property or asset set forth in a lease, license, asset sale agreement or similar contract for the conveyance of such property or asset and (2) instrument or other document evidencing a Permitted Lien (or the Indebtedness secured thereby) from restricting on customary terms the transfer of any property or assets subject thereto;

(E)                                customary restrictions on dispositions of real property interests in reciprocal easement agreements;

(F)                                 customary restrictions in agreements for the sale of assets on the transfer or encumbrance of such assets during an interim period prior to the closing of the sale of such assets;

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(G)                               customary restrictions in contracts that prohibit the assignment of such contract;

(H)                              customary restrictions in agreements relating to purchase money financing arrangements of the Parent or its Subsidiaries to the extent such restrictions restrict the transfer of, or the granting of Liens on, the property subject to such purchase money financing arrangement; and

(I)                                   restrictions on cash deposits made and imposed by customers under contracts entered into in the ordinary course of business.

(l)                                     Limitations on Negative Pledges.  Enter into, incur or permit to exist, or permit any Subsidiary to enter into, incur or permit to exist, directly or indirectly, any agreement, instrument, deed, lease or other arrangement that prohibits, restricts or imposes any condition upon the ability of any Loan Party or any Subsidiary of any Loan Party to create, incur or permit to exist any Lien upon any of its property or revenues, whether now owned or hereafter acquired, or that requires the grant of any security for an obligation if security is granted for another obligation, except the following:  (i) this Agreement and the other Loan Documents, (ii) restrictions or conditions imposed by any agreement relating to secured Indebtedness permitted by Section 7.02(b) of this Agreement if such restrictions or conditions apply only to the property or assets securing such Indebtedness, (iii) any customary restrictions and conditions contained in agreements relating to the sale or other disposition of assets or of a Subsidiary pending such sale or other disposition; provided that such restrictions and conditions apply only to the assets or Subsidiary to be sold or disposed of and such sale or disposition is permitted hereunder, (iv) customary provisions in leases restricting the assignment or sublet thereof, and (v) customary restrictions in agreements relating to purchase money financing arrangements of the Parent or its Subsidiaries to the extent such restrictions restrict the transfer of, or the granting of Liens on, the property subject to such purchase money financing arrangement.

(m)                             Modifications of Indebtedness, Organizational Documents and Certain Other Agreements; Etc.

(i)                                     Amend, modify or otherwise change (or permit the amendment, modification or other change in any manner of) any of the provisions of any of its or its Subsidiaries’ Indebtedness or of any instrument or agreement (including, without limitation, any purchase agreement, indenture, loan agreement or security agreement) relating to any such Indebtedness if such amendment, modification or change would shorten the final maturity or average life to maturity of, or require any payment to be made earlier than the date originally scheduled on, such Indebtedness, would increase the interest rate applicable to such Indebtedness, would add any covenant or event of default, would change the subordination provision, if any, of such Indebtedness, or would otherwise be adverse to the Lenders or the issuer of such Indebtedness in any material respect;

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(ii)                                  except for the Obligations and any Indebtedness in respect of the 2018 Convertible Notes, (A) make any voluntary or optional payment (including, without limitation, any payment of interest in cash that, at the option of the issuer, may be paid in cash or in kind), prepayment, redemption, defeasance, sinking fund payment or other acquisition for value of any of its or its Subsidiaries’ Indebtedness (including, without limitation, by way of depositing money or securities with the trustee therefor before the date required for the purpose of paying any portion of such Indebtedness when due), (B) refund, refinance, replace or exchange any other Indebtedness for any such Indebtedness (other than with respect to Permitted Refinancing Indebtedness expressly permitted by Section 7.02(b)), (C) make any payment, prepayment, redemption, defeasance, sinking fund payment or repurchase of any Subordinated Indebtedness in violation of the subordination provisions thereof or any subordination agreement with respect thereto, (D) make any payment, prepayment, redemption, defeasance, sinking fund payment or repurchase of any Indebtedness as a result of any asset sale, change of control, issuance and sale of debt or equity securities or similar event, or give any notice with respect to any of the foregoing, provided that, notwithstanding the foregoing, the Parent may repay or prepay (x) the 2016 Convertible Notes (including by making payments in cash and/or Qualified Equity Interests of the Parent upon the conversion thereof), (y) any interest and fees payable in connection therewith, and (z) any prepayment premium thereon (if any) that is agreed to in writing by the Collateral Agent;

(iii)                               make any payment, prepayment, redemption, defeasance, sinking fund payment or repurchase of any Indebtedness in respect of the 2018 Convertible Notes or refund, refinance, replace or exchange any Indebtedness in respect of the 2018 Convertible Notes; provided that the Parent may (A) refund, refinance, replace or exchange any Indebtedness in respect of the 2018 Convertible Notes with Permitted Refinancing Indebtedness; (B) repay the 2018 Convertible Notes by making payment in Qualified Equity Interests of the Parent upon the conversion thereof; (C) on the stated maturity thereof, repay the 2018 Convertible Notes in cash; provided, that if, pursuant to the terms of the Loan Documents, funds are permitted to be distributed from the Notes Account to the holders of the 2018 Convertible Notes on the stated maturity date of the 2018 Convertible Notes, the Parent agrees to seek to use the amounts on deposit in the Notes Account (by instructing the Administrative Agent to distribute the amounts on deposit in the Notes Account to the holders of the 2018 Convertible Notes (or any trustee or paying agent therefor)) to make such payment before using any other source of funds to make such payment; (D) pay, when due, interest, fees and reimbursable indemnities and expenses payable in respect of the 2018 Convertible Notes; and (E) consummate a 2018 Convertible Notes Exchange or pay a consent fee or other consideration to the participants therein in an aggregate amount not to exceed $1,000,000; or

(iv)                              amend, modify or otherwise change any of its Governing Documents (including, without limitation, by the filing or modification of any certificate of designation, or any agreement or arrangement entered into by it) with respect to any of its Equity

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Interests (including any shareholders’ agreement), or enter into any new agreement with respect to any of its Equity Interests, except any such amendments, modifications or changes or any such new agreements or arrangements pursuant to this clause (iv) that either individually or in the aggregate could not reasonably be expected to have a Material Adverse Effect.

(n)                                 Investment Company Act of 1940.  Engage in any business, enter into any transaction, use any securities or take any other action or permit any of its Subsidiaries to do any of the foregoing, that would cause it or any of its Subsidiaries to become subject to the registration requirements of the Investment Company Act of 1940, as amended, by virtue of being an “investment company” or a company “controlled” by an “investment company” not entitled to an exemption within the meaning of such Act.

(o)                                 ERISA.  (i) Engage, or permit any ERISA Affiliate to engage, in any transaction described in Section 4069 of ERISA; (ii) engage, or permit any ERISA Affiliate to engage, in any prohibited transaction described in Section 406 of ERISA or 4975 of the Internal Revenue Code for which a statutory or class exemption is not available or a private exemption has not previously been obtained from the U.S. Department of Labor; (iii) adopt or permit any ERISA Affiliate to adopt any employee welfare benefit plan within the meaning of Section 3(1) of ERISA which provides benefits to employees after termination of employment other than as required by Section 601 of ERISA or applicable law; (iv) fail to make any contribution or payment to any Multiemployer Plan which it or any ERISA Affiliate may be required to make under any agreement relating to such Multiemployer Plan, or any law pertaining thereto; or (v) fail, or permit any ERISA Affiliate to fail, to pay any required installment or any other payment required under Section 412 of the Internal Revenue Code on or before the due date for such installment or other payment.

(p)                                 Accounting Methods.  Modify or change, or permit any of its Subsidiaries to modify or change, its method of accounting or accounting principles from those utilized in the preparation of the Financial Statements (other than as may be required to conform to GAAP).

(q)                                 Anti-Money Laundering and Anti-Terrorism Laws.  Use any of the proceeds of the transactions contemplated by this Agreement to finance, promote or otherwise support in any manner any illegal activity, including, without limitation, any violation of the Anti-Money Laundering and Anti-Terrorism Laws or any specified unlawful activity as that term is defined in the Money Laundering Control Act of 1986, 18 U.S.C. §§ 1956 and 1957

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(r)                                    OFAC Sanctions Programs and Anti-Bribery and Anti-Corruption Laws.  Use the proceeds of the Loans, or lend, contribute or otherwise make available such proceeds (i) to fund any activities or business of or with any Person, or in any country or territory, that, at the time of such funding, is the subject of OFAC Sanctions Programs, except as licensed by OFAC or otherwise authorized under U.S. law; (ii) in violation of any Anti-Corruption Laws.

(s)                                   Product Agreements. Enter into any amendment with respect to any existing Product Agreement or enter into any new Product Agreement that contains (i) any provision which restricts or imposes a penalty for a security interest in, or the assignment of, any Product Agreements, upon the sale, merger or other disposition of all or a material portion of a Product to which such Product Agreement relates, or (ii) any other provision that has or is likely to adversely effect, in any material respect, any Product to which such agreement relates or to the Agents’ or the Lenders’ rights hereunder or under the other Loan Documents.

(t)                                    Transactions with Non-Loan-Party Subsidiaries.  (i) Enter into any transactions between the Loan Parties on the one hand, and the Subsidiaries of the Parent that are not Loan Parties on the other hand, with respect to transfer pricing methodologies, on terms that are less favorable to the Loan Parties than the terms of the transfer pricing methodologies in effect between such Persons on the Effective Date (with such changes as are required to comply with Requirements of Law) or (ii) permit any Loan Party to transfer any property or assets to any Subsidiary of the Parent that is not a Loan Party, other than for 100% cash and/or Cash Equivalents delivered at the time of such transfer, in an aggregate amount not less than the fair market value of such property or assets.

(u)                                 Business of Certain Subsidiaries.  Permit TomoTherapy Belgium Holding LLC or any Domestic Subsidiary meeting the requirements of clause (ii) of the definition of “Excluded Subsidiary” to (i) engage in any businesses, own any assets or have any liabilities (except as expressly permitted pursuant to Section 6.01(cc)), or (ii) receive, utilize, or otherwise receive the benefit of, the proceeds of any Loans or any other funds or assets of any Loan Party.

Section 7.03                             Financial Covenants.  So long as any principal of or interest on any Loan or any other Obligation (whether or not due) shall remain unpaid (other than Contingent Indemnity Obligations) or any Lender shall have any Commitment hereunder, each Loan Party shall not, unless the Required Lenders shall otherwise consent in writing:

(a)                                 Consolidated EBITDA.  Permit Consolidated EBITDA of the Parent and its Subsidiaries for any four fiscal quarter period of the Parent and its Subsidiaries for which the last fiscal quarter ends on a date set forth below to be less than the amount set forth opposite such date:

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Fiscal Quarter End	Consolidated EBITDA
March 31, 2016	$22,350,000
June 30, 2016	$28,200,000
September 30, 2016	$26,150,000
December 31, 2016	$28,400,000
March 31, 2017	$33,300,000
June 30, 2017	$37,100,000
September 30, 2017	$37,100,000
December 31, 2017	$37,100,000
March 31, 2018	$37,100,000
June 30, 2018	$48,200,000
September 30, 2018	$48,200,000
December 31, 2018	$48,200,000
March 31, 2019	$48,200,000
June 30, 2019	$60,700,000
September 30, 2019	$60,700,000
December 31, 2019	$60,700,000
March 31, 2020	$60,700,000
June 30, 2020 and the last day of each fiscal quarter ended thereafter	$73,050,000

(b)                                 Secured Leverage Ratio.  Permit the Secured Leverage Ratio of the Parent and its Subsidiaries for any four fiscal quarter period of the Parent and its Subsidiaries for which the last quarter ends on a date set forth below to be greater than the ratio set forth opposite such date:

Fiscal Quarter End	Secured Leverage Ratio
March 31, 2016	3.10:1.00
June 30, 2016	2.40:1.00
September 30, 2016	2.60:1.00
December 31, 2016	2.35:1.00
March 31, 2017	1.95:1.00
June 30, 2017	1.75:1.00
September 30, 2017	1.75:1.00
December 31, 2017	1.75:1.00
March 31, 2018	1.75:1.00
June 30, 2018	1.25:1.00
September 30, 2018	1.25:1.00
December 31, 2018	1.25:1.00
March 31, 2019	1.25:1.00

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Fiscal Quarter End	Secured Leverage Ratio
June 30, 2019	0.95:1.00
September 30, 2019	0.95:1.00
December 31, 2019	0.95:1.00
March 31, 2020	0.95:1.00
June 30, 2020 and the last day of each fiscal quarter ended thereafter	0.75:1.00

(c)                                  Total Leverage Ratio.  Permit the Total Leverage Ratio of the Parent and its Subsidiaries for any four fiscal quarter period of the Parent and its Subsidiaries for which the last quarter ends on a date set forth below to be greater than the ratio set forth opposite such date:

Fiscal Quarter End	Total Leverage Ratio
March 31, 2016	8.25:1.00
June 30, 2016	6.50:1.00
September 30, 2016	6.95:1.00
December 31, 2016	6.40:1.00
March 31, 2017	5.45:1.00
June 30, 2017	4.85:1.00
September 30, 2017	4.85:1.00
December 31, 2017	4.85:1.00
March 31, 2018	4.85:1.00
June 30, 2018	3.65:1.00
September 30, 2018	3.65:1.00
December 31, 2018	3.65:1.00
March 31, 2019	3.65:1.00
June 30, 2019	2.85:1.00
September 30, 2019	2.85:1.00
December 31, 2019	2.85:1.00
March 31, 2020	2.85:1.00
June 30, 2020 and the last day of each fiscal quarter ended thereafter	2.30:1.00

(d)                                 Fixed Charge Coverage Ratio.  Permit the Fixed Charge Coverage Ratio of the Parent and its Subsidiaries for any four fiscal quarter period of the Parent and its Subsidiaries for which the last quarter ends on a date set forth below to be less than the ratio set forth opposite such date:

Fiscal Quarter End	Fixed Charge Coverage Ratio
June 30, 2016	1.00:1.00

CONFIDENTIAL TREATMENT REQUESTED UNDER 17 C.F.R. SECTIONS 200.80(b)(4) AND 240.24b-2. [*****] INDICATES OMITTED MATERIAL THAT IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST FILED SEPARATELY WITH THE COMMISSION. THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE COMMISSION.

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Fiscal Quarter End	Fixed Charge Coverage Ratio
September 30, 2016	1.00:1.00
December 31, 2016	1.00:1.00
March 31, 2017	1.20:1.00
June 30, 2017	1.40:1.00
September 30, 2017	1.40:1.00
December 31, 2017	1.40:1.00
March 31, 2018	1.40:1.00
June 30, 2018	1.75:1.00
September 30, 2018	1.75:1.00
December 31, 2018	1.75:1.00
March 31, 2019	1.75:1.00
June 30, 2019	2.05:1.00
September 30, 2019	2.05:1.00
December 31, 2019	2.05:1.00
March 31, 2020	2.05:1.00
June 30, 2020 and the last day of each fiscal quarter ended thereafter	2.60:1.00

ARTICLE VIII

CASH MANAGEMENT ARRANGEMENTS
AND OTHER COLLATERAL MATTERS

Section 8.01                             Cash Management Arrangements.  (a)  The Loan Parties shall (i) establish (if not already established) and maintain cash management services of a type and on terms reasonably satisfactory to the Agents at one or more of the banks or securities intermediaries set forth on Schedule 8.01 (each a “Cash Management Bank”) and (ii) except as otherwise provided under Section 8.01(b), deposit or cause to be deposited promptly, and in any event no later than the next Business Day after the date of receipt thereof, all proceeds in respect of any Collateral, all Collections (of a nature susceptible to a deposit in a bank account) and all other amounts received by any Loan Party (including payments made by Account Debtors directly to any Loan Party) into a Cash Management Account.

(b)                                                   On or prior to the date that is 60 days (or in the case of the Segregated Account, 30 days) following the Effective Date (or such later date as the Collateral Agent may otherwise agree), the Loan Parties shall, with respect to each Cash Management Account (other than Excluded Accounts), deliver to the Collateral Agent a Control Agreement with respect to such Cash Management Account.  From and after the date that is 60 days following the Effective Date(or such later date as the Collateral Agent may otherwise agree), the Loan Parties shall not maintain, and shall not permit any of their Subsidiaries to maintain, cash, Cash Equivalents or

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other amounts in any deposit account or securities account, unless the Collateral Agent shall have received a Control Agreement in respect of each such Cash Management Account (other than Excluded Accounts).

(c)                                  Upon the terms and subject to the conditions set forth in a Control Agreement with respect to a Cash Management Account, all amounts received in such Cash Management Account shall at the Collateral Agent’s direction be wired each Business Day into the Administrative Agent’s Account, except that, so long as no Event of Default has occurred and is continuing, the Administrative Agent will not direct the Cash Management Bank to transfer funds in such Cash Management Account to the Administrative Agent’s Account.

(d)                                 So long as no Default or Event of Default has occurred and is continuing, the Borrowers may amend Schedule 8.01 to add or replace a Cash Management Bank or Cash Management Account; provided, however, that (i) such prospective Cash Management Bank shall be reasonably satisfactory to the Collateral Agent and the Collateral Agent shall have consented in writing in advance to the opening of such Cash Management Account with the prospective Cash Management Bank, and (ii) prior to the time of the opening of such Cash Management Account, each Loan Party and such prospective Cash Management Bank shall have executed and delivered to the Collateral Agent a Control Agreement.  Each Loan Party shall close any of its Cash Management Accounts (and establish replacement cash management accounts in accordance with the foregoing sentence) promptly and in any event within 30 days of notice from the Collateral Agent that the creditworthiness of any Cash Management Bank is no longer acceptable in the Collateral Agent’s reasonable judgment, or that the operating performance, funds transfer, or availability procedures or performance of such Cash Management Bank with respect to Cash Management Accounts or the Collateral Agent’s liability under any Control Agreement with such Cash Management Bank is no longer acceptable in the Collateral Agent’s reasonable judgment.

(e)                                  Notwithstanding anything to the contrary contained herein, (i) no funds other than the proceeds of the Loan shall be deposited into the Segregated Account, (ii) no funds other than (A) proceeds from issuances of Qualified Equity Interests of the Parent after the Effective Date, and (B) proceeds from Indebtedness that would otherwise constitute Permitted Refinancing Indebtedness in respect of the 2018 Convertible Notes if such Indebtedness were used to immediately repay the 2018 Convertible Notes upon the incurrence thereof, shall be deposited into the Notes Account, (iii) prior to the payment in full of the 2016 Convertible Notes, no funds may be withdrawn from the Segregated Account other than funds that are intended to be (and are actually) promptly applied to the repayment of the 2016 Convertible Notes (other than funds withdrawn by the Collateral Agent for application to the Obligations during the continuance of an Event of Default), and (iv) no funds may be withdrawn from the Notes Account other than funds withdrawn by the Collateral Agent for application to the repayment of the 2018 Convertible Notes or to the Obligations during the continuance of an Event of Default

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or if the Loan Parties pay any principal of the 2018 Convertible Notes in cash from a source other than funds on deposit in the Notes Account.  The Loan Parties hereby irrevocably authorize the Collateral Agent to apply the funds on deposit in the Segregated Account and in the Notes Account for the purposes set forth in clauses (iii) and (iv) above, respectively.

ARTICLE IX

EVENTS OF DEFAULT

Section 9.01                             Events of Default.  Each of the following events shall constitute an event of default (each, an “Event of Default”):

(a)                                 any Borrower shall fail to pay, when due (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise), (x) all or any portion of the principal of the Loan or any Collateral Agent Advance or (y) any interest on the Loan or any Collateral Agent Advance, or any fee, indemnity or other amount payable under this Agreement or any other Loan Document and, in the case of clause (y), such failure shall continue unremedied for one (1) Business Day;

(b)                                 any representation or warranty made or deemed made by or on behalf of any Loan Party or by any officer of the foregoing under or in connection with any Loan Document or under or in connection with any certificate or other writing delivered to any Secured Party pursuant to any Loan Document shall have been incorrect in any material respect (or in any respect if such representation or warranty is qualified or modified as to materiality or “Material Adverse Effect” in the text thereof) when made or deemed made;

(c)                                  any Loan Party shall fail to perform or comply with any covenant or agreement contained in (i) Section 5.02, Section 7.01(d), Section 7.01(h), Section 7.01(k), Section 7.01(m), Section 7.01(q), Section 7.02, Section 7.03 (after the expiration of the Cure Period if the exercise of the Cure Right is available and would result in the Loan Parties being in compliance with the provisions of Section 7.03), or Article VIII, (ii) Section 7.01(a); provided that, not more than three times during any 12-month period, no Event of Default shall result if such failure is cured within five Business Days, (iii) Section 7.01(c) or Section 7.01(r), unless the failure to so comply could not reasonably be expected to have any adverse impact on any Loan Party or any Secured Party (it being understood that if the failure to so comply with either such covenant could not reasonably be expected to have any adverse impact on any Loan Party or any Secured Party, such failure shall be subject to the provisions of subclause (d) below) (provided that it is understood and agreed that in the case of clause (ii) of Section 7.01(c), any amount in excess of $2,000,000 shall be deemed to have an adverse impact on the Loan Parties and the Secured Parties), or (iv) Section 7.01(f) or Section 7.01(o); provided that not more than once during any 12-month period, no Event of Default shall result if such failure is cured within three Business Days after receipt of notice thereof from Administrative Agent (which notice may be

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provided by email), or any Loan Party shall fail to perform or comply with any covenant or agreement contained in any Security Agreement to which it is a party or any Mortgage to which it is a party;

(d)                                 any Loan Party shall fail to perform or comply with any other term, covenant or agreement contained in any Loan Document to be performed or observed by it and, except as set forth in subsections (a), (b) and (c) of this Section 9.01, such failure, if capable of being remedied, shall remain unremedied for 20 days after the earlier of the date a senior officer of any Loan Party has knowledge of such failure and the date written notice of such default shall have been given by any Agent to such Loan Party;

(e)                                  any Loan Party or any of its Subsidiaries shall fail to pay when due (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise) any principal, interest or other amount payable in respect of Indebtedness (excluding Indebtedness evidenced by this Agreement) having an aggregate amount outstanding in excess of $5,000,000, and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Indebtedness, or any other default under any agreement or instrument relating to any such Indebtedness, or any other event, shall occur and shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such default or event is to accelerate, or to permit the acceleration of, the maturity of such Indebtedness; or any such Indebtedness shall be declared to be due and payable, or required to be prepaid (other than by a regularly scheduled required prepayment), redeemed, purchased or defeased or an offer to prepay, redeem, purchase or defease such Indebtedness shall be required to be made, in each case, prior to the stated maturity thereof;

(f)                                   any Loan Party or any of its Subsidiaries (other than an Immaterial Subsidiary) (i) shall institute any proceeding or voluntary case seeking to adjudicate it a bankrupt or insolvent, or seeking dissolution, liquidation, winding up, reorganization, arrangement, adjustment, protection, relief or composition of it or its debts under any law relating to bankruptcy, insolvency, reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, custodian or other similar official for any such Person or for any substantial part of its property, (ii) shall be generally not paying its debts as such debts become due or shall admit in writing its inability to pay its debts generally, (iii) shall make a general assignment for the benefit of creditors, or (iv) shall take any action to authorize or effect any of the actions set forth above in this subsection (f);

(g)                                  any proceeding shall be instituted against any Loan Party or any of its Subsidiaries (other than an Immaterial Subsidiary) seeking to adjudicate it a bankrupt or insolvent, or seeking dissolution, liquidation, winding up, reorganization, arrangement, adjustment, protection, relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, custodian or other similar official for any such Person or for any substantial part of its property, and either such proceeding shall remain undismissed or

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unstayed for a period of 30 days or any of the actions sought in such proceeding (including, without limitation, the entry of an order for relief against any such Person or the appointment of a receiver, trustee, custodian or other similar official for it or for any substantial part of its property) shall occur;

(h)                                 any provision of any Loan Document (other than any provision of any Loan Document that is immaterial, as determined by the Agents in their good faith reasonable discretion) shall at any time for any reason (other than pursuant to the express terms thereof) cease to be valid and binding on or enforceable against any Loan Party intended to be a party thereto, or the validity or enforceability thereof shall be contested by any Loan Party, or a proceeding shall be commenced by any Loan Party or any Governmental Authority having jurisdiction over any of them, seeking to establish the invalidity or unenforceability thereof, or any Loan Party shall deny in writing that it has any liability or obligation purported to be created under any Loan Document;

(i)                                     any Security Agreement, any Mortgage or any other security document, after delivery thereof pursuant hereto, shall for any reason fail or cease to create a valid and perfected and, except to the extent permitted by the terms hereof or thereof, first priority Lien in favor of the Collateral Agent for the benefit of the Agents and the Lenders on any Collateral purported to be covered thereby;

(j)                                    one or more judgments, orders or awards (or any settlement of any litigation or other proceeding that, if breached, could result in a judgment, order or award) for the payment of money exceeding $5,000,000 in the aggregate (except to the extent fully covered (other than to the extent of customary deductibles) by insurance pursuant to which the insurer has been notified and has not denied coverage) shall be rendered against any Loan Party or any of its Subsidiaries and remain unsatisfied and (i) enforcement proceedings shall have been commenced by any creditor upon any such judgment, order, award or settlement or (ii) there shall be a period of 10 consecutive days after entry thereof during which (A) a stay of enforcement thereof is not be in effect or (B) the same is not vacated, discharged, stayed or bonded pending appeal;

(k)                                 any Loan Party or any of its Subsidiaries is enjoined, restrained or in any way prevented by the order of any court or any Governmental Authority from conducting, or otherwise ceases to conduct for any reason whatsoever (including, without limitation, by reason of any material damage to, or loss, theft or destruction of, any Collateral, whether or not insured, any strike, lockout, labor dispute, embargo, condemnation, act of God or public enemy, or other casualty), all or any material portion of its business of Parent and its Subsidiaries (taken as a whole) for more than 45 consecutive days (except to the extent any lost revenues resulting therefrom are fully-covered by business interruption insurance (other than uncovered amounts of up to $1,000,000), and the applicable insurance carrier has been notified of, and has not denied, such Person’s claim therefor);

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(l)                                     (i) the indictment of any Loan Party or any of its Subsidiaries or any senior officer thereof in its capacity as such under any criminal statute, or commencement of criminal or civil proceedings against any Loan Party or any of its Subsidiaries or any senior officer thereof in its capacity as such, in each case, pursuant to which statute or proceedings the penalties or remedies sought or available include forfeiture to any Governmental Authority of any material portion of the property of the Parent and its Subsidiaries, taken as a whole; or (ii) any Loan Party or any of its Subsidiaries shall become a Blocked Person;

(m)                             any Loan Party or any of its ERISA Affiliates shall have made a complete or partial withdrawal from a Multiemployer Plan, and, as a result of such complete or partial withdrawal, any Loan Party or any of its ERISA Affiliates incurs a withdrawal liability in an annual amount exceeding $1,000,000; or a Multiemployer Plan enters reorganization status under Section 4241 of ERISA, and, as a result thereof any Loan Party’s or any of its ERISA Affiliates’ annual contribution requirements with respect to such Multiemployer Plan increases in an annual amount exceeding $1,000,000;

(n)                                 any Termination Event with respect to any Employee Plan shall have occurred, and, 30 days after notice thereof shall have been given to any Loan Party by any Agent, (i) such Termination Event (if correctable) shall not have been corrected, and (ii) the then current value of such Employee Plan’s vested benefits exceeds the then current value of assets allocable to such benefits in such Employee Plan by more than $1,000,000 (or, in the case of a Termination Event involving liability under Section 409, 502(i), 502(l), 515, 4062, 4063, 4064, 4069, 4201, 4204 or 4212 of ERISA or Section 4971 or 4975 of the Internal Revenue Code, the liability is in excess of such amount);

(o)                                 (i)  there shall occur and be continuing any “Event of Default” (or any comparable term) under, and as defined in the documents evidencing or governing any Subordinated Indebtedness, (ii) any of the Obligations for any reason shall cease to be “Senior Indebtedness” or “Designated Senior Indebtedness” (or any comparable terms) under, and as defined in the documents evidencing or governing any Subordinated Indebtedness, (iii) any holder of Subordinated Indebtedness shall fail to perform or comply with any of the subordination provisions of the documents evidencing or governing such Subordinated Indebtedness, or (iv) the subordination provisions of the documents evidencing or governing any Subordinated Indebtedness shall, in whole or in part, terminate, cease to be effective or cease to be legally valid, binding and enforceable against any holder of the applicable Subordinated Indebtedness;

(p)                                 (i) the institution of any action or proceeding by the FDA, NRC or any other Governmental Authority to revoke, suspend, reject, withdraw, limit, or restrict any Required Permit held by the Parent or any of its Subsidiaries that could reasonably be expected to be adverse to the Parent and its Subsidiaries, taken as a whole, in any material respect, or (ii) any Required Permit (or any of the Parent’s or any of its Subsidiary’s material rights or interests

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thereunder) is terminated or amended in any manner that could reasonably be expected to be adverse to the Parent and its Subsidiaries, taken as a whole, in any material respect;

(q)                                 (i) the FDA, NRC or any other Governmental Authority (A) initiates an enforcement action against, or issues a warning letter or takes any other action with respect to, the Parent or any of the Subsidiaries, or any of their Products or the manufacturing facilities therefor, that causes or would require the Parent or such Subsidiary to discontinue manufacturing, marketing, selling or distributing any Product or Product category or withdraw any of its Products, or causes a delay in the manufacture or offering of any of its Products, which discontinuance, withdrawal or delay could reasonably be expected to last for more than 45 days, (B) withdraws, or requires the withdrawal of, any Product for safety or effectiveness reasons, or otherwise imposes restrictions on the distribution or use of any Product, which restrictions on distribution or use would reasonably be expected to materially impact commercial sales of the Parent and its Subsidiaries taken as a whole, or (C) institutes any debarment, exclusion or other similar proceedings against the Parent or any of its Subsidiaries (or announces any intent to begin any investigation that could reasonably be expected to result in any of the foregoing); (ii) (A) the recall of any Product of the Parent or any of its Subsidiaries, (B) the entry by the Parent or any of its Subsidiaries into a settlement agreement with the FDA, NRC or any other Governmental Authority, (C) the occurrence of adverse test results in connection with a Product, or (D) the cessation by any insurance company, managed care organization or Governmental Authority of coverage or reimbursement for (or the reduction of the scope of coverage or the rate of reimbursement it provides for) procedures and treatments performed using the CyberKnife and TomoTherapy Products, in each case, if such event could reasonably be expected to result in a Material Adverse Effect;

(r)                                    the expiration, lapse, forfeiture, loss, cancellation, abandonment, or other cessation or termination of the agreements specified on Schedule 9.01(r), unless the Loan Parties (i) enter into an agreement (in form substance reasonably satisfactory to the Agents), with an alternate supplier of the Product component that is the subject of such terminated agreement (which supplier shall be reasonably satisfactory to the Agents), for the production of the Project component that is the subject of such terminated agreement or (ii) the Loan Parties (x) establish internal processes for the production of such Product component (which processes do not materially increase the cost or production time of the Product), and (y) commence production thereof, in the case of each of (i) and (ii), within 60 days following the termination of such agreement; or

(s)                                   a Change of Control shall have occurred;

then, and in any such event, the Collateral Agent may, and shall at the request of the Required Lenders, by notice to the Administrative Borrower, (i) declare all or any portion of the Loans then outstanding to be accelerated and due and payable, whereupon all or such portion of the aggregate principal of all Loans, all accrued and unpaid interest thereon, all fees and all other

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amounts payable under this Agreement and the other Loan Documents shall become due and payable immediately, together with the payment of the Applicable Premium with respect to the Loans so accelerated, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by each Loan Party and (ii) exercise any and all of its other rights and remedies under applicable law, hereunder and under the other Loan Documents; provided, however, that upon the occurrence of any Event of Default described in subsection (f) or (g) of this Section 9.01 with respect to any Loan Party, without any notice to any Loan Party or any other Person or any act by any Agent or any Lender, all Commitments shall automatically terminate and all Loans then outstanding, together with all accrued and unpaid interest thereon, all fees and all other amounts due under this Agreement and the other Loan Documents, including, without limitation, the Applicable Premium, shall be accelerated and become due and payable automatically and immediately, without presentment, demand, protest or notice of any kind, all of which are expressly waived by each Loan Party.

Section 9.02                             Cure Right.  In the event that the Borrowers fail to comply with the requirements of any financial covenant set forth in Section 7.03, until the expiration of the 10th Business Day after the date on which financial statements are required to be delivered with respect to the applicable fiscal quarter (or, in the case of the fourth fiscal quarter of each Fiscal Year, with respect to the applicable Fiscal Year) hereunder (the “Cure Period”), the Parent shall have the right to issue Permitted Cure Equity for cash or otherwise receive cash contributions to the capital of the Parent, and, in each case, to contribute any such cash to the capital of the Borrowers, and apply the amount of the proceeds thereof to increase Consolidated EBITDA with respect to such applicable quarter (the “Cure Right”); provided that (a) such proceeds are actually received by the Borrowers no later than ten (10) Business Days after the date on which financial statements are required to be delivered with respect to such fiscal quarter (or, in the case of the fourth fiscal quarter of each Fiscal Year, such Fiscal Year) hereunder, (b) such proceeds do not exceed the aggregate amount necessary to cure (by addition to Consolidated EBITDA) such Event of Default under Section 7.03 for such period, (c) the Cure Right shall not be exercised more than two times during the term of this Agreement, (d) the Cure Right shall not be exercised during consecutive fiscal quarters, (e) the aggregate amount of all Cure Right proceeds during the term of this Agreement shall not exceed $10,000,000 and (f) such proceeds shall be applied to prepay the Loans in accordance with Section 2.05(c)(iv). If, after giving effect to the foregoing pro forma adjustment (but not, for the avoidance of doubt, giving pro forma adjustment to any repayment of Indebtedness in connection therewith), the Borrowers are in compliance with the financial covenants set forth in Section 7.03, the Borrowers shall be deemed to have satisfied the requirements of such Section as of the relevant date of determination with the same effect as though there had been no failure to comply on such date, and the applicable breach or default of such Section 7.03 that had occurred shall be deemed cured for purposes of this Agreement. The parties hereby acknowledge that this Section may not be relied on for purposes of calculating any financial ratios other than as applicable to Section 7.03 and shall not result in any adjustment to

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any amounts other than the amount of the Consolidated EBITDA referred to in the immediately preceding sentence.

ARTICLE X

AGENTS

Section 10.01                                  Appointment.  Each Lender (and each subsequent maker of any Loan by its making thereof) hereby irrevocably appoints, authorizes and empowers the Administrative Agent and the Collateral Agent to perform the duties of each such Agent as set forth in this Agreement and the other Loan Documents, together with such actions and powers as are reasonably incidental thereto, including:  (i) to receive on behalf of each Lender any payment of principal of or interest on the Loans outstanding hereunder and all other amounts accrued hereunder for the account of the Lenders and paid to such Agent, and, subject to Section 2.02 of this Agreement, to distribute promptly to each Lender its Pro Rata Share of all payments so received; (ii) to distribute to each Lender copies of all material notices and agreements received by such Agent and not required to be delivered to each Lender pursuant to the terms of this Agreement, provided that the Agents shall not have any liability to the Lenders for any Agent’s inadvertent failure to distribute any such notices or agreements to the Lenders; (iii) to maintain, in accordance with its customary business practices, ledgers and records reflecting the status of the Obligations, the Loans, and related matters and to maintain, in accordance with its customary business practices, ledgers and records reflecting the status of the Collateral and related matters; (iv) to execute or file any and all financing or similar statements or notices, amendments, renewals, supplements, documents, instruments, proofs of claim, notices and other written agreements with respect to this Agreement or any other Loan Document; (v) to make the Loans and Collateral Agent Advances, for such Agent or on behalf of the applicable Lenders as provided in this Agreement or any other Loan Document; (vi) to perform, exercise, and enforce any and all other rights and remedies of the Lenders with respect to the Loan Parties, the Obligations, or otherwise related to any of same to the extent reasonably incidental to the exercise by such Agent of the rights and remedies specifically authorized to be exercised by such Agent by the terms of this Agreement or any other Loan Document; (vii)  to incur and pay such fees necessary or appropriate for the performance and fulfillment of its functions and powers pursuant to this Agreement or any other Loan Document; (viii) subject to Section 10.03, to take such action as such Agent deems appropriate on its behalf to administer the Loans and the Loan Documents and to exercise such other powers delegated to such Agent by the terms hereof or the other Loan Documents (including, without limitation, the power to give or to refuse to give notices, waivers, consents, approvals and instructions and the power to make or to refuse to make determinations and calculations); and (ix) to act with respect to all Collateral under the Loan Documents, including for purposes of acquiring, holding and enforcing any and all Liens on Collateral granted by any of the Loan Parties to secure any of the Obligations, and releasing Liens on the Collateral as contemplated by this Agreement (including Section 10.08(b)) and the

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other Loan Documents.  As to any matters not expressly provided for by this Agreement and the other Loan Documents (including, without limitation, enforcement or collection of the Loans), the Agents shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents), and such instructions of the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents) shall be binding upon all Lenders and all makers of Loans; provided, however, that the Agents shall not be required to take any action which, in the reasonable opinion of any Agent, exposes such Agent to liability or which is contrary to this Agreement or any other Loan Document or applicable law.

Section 10.02                                  Nature of Duties; Delegation.  (a) The Agents shall have no duties or responsibilities except those expressly set forth in this Agreement or in the other Loan Documents.  The duties of the Agents shall be mechanical and administrative in nature.  The Agents shall not have by reason of this Agreement or any other Loan Document a fiduciary relationship in respect of any Lender.  Nothing in this Agreement or any other Loan Document, express or implied, is intended to or shall be construed to impose upon the Agents any obligations in respect of this Agreement or any other Loan Document except as expressly set forth herein or therein.  Each Lender shall make its own independent investigation of the financial condition and affairs of the Loan Parties in connection with the making and the continuance of the Loans hereunder and shall make its own appraisal of the creditworthiness of the Loan Parties and the value of the Collateral, and the Agents shall have no duty or responsibility, either initially or on a continuing basis, to provide any Lender with any credit or other information with respect thereto, whether coming into their possession before the initial Loan hereunder or at any time or times thereafter, provided that, upon the reasonable request of a Lender, each Agent shall provide to such Lender any documents or reports delivered to such Agent by the Loan Parties pursuant to the terms of this Agreement or any other Loan Document.  If any Agent seeks the consent or approval of the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents) to the taking or refraining from taking any action hereunder, such Agent shall send notice thereof to each Lender.  Each Agent shall promptly notify each Lender any time that the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents) have instructed such Agent to act or refrain from acting pursuant hereto.

(b)                                 Each Agent may, upon any term or condition it specifies, delegate or exercise any of its rights, powers and remedies under, and delegate or perform any of its duties or any other action with respect to, any Loan Document by or through any trustee, co-agent, employee, attorney-in-fact and any other Person (including any Lender).  Any such Person shall benefit from this Article X to the extent provided by the applicable Agent.

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Section 10.03                                  Rights, Exculpation, Etc.  The Agents and their directors, officers, agents or employees shall not be liable for any action taken or omitted to be taken by them under or in connection with this Agreement or the other Loan Documents, except for their own gross negligence or willful misconduct as determined by a final non-appealable judgment of a court of competent jurisdiction.  Without limiting the generality of the foregoing, the Agents (i) may treat the payee of any Loan as the owner thereof until the Collateral Agent receives written notice of the assignment or transfer thereof, pursuant to Section 12.07 hereof, signed by such payee and in form satisfactory to the Collateral Agent; (ii) may consult with legal counsel (including, without limitation, counsel to any Agent or counsel to the Loan Parties), independent public accountants, and other experts selected by any of them and shall not be liable for any action taken or omitted to be taken in good faith by any of them in accordance with the advice of such counsel or experts; (iii) make no warranty or representation to any Lender and shall not be responsible to any Lender for any statements, certificates, warranties or representations made in or in connection with this Agreement or the other Loan Documents; (iv) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement or the other Loan Documents on the part of any Person, the existence or possible existence of any Default or Event of Default, or to inspect the Collateral or other property (including, without limitation, the books and records) of any Person; (v) shall not be responsible to any Lender for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or the other Loan Documents or any other instrument or document furnished pursuant hereto or thereto; and (vi) shall not be deemed to have made any representation or warranty regarding the existence, value or collectibility of the Collateral, the existence, priority or perfection of the Collateral Agent’s Lien thereon, or any certificate prepared by any Loan Party in connection therewith, nor shall the Agents be responsible or liable to the Lenders for any failure to monitor or maintain any portion of the Collateral.  The Agents shall not be liable for any apportionment or distribution of payments made in good faith pursuant to Section 4.03, and if any such apportionment or distribution is subsequently determined to have been made in error, and the sole recourse of any Lender to whom payment was due but not made shall be to recover from other Lenders any payment in excess of the amount which they are determined to be entitled.  The Agents may at any time request instructions from the Lenders with respect to any actions or approvals which by the terms of this Agreement or of any of the other Loan Documents the Agents are permitted or required to take or to grant, and if such instructions are promptly requested, the Agents shall be absolutely entitled to refrain from taking any action or to withhold any approval under any of the Loan Documents until they shall have received such instructions from the Required Lenders.  Without limiting the foregoing, no Lender shall have any right of action whatsoever against any Agent as a result of such Agent acting or refraining from acting under this Agreement or any of the other Loan Documents in accordance with the instructions of the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents).

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Section 10.04                                  Reliance.  Each Agent shall be entitled to rely upon any written notices, statements, certificates, orders or other documents or any telephone message believed by it in good faith to be genuine and correct and to have been signed, sent or made by the proper Person, and with respect to all matters pertaining to this Agreement or any of the other Loan Documents and its duties hereunder or thereunder, upon advice of counsel selected by it.

Section 10.05                                  Indemnification.  To the extent that any Agent is not reimbursed and indemnified by any Loan Party, and whether or not such Agent has made demand on any Loan Party for the same, the Lenders will, within five days of written demand by such Agent, reimburse such Agent for and indemnify such Agent from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including, without limitation, client charges and expenses of counsel or any other advisor to such Agent), advances or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against such Agent in any way relating to or arising out of this Agreement or any of the other Loan Documents or any action taken or omitted by such Agent under this Agreement or any of the other Loan Documents, in proportion to each Lender’s Pro Rata Share, including, without limitation, advances and disbursements made pursuant to Section 10.08; provided, however, that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses, advances or disbursements for which there has been a final non-appealable judicial determination that such liability resulted from such Agent’s gross negligence or willful misconduct.  The obligations of the Lenders under this Section 10.05 shall survive the payment in full of the Loans and the termination of this Agreement.

Section 10.06                                  Agents Individually.  With respect to its Pro Rata Share of the Total Commitment hereunder and the Loans made by it, each Agent shall have and may exercise the same rights and powers hereunder and is subject to the same obligations and liabilities as and to the extent set forth herein for any other Lender or maker of a Loan.  The terms “Lenders” or “Required Lenders” or any similar terms shall, unless the context clearly otherwise indicates, include each Agent in its individual capacity as a Lender or one of the Required Lenders.  Each Agent and its Affiliates may accept deposits from, lend money to, and generally engage in any kind of banking, trust or other business with any Borrower as if it were not acting as an Agent pursuant hereto without any duty to account to the other Lenders.

Section 10.07                                  Successor Agent.  (a)  Any Agent may at any time give at least 30 days prior written notice of its resignation to the Lenders and the Administrative Borrower.  Upon receipt of any such notice of resignation, the Required Lenders shall have the right, in consultation with the Administrative Borrower, to appoint a successor Agent.  If no such successor Agent shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Agent gives notice of its resignation (or such earlier day as shall be agreed by the Required Lenders) (the “Resignation Effective Date”), then

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the retiring Agent may (but shall not be obligated to), on behalf of the Lenders, appoint a successor Agent.  Whether or not a successor Agent has been appointed, such resignation shall become effective in accordance with such notice on the Resignation Effective Date.

(b)                                 With effect from the Resignation Effective Date, (i) the retiring Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents (except that in the case of any Collateral held by such Agent on behalf of the Lenders under any of the Loan Documents, the retiring Agent shall continue to hold such collateral security until such time as a successor Agent is appointed) and (ii) all payments, communications and determinations provided to be made by, to or through such retiring Agent shall instead be made by or to each Lender directly, until such time, if any, as a successor Agent shall have been appointed as provided for above.  Upon the acceptance of a successor’s Agent’s appointment as Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents.  After the retiring Agent’s resignation hereunder and under the other Loan Documents, the provisions of this Article, Section 12.04 and Section 12.15 shall continue in effect for the benefit of such retiring Agent in respect of any actions taken or omitted to be taken by it while the retiring Agent was acting as Agent.

Section 10.08                                  Collateral Matters.

(a)                                 The Collateral Agent may from time to time make such disbursements and advances (“Collateral Agent Advances”) which the Collateral Agent, in its sole discretion, deems necessary or desirable to preserve, protect, prepare for sale or lease or dispose of the Collateral or any portion thereof, to enhance the likelihood or maximize the amount of repayment by the Borrowers of the Loans and other Obligations or to pay any other amount chargeable to the Borrowers pursuant to the terms of this Agreement, including, without limitation, costs, fees and expenses as described in Section 12.04.  The Collateral Agent Advances shall be repayable on demand and be secured by the Collateral and shall bear interest at a rate per annum equal to the rate then applicable to Reference Rate Loans.  The Collateral Agent Advances shall constitute Obligations hereunder which may be charged to the Loan Account in accordance with Section 4.01.  The Collateral Agent shall notify each Lender and the Administrative Borrower in writing of each such Collateral Agent Advance, which notice shall include a description of the purpose of such Collateral Agent Advance.  Without limitation to its obligations pursuant to Section 10.05, each Lender agrees that it shall make available to the Collateral Agent, upon the Collateral Agent’s demand, in Dollars in immediately available funds, the amount equal to such Lender’s Pro Rata Share of each such Collateral Agent Advance.  If such funds are not made available to the Collateral Agent by such Lender, the Collateral Agent shall be entitled to recover such funds on demand from such Lender, together with interest thereon for each day from the date such

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payment was due until the date such amount is paid to the Collateral Agent, at the Federal Funds Rate for three Business Days and thereafter at the Reference Rate.

(b)                                 The Lenders hereby irrevocably authorize the Collateral Agent, at its option and in its discretion, to release any Lien granted to or held by the Collateral Agent upon any Collateral upon termination of the Total Commitment and payment and satisfaction of all Loans and all other Obligations (other than Contingent Indemnification Obligations) in accordance with the terms hereof; or constituting property being sold or disposed of in the ordinary course of any Loan Party’s business or otherwise in compliance with the terms of this Agreement and the other Loan Documents; or constituting property in which the Loan Parties owned no interest at the time the Lien was granted or at any time thereafter; or if approved, authorized or ratified in writing by the Lenders in accordance with Section 12.02.  Upon request by the Collateral Agent at any time, the Lenders will confirm in writing the Collateral Agent’s authority to release particular types or items of Collateral pursuant to this Section 10.08(b). Subject to Section 10.08(c) below, upon request of the Administrative Borrower, the Collateral Agent will provide the applicable Loan Party with a release of Collateral Agent’s security interest in any Collateral Disposed of pursuant to a Permitted Disposition.

(c)                                  Without in any manner limiting the Collateral Agent’s authority to act without any specific or further authorization or consent by the Lenders (as set forth in Section 10.08(b)), each Lender agrees to confirm in writing, upon request by the Collateral Agent, the authority to release Collateral conferred upon the Collateral Agent under Section 10.08(b).  Upon receipt by the Collateral Agent of confirmation from the Lenders of its authority to release any particular item or types of Collateral (to the extent such confirmation is so requested by the Collateral Agent), and upon prior written request by any Loan Party accompanied by such certificates and other evidence from the Loan Parties as the Collateral Agent may reasonable require, the Collateral Agent shall (and is hereby irrevocably authorized by the Lenders to) execute such documents as may be necessary to evidence the release of the Liens granted to the Collateral Agent for the benefit of the Agents and the Lenders upon such Collateral; provided, however, that (i) the Collateral Agent shall not be required to execute any such document on terms which, in the Collateral Agent’s opinion, would expose the Collateral Agent to liability or create any obligations or entail any consequence other than the release of such Liens without recourse or warranty, and (ii) such release shall not in any manner discharge, affect or impair the Obligations or any Lien upon (or obligations of any Loan Party in respect of) all interests in the Collateral retained by any Loan Party.

(d)                                 Anything contained in any of the Loan Documents to the contrary notwithstanding, the Loan Parties, each Agent and each Lender hereby agree that (i) no Lender shall have any right individually to realize upon any of the Collateral under any Loan Document or to enforce any Guaranty, it being understood and agreed that all powers, rights and remedies under the Loan Documents may be exercised solely by the Collateral Agent for the benefit of the

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Lenders in accordance with the terms thereof, (ii) in the event of a foreclosure by the Collateral Agent on any of the Collateral pursuant to a public or private sale, the Administrative Agent, the Collateral Agent or any Lender may be the purchaser of any or all of such Collateral at any such sale and (iii) the Collateral Agent, as agent for and representative of the Agents and the Lenders (but not any other Agent or any Lender or Lenders in its or their respective individual capacities unless the Required Lenders shall otherwise agree in writing) shall be entitled (either directly or through one or more acquisition vehicles) for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral to be sold (A) at any public or private sale, (B) at any sale conducted by the Collateral Agent under the provisions of the Uniform Commercial Code (including pursuant to Sections 9-610 or 9-620 of the Uniform Commercial Code), (C) at any sale or foreclosure conducted by the Collateral Agent (whether by judicial action or otherwise) in accordance with applicable law or (D) any sale conducted pursuant to the provisions of any Debtor Relief Law (including Section 363 of the Bankruptcy Code), to use and apply all or any of the Obligations as a credit on account of the purchase price for any Collateral payable by the Collateral Agent at such sale.

(e)                                  The Collateral Agent shall have no obligation whatsoever to any Lender to assure that the Collateral exists or is owned by the Loan Parties or is cared for, protected or insured or has been encumbered or that the Lien granted to the Collateral Agent pursuant to this Agreement or any other Loan Document has been properly or sufficiently or lawfully created, perfected, protected or enforced or is entitled to any particular priority, or to exercise at all or in any particular manner or under any duty of care, disclosure or fidelity, or to continue exercising, any of the rights, authorities and powers granted or available to the Collateral Agent in this Section 10.08 or in any other Loan Document, it being understood and agreed that in respect of the Collateral, or any act, omission or event related thereto, the Collateral Agent may act in any manner it may deem appropriate, in its sole discretion, given the Collateral Agent’s own interest in the Collateral as one of the Lenders and that the Collateral Agent shall have no duty or liability whatsoever to any other Lender, except as otherwise provided herein.

Section 10.09                                  Agency for Perfection.  Each Agent and each Lender hereby appoints each other Agent and each other Lender as agent and bailee for the purpose of perfecting the security interests in and liens upon the Collateral in assets which, in accordance with Article 9 of the Uniform Commercial Code, can be perfected only by possession or control (or where the security interest of a secured party with possession or control has priority over the security interest of another secured party) and each Agent and each Lender hereby acknowledges that it holds possession of or otherwise controls any such Collateral for the benefit of the Agents and the Lenders as secured party.  Should the Administrative Agent or any Lender obtain possession or control of any such Collateral, the Administrative Agent or such Lender shall notify the Collateral Agent thereof, and, promptly upon the Collateral Agent’s request therefor shall deliver such Collateral to the Collateral Agent or in accordance with the Collateral Agent’s instructions.  In addition, the Collateral Agent shall also have the power and authority hereunder

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to appoint such other sub-agents as may be necessary or required under applicable state law or otherwise to perform its duties and enforce its rights with respect to the Collateral and under the Loan Documents.  Each Loan Party by its execution and delivery of this Agreement hereby consents to the foregoing.

Section 10.10                                  No Reliance on any Agent’s Customer Identification Program.  Each Lender acknowledges and agrees that neither such Lender, nor any of its Affiliates, participants or assignees, may rely on any Agent to carry out such Lender’s, Affiliate’s, participant’s or assignee’s customer identification program, or other requirements imposed by the USA PATRIOT Act or the regulations issued thereunder, including the regulations set forth in 31 C.F.R. §§ 1010.100(yy), (iii), 1020.100, and 1020.220 (formerly 31 C.F.R. § 103.121), as hereafter amended or replaced (“CIP Regulations”), or any other Anti-Terrorism Laws, including any programs involving any of the following items relating to or in connection with any of the Loan Parties, their Affiliates or their agents, the Loan Documents or the transactions hereunder or contemplated hereby:  (1) any identity verification procedures, (2) any recordkeeping, (3) comparisons with government lists, (4) customer notices or (5) other procedures required under the CIP Regulations or other regulations issued under the USA PATRIOT Act.  Each Lender, Affiliate, participant or assignee subject to Section 326 of the USA PATRIOT Act will perform the measures necessary to satisfy its own responsibilities under the CIP Regulations.

Section 10.11                                  No Third Party Beneficiaries.  The provisions of this Article are solely for the benefit of the Secured Parties, and no Loan Party shall have rights as a third-party beneficiary of any of such provisions.

Section 10.12                                  No Fiduciary Relationship.  It is understood and agreed that the use of the term “agent” herein or in any other Loan Document (or any other similar term) with reference to any Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law.  Instead such term is used as a matter of market custom, and is intended to create or reflect only an administrative relationship between contracting parties.

Section 10.13                                  Reports; Confidentiality; Disclaimers.  By becoming a party to this Agreement, each Lender:

(a)                                 is deemed to have requested that each Agent furnish such Lender, promptly after it becomes available, a copy of each field audit or examination report with respect to the Parent or any of its Subsidiaries (each, a “Report”) prepared by or at the request of such Agent, and each Agent shall so furnish each Lender with each such Report,

(b)                                 expressly agrees and acknowledges that the Agents (i) do not make any representation or warranty as to the accuracy of any Reports, and (ii) shall not be liable for any information contained in any Reports,

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(c)                                  expressly agrees and acknowledges that the Reports are not comprehensive audits or examinations, that any Agent or other party performing any audit or examination will inspect only specific information regarding the Parent and its Subsidiaries and will rely significantly upon the Parent’s and its Subsidiaries’ books and records, as well as on representations of their personnel,

(d)                                 agrees to keep all Reports and other material, non-public information regarding the Parent and its Subsidiaries and their operations, assets, and existing and contemplated business plans in a confidential manner in accordance with Section 12.19, and

(e)                                  without limiting the generality of any other indemnification provision contained in this Agreement, agrees:  (i) to hold any Agent and any other Lender preparing a Report harmless from any action the indemnifying Lender may take or fail to take or any conclusion the indemnifying Lender may reach or draw from any Report in connection with any loans or other credit accommodations that the indemnifying Lender has made or may make to the Borrowers, or the indemnifying Lender’s participation in, or the indemnifying Lender’s purchase of, a loan or loans of the Borrowers, and (ii) to pay and protect, and indemnify, defend and hold any Agent and any other Lender preparing a Report harmless from and against, the claims, actions, proceedings, damages, costs, expenses, and other amounts (including, attorneys’ fees and costs) incurred by any such Agent and any such other Lender preparing a Report as the direct or indirect result of any third parties who might obtain all or part of any Report through the indemnifying Lender.

Section 10.14                                  Collateral Custodian.  Upon the occurrence and during the continuance of any Event of Default, the Collateral Agent or its designee may at any time and from time to time employ and maintain on the premises of any Loan Party a custodian selected by the Collateral Agent or its designee who shall have full authority to do all acts necessary to protect the Agents’ and the Lenders’ interests.  Each Loan Party hereby agrees to, and to cause its Subsidiaries to, cooperate with any such custodian and to do whatever the Collateral Agent or its designee may reasonably request to preserve the Collateral.  All costs and expenses incurred by the Collateral Agent or its designee by reason of the employment of the custodian shall be the responsibility of the Borrowers and charged to the Loan Account.

Section 10.15                                  Collateral Agent May File Proofs of Claim. In case of the pendency of any proceeding under any Debtor Relief Law or any other judicial proceeding relative to any Loan Party, the Collateral Agent (irrespective of whether the principal of any Loan shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether any Agent shall have made any demand on the Borrowers) shall be entitled and empowered (but not obligated) by intervention in such proceeding or otherwise:

(a)                                 to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans and all other Obligations that are owing and unpaid

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and to file such other documents as may be necessary or advisable in order to have the claims of the Secured Parties (including any claim for the compensation, expenses, disbursements and advances of the Secured Parties and their respective agents and counsel and all other amounts due the Secured Parties hereunder and under the other Loan Documents) allowed in such judicial proceeding; and

(b)                                 to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Secured Party to make such payments to the Collateral Agent and, in the event that the Collateral Agent shall consent to the making of such payments directly to the Secured Parties, to pay to the Collateral Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Collateral Agent and its agents and counsel, and any other amounts due the Collateral Agent hereunder and under the other Loan Documents.

Section 10.16                      Intercreditor Agreements.  Each Lender hereby grants to the Collateral Agent all requisite authority to enter into or otherwise become bound by, and to perform its obligations and exercise rights and remedies under and in accordance with the terms of any intercreditor agreement the Collateral Agent deems appropriate to enter into with respect to any Permitted Indebtedness, and to bind the Lender thereto by the Collateral Agent’s entering into or otherwise becoming bound thereby, and no further consent or approval on the part of any Lender is or will be required in connection with the performance by the Collateral Agent of any such intercreditor agreement.

ARTICLE XI

GUARANTY

Section 11.01                                  Guaranty.  Each Guarantor hereby jointly and severally and unconditionally and irrevocably guarantees the punctual payment when due, whether at stated maturity, by acceleration or otherwise, of all Obligations of the Borrowers now or hereafter existing under any Loan Document, whether for principal, interest (including, without limitation, all interest that accrues after the commencement of any Insolvency Proceeding of any Borrower, whether or not a claim for post-filing interest is allowed in such Insolvency Proceeding), fees, commissions, expense reimbursements, indemnifications or otherwise (such obligations, to the extent not paid by the Borrowers, being the “Guaranteed Obligations”), and agrees to pay any and all expenses (including reasonable counsel fees and expenses) incurred by the Secured Parties in enforcing any rights under the guaranty set forth in this Article XI.  Without limiting the generality of the foregoing, each Guarantor’s liability shall extend to all amounts that constitute part of the Guaranteed Obligations and would be owed by the Borrowers to the

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Secured Parties under any Loan Document but for the fact that they are unenforceable or not allowable due to the existence of an Insolvency Proceeding involving any Borrower.  In no event shall the obligation of any Guarantor hereunder exceed the maximum amount such Guarantor could guarantee under any Debtor Relief Law.

Section 11.02                                  Guaranty Absolute.  Each Guarantor jointly and severally guarantees that the Guaranteed Obligations will be paid strictly in accordance with the terms of the Loan Documents, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of the Secured Parties with respect thereto.  Each Guarantor agrees that this Article XI constitutes a guaranty of payment when due and not of collection and waives any right to require that any resort be made by any Agent or any Lender to any Collateral.  The obligations of each Guarantor under this Article XI are independent of the Guaranteed Obligations, and a separate action or actions may be brought and prosecuted against each Guarantor to enforce such obligations, irrespective of whether any action is brought against any Loan Party or whether any Loan Party is joined in any such action or actions.  The liability of each Guarantor under this Article XI shall be irrevocable, absolute and unconditional irrespective of, and each Guarantor hereby irrevocably waives any defenses it may now or hereafter have in any way relating to, any or all of the following:

(a)                                 any lack of validity or enforceability of any Loan Document or any agreement or instrument relating thereto;

(b)                                 any change in the time, manner or place of payment of, or in any other term of, all or any of the Guaranteed Obligations, or any other amendment or waiver of or any consent to departure from any Loan Document, including, without limitation, any increase in the Guaranteed Obligations resulting from the extension of additional credit to any Loan Party or otherwise;

(c)                                  any taking, exchange, release or non-perfection of any Collateral, or any taking, release or amendment or waiver of or consent to departure from any other guaranty, for all or any of the Guaranteed Obligations;

(d)                                 the existence of any claim, set-off, defense or other right that any Guarantor may have at any time against any Person, including, without limitation, any Secured Party;

(e)                                  any change, restructuring or termination of the corporate, limited liability company or partnership structure or existence of any Loan Party; or

(f)                                   any other circumstance (including, without limitation, any statute of limitations) or any existence of or reliance on any representation by the Secured Parties that

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might otherwise constitute a defense available to, or a discharge of, any Loan Party or any other guarantor or surety (other than payment in full of the Obligations).

This Article XI shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Guaranteed Obligations is rescinded or must otherwise be returned by Secured Parties or any other Person upon the insolvency, bankruptcy or reorganization of any Borrower or otherwise, all as though such payment had not been made.

Section 11.03                                  Waiver.  Each Guarantor hereby waives (i) promptness and diligence, (ii) notice of acceptance and any other notice with respect to any of the Guaranteed Obligations and this Article XI and any requirement that the Secured Parties exhaust any right or take any action against any Loan Party or any other Person or any Collateral, (iii) any right to compel or direct any Secured Party to seek payment or recovery of any amounts owed under this Article XI from any one particular fund or source or to exhaust any right or take any action against any other Loan Party, any other Person or any Collateral, (iv) any requirement that any Secured Party protect, secure, perfect or insure any security interest or Lien on any property subject thereto or exhaust any right to take any action against any Loan Party, any other Person or any Collateral, and (v) any other defense available to any Guarantor (other than payment in full of the Obligations).  Each Guarantor agrees that the Secured Parties shall have no obligation to marshal any assets in favor of any Guarantor or against, or in payment of, any or all of the Obligations.  Each Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated herein and that the waiver set forth in this Section 11.03 is knowingly made in contemplation of such benefits.  Each Guarantor hereby waives any right to revoke this Article XI, and acknowledges that this Article XI is continuing in nature and applies to all Guaranteed Obligations, whether existing now or in the future.

Section 11.04                                  Continuing Guaranty; Assignments.  This Article XI is a continuing guaranty and shall (a) remain in full force and effect until the later of the cash payment in full of the Guaranteed Obligations (other than Contingent Indemnity Obligations) and all other amounts payable under this Article XI and the Final Maturity Date, (b) be binding upon each Guarantor, its successors and assigns and (c) inure to the benefit of and be enforceable by the Secured Parties and their successors, pledgees, transferees and assigns.  Without limiting the generality of the foregoing clause (c), any Lender may pledge, assign or otherwise transfer all or any portion of its rights and obligations under this Agreement (including, without limitation, all or any portion of its Commitments, its Loans owing to it) to any other Person, and such other Person shall thereupon become vested with all the benefits in respect thereof granted such Lender herein or otherwise, in each case as provided in Section 12.07.

Section 11.05                                  Subrogation.  No Guarantor will exercise any rights that it may now or hereafter acquire against any Loan Party or any other guarantor that arise from the existence, payment, performance or enforcement of such Guarantor’s obligations under this Article XI, including, without limitation, any right of subrogation, reimbursement, exoneration,

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contribution or indemnification and any right to participate in any claim or remedy of the Secured Parties against any Loan Party or any other guarantor or any Collateral, whether or not such claim, remedy or right arises in equity or under contract, statute or common law, including, without limitation, the right to take or receive from any Loan Party or any other guarantor, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security solely on account of such claim, remedy or right, unless and until all of the Guaranteed Obligations (other than Contingent Indemnity Obligations) and all other amounts payable under this Article XI shall have been paid in full in cash and the Final Maturity Date shall have occurred.  If any amount shall be paid to any Guarantor in violation of the immediately preceding sentence at any time prior to the Termination Date, such amount shall be held in trust for the benefit of the Secured Parties and shall forthwith be paid to the Secured Parties to be credited and applied to the Guaranteed Obligations and all other amounts payable under this Article XI, whether matured or unmatured, in accordance with the terms of this Agreement, or to be held as Collateral for any Guaranteed Obligations or other amounts payable under this Article XI thereafter arising.  If (i) any Guarantor shall make payment to the Secured Parties of all or any part of the Guaranteed Obligations, and (ii) the Termination Date shall have occurred, the Secured Parties will, at such Guarantor’s request and expense, execute and deliver to such Guarantor appropriate documents, without recourse and without representation or warranty, necessary to evidence the transfer by subrogation to such Guarantor of an interest in the Guaranteed Obligations resulting from such payment by such Guarantor.

Section 11.06                                  Contribution.  All Guarantors desire to allocate among themselves, in a fair and equitable manner, their obligations arising under this Guaranty.  Accordingly, in the event any payment or distribution is made on any date by a Guarantor under this Guaranty such that its Aggregate Payments exceeds its Fair Share as of such date, such Guarantor shall be entitled to a contribution from each of the other Guarantors in an amount sufficient to cause each Guarantor’s Aggregate Payments to equal its Fair Share as of such date.  “Fair Share” means, with respect to any Guarantor as of any date of determination, an amount equal to (a) the ratio of (i) the Fair Share Contribution Amount with respect to such Guarantor, to (ii) the aggregate of the Fair Share Contribution Amounts with respect to all Guarantors multiplied by, (b) the aggregate amount paid or distributed on or before such date by all Guarantors under this Guaranty in respect of the obligations Guaranteed.  “Fair Share Contribution Amount” means, with respect to any Guarantor as of any date of determination, the maximum aggregate amount of the obligations of such Guarantor under this Guaranty that would not render its obligations hereunder subject to avoidance as a fraudulent transfer or conveyance under Section 548 of Title 11 of the United States Code or any comparable applicable provisions of state law; provided, solely for purposes of calculating the “Fair Share Contribution Amount” with respect to any Guarantor for purposes of this Section 11.06, any assets or liabilities of such Guarantor arising by virtue of any rights to subrogation, reimbursement or indemnification or any rights to or obligations of contribution hereunder shall not be considered as assets or liabilities of such Guarantor.  “Aggregate Payments” means, with respect to any Guarantor as of any date of determination, an

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amount equal to (A) the aggregate amount of all payments and distributions made on or before such date by such Guarantor in respect of this Guaranty (including, without limitation, in respect of this Section 11.06), minus (B) the aggregate amount of all payments received on or before such date by such Guarantor from the other Guarantors as contributions under this Section 11.06.  The amounts payable as contributions hereunder shall be determined as of the date on which the related payment or distribution is made by the applicable Guarantor.  The allocation among Guarantors of their obligations as set forth in this Section 11.06 shall not be construed in any way to limit the liability of any Guarantor hereunder.  Each Guarantor is a third party beneficiary to the contribution agreement set forth in this Section 11.06.

ARTICLE XII

MISCELLANEOUS

Section 12.01                                  Notices, Etc.

(a)                                 Notices Generally.  All notices and other communications provided for hereunder shall be in writing and shall be delivered by hand, sent by registered or certified mail (postage prepaid, return receipt requested), overnight courier, or telecopier.  In the case of notices or other communications to any Loan Party, Administrative Agent or the Collateral Agent, as the case may be, they shall be sent to the respective address set forth below (or, as to each party, at such other address as shall be designated by such party in a written notice to the other parties complying as to delivery with the terms of this Section 12.01):

Accuray Incorporated
1310 Chesapeake Terrace
Sunnyvale, CA 94089
Attention:  Chief Financial Officer
Telephone:  408.716.4795
Telecopier:  408.716.4616

with a copy to:

Davis Polk & Wardwell LLP
450 Lexington Avenue
New York, NY 10017
Attention: John Perry, Esq.
Telephone:  212.450.4949
Telecopier:  212.701.5949

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if to the Administrative Agent or the Collateral Agent, to it at the following address:

Cerberus Business Finance, LLC
11812 San Vincente Blvd., Suite 300
Los Angeles, CA 90049
Attention: Kevin F. Cross
Telephone:  310.903.5020
Telecopier:  310.826.9203

and

Cerberus Business Finance, LLC
11812 San Vincente Blvd., Suite 300
Los Angeles, CA 90049
Attention:  Joseph Spano
Telephone: 424.832.5622
Telecopier: 310.826.9205

in each case, with a copy to:

Cerberus Business Finance, LLC
875 Third Avenue
New York, NY 10022
Attention: Kevin Genda
Telephone:  212-891-1550
Telecopier:  212-891-1541

and a copy to:

Schulte Roth & Zabel LLP
919 Third Avenue
New York, New York  10022
Attention:  Frederic L. Ragucci, Esq.
Telephone:  212-756-2000
Telecopier:  212-593-5955

All notices or other communications sent in accordance with this Section 12.01, shall be deemed received on the earlier of the date of actual receipt or 3 Business Days after the deposit thereof in the mail; provided that (i) notices sent by overnight courier service shall be deemed to have been given when received and (ii) notices by facsimile shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have

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been given at the opening of business on the next Business Day for the recipient), provided further that notices to any Agent pursuant to Article II shall not be effective until received by such Agent.

(b)                                 Electronic Communications.

(i)                                     Each Agent and the Administrative Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.  Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures approved by the Agents, provided that the foregoing shall not apply to notices to any Lender pursuant to Article II if such Lender has notified the Agents that it is incapable of receiving notices under such Article by electronic communication.

(ii)                                  Unless the Administrative Agent otherwise prescribes, (A) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), and (B) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient, at its e-mail address as described in the foregoing clause (A), of notification that such notice or communication is available and identifying the website address therefor; provided that, for both clauses (A) and (B) above, if such notice, email or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient.

Section 12.02                                  Amendments, Etc.  (a) No amendment or waiver of any provision of this Agreement or any other Loan Document (excluding the Fee Letter), and no consent to any departure by any Loan Party therefrom, shall in any event be effective unless the same shall be in writing and signed (x) in the case of an amendment, consent or waiver to cure any ambiguity, omission, defect or inconsistency or granting a new Lien for the benefit of the Agents and the Lenders or extending an existing Lien over additional property or release of a Lien or a Guarantor in connection with a transaction permitted by this Agreement, by the Agents and the Borrowers (or by the Administrative Borrower on behalf of the Borrowers), (y) in the case of any other amendment, waiver or consent, by the Required Lenders (or by the Collateral Agent with the consent of the Required Lenders) and the Borrowers (or the Administrative Borrower on behalf of the Borrowers) and (z) in the case of any other amendment, by the Required Lenders (or by the Collateral Agent with the consent of the Required Lenders) and the Borrowers (or by the Administrative Borrower on behalf of the Borrowers), and then such

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amendment, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no amendment, waiver or consent shall:

(i)                                     increase the Commitment of any Lender, reduce the principal of, or interest on, the Loans payable to any Lender, reduce the amount of any fee payable for the account of any Lender, or postpone or extend any scheduled date fixed for any payment of principal of, or interest or fees on, the Loans payable to any Lender, in each case, without the written consent of such Lender (it being understood that the waiver of any Event of Default unrelated to any matter that is the subject of this clause (i) shall not be subject to this clause (i) solely as a result of eliminating the right of the Lenders to receive future interest at the Post-Default Rate in respect of such Event of Default);

(ii)                                  change the percentage of the Commitments or of the aggregate unpaid principal amount of the Loans that is required for the Lenders or any of them to take any action hereunder without the written consent of each Lender;

(iii)                               amend the definition of “Required Lenders” or “Pro Rata Share” without the written consent of each Lender;

(iv)                              release all or a substantial portion of the Collateral (except as otherwise provided in this Agreement and the other Loan Documents), subordinate any Lien granted in favor of the Collateral Agent for the benefit of the Agents and the Lenders, or release any Borrower or any Guarantor (except in connection with a Disposition of the Equity Interests thereof permitted by Section 7.02(c)), in each case, without the written consent of each Lender; or

(v)                                 amend, modify or waive Section 4.02, Section 4.03 or this Section 12.02 of this Agreement without the written consent of each Lender.

Notwithstanding the foregoing, (A) no amendment, waiver or consent shall, unless in writing and signed by an Agent, affect the rights or duties of such Agent (but not in its capacity as a Lender) under this Agreement or the other Loan Documents, (B) any amendment, waiver or consent to any provision of this Agreement (including Sections 4.01 and 4.02) that permits any Loan Party, any holder of Equity Interests of the Parent, or any of their respective Affiliates to purchase Loans on a non-pro rata basis, become an eligible assignee pursuant to Section 12.07 and/or make offers to make optional prepayments on a non-pro rata basis shall require the prior written consent of the Required Lenders rather than the prior written consent of each Lender directly affected thereby and (C) the consent of the Borrowers shall not be required to change any order of priority set forth in Section 2.05(d) and Section 4.03.

(b)                                 If (i) any action to be taken by the Lenders hereunder requires the consent, authorization, or agreement of all of the Lenders or any Lender affected thereby, and a Lender

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fails to give its consent, authorization, or agreement, or (ii) any Lender requires the Borrowers to pay any Additional Amounts under Section 2.09, requests compensation under Section 2.10 or Section 2.11, and, in the case of clause (ii), such Lender has received a written request to, and has declined or is unable to, designate a different lending office that would eliminate or reduce amounts payable pursuant to such Sections in the future (each such Lender, an “Affected Lender”), then the Collateral Agent, upon at least 5 Business Days prior irrevocable notice to the Affected Lender, may permanently replace the Affected Lender with one or more substitute lenders (each, a “Replacement Lender”), and the Affected Lender shall have no right to refuse to be replaced hereunder.  Such notice to replace the Affected Lender shall specify an effective date for such replacement, which date shall not be later than 15 Business Days after the date such notice is given.  Prior to the effective date of such replacement, the Affected Lender and each Replacement Lender shall execute and deliver an Assignment and Acceptance, subject only to the Affected Lender being repaid its share of the outstanding Obligations without any premium or penalty of any kind whatsoever, but including any amounts payable pursuant to Section 2.08, Section 2.09, Section 2.10 and Section 2.11.  If the Affected Lender shall refuse or fail to execute and deliver any such Assignment and Acceptance prior to the effective date of such replacement, the Affected Lender shall be deemed to have executed and delivered such Assignment and Acceptance.  The replacement of any Affected Lender shall be made in accordance with the terms of Section 12.07.

Section 12.03                                  No Waiver; Remedies, Etc.  No failure on the part of any Agent or any Lender to exercise, and no delay in exercising, any right hereunder or under any other Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise of any right under any Loan Document preclude any other or further exercise thereof or the exercise of any other right.  The rights and remedies of the Agents and the Lenders provided herein and in the other Loan Documents are cumulative and are in addition to, and not exclusive of, any rights or remedies provided by law.  The rights of the Agents and the Lenders under any Loan Document against any party thereto are not conditional or contingent on any attempt by the Agents and the Lenders to exercise any of their rights under any other Loan Document against such party or against any other Person.

Section 12.04                                  Expenses; Taxes; Attorneys’ Fees.  The Borrowers will pay on demand, all reasonable out-of-pocket costs and expenses incurred by or on behalf of each Agent (and, in the case of clauses (b) through (n) below, each Lender), regardless of whether the transactions contemplated hereby are consummated, including, without limitation, reasonable fees, costs, client charges and expenses of counsel for each Agent (and, in the case of clauses (b) through (n) below, each Lender), accounting, due diligence, periodic field audits, physical counts, valuations, investigations, searches and filings, monitoring of assets, appraisals of Collateral, the rating of the Loans, title searches, miscellaneous disbursements, examination, travel, lodging and meals, arising from or relating to:  (a) the negotiation, preparation, execution, delivery, performance and administration of this Agreement and the other Loan Documents

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(including, without limitation, the preparation of any additional Loan Documents pursuant to Section 7.01(b) or the review of any of the agreements, instruments and documents referred to in Section 7.01(f)); (b) any requested amendments, waivers or consents to this Agreement or the other Loan Documents whether or not such documents become effective or are given; (c) the preservation and protection of the Agents’ or any of the Lenders’ rights under this Agreement or the other Loan Documents; (d) the defense of any claim or action asserted or brought against any Agent or any Lender by any Person that arises from or relates to this Agreement, any other Loan Document, the Agents’ or the Lenders’ claims against any Loan Party, or any and all matters in connection therewith; (e) the commencement or defense of, or intervention in, any court proceeding arising from or related to this Agreement or any other Loan Document; (f) the filing of any petition, complaint, answer, motion or other pleading by any Agent or any Lender, or the taking of any action in respect of the Collateral or other security, in connection with this Agreement or any other Loan Document; (g) the protection, collection, lease, sale, taking possession of or liquidation of, any Collateral or other security in connection with this Agreement or any other Loan Document; (h) any attempt to enforce any Lien or security interest in any Collateral or other security in connection with this Agreement or any other Loan Document; (i) any attempt to collect from any Loan Party; (j) all liabilities and costs arising from or in connection with any Environmental Action associated with or arising from the past, present or future operations of any Loan Party; (k) any Environmental Liabilities and Costs incurred in connection with (A) any Remedial Action to address violations of Environmental Law or any Hazardous Materials present or arising out of the operations of any Loan Party or any real property owned, leased or operated by any Loan Party, (B) any Environmental Lien, except to the extent in either case of (A) or (B) such Environmental Liabilities and Costs are (x) incurred following foreclosure by the Collateral Agent or following any Agent or Lender having become the successor-in-interest to any Loan Party or any of its Subsidiaries and (y) attributable to acts of any Agent or Lender; (l) the rating of the Loans by one or more rating agencies in connection with any Lender’s Securitization; or (m) the receipt by any Agent or any Lender of any advice from professionals with respect to any of the foregoing; provided that, notwithstanding the foregoing, the obligation of the Borrowers to reimburse attorneys’ fees and costs shall be limited, absent an actual or potential conflict of interest (as reasonably determined by the Agents), to the attorneys’ fees and costs of (x) one primary counsel, (y) one local counsel in each material jurisdiction and (z) one regulatory counsel for the Agents and the Lenders; and provided further that the Borrowers’ obligations under this Section 12.04 shall not, as to the applicable Agent or Lender, be available to such Agent or Lender, to the extent that any costs, expenses, losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Agent or Lender.  Without limitation of the foregoing or any other provision of any Loan Document:  (x) without duplication of Section 2.09, the Borrowers agree to pay all stamp, document, transfer, recording or filing taxes or fees and similar impositions now or hereafter determined by any Agent or any Lender to be payable in connection with this Agreement or any other Loan Document, and the Borrowers agree to save each Agent and each

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Lender harmless from and against any and all present or future claims, liabilities or losses with respect to or resulting from any omission to pay or delay in paying any such taxes, fees or impositions, (y) the Borrowers agree to pay all broker fees that may become due in connection with the transactions contemplated by this Agreement and the other Loan Documents and (z) if the Borrowers fail to perform any covenant or agreement contained herein or in any other Loan Document, any Agent may itself perform or cause performance of such covenant or agreement concurrently with or after providing the Administrative Borrower with written notice of its intention to do so, and the expenses of such Agent incurred in connection therewith shall be reimbursed on demand by the Borrowers.  The obligations of the Borrowers under this Section 12.04 shall survive the repayment of the Obligations and discharge of any Liens granted under the Loan Documents.

Section 12.05                                  Right of Set-off.  Upon the occurrence and during the continuance of any Event of Default, any Agent or any Lender may, and is hereby authorized to, at any time and from time to time, without notice to any Loan Party (any such notice being expressly waived by the Loan Parties) and to the fullest extent permitted by law, set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other Indebtedness at any time owing by such Agent or such Lender or any of their respective Affiliates to or for the credit or the account of any Loan Party against any and all obligations of the Loan Parties either now or hereafter existing under any Loan Document, irrespective of whether or not such Agent or such Lender shall have made any demand hereunder or thereunder and although such obligations may be contingent or unmatured.  Each Agent and each Lender agrees to notify such Loan Party promptly after any such set-off and application made by such Agent or such Lender or any of their respective Affiliates provided that the failure to give such notice shall not affect the validity of such set-off and application.  The rights of the Agents and the Lenders under this Section 12.05 are in addition to the other rights and remedies (including other rights of set-off) which the Agents and the Lenders may have under this Agreement or any other Loan Documents of law or otherwise.

Section 12.06                                  Severability.   Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining portions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

Section 12.07                                  Assignments and Participations.

(a)                                 This Agreement and the other Loan Documents shall be binding upon and inure to the benefit of each Loan Party and each Agent and each Lender and their respective successors and assigns; provided, however, that none of the Loan Parties may assign or transfer any of its rights hereunder or under the other Loan Documents without the prior written consent of each Lender and any such assignment without the Lenders’ prior written consent shall be null and void.

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(b)                                 Subject to the conditions set forth in clause (c) below, each Lender may assign to one or more other lenders or other entities all or a portion of its rights and obligations under this Agreement with respect to all or a portion of its Commitment and any Loan made by it with the written consent of the Administrative Borrower (which consent shall not be unreasonably withheld, conditioned or delayed) and the Collateral Agent; provided, however, that (i) no written consent of the Collateral Agent or the Administrative Borrower shall be required (A) in connection with any assignment by a Lender to a Lender, an Affiliate of such Lender or a Related Fund of such Lender or (B) if such assignment is in connection with any merger, consolidation, sale, transfer, or other disposition of all or any substantial portion of the business or loan portfolio of such Lender, and (ii) no written consent of the Administrative Borrower shall be required during the continuance of an Event of Default.

(c)                                  Assignments shall be subject to the following additional conditions:

(i)                                     Each such assignment shall be in an amount which is at least $5,000,000 or a multiple of $1,000,000 in excess thereof (or the remainder of such Lender’s Commitment) (except such minimum amount shall not apply to an assignment by a Lender to (A) a Lender, an Affiliate of such Lender or a Related Fund of such Lender or (B) a group of new Lenders, each of whom is an Affiliate or Related Fund of each other to the extent the aggregate amount to be assigned to all such new Lenders is at least $5,000,000 or a multiple of $1,000,000 in excess thereof);

(ii)                                  The parties to each such assignment shall execute and deliver to the Collateral Agent, for its acceptance, an Assignment and Acceptance, together with any promissory note subject to such assignment and such parties shall deliver to the Collateral Agent, for the benefit of the Collateral Agent, a processing and recordation fee of $5,000 (except the payment of such fee shall not be required in connection with an assignment by a Lender to a Lender, an Affiliate of such Lender or a Related Fund of such Lender); and

(iii)                               No such assignment shall be made to (A) any Disqualified Institution without the prior written consent of the Administrative Borrower, or (B) any Loan Party, any holder of Equity Interests of the Parent or any of their respective Affiliates.

(d)                                 Upon such execution, delivery and acceptance, from and after the effective date specified in each Assignment and Acceptance and recordation on the Register, which effective date shall be at least 3 Business Days after the delivery thereof to the Collateral Agent (or such shorter period as shall be agreed to by the Collateral Agent and the parties to such assignment), (A) the assignee thereunder shall become a “Lender” hereunder and, in addition to the rights and obligations hereunder held by it immediately prior to such effective date, have the rights and obligations hereunder that have been assigned to it pursuant to such Assignment and Acceptance and (B) the assigning Lender thereunder shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment and Acceptance,

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relinquish its rights and be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto).

(e)                                  By executing and delivering an Assignment and Acceptance, the assigning Lender and the assignee thereunder confirm to and agree with each other and the other parties hereto as follows:  (i) other than as provided in such Assignment and Acceptance, the assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or any other Loan Document or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other Loan Document furnished pursuant hereto; (ii) the assigning Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of any Loan Party or any of its Subsidiaries or the performance or observance by any Loan Party of any of its obligations under this Agreement or any other Loan Document furnished pursuant hereto; (iii) such assignee confirms that it has received a copy of this Agreement and the other Loan Documents, together with such other documents and information it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (iv) such assignee will, independently and without reliance upon the assigning Lender, any Agent or any Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement and the other Loan Documents; (v) such assignee appoints and authorizes the Agents to take such action as agents on its behalf and to exercise such powers under this Agreement and the other Loan Documents as are delegated to the Agents by the terms hereof and thereof, together with such powers as are reasonably incidental hereto and thereto; and (vi) such assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of this Agreement and the other Loan Documents are required to be performed by it as a Lender.

(f)                                   The Administrative Agent shall, acting solely for this purpose as a non-fiduciary agent of the Borrowers, maintain, or cause to be maintained at the Payment Office, a copy of each Assignment and Acceptance delivered to and accepted by it and a register (the “Register”) for the recordation of the names and addresses of the Lenders and the Commitments of, and the principal amount of the Loans (and stated interest thereon) (the “Registered Loans”) owing to each Lender from time to time.  The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Borrowers, the Agents and the Lenders may treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes of this Agreement.  The Register shall be available for inspection by the Administrative Borrower and any Lender at any reasonable time and from time to time upon reasonable prior notice.

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(g)                                  Upon receipt by the Administrative Agent of a completed Assignment and Acceptance, and subject to any consent required from the Administrative Agent or the Collateral Agent pursuant to Section 12.07(b) (which consent of the applicable Agent must be evidenced by such Agent’s execution of an acceptance to such Assignment and Acceptance), the Administrative Agent shall accept such assignment, record the information contained therein in the Register (as adjusted to reflect any principal payments on or amounts capitalized and added to the principal balance of the Loans and/or Commitment reductions made subsequent to the effective date of the applicable assignment, as confirmed in writing by the corresponding assignor and assignee in conjunction with delivery of the assignment to the Administrative Agent) and provide to the Collateral Agent a copy of the fully executed Assignment and Acceptance.

(h)                                 A Registered Loan (and the registered note, if any, evidencing the same) may be assigned or sold in whole or in part only by registration of such assignment or sale on the Register (and each registered note shall expressly so provide).  Any assignment or sale of all or part of such Registered Loan (and the registered note, if any, evidencing the same) may be effected only by registration of such assignment or sale on the Register, together with the surrender of the registered note, if any, evidencing the same duly endorsed by (or accompanied by a written instrument of assignment or sale duly executed by) the holder of such registered note, whereupon, at the request of the designated assignee(s) or transferee(s), one or more new registered notes in the same aggregate principal amount shall be issued to the designated assignee(s) or transferee(s).  Prior to the registration of assignment or sale of any Registered Loan (and the registered note, if any, evidencing the same), the Agents shall treat the Person in whose name such Registered Loan (and the registered note, if any, evidencing the same) is registered on the Register as the owner thereof for the purpose of receiving all payments thereon, notwithstanding notice to the contrary.

(i)                                     In the event that any Lender sells participations in a Registered Loan, such Lender shall, acting for this purpose as a non-fiduciary agent on behalf of the Borrowers, maintain, or cause to be maintained, a register, on which it enters the name of all participants in the Registered Loans held by it and the principal amount (and stated interest thereon) of the portion of the Registered Loan that is the subject of the participation (the “Participant Register”).  A Registered Loan (and the registered note, if any, evidencing the same) may be participated in whole or in part only by registration of such participation on the Participant Register (and each registered note shall expressly so provide).  Any participation of such Registered Loan (and the registered note, if any, evidencing the same) may be effected only by the registration of such participation on the Participant Register.  The Participant Register shall be available for inspection by the Administrative Borrower and any Lender at any reasonable time and from time to time upon reasonable prior notice.

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(j)                                    Any Non-U.S. Lender who purchases or is assigned or participates in any portion of such Registered Loan shall comply with Section 2.09(d).

(k)                                 Each Lender may sell participations to one or more banks or other entities (other than, without the prior written consent of the Administrative Borrower, any Disqualified Institution) in or to all or a portion of its rights and obligations under this Agreement and the other Loan Documents (including, without limitation, all or a portion of the Loans made by it); provided that (i) such Lender’s obligations under this Agreement (including without limitation, its Commitments hereunder) and the other Loan Documents shall remain unchanged; (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, and the Borrowers, the Agents and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement and the other Loan Documents; and (iii) a participant shall not be entitled to require such Lender to take or omit to take any action hereunder except (A) action directly effecting an extension of the maturity dates or decrease in the principal amount of the Loans, (B) action directly effecting an extension of the due dates or a decrease in the rate of interest payable on the Loans or the fees payable under this Agreement, or (C) actions directly effecting a release of all or a substantial portion of the Collateral or any Loan Party (except as set forth in Section 10.08 of this Agreement or any other Loan Document).  The Loan Parties agree that each participant shall be entitled to the benefits of Section 2.09 and Section 2.10 of this Agreement with respect to its participation in any portion of the Commitments and the Loans as if it was a Lender; provided that such participant agrees to be subject to all duties and obligations of Section 2.09 as if it were a Lender.

(l)                                     Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank or loans made to such Lender pursuant to securitization or similar credit facility (a “Securitization”); provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.  The Loan Parties shall cooperate with such Lender and its Affiliates to effect the Securitization including, without limitation, by providing such information as may be reasonably requested by such Lender in connection with the rating of its Loans or the Securitization.

Section 12.08                                  Counterparts.  This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement.  Delivery of an executed counterpart of this Agreement by telecopier or electronic mail shall be equally as effective as delivery of an original executed counterpart of this Agreement.  Any party delivering an executed counterpart of this Agreement by telecopier or electronic mail also shall deliver an original executed counterpart of this Agreement but the

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failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Agreement.  The foregoing shall apply to each other Loan Document mutatis mutandis.

Section 12.09                                  GOVERNING LAW.  THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS (UNLESS EXPRESSLY PROVIDED TO THE CONTRARY IN ANOTHER LOAN DOCUMENT IN RESPECT OF SUCH OTHER LOAN DOCUMENT) SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED IN THE STATE OF NEW YORK.

Section 12.10                                  CONSENT TO JURISDICTION; SERVICE OF PROCESS AND VENUE.  ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK IN THE COUNTY OF NEW YORK OR OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK, AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH PARTY HERETO (OTHER THAN LENDERS ORGANIZED IN A JURISDICTION OUTSIDE THE UNITED STATES) HEREBY IRREVOCABLY ACCEPTS IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE JURISDICTION OF THE AFORESAID COURTS.  EACH PARTY HERETO HEREBY IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OUT OF ANY OF THE AFOREMENTIONED COURTS AND IN ANY SUCH ACTION OR PROCEEDING BY ANY MEANS PERMITTED BY APPLICABLE LAW, INCLUDING, WITHOUT LIMITATION, BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, IN THE CASE OF THE LOAN PARTIES, TO THE ADMINISTRATIVE BORROWER AT ITS ADDRESS FOR NOTICES AS SET FORTH IN SECTION 12.01 AND, IN THE CASE OF ANY OTHER PARTY, TO ITS ADDRESS ON FILE WITH THE ADMINISTRATIVE AGENT, SUCH SERVICE TO BECOME EFFECTIVE 10 DAYS AFTER SUCH MAILING.  THE PARTIES HERETO AGREE THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW.  NOTHING HEREIN SHALL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVICE OF PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST ANY OTHER PARTY HERETO IN ANY OTHER JURISDICTION.  EACH PARTY HERETO (OTHER THAN LENDERS THAT ARE ORGANIZED IN A JURISDICTION OUTSIDE THE UNITED STATES) HEREBY EXPRESSLY AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE JURISDICTION OR LAYING OF VENUE OF

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ANY SUCH LITIGATION BROUGHT IN ANY SUCH COURT REFERRED TO ABOVE AND ANY CLAIM THAT ANY SUCH LITIGATION HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.  TO THE EXTENT THAT ANY PARTY HERETO HAS OR HEREAFTER MAY ACQUIRE ANY IMMUNITY FROM JURISDICTION OF ANY COURT OR FROM ANY LEGAL PROCESS (WHETHER THROUGH SERVICE OR NOTICE, ATTACHMENT PRIOR TO JUDGMENT, ATTACHMENT IN AID OF EXECUTION OR OTHERWISE) WITH RESPECT TO ITSELF OR ITS PROPERTY, EACH PARTY HERETO (OTHER THAN LENDERS THAT ARE ORGANIZED IN A JURISDICTION OUTSIDE THE UNITED STATES) HEREBY IRREVOCABLY WAIVES SUCH IMMUNITY IN RESPECT OF ITS OBLIGATIONS UNDER THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS.

Section 12.11                                  WAIVER OF JURY TRIAL, ETC.  EACH LOAN PARTY, EACH AGENT AND EACH LENDER HEREBY WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM CONCERNING ANY RIGHTS UNDER THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS, OR UNDER ANY AMENDMENT, WAIVER, CONSENT, INSTRUMENT, DOCUMENT OR OTHER AGREEMENT DELIVERED OR WHICH IN THE FUTURE MAY BE DELIVERED IN CONNECTION THEREWITH, OR ARISING FROM ANY FINANCING RELATIONSHIP EXISTING IN CONNECTION WITH THIS AGREEMENT, AND AGREES THAT ANY SUCH ACTION, PROCEEDINGS OR COUNTERCLAIM SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.  EACH LOAN PARTY CERTIFIES THAT NO OFFICER, REPRESENTATIVE, AGENT OR ATTORNEY OF ANY AGENT OR ANY LENDER HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT ANY AGENT OR ANY LENDER WOULD NOT, IN THE EVENT OF ANY ACTION, PROCEEDING OR COUNTERCLAIM, SEEK TO ENFORCE THE FOREGOING WAIVERS.  EACH PARTY HERETO HEREBY ACKNOWLEDGES THAT THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE OTHER PARTIES HERETO ENTERING INTO THIS AGREEMENT.

Section 12.12                                  Consent by the Agents and Lenders.  Except as otherwise expressly set forth herein to the contrary or in any other Loan Document, if the consent, approval, satisfaction, determination, judgment, acceptance or similar action (an “Action”) of any Agent or any Lender shall be permitted or required pursuant to any provision hereof or any provision of any other agreement to which any Loan Party is a party and to which any Agent or any Lender has succeeded thereto, such Action shall be required to be in writing and may be withheld or denied by such Agent or such Lender, in its sole discretion, with or without any reason, and without being subject to question or challenge on the grounds that such Action was not taken in good faith.

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Section 12.13                                  No Party Deemed Drafter.  Each of the parties hereto agrees that no party hereto shall be deemed to be the drafter of this Agreement.

Section 12.14                                  Reinstatement; Certain Payments.  If any claim is ever made upon any Secured Party for repayment or recovery of any amount or amounts received by such Secured Party in payment or on account of any of the Obligations, such Secured Party shall give prompt notice of such claim to each other Agent and Lender and the Administrative Borrower, and if such Secured Party repays all or part of such amount by reason of (i) any judgment, decree or order of any court or administrative body having jurisdiction over such Secured Party or any of its property, or (ii) any good faith settlement or compromise of any such claim effected by such Secured Party with any such claimant, then and in such event each Loan Party agrees that (A) any such judgment, decree, order, settlement or compromise shall be binding upon it notwithstanding the cancellation of any Indebtedness hereunder or under the other Loan Documents or the termination of this Agreement or the other Loan Documents, and (B) it shall be and remain liable to such Secured Party hereunder for the amount so repaid or recovered to the same extent as if such amount had never originally been received by such Secured Party.

Section 12.15                                  Indemnification; Limitation of Liability for Certain Damages.

(a)                                 In addition to each Loan Party’s other Obligations under this Agreement, each Loan Party agrees to, jointly and severally, defend, protect, indemnify and hold harmless each Secured Party and all of their respective Affiliates, officers, directors, employees, attorneys, consultants and agents (collectively called the “Indemnitees”) from and against any and all losses, damages, liabilities, obligations, penalties, fees, reasonable costs and expenses (including, without limitation, reasonable attorneys’ fees, costs and expenses) incurred by such Indemnitees, whether prior to or from and after the Effective Date, whether direct, indirect or consequential, as a result of or arising from or relating to or in connection with any of the following:  (i) the negotiation, preparation, execution or performance or enforcement of this Agreement, any other Loan Document or of any other document executed in connection with the transactions contemplated by this Agreement, (ii) any Agent’s or any Lender’s furnishing of funds to the Borrowers under this Agreement or the other Loan Documents, including, without limitation, the management of any such Loans or the Borrowers’ use of the proceeds thereof, (iii) the Agents and the Lenders relying on any instructions of the Administrative Borrower or the handling of the Loan Account and Collateral of the Borrowers as herein provided, (iv) any matter relating to the financing transactions contemplated by this Agreement or the other Loan Documents or by any document executed in connection with the transactions contemplated by this Agreement or the other Loan Documents, or (v) any claim, litigation, investigation or proceeding relating to any of the foregoing, whether or not any Indemnitee is a party thereto (collectively, the “Indemnified Matters”); provided, however, that the Loan Parties shall not have any obligation to any Indemnitee under this subsection (a) for any Indemnified Matter caused by the gross negligence or willful misconduct of such Indemnitee, as determined by a final non-

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appealable judgment of a court of competent jurisdiction, or (b) absent an actual or potential conflict of interest (as reasonably determined by the Agents and the Lenders), to reimburse attorneys’ fees and costs in excess of the attorneys’ fees and costs of (x) one primary counsel, (y) one local counsel in each material jurisdiction and (z) one regulatory counsel for the Agents and the Lenders.

(b)                                 The indemnification for all of the foregoing losses, damages, fees, costs and expenses of the Indemnitees set forth in this Section 12.15 are chargeable against the Loan Account.  To the extent that the undertaking to indemnify, pay and hold harmless set forth in this Section 12.15 may be unenforceable because it is violative of any law or public policy, each Loan Party shall, jointly and severally, contribute the maximum portion which it is permitted to pay and satisfy under applicable law, to the payment and satisfaction of all Indemnified Matters incurred by the Indemnitees.

(c)                                  No party hereto shall assert, and each party hereto hereby waives, any claim against any other party hereto, on any theory of liability for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) (whether or not the claim therefor is based on contract, tort or duty imposed by any applicable legal requirement) arising out of, in connection with, as a result of, or in any way related to, this Agreement or any other Loan Document or any agreement or instrument contemplated hereby or thereby or referred to herein or therein, the transactions contemplated hereby or thereby, any Loan or the use of the proceeds thereof or any act or omission or event occurring in connection therewith, and each party hereto hereby waives, releases and agrees not to sue upon any such claim or seek any such damages, whether or not accrued and whether or not known or suspected to exist in its favor.

(d)                                 The indemnities and waivers set forth in this Section 12.15 shall survive the repayment of the Obligations and discharge of any Liens granted under the Loan Documents.

Section 12.16                                  Records.  The unpaid principal of and interest on the Loans, the interest rate or rates applicable to such unpaid principal and interest, the duration of such applicability, the Commitments, and the accrued and unpaid fees payable pursuant to Section 2.06 hereof, shall at all times be ascertained from the records of the Agents, which shall be conclusive and binding absent manifest error.

Section 12.17                                  Binding Effect.  This Agreement shall become effective when it shall have been executed by each Loan Party, each Agent and each Lender and when the conditions precedent set forth in Section 5.01 hereof have been satisfied or waived in writing by the Agents, and thereafter shall be binding upon and inure to the benefit of each Loan Party, each Agent and each Lender, and their respective successors and assigns, except that the Loan Parties shall not have the right to assign their rights hereunder or any interest herein without the prior written consent of each Agent and each Lender, and any assignment by any Lender shall be governed by Section 12.07 hereof.

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Section 12.18                                  Highest Lawful Rate.  It is the intention of the parties hereto that each Agent and each Lender shall conform strictly to usury laws applicable to it.  Accordingly, if the transactions contemplated hereby or by any other Loan Document would be usurious as to any Agent or any Lender under laws applicable to it (including the laws of the United States of America and the State of New York or any other jurisdiction whose laws may be mandatorily applicable to such Agent or such Lender notwithstanding the other provisions of this Agreement), then, in that event, notwithstanding anything to the contrary in this Agreement or any other Loan Document or any agreement entered into in connection with or as security for the Obligations, it is agreed as follows:  (i) the aggregate of all consideration which constitutes interest under law applicable to any Agent or any Lender that is contracted for, taken, reserved, charged or received by such Agent or such Lender under this Agreement or any other Loan Document or agreements or otherwise in connection with the Obligations shall under no circumstances exceed the maximum amount allowed by such applicable law, any excess shall be canceled automatically and if theretofore paid shall be credited by such Agent or such Lender on the principal amount of the Obligations (or, to the extent that the principal amount of the Obligations shall have been or would thereby be paid in full, refunded by such Agent or such Lender, as applicable, to the Borrowers); and (ii) in the event that the maturity of the Obligations is accelerated by reason of any Event of Default under this Agreement or otherwise, or in the event of any required or permitted prepayment, then such consideration that constitutes interest under law applicable to any Agent or any Lender may never include more than the maximum amount allowed by such applicable law, and excess interest, if any, provided for in this Agreement or otherwise shall, subject to the last sentence of this Section 12.18, be canceled automatically by such Agent or such Lender, as applicable, as of the date of such acceleration or prepayment and, if theretofore paid, shall be credited by such Agent or such Lender, as applicable, on the principal amount of the Obligations (or, to the extent that the principal amount of the Obligations shall have been or would thereby be paid in full, refunded by such Agent or such Lender to the Borrowers).  All sums paid or agreed to be paid to any Agent or any Lender for the use, forbearance or detention of sums due hereunder shall, to the extent permitted by law applicable to such Agent or such Lender, be amortized, prorated, allocated and spread throughout the full term of the Loans until payment in full so that the rate or amount of interest on account of any Loans hereunder does not exceed the maximum amount allowed by such applicable law.  If at any time and from time to time (x) the amount of interest payable to any Agent or any Lender on any date shall be computed at the Highest Lawful Rate applicable to such Agent or such Lender pursuant to this Section 12.18 and (y) in respect of any subsequent interest computation period the amount of interest otherwise payable to such Agent or such Lender would be less than the amount of interest payable to such Agent or such Lender computed at the Highest Lawful Rate applicable to such Agent or such Lender, then the amount of interest payable to such Agent or such Lender in respect of such subsequent interest computation period shall continue to be computed at the Highest Lawful Rate applicable to such Agent or such Lender until the total amount of interest payable to such Agent or such Lender shall equal the

CONFIDENTIAL TREATMENT REQUESTED UNDER 17 C.F.R. SECTIONS 200.80(b)(4) AND 240.24b-2. [*****] INDICATES OMITTED MATERIAL THAT IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST FILED SEPARATELY WITH THE COMMISSION. THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE COMMISSION.

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total amount of interest which would have been payable to such Agent or such Lender if the total amount of interest had been computed without giving effect to this Section 12.18.

For purposes of this Section 12.18, the term “applicable law” shall mean that law in effect from time to time and applicable to the loan transaction between the Borrowers, on the one hand, and the Agents and the Lenders, on the other, that lawfully permits the charging and collection of the highest permissible, lawful non-usurious rate of interest on such loan transaction and this Agreement, including laws of the State of New York and, to the extent controlling, laws of the United States of America.

The right to accelerate the maturity of the Obligations does not include the right to accelerate any interest that has not accrued as of the date of acceleration.

Section 12.19                                  Confidentiality.  Each Agent and each Lender agrees (on behalf of itself and each of its affiliates, directors, officers, employees and representatives) to use reasonable precautions to keep confidential, in accordance with its customary procedures for handling confidential information of this nature and in accordance with safe and sound practices of comparable commercial finance companies, any non-public information supplied to it by the Loan Parties pursuant to this Agreement or the other Loan Documents which is identified in writing by the Loan Parties as being confidential at the time the same is delivered to such Person (and which at the time is not, and does not thereafter become, publicly available or available to such Person from another source not known to be subject to a confidentiality obligation to such Person not to disclose such information), provided that nothing herein shall limit the disclosure by any Agent or any Lender of any such information (i) to its Affiliates and to its and its Affiliates’ respective equityholders (including, without limitation, partners), directors, officers, employees, agents, trustees, counsel, advisors and representatives (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such information and instructed to keep such information confidential in accordance with this Section 12.19); (ii) to any other party hereto; (iii) to any assignee or participant (or prospective assignee or participant) or any party to a Securitization so long as such assignee or participant (or prospective assignee or participant) or party to a Securitization first agrees, in writing, to be bound by confidentiality provisions similar in substance to this Section 12.19; (iv) to the extent required by any Requirement of Law or judicial process or as otherwise requested by any Governmental Authority; (v) to the National Association of Insurance Commissioners or any similar organization, any examiner, auditor or accountant or any nationally recognized rating agency or otherwise to the extent consisting of general portfolio information that does not identify Loan Parties; (vi) in connection with any litigation to which any Agent or any Lender is a party; (vii) in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder; or (viii) with the consent of the Administrative Borrower.

CONFIDENTIAL TREATMENT REQUESTED UNDER 17 C.F.R. SECTIONS 200.80(b)(4) AND 240.24b-2. [*****] INDICATES OMITTED MATERIAL THAT IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST FILED SEPARATELY WITH THE COMMISSION. THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE COMMISSION.

CONFIDENTIAL

Section 12.20                                  Public Disclosure.  Each Loan Party agrees that neither it nor any of its Affiliates will now or in the future issue any press release or other public disclosure using the name of an Agent, any Lender or any of their respective Affiliates or referring to this Agreement or any other Loan Document without the prior written consent of such Agent or such Lender, except to the extent that such Loan Party or such Affiliate is required to do so under applicable law (including, without limitation, all filings required by the SEC) (in which event, such Loan Party or such Affiliate will consult with such Agent or such Lender before issuing such press release or other public disclosure).  Each Loan Party hereby authorizes each Agent and each Lender, after consultation with the Borrowers, to advertise the closing of the transactions contemplated by this Agreement, and to make appropriate announcements of the financial arrangements entered into among the parties hereto, as such Agent or such Lender shall deem appropriate, including, without limitation, on a home page or similar place for dissemination of information on the Internet or worldwide web, or in announcements commonly known as tombstones, in such trade publications, business journals, newspapers of general circulation and to such selected parties as such Agent or such Lender shall deem appropriate.

Section 12.21                                  Integration.  This Agreement, together with the other Loan Documents, reflects the entire understanding of the parties with respect to the transactions contemplated hereby and shall not be contradicted or qualified by any other agreement, oral or written, before the date hereof.

Section 12.22                                  USA PATRIOT Act. Each Lender that is subject to the requirements of the USA PATRIOT Act hereby notifies the Borrowers that pursuant to the requirements of the USA PATRIOT Act, it is required to obtain, verify and record information that identifies the entities composing the Borrowers, which information includes the name and address of each such entity and other information that will allow such Lender to identify the entities composing the Borrowers in accordance with the USA PATRIOT Act.  Each Loan Party agrees to take such action and execute, acknowledge and deliver at its sole cost and expense, such instruments and documents as any Lender may reasonably require from time to time in order to enable such Lender to comply with the USA PATRIOT Act.

[REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

BORROWERS:

ACCURAY INCORPORATED

By:	/s/ Kevin Waters
Name: Kevin Waters
Title: Chief Financial Officer

TOMOTHERAPY INCORPORATED

By:	/s/ Kevin Waters
Name: Kevin Waters
Title: Chief Financial Officer

GUARANTORS:

MORPHORMICS, INC.

By:	/s/ Kevin Waters
Name: Kevin Waters
Title: Chief Financial Officer

COLLATERAL AGENT AND ADMINISTRATIVE AGENT:

CERBERUS BUSINESS FINANCE, LLC

By:	/s/ Daniel E. Wolf
Name: Daniel E. Wolf
Title: President

LENDERS:

CERBERUS NJ CREDIT OPPORTUNITIES FUND, L.P.

By: Cerberus NJ Credit Opportunities GP, LLC

Its: General Partner

By:	/s/ Daniel E. Wolf
Name: Daniel E. Wolf
Title: Senior Managing Director

CERBERUS ASRS HOLDINGS LLC

By:	/s/ Daniel E. Wolf
Name: Daniel E. Wolf
Title: Vice President

CERBERUS ICQ LEVERED LOAN OPPORTUNITIES FUND, L.P.

By: Cerberus ICQ Levered Opportunities GP, LLC
Its: General Partner

By:	/s/ Daniel E. Wolf
Name: Daniel E. Wolf
Title: Senior Managing Director

CERBERUS KRS LEVERED LOAN OPPORTUNITIES FUND, L.P.

By: Cerberus KRS Levered Opportunities GP, LLC
Its: General Partner

By:	/s/ Daniel E. Wolf
Name: Daniel E. Wolf
Title: Senior Managing Director

CONFIDENTIAL TREATMENT REQUESTED UNDER 17 C.F.R. SECTIONS 200.80(b)(4) AND 240.24b-2. [*****] INDICATES OMITTED MATERIAL THAT IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST FILED SEPARATELY WITH THE COMMISSION. THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE COMMISSION.

CONFIDENTIAL

Schedule 1.01(A)
Lenders and Lenders’ Commitments

Lender	Total Term Loan Commitment
Cerberus NJ Credit Opportunities Fund, L.P.	$10,498,119.45
Cerberus ASRS Holdings LLC	$37,206,985.47
Cerberus ICQ Levered Loan Opportunities Fund, L.P.	$17,181,969.61
Cerberus KRS Levered Loan Opportunities Fund, L.P.	$5,112,925.47
Total	$70,000,000.00

CONFIDENTIAL TREATMENT REQUESTED UNDER 17 C.F.R. SECTIONS 200.80(b)(4) AND 240.24b-2. [*****] INDICATES OMITTED MATERIAL THAT IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST FILED SEPARATELY WITH THE COMMISSION. THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE COMMISSION.

CONFIDENTIAL

Schedule 1.01(B)
Immaterial Subsidiaries

Immaterial Subsidiaries (Country of Incorporation):

Accuray Asia Ltd. (Hong Kong)

Accuray Belgium BVBA (Belgium)

Accuray Brasil Comércio, Importação e Exportação de Equipamentos Médicos Ltda. (Brazil)

Accuray Cayman Islands (Cayman Islands)

Accuray Italy S.r.l. (Italy)

Accuray Medical Equipment (Canada) Ltd.  (Canada)

Accuray Medical Equipment (India) Private Limited (India)

Accuray Medical Equipment (Russia) LLC (Russia)

Accuray Medical Equipment (Shanghai) (People’s Republic of China)

Accuray Medical Equipment GmbH (Germany)

Accuray Mexico, S.A. de C.V. (Mexico)

Accuray Netherlands B.V. (Netherlands)

Accuray Spain, S.L.U. (Spain)

Accuray Medical Equipment Ltd. (Turkey)

Accuray UK, Ltd. (United Kingdom)

TomoTherapy Germany GmbH (Germany)

TomoTherapy - Asia Pacific, Hong Kong Limited (Hong Kong)

TomoTherapy Belgium Holding LLC (US)

CONFIDENTIAL TREATMENT REQUESTED UNDER 17 C.F.R. SECTIONS 200.80(b)(4) AND 240.24b-2. [*****] INDICATES OMITTED MATERIAL THAT IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST FILED SEPARATELY WITH THE COMMISSION. THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE COMMISSION.

CONFIDENTIAL

Schedule 6.01(e)
Capitalization; Subsidiaries

Entity	Jurisdiction	Percentage Ownership	Direct Owner of Interests
Accuray International SARL	Switzerland	100%	Accuray Incorporated
Accuray Cayman Islands	Cayman Islands	100%	Accuray Incorporated
Morphormics, Inc.	United States	100%	Accuray Incorporated
Accuray Europe SAS	France	100%	Accuray International SARL
Accuray UK, Ltd.	United Kingdom	100%	Accuray International S.A.R.L
Accuray Spain S.L.U.	Spain	100%	Accuray International S.A.R.L
Accuray Medical Equipment (Canada) Ltd.	Canada	100%	Accuray International S.A.R.L
Accuray Brasil	Brazil	99%	Accuray International S.A.R.L
Accuray Brasil	Brazil	1%	Accuray Incorporated

CONFIDENTIAL TREATMENT REQUESTED UNDER 17 C.F.R. SECTIONS 200.80(b)(4) AND 240.24b-2. [*****] INDICATES OMITTED MATERIAL THAT IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST FILED SEPARATELY WITH THE COMMISSION. THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE COMMISSION.

CONFIDENTIAL

Accuray Medical Equipment (Russia) LLC	Russia	99.5%	Accuray International S.A.R.L
Accuray Medical Equipment (Russia) LLC	Russia	0.5%	Accuray International S.A.R.L
Accuray Medical Equipment GmbH	Germany	100%	Accuray International S.A.R.L
Accuray Asia Ltd.	Hong Kong	100%	Accuray International S.A.R.L
Accuray Japan K.K.	Japan	100%	Accuray International S.A.R.L
Accuray Medical Equipment (India) Private Ltd.	India	99%	Accuray International S.A.R.L
Accuray Medical Equipment (India) Private Ltd.	India	1%	Accuray International S.A.R.L
Accuray Medical Equipment Ltd (Turkey).	Turkey	99%	Accuray International S.A.R.L
Accuray Medical Equipment Ltd. (Turkey)	Turkey	1%	Accuray International S.A.R.L
Accuray Mexico SA de CV.	Mexico	99%	Accuray International S.A.R.L
Accuray Mexico SA de CV.	Mexico	1%	Accuray International S.A.R.L

CONFIDENTIAL TREATMENT REQUESTED UNDER 17 C.F.R. SECTIONS 200.80(b)(4) AND 240.24b-2. [*****] INDICATES OMITTED MATERIAL THAT IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST FILED SEPARATELY WITH THE COMMISSION. THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE COMMISSION.

CONFIDENTIAL

Accuray Medical Equipment (Shanghai)	China	100%	Accuray International S.A.R.L
TomoTherapy Europe Sarl	Switzerland	100%	TomoTherapy Incorporated
Accuray Accelerator Technology (Chengdu) Inc.	China	100%	TomoTherapy Incorporated
Accuray Belgium BVBA	Belgium	99.5%	TomoTherapy Europe Sarl
Accuray Belgium BVBA	Belgium	0.5%	TomoTherapy Europe Sarl
Accuray Italy S.r.l.	Italy	100%	TomoTherapy Europe Sarl
TomoTherapy Incorporated	United States	100%	Accuray Incorporated
TomoTherapy Germany GmbH	Germany	100%	TomoTherapy Europe Sarl
Accuray Netherlands B.V.	Netherlands	100%	TomoTherapy Europe Sarl
TomoTherapy Asia Pacific	Hong Kong	100%	TomoTherapy Europe Sarl
TomoTherapy Belgium Holding LLC	USA	100%	TomoTherapy Incorporated

CONFIDENTIAL TREATMENT REQUESTED UNDER 17 C.F.R. SECTIONS 200.80(b)(4) AND 240.24b-2. [*****] INDICATES OMITTED MATERIAL THAT IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST FILED SEPARATELY WITH THE COMMISSION. THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE COMMISSION.

CONFIDENTIAL

Schedule 6.01(i)
ERISA

None.

CONFIDENTIAL TREATMENT REQUESTED UNDER 17 C.F.R. SECTIONS 200.80(b)(4) AND 240.24b-2. [*****] INDICATES OMITTED MATERIAL THAT IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST FILED SEPARATELY WITH THE COMMISSION. THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE COMMISSION.

CONFIDENTIAL

Schedule 6.01(p)
Environmental Matters

None.

CONFIDENTIAL TREATMENT REQUESTED UNDER 17 C.F.R. SECTIONS 200.80(b)(4) AND 240.24b-2. [*****] INDICATES OMITTED MATERIAL THAT IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST FILED SEPARATELY WITH THE COMMISSION. THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE COMMISSION.

CONFIDENTIAL

Schedule 6.01(q)

Insurance

(See attached)

CONFIDENTIAL TREATMENT REQUESTED UNDER 17 C.F.R. SECTIONS 200.80(b)(4) AND 240.24b-2. [*****] INDICATES OMITTED MATERIAL THAT IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST FILED SEPARATELY WITH THE COMMISSION. THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE COMMISSION.

CONFIDENTIAL

2015 Schedule of Insurance

Accuray Incorporated - 2015 Insurance Policy Schedule

Insurers		Effective Date	Policy Number	Limits	Deductible/ Self-Insured Retention
Directors & Officers	XL Specialty Ins. Co.	3/15/2015-2016	[*****]	[*****]	[*****]
Excess D&O	Old Republic Ins. Co.	3/15/2015-2016	[*****]	[*****]	[*****]
Excess D&O	National Union Fire. (AIG)	3/15/2015-2016	[*****]	[*****]	[*****]
Excess D&O	Federal Ins. Co. (Chubb)	3/15/2015-2016	[*****]	[*****]	[*****]
Management Liability	Federal Ins. Co.	4/15/2015-2016	[*****]	[*****]	[*****]
Including	(Chubb)
- Employment Practices Lab

- Fiduciary Liability

- Crime

Special – Coverage	Hiscox Ins. Co	5/30/15-3/31/16	[*****]	[*****]	[*****]

Cyber Liability	ACE/Illinois Union	8/1/2015-2016	[*****]	[*****]	[*****]

Cargo	Lloyds/Watkins Syndicate	8/1/2015-2016	[*****]	[*****]	[*****]

Excess Cargi	Lloyds	8/1/2015-2016	[*****]	[*****]	[*****]

Property	Affiliated FM	8/1/2015-2016	[*****]	[*****]	[*****]

CONFIDENTIAL TREATMENT REQUESTED UNDER 17 C.F.R. SECTIONS 200.80(b)(4) AND 240.24b-2. [*****] INDICATES OMITTED MATERIAL THAT IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST FILED SEPARATELY WITH THE COMMISSION. THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE COMMISSION.

CONFIDENTIAL

2015 Schedule of Insurance

Accuray Incorporated - 2015 Insurance Policy Schedule

Insurers		Effective Date	Policy Number	Limits	Deductible/ Self-Insured Retention
Commercial Package	One/Beacon/	8/1/2015-2016	[*****]	[*****]	[*****]
Including:	Atlantic Specialty

- General Liability

- Employee Benefits Liability

-Auto Liability
(All Other States)

-Umbrellas

Auto Liability (MA)	OneBeacon/	8/1/2015-2016	[*****]	[*****]	[*****]
Atlantic Specialty
Workers Compensation	OneBeacon/	8/1/2015-2016	[*****]	[*****]	[*****]
Atlantic Specialty

Foreign Package	ACE	8/1/2015-2016	[*****]	[*****]	[*****]
- General Liability

- Employee Benefits Liability

CONFIDENTIAL TREATMENT REQUESTED UNDER 17 C.F.R. SECTIONS 200.80(b)(4) AND 240.24b-2. [*****] INDICATES OMITTED MATERIAL THAT IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST FILED SEPARATELY WITH THE COMMISSION. THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE COMMISSION.

CONFIDENTIAL

2015 Schedule of Insurance

Accuray Incorporated - 2015 Insurance Policy Schedule

Insurers		Effective Date	Policy Number	Limits	Deductible/ Self-Insured Retention
- Contingent Auto Liability

- Foreign Voluntary
Workers Comp

- Accidental Death &
Dismemberment

- Local Admitted Placement

Products Liability	ACE	8/1/2015-2016	[*****]	[*****]	[*****]

Excess Product	Chubb	8/1/2015-2016	[*****]	[*****]	[*****]

Excess Product	OneBeacon/	8/1/2015-2016	[*****]	[*****]	[*****]
Homeland Ins. Co.

Excess Product	Ironshore	8/1/2015-2016	[*****]	[*****]	[*****]

This summary is furnished to you for general informational purposes and is accurate only as of the effective date of your coverage. This document is not an insurance policy and does not amend, alter or extend the coverage afforded by the listed proposed policy(ies); please consult your policy(ies) for the actual terms, conditions and limits that apply to your coverage. ©Aon Corporation, 2012. All rights Reserved.

CONFIDENTIAL TREATMENT REQUESTED UNDER 17 C.F.R. SECTIONS 200.80(b)(4) AND 240.24b-2. [*****] INDICATES OMITTED MATERIAL THAT IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST FILED SEPARATELY WITH THE COMMISSION. THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE COMMISSION.

CONFIDENTIAL

Schedule 6.01(t)

Intellectual Property

(See attached)

CONFIDENTIAL TREATMENT REQUESTED UNDER 17 C.F.R. SECTIONS 200.80(b)(4) AND 240.24b-2. [*****] INDICATES OMITTED MATERIAL THAT IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST FILED SEPARATELY WITH THE COMMISSION. THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE COMMISSION.

CONFIDENTIAL

Trademark US “Registered” Matters
January 6, 2016

	MARK	COUNTRY	APPLICATION NUMBER	REGISTRATION NUMBER
1	CYBERKNIFE	US	74452587	2159142
2	CYBERKNIFE	US	A002761	868376
3	SYNCHRONY	US	76355129	3121089
4	ROBOCOUCH	US	78444046	3303434
5	INVIEW	US	78471678	3177967
6	MULTIPLAN	US	76635460	3181425
7	XSIGHT	US	76635461	3298517
8	XSIGHT (Reg.No 3496392)	US	77018732	3496392
9	XSIGHT	US	A0006096	923838
10	ACCURAY (Standard Characters)	US	78732900	3306634
11	ACCURAY	US	A0002860	896634
12	ACCURAY AND DESIGN	US	78732915	3378543
13	MISCELLANEOUS DESIGN (ACCURAY’S DESIGN)	US	78732925	3306635
14	CYBERKNIFE UNIVERSITY	US	77018644	3465111
15	XCHANGE	US	77007570	3631869
16	XCHANGE	US	A0005960	907679
17	ACCURAY CAPITAL	US	77265531	3620082
18	CYBERKNIFE VSI	US	77702437	3904968
19	QUICKPLAN	US	77813495	3829517
20	PLANTOUCH	US	85420777	4332520
21	AERO Accuray Exchange in Raditaion Oncology	US	85436970	4240551
22	ACCURAY	US	2012026212	5528381

CONFIDENTIAL TREATMENT REQUESTED UNDER 17 C.F.R. SECTIONS 200.80(b)(4) AND 240.24b-2. [*****] INDICATES OMITTED MATERIAL THAT IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST FILED SEPARATELY WITH THE COMMISSION. THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE COMMISSION.

CONFIDENTIAL

	MARK	COUNTRY	APPLICATION NUMBER	REGISTRATION NUMBER
	(Japanese Characters)
23	HI ART	US	865313	865313
24	HI ART (2840349)	US	78255227	2840349
25	HI ART (2840348)	US	78255208	2840348
26	TOMO	US	857295	857295
27	TOMO	US	78203099	2788956
28	TOMOTHERAPY	US	847352	847352
29	TOMOTHERAPY AND DESIGN	US	01182642	TMA653899
30	TOMOTHERAPY HI ART	US	76219829	2729995
31	TOMOHD	US	85145550	4418909
32	TOMOH	US	85145560	4621369
33	RADIATE HOPE	US	77275205	4042324
34	RADIATE HOPE AND DESIGN	US	77275240	4042326
35	TARGETING CANCER TOGETHER	US	77275212	4042325

CONFIDENTIAL TREATMENT REQUESTED UNDER 17 C.F.R. SECTIONS 200.80(b)(4) AND 240.24b-2. [*****] INDICATES OMITTED MATERIAL THAT IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST FILED SEPARATELY WITH THE COMMISSION. THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE COMMISSION.

CONFIDENTIAL

Trademark OUS “Registered” Matters
January 6, 2016

	MARK	COUNTRY	APPLICATION NUMBER	REGISTRATION NUMBER
1	CYBERKNIFE	AR	2804456	2271973
2	CYBERKNIFE	CO	08137766	385786
3	CYBERKNIFE	EM	001412923	001412923
4	CYBERKNIFE	IN	2003493	2003493
5	CYBERKNIFE	IR	188030110	173757
6	CYBERKNIFE	JP	1111430	4619273
7	CYBERKNIFE	KW	103328	90404
8	CYBERKNIFE	AU	OBTAIN?	868376
9	CYBERKNIFE	CH	OBTAIN?	868376
10	CYBERKNIFE	CN	OBTAIN?	868376
11	CYBERKNIFE	KR	OBTAIN?	868376
12	CYBERKNIFE	CN	868376	868376
13	CYBERKNIFE	NZ	737078	737078
14	CYBERKNIFE	PY	21219	334680
15	CYBERKNIFE	RU	2009700540	398317
16	CYBERKNIFE	SA	144956	127287
17	CYBERKNIFE	TW	94050249	01223067
18	CYBERKNIFE	UA	M200905019	128118
19	CYBERKNIFE	UY	403554	403554
20	ROBOCOUCH	CN	4443932	4443932
21	ROBOCOUCH	EM	4175329	4175329
22	ROBOCOUCH	JP	2004119115	4858059
23	AXUM	CN	4943872	4943872
24	MULTIPLAN	CN	4932723	4932723
25	MULTIPLAN	EM	4643516	4643516
26	MULTIPLAN	JP	200594669	4916041
27	MULTIPLAN	JP	200596300	5001409
28	XSIGHT	EM	005399241	005399241
29	XSIGHT	JP	2009013714	5301276
30	XSIGHT	CN	G923838	923838
31	XSIGHT	JP	923838	923838

CONFIDENTIAL TREATMENT REQUESTED UNDER 17 C.F.R. SECTIONS 200.80(b)(4) AND 240.24b-2. [*****] INDICATES OMITTED MATERIAL THAT IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST FILED SEPARATELY WITH THE COMMISSION. THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE COMMISSION.

CONFIDENTIAL

	MARK	COUNTRY	APPLICATION NUMBER	REGISTRATION NUMBER
32	XSIGHT	KR	923838	923838
33	ACCURAY (Standard Characters)	AR	2804455	2414459
34	ACCURAY (Standard Characters)	BR	840016174
35	ACCURAY (Standard Characters)	CO	08137763	385785
36	ACCURAY (Standard Characters)	EM	004655833	004655833
37	ACCURAY (Standard Characters)	IR	188030112	217781
38	ACCURAY (Standard Characters)	KR	40200842136	40797598
39	ACCURAY (Standard Characters)	KW	103329	90405
40	ACCURAY	AU	896634	896634
41	ACCURAY	CH	896634	896634
42	ACCURAY	JP	896634	896634
43	ACCURAY	KR	896634	896634
44	ACCURAY (Standard Characters)	NZ	737214	737214
45	ACCURAY (Standard Characters)	PY	21220	335824
46	ACCURAY (Standard Characters)	RU	2009700539	420624
47	ACCURAY (Standard	SA	144957	127286

CONFIDENTIAL TREATMENT REQUESTED UNDER 17 C.F.R. SECTIONS 200.80(b)(4) AND 240.24b-2. [*****] INDICATES OMITTED MATERIAL THAT IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST FILED SEPARATELY WITH THE COMMISSION. THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE COMMISSION.

CONFIDENTIAL

	MARK	COUNTRY	APPLICATION NUMBER	REGISTRATION NUMBER
	Characters)
48	ACCURAY (Standard Characters)	TW	094050248	01213117
49	ACCURAY (Standard Characters)	UA	M200905020	128119
50	ACCURAY (Standard Characters)	UY	403555	40355
51	XCHANGE	EM	005347257	005347257
52	XCHANGE	CN	907679	907679
53	XCHANGE	JP	907679	907679
54	XCHANGE	KR	907679	907679
55	INTERNATIONAL CYBERKNIFE NETWORK	CN	9059734	9059734
56	INTERNATIONAL CYBERKNIFE NETWORK	EM	009654864	009654864
57	INTERNATIONAL CYBERKNIFE NETWORK	JP	2011002039	5422567
58	AERO Accuray Exchange in Raditaion Oncology	EM	10484723	10484723
59	AERO Accuray Exchange in Raditaion Oncology	JP	2011092307	5499149
60	CYBERKNIFE (JAPANESE CHARACTERS)	JP	201174379	5638370
61	HI ART	IN	1340588	1340588
62	HI ART	TW	094006942	1185028
63	HI ART	CA	1247428	TMA740020
64	MISCELLANEOUS	CA	1182644	TMA626773

CONFIDENTIAL TREATMENT REQUESTED UNDER 17 C.F.R. SECTIONS 200.80(b)(4) AND 240.24b-2. [*****] INDICATES OMITTED MATERIAL THAT IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST FILED SEPARATELY WITH THE COMMISSION. THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE COMMISSION.

CONFIDENTIAL

	MARK	COUNTRY	APPLICATION NUMBER	REGISTRATION NUMBER
	DESIGN (TOMOTHERAPY LOGO)
65	MISCELLANEOUS DESIGN (TOMOTHERAPY LOGO)	CA	1247408	TMA722932
66	MISCELLANEOUS DESIGN (TOMOTHERAPY LOGO)	TW	094006944	1182819
67	TOMO	CA	1247410	TMA722931
68	TOMO	CA	1182645	TMA626109
69	TOMO	EM	003243979	003243979
70	TOMO	IN	1340584	1340584
71	TOMO	TW	094006945	1182820
72	TOMO3D	TW	094006966	0082821
73	TOMOTHERAPY	BR	840016190
74	TOMOTHERAPY	CA	1247407	TMA708751
75	TOMOTHERAPY	IN	1340585	1340585
76	TOMOTHERAPY	TW	094006943	1182818
77	TOMOTHERAPY (SINGLE LINE)	CA	1182643	TMA654059
78	TOMOTHERAPY (JAPANESE CHARACTERS)	JP	2012021787	5585393
79	STATRT	EM	007005937	007005937
80	TOMOPORTAL	IN	1531829	1531829
81	ONRAD	JP	2015053384	5802044
82	ONRAD	MX	1617204	1582659

CONFIDENTIAL TREATMENT REQUESTED UNDER 17 C.F.R. SECTIONS 200.80(b)(4) AND 240.24b-2. [*****] INDICATES OMITTED MATERIAL THAT IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST FILED SEPARATELY WITH THE COMMISSION. THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE COMMISSION.

CONFIDENTIAL

Trademark US “Pending” Matters
January 6, 2016

	MARK	COUNTRY	APPLICATION NUMBER
1	TOMOTHERAPY	US	85749470
2	STATRT	US	85145487
3	RADIXACT	US	86742946
4	PRECISION	US	86744374
5	iDMS	US	86744366
6	ACCURAY PRECISION	US

CONFIDENTIAL TREATMENT REQUESTED UNDER 17 C.F.R. SECTIONS 200.80(b)(4) AND 240.24b-2. [*****] INDICATES OMITTED MATERIAL THAT IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST FILED SEPARATELY WITH THE COMMISSION. THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE COMMISSION.

CONFIDENTIAL

Trademark OUS “Pending” Matters
January 6, 2016

	MARK	COUNTRY	APPLICATION NUMBER
1	CYBERKNIFE	BR	840016158
2	CYBERKNIFE	IQ	54905
3	CYBERKNIFE	MX	1343200
4	ACCURAY (Standard Characters)	IN	2003494
5	ACCURAY (Standard Characters)	IQ	54904
6	ACCURAY	CN	896634
7	ACCURAY (IN CHINESE CHARACTERS)(9036158)	CN	9036158
8	ACCURAY (IN CHINESE CHARACTERS)(9036159)	CN	9036159
9	CYBERKNIFE (CHINESE CHARACTERS)(9114173)	CN	9114173
10	CYBERKNIFE (CHINESE CHARACTERS)(9114174)	CN	9114174
11	TOMO	RU	2015706615
12	TOMOTHERAPY	RU	2015706614
13	TOMOTHERAPY	CA	1399183
14	ONRAD	CN	17248954
15	ONRAD	EM	14195176
16	RADIXACT	CA	1744763
17	RADIXACT	CN
18	RADIXACT	EM	14500763
19	RADIXACT	JP	2015081559
20	PRECISION	CA	1746346
21	PRECISION	CN
22	PRECISION	EM	14519094
23	PRECISION	JP	2015085717
24	iDMS	CA	1746347
25	iDMS	CN
26	iDMS	EM	14519102
27	iDMS	JP	2015085198

CONFIDENTIAL TREATMENT REQUESTED UNDER 17 C.F.R. SECTIONS 200.80(b)(4) AND 240.24b-2. [*****] INDICATES OMITTED MATERIAL THAT IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST FILED SEPARATELY WITH THE COMMISSION. THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE COMMISSION.

CONFIDENTIAL

28	ACCURAY PRECISION	CA
29	ACCURAY PRECISION	CN
30	ACCURAY PRECISION	EM
31	ACCURAY PRECISION	JP

CONFIDENTIAL TREATMENT REQUESTED UNDER 17 C.F.R. SECTIONS 200.80(b)(4) AND 240.24b-2. [*****] INDICATES OMITTED MATERIAL THAT IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST FILED SEPARATELY WITH THE COMMISSION. THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE COMMISSION.

CONFIDENTIAL

Patent US “Issued” Matters
January 6, 2016

	TITLE	COUNTRY	APPLICATION NUMBER	PATENT NUMBER
1	TRAVELING WAVE LINEAR ACCELERATOR BASED X-RAY SOURCE USING CURRENT TO MODULATE PULSE-TO-PULSE DOSAGE	US	12976810	9167681
2	Systems and methods for real-time tumor tracking during radiation treatment using ultrasound imaging	US	13204559	9108048
3	PATIENT SUPPORT DEVICE WITH LOW ATTENTUATION PROPERTIES	US	12893658	9061141
4	SEQUENTIAL OPTIMIZATIONS FOR TREATMENT PLANNING	US	13446883	9044602
5	A method of interleaving multi x-ray energy operation for the standing wave linear accelerator	US	13610594	9031200
6	DYNAMIC TRACKING OF MOVING TARGETS	US	10957467	8989349
7	Radiation Treatment Delivery System with Outwardly Movable Radiation Treatment Head Extending from Ring Gantry	US	13205576	8989846
8	Controlling Timing for X-ray Imaging Based on Target Movement	US	13359365	8971490
9	SYSTEMS AND METHODS FOR CARGO SCANNING AND RADIOTHERAPY USING A TRAVELING WAVE LINEAR ACCELERATOR BASED X-RAY SOURCE	US	13473499	8942351
10	Gantry Image Guided Radiotherapy System And Related Treatment Delivery Methods	US	13033584	8934605

CONFIDENTIAL TREATMENT REQUESTED UNDER 17 C.F.R. SECTIONS 200.80(b)(4) AND 240.24b-2. [*****] INDICATES OMITTED MATERIAL THAT IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST FILED SEPARATELY WITH THE COMMISSION. THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE COMMISSION.

CONFIDENTIAL

	TITLE	COUNTRY	APPLICATION NUMBER	PATENT NUMBER
11	Gantry Image Guided Radiotherapy System And Related Treatment Delivery Methods	US	13033571	8917813
12	SYSTEM AND METHOD OF CALCULATING DOSE UNCERTAINTY	US	13739590	8913716
13	DYNAMIC TRACKING OF MOVING TARGETS	US	11890881	8874187
14	METHOD AND APPARATUS FOR SELECTING A TRACKING METHOD TO USE IN IMAGE GUIDED TREATMENT	US	13281386	8849633
15	TRAVELING WAVE LINEAR ACCELERATOR BASED X-RAY SOURCE USING CURRENT TO MODULATE PULSE-TO-PULSE DOSAGE	US	13473489	8836250
16	FIDUCIAL-LESS TRACKING OF A VOLUME OF INTEREST	US	11592772	8831706
17	COLLIMATOR CHANGER	US	11592803	8822934
18	Method and apparatus for treating a target’s partial motion range	US	13281354	8824630
19	Treatment Planning in a Virtual Environment	US	12799072	8819591
20	IMAGE REGISTRATION FOR IMAGE-GUIDED SURGERY	US	13183305	8818105
21	Medical imaging and image-guided radiation treatment	US	13156299	8804901
22	SYSTEM AND METHOD OF CONTOURING A TARGET AREA	US	12549924	8803910
23	INTERLEAVING MULTI-ENERGY X-RAY ENERGY OPERATION OF A STANDING WAVE LINEAR ACCELERATOR USING ELECTRONIC SWITCHES	US	13525940	8786217
24	SYSTEM AND METHOD OF DELIVERING RADIATION THERAPY TO A MOVING REGION OF INTEREST	US	11459074	8767917
25	SEVEN OR MORE DEGREES OF FREEDOM ROBOTIC MANIPULATOR HAVING AT LEAST ONE REDUNDANT JOINT	US	13406343	8761337
26	ROBOTIC ARM FOR PATIENT	US	13612660	8745789

CONFIDENTIAL TREATMENT REQUESTED UNDER 17 C.F.R. SECTIONS 200.80(b)(4) AND 240.24b-2. [*****] INDICATES OMITTED MATERIAL THAT IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST FILED SEPARATELY WITH THE COMMISSION. THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE COMMISSION.

CONFIDENTIAL

	TITLE	COUNTRY	APPLICATION NUMBER	PATENT NUMBER
	POSITIONING ASSEMBLY
27	ADAPTIVE X-RAY CONTROL	US	13407379	8693632
28	ROBOTIC ARM FOR A RADIATION TREATMENT SYSTEM	US	11824080	8655429
29	FRAMELESS RADIOSURGERY TREATMENT SYSTEM AND METHOD	US	13306951	8634898
30	METHOD AND SYSTEM FOR IMPROVED IMAGE SEGMENTATION	US	12380829	8577115
31	Medical imaging and image-guided radiation treatment	US	13156285	8559596
32	SYSTEMS AND METHODS FOR GENERATING X-RAYS AND NEUTRONS	US	13466521	8541756
33	Ring Gantry Radiation Treatment Delivery System With Dynamically Controllable Inward Extension Of Treatment Head	US	13088321	8536547
34	SYSTEM AND METHOD FOR MOTION ADAPTIVE OPTIMIZATION FOR RADIATION THERAPY DELIVERY	US	12259038	8509383
35	ADAPTIVE X-RAY CONTROL	US	12250262	8483358
36	SYSTEM AND METHOD FOR MOTION ADAPTIVE OPTIMIZATION FOR RADIATION THERAPY DELIVERY	US	12398869	8467497
37	Patient Positioing Assembly	US	12793453	8457279
38	SUBTRACTION OF SEGMENTED ANATOMICAL FEATURE FROM AN ACQUIRED IMAGE	US	12242609	8457372
39	METHOD AND SYSTEM FOR EVALUATING QUALITY ASSURANCE CRITERIA IN DELIVERY OF A TREATMENT PLAN	US	12854139	8442287
40	CALIBRATING TRACKING SYSTEMS TO REMOVE POSITION- DEPENDENT BIAS	US	11710729	8417318
41	PATIENT TRACKING USING A VIRTUAL IMAGE	US	11202842	8406851
42	METHOD AND APPARATUS FOR PATIENT LOADING AND UNLOADING	US	12474074	8402581

CONFIDENTIAL TREATMENT REQUESTED UNDER 17 C.F.R. SECTIONS 200.80(b)(4) AND 240.24b-2. [*****] INDICATES OMITTED MATERIAL THAT IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST FILED SEPARATELY WITH THE COMMISSION. THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE COMMISSION.

CONFIDENTIAL

	TITLE	COUNTRY	APPLICATION NUMBER	PATENT NUMBER
43	Systems and methods for achromatically bending a beam of charged particles by about ninety degree during radiation Treatment	US	13183943	8405044
44	METHOD FOR MODIFICATION OF RADIOTHERAPY TREATMENT DELIVERY	US	10506866	8406844
45	NON-VOXEL-BASED BROAD-BEAM (NVBB) ALGORITHM FOR INTENSITY MODULATED RADIATION THERAPY DOSE CALCULATION AND PLAN OPTIMIZATION	US	12915618	8401148
46	TRAVELING WAVE LINAC ACCELERATOR COMPRISING FREQUENCY CONTROLLER FOR INTERLEAVED MULTIPLE- ENERGY OPERATION	US	13551527	8384314
47	SYSTEM AND METHOD OF CALCULATING DOSE UNCERTAINTY	US	12550184	8363784
48	IMAGE ALIGNMENT	US	12884515	8315356
49	Magnetron Powered of Interleaved Multi-energy Linac	US	12697031	8311187
50	PRECISION REGISTRATION OF X-RAY IMAGES TO CONE-BEAM CT SCAN	US	12899872	8306297
51	CARDIAC TARGET TRACKING	US	12354710	8295435
52	A method of interleaving multi x-ray energy operation for the standing wave linear accelerator	US	12718901	8284898
53	IMAGE GUIDED RADIOSURGERY METHOD AND APPARATUS USING REGISTRATION OF 2D RADIOGRAPHIC IMAGES WITH DIGITALLY RECONSTRUCTED RADIOGRAPHS OF 3D SCAN DATA	US	12793621	8280491
54	APPARATUS AND METHOD FOR DETERMINING AN OPTIMIZED PATH TRAVERSAL FOR RADIATION TREATMENT DELIVERY SYSTEM	US	11731503	8262554

CONFIDENTIAL TREATMENT REQUESTED UNDER 17 C.F.R. SECTIONS 200.80(b)(4) AND 240.24b-2. [*****] INDICATES OMITTED MATERIAL THAT IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST FILED SEPARATELY WITH THE COMMISSION. THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE COMMISSION.

CONFIDENTIAL

	TITLE	COUNTRY	APPLICATION NUMBER	PATENT NUMBER
55	TRAVELING WAVE LINAC FOR INTERLEAVED MULTIPLE ENERGY OPERATION	US	12581086	8232748
56	SYSTEM AND METHOD OF TREATING A PATIENT WITH RADIATION THERAPY	US	11431319	8232535
57	SYSTEM AND METHOD OF DETECTING A BREATHING PHASE OF A PATIENT RECEIVING RADIATION THERAPY	US	11459078	8229068
58	METHOD FOR ADAPTING FRACTIONATION OF A RADIATION THERAPY DOSE	US	12258783	8222616
59	INTERLEAVING MULTI-ENERGY X-RAY ENERGY OPERATION OF A STANDING WAVE LINEAR ACCELERATOR USING ELECTRONIC SWITCHES	US	12499644	8203289
60	CORRELATION MODEL SELECTION FOR INTERNAL TARGET MOVEMENT	US	11240593	8180432
61	SEQUENTIAL OPTIMIZATIONS FOR TREATMENT PLANNING	US	12492793	8180020
62	PATIENT SUPPORT DEVICE AND METHOD OF OPERATION	US	12872288	8161585
63	ROBOTIC ARM FOR PATIENT POSITIONING ASSEMBLY	US	11129122	8160205
64	Controlling Timing for X-ray Imaging Based on Target Movement	US	12558489	8130907
65	SEVEN OR MORE DEGREES OF FREEDOM ROBOTIC MANIPULATOR HAVING AT LEAST ONE REDUNDANT JOINT	US	12251409	8126114
66	PATIENT SUPPORT DEVICE	US	12204641	8122542
67	INTEGRATED VARIABLE-APERTURE COLLIMATOR AND FIXED-APERTURE COLLIMATOR	US	11824083	8093572
68	TARGET TRACKING USING DIRECT TARGET REGISTRATION	US	13010631	8090175
69	FRAMELESS RADIOSURGERY TREATMENT SYSTEM AND METHOD	US	12356442	8086299

CONFIDENTIAL TREATMENT REQUESTED UNDER 17 C.F.R. SECTIONS 200.80(b)(4) AND 240.24b-2. [*****] INDICATES OMITTED MATERIAL THAT IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST FILED SEPARATELY WITH THE COMMISSION. THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE COMMISSION.

CONFIDENTIAL

	TITLE	COUNTRY	APPLICATION NUMBER	PATENT NUMBER
70	USE OF A SINGLE X-RAY IMAGE IN A STEREO IMAGING PAIR FOR QUALITY ASSURANCE OF TRACKING	US	12199293	8086004
71	TREATMENT PLANNING SOFTWARE AND CORRESPONDING USER INTERFACE	US	11242366	8077936
72	CONSTRAINED-CURVE CORRELATION MODEL	US	12008658	8064642
73	NON-LINEAR CORRELATION MODELS FOR INTERNAL TARGET MOVEMENT	US	11239789	8027715
74	METHOD AND APPARATUS FOR MODULATING A RADIATION BEAM	US	11361883	7957507
75	DELINEATION ON THREE-DIMENSIONAL MEDICAL IMAGE	US	11395666	7907772
76	HIGH QUALITY VOLUME RENDERING WITH GPU USING FLOATING-POINT FRAME BUFFER OBJECT	US	11821996	7889902
77	PATIENT POSITIONING ASSEMBLY	US	10881315	7860550
78	APPARATUS AND METHOD FOR RADIOSURGERY	US	11638337	7853313
79	IMAGE ENHANCEMENT METHOD AND SYSTEM FOR FIDUCIAL-LESS TRACKING OF TREATMENT TARGETS	US	12334789	7840093
80	SYSTEM AND METHOD OF EVALUATING DOSE DELIVERED BY A RADIATION THERAPY SYSTEM	US	11459097	7839972
81	MULTI-PHASE REGISTRATION OF 2-D X-RAY IMAGES TO 3-D VOLUME STUDIES	US	11281106	7835500
82	TARGET PEDESTAL ASSEMBLY AND METHOD OF PRESERVING THE TARGET	US	12369449	7835502
83	PRECISION REGISTRATION OF X-RAY IMAGES TO CONE-BEAM CT SCAN	US	11171842	7831073
84	AUTOMATIC GENERATION OF AN ENVELOPE OF CONSTRAINT POINTS FOR INVERSE PLANNING	US	11220838	7801349
85	METHOD AND APPARATUS FOR	US	11881542	7801269

CONFIDENTIAL TREATMENT REQUESTED UNDER 17 C.F.R. SECTIONS 200.80(b)(4) AND 240.24b-2. [*****] INDICATES OMITTED MATERIAL THAT IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST FILED SEPARATELY WITH THE COMMISSION. THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE COMMISSION.

CONFIDENTIAL

	TITLE	COUNTRY	APPLICATION NUMBER	PATENT NUMBER
	CALIBRATING A RADIATION THERAPY TREATMENT SYSTEM
86	PATIENT SUPPORT DEVICE AND METHOD OF OPERATION	US	12204628	7784127
87	METHOD AND SYSTEM FOR EVALUATING QUALITY ASSURANCE CRITERIA IN DELIVERY OF A TREATMENT PLAN	US	11459152	7773788
88	IMAGE GUIDED RADIOSURGERY METHOD AND APPARATUS USING REGISTRATION OF 2D RADIOGRAPHIC IMAGES WITH DIGITALLY RECONSTRUCTED RADIOGRAPHS OF 3D SCAN DATA	US	10652785	7756567
89	LOWER-TORSO ASSEMBLY OF A TREATMENT COUCH USEABLE IN AN X-RAY ENVIRONMENT	US	11823657	7742562
90	TARGET TRACKING USING SURFACE SCANNER AND FOUR-DIMENSIONAL DIAGNOSTIC IMAGING DATA	US	12008083	7720196
91	DYNAMIC TRACKING OF SOFT TISSUE TARGETS WITH ULTRA- SOUND IMAGES, WITHOUT USING FIDUCIAL MARKERS	US	11172097	7713205
92	INVERSE PLANNING USING OPTIMIZATION CONSTRAINTS DERIVED FROM IMAGE INTENSITY	US	12157373	7711169
93	TREATMENT DELIVERY OPTIMIZATION	US	11480003	7693257
94	RIGID BODY TRACKING FOR RADIOSURGERY	US	11281055	7684647
95	UNIFIED QUALITY ASSURANCE FOR A RADIATION TREATMENT DELIVERY SERVICE	US	11273711	7656998
96	METHOD AND SYSTEM FOR EVALUATING DELIVERED DOSE	US	11459055	7643661
97	METHOD OF AND SYSTEM FOR PREDICTING DOSE DELIVERY	US	11459066	7639853

CONFIDENTIAL TREATMENT REQUESTED UNDER 17 C.F.R. SECTIONS 200.80(b)(4) AND 240.24b-2. [*****] INDICATES OMITTED MATERIAL THAT IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST FILED SEPARATELY WITH THE COMMISSION. THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE COMMISSION.

CONFIDENTIAL

	TITLE	COUNTRY	APPLICATION NUMBER	PATENT NUMBER
98	METHOD AND SYSTEM FOR PROCESSING DATA RELATING TO A RADIATION THERAPY TREATMENT PLAN	US	11459108	7639854
99	TEMPORAL SMOOTHING OF A DEFORMATION FIELD	US	11638827	7623679
100	“NON-COLLOCATED IMAGING AND TREATMENT IN IMAGE-GUIDED RADIATION TREATMENT SYSTEMS”.	US	11824125	7623623
101	PARALLEL STEROVISION GEOMETRY IN IMAGE-GUIDED RADIOSURGERY	US	11478047	7620144
102	WIZARD AND TEMPLATE FOR TREATMENT PLANNING	US	11242219	7611452
103	SYSTEM AND METHOD OF GENERATING CONTOUR STRUCTURES USING A DOSE VOLUME HISTOGRAM	US	11459143	7609809
104	INTEGRATED QUALITY ASSURANCE FOR AN IMAGE GUIDED RADIATION TREATMENT DELIVERY SYSTEM	US	12070106	7604405
105	PHANTOM INSERT FOR QUALITY ASSURANCE	US	11731043	7594753
106	METHOD FOR AUTOMATIC ANATOMY-SPECIFIC TREATMENT PLANNING PROTOCOLS BASED ON HISTORICAL INTEGRATION OF PREVIOUSLY ACCEPTED PLANS	US	12074246	7593505
107	AUTOMATICALLY DETERMINING A BEAM PARAMETER FOR RADIATION TREATMENT PLANNING	US	11731115	7590219
108	METHOD AND SYSTEM FOR ADAPTING A RADIATION THERAPY TREATMENT PLAN BASED ON A BIOLOGICAL MODEL	US	11459105	7574251
109	METHOD OF PLACING CONSTRAINTS ON A DEFORMATION MAP AND SYSTEM FOR IMPLEMENTING SAME	US	11459061	7567694
110	METHOD AND APPARATUS FOR	US	11339717	7552490

CONFIDENTIAL TREATMENT REQUESTED UNDER 17 C.F.R. SECTIONS 200.80(b)(4) AND 240.24b-2. [*****] INDICATES OMITTED MATERIAL THAT IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST FILED SEPARATELY WITH THE COMMISSION. THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE COMMISSION.

CONFIDENTIAL

	TITLE	COUNTRY	APPLICATION NUMBER	PATENT NUMBER
	PATIENT LOADING AND UNLOADING
111	DIRECT VOLUME RENDERING OF 4D DEFORMABLE VOLUME IMAGES	US	11095223	7505037
112	FIDUCIAL -LESS TRACKING WITH NON-RIGID IMAGE REGISTRATION	US	11999596	7505617
113	DETERMINING A TARGET-TO-SURFACE DISTANCE AND USING IT FOR REAL TIME ABSORBED DOSE CALCULATION AND COMPENSATION	US	11510062	7505559
114	APPARATUS AND METHOD FOR DETERMINING MEASURE OF SIMILARITY BETWEEN IMAGES	US	11654254	7480399
115	IMAGING GEOMETRY	US	11973722	7477722
116	MOTION FIELD GENERATION FOR NON-RIGID IMAGE REGISTRATION	US	10881612	7426318
117	RESPIRATION PHANTOM FOR QUALITY ASSURANCE	US	11293458	7402819
118	INVERSE PLANNING USING OPTIMIZATION CONSTRAINTS DERIVED FROM IMAGE INTENSITY	US	11144235	7400755
119	ENERGY MONITORING, OPTIMAL DOSE RATE X-RAY TARGET	US	11411259	7391849
120	METHOD FOR AUTOMATIC ANATOMY-SPECIFIC TREATMENT PLANNING PROTOCOLS BASED ON HISTORICAL INTEGRATION OF PREVIOUSLY ACCEPTED PLANS	US	11168613	7362848
121	INTEGRATED QUALITY ASSURANCE FOR AN IMAGE GUIDED RADIATION TREATMENT DELIVERY SYSTEM	US	11234708	7356120
122	FOUR-DIMENSIONAL VOLUME OF INTEREST	US	11144247	7352370
123	DRR GENERATION AND ENHANCEMENT USING A DEDICATED GRAPHICS DEVICE	US	11166686	7330578
124	FIDUCIAL-LESS TRACKING WITH NON-RIGID IMAGE REGISTRATION	US	10880486	7327865

CONFIDENTIAL TREATMENT REQUESTED UNDER 17 C.F.R. SECTIONS 200.80(b)(4) AND 240.24b-2. [*****] INDICATES OMITTED MATERIAL THAT IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST FILED SEPARATELY WITH THE COMMISSION. THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE COMMISSION.

CONFIDENTIAL

	TITLE	COUNTRY	APPLICATION NUMBER	PATENT NUMBER
125	APPARATUS AND METHOD FOR COMPENSATING FOR RESPIRATORY AND PATIENT MOTION DURING TREATMENT	US	10273598	7318805
126	GENERATION OF RECONSTRUCTED IMAGES	US	10813807	7315636
127	IMAGING GEOMETRY	US	11170832	7302033
128	FLEXIBLE TREATMENT PLANNING	US	11241658	7298819
129	ANCHORED FIDUCIAL APPARATUS AND METHOD	US	10027792	7280865
130	WORKSPACE OPTIMIZATION FOR RADIATION TREATMENT DELIVERY SYSTEM	US	11237007	7266176
131	METHOD AND APPARATUUS FOR TRACKING AN INTERNAL TARGET REGION WITHOUT AN IMPLANTED FIDUCIAL	US	10293216	7260426
132	ROI SELECTION IN IMAGE REGISTRATION	US	10881209	7231076
133	APPARATUS AND METHOD FOR REGISTERING 2D RADIOGRAPHIC IMAGES WITH IMAGES RECONSTRUCTED FROM 3D SCAN DATA	US	10652786	7204640
134	APPARATUS AND METHOD FOR DETERMINING MEASURE OF SIMILARITY BETWEEN IMAGES	US	10652717	7187792
135	APPARATUS AND METHOD FOR RADIOSURGERY	US	10743502	7171257
136	TREATMENT TARGET POSITIONING SYSTEM	US	10881595	7166852
137	PATIENT POSITIONING ASSEMBLY FOR THERAPEUTIC RADIATION SYSTEM	US	10687860	7154991
138	RADIOSURGERY X-RAY SYSTEM WITH COLLISON AVOIDANCE SUBSYSTEM	US	11338123	7103145
139	RADIOSURGERY X-RAY SYSTEM WITH COLLISON AVOIDANCE SUBSYSTEM	US	11338120	7103144

CONFIDENTIAL TREATMENT REQUESTED UNDER 17 C.F.R. SECTIONS 200.80(b)(4) AND 240.24b-2. [*****] INDICATES OMITTED MATERIAL THAT IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST FILED SEPARATELY WITH THE COMMISSION. THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE COMMISSION.

CONFIDENTIAL

	TITLE	COUNTRY	APPLICATION NUMBER	PATENT NUMBER
140	RADIOSURGERY X-RAY SYSTEM WITH COLLISON AVOIDANCE SUBSYSTEM	US	10814451	7046765
141	SYSTEM AND METHOD FOR FUSION-ALIGNED REPROJECTION OF INCOMPLETE DATA	US	09802468	7046831
142	METHOD FOR RECONSTRUCTION OF LIMITED DATA IMAGES USING FUSION-ALIGNED REPROJECTION AND NORMAL- ERROR-ALIGNED REPROJECTION	US	10170252	6915005
143	FRAMELESS RADIOSURGERY TREATMENT SYSTEM AND METHOD	US	09663104	6778850
144	FLUENCE ADJUSTMENT FOR IMPROVED DELIVERY TO VOXELS WITHOUT REOPTIMIZATION	US	09802470	6661870
145	APPARATUS AND METHOD FOR COMPENSATING FOR RESPIRATORY ANND PATIENT MOTIONS DURING TREATMENT	US	09657771	6501981
146	APPARATUS AND METHOD FOR COMPENSATING FOR RESPIRATORY AND PATIENT MOTION DURING TREATMENT	US	09270404	6144875
147	CW PARTICLE ACCELERATOR WITH LOW PARTICLE INJECTION VELOCITY	US	09764535	5744919
148	APPARATUS FOR AND METHOD OF PERFORMING STEREOTAXIC SURGERY	US	07600501	5207223

CONFIDENTIAL TREATMENT REQUESTED UNDER 17 C.F.R. SECTIONS 200.80(b)(4) AND 240.24b-2. [*****] INDICATES OMITTED MATERIAL THAT IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST FILED SEPARATELY WITH THE COMMISSION. THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE COMMISSION.

CONFIDENTIAL

Patent OUS “Issued” Matters
January 8, 2016

	TITLE	COUNTRY	APPLICATION NUMBER	PATENT NUMBER
1	METHOD OF PLACING CONSTRAINTS ON A DEFORMATION MAP	DE	067882233	1907058
2	METHOD OF PLACING CONSTRAINTS ON A DEFORMATION MAP	FR	067882233	1907058
3	METHOD OF PLACING CONSTRAINTS ON A DEFORMATION MAP	GB	067882233	1907058
4	METHOD OF PLACING CONSTRAINTS ON A DEFORMATION MAP	IT	067882233	1907058
5	METHOD OF PLACING CONSTRAINTS ON A DEFORMATION MAP	SE	067882233	1907058
6	INTERLEAVING MULTI-ENERGY X-RAY ENERGY OPERATION OF A STANDING WAVE LINEAR ACCELERATOR USING ELECTRONIC SWITCHES	CN	2010800369694	5606065
7	SEVEN DEGREES OR MORE OF FREEDOM ROBOTIC MANIPULATOR HAVING AT LEAST ONE REDUNDANT JOINT	CN	CN2009801422313	CN102196776
8	PARALLEL STEROVISION GEOMETRY IN IMAGE-GUIDED RADIOSURGERY	JP	2009518130	2009-518130
9	PRECISION REGISTRATION OF X-RAY IMAGES TO CONE-BEAM CT FOR IMAGE-GUIDED RADIATION TREATMENT	JP	2008520277	5603005
10	USE OF A SINGLE X-RAY IMAGE IN A STEREO IMAGING PAIR FOR QUALITY ASSURANCE OF TRACKING	CN	2008801248685	CN101952837B
11	TRAVELING WAVE LINAC FOR INTERLEAVED MULTIPLE ENERGY OPERATION	CN	2010800055767	2014011300516910
12	USE OF A SINGLE X-RAY IMAGE IN A STEREO IMAGING PAIR FOR QUALITY ASSURANCE OF TRACKING	JP	2010543094	5425808

CONFIDENTIAL TREATMENT REQUESTED UNDER 17 C.F.R. SECTIONS 200.80(b)(4) AND 240.24b-2. [*****] INDICATES OMITTED MATERIAL THAT IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST FILED SEPARATELY WITH THE COMMISSION. THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE COMMISSION.

CONFIDENTIAL

	TITLE	COUNTRY	APPLICATION NUMBER	PATENT NUMBER
13	RADIATION TREATMENT PLANNING USING FOUR-DIMENSIONAL IMAGING DATA	JP	2007253810	2007-253810
14	RADIATION THERAPY IMAGING AND DELIVERY UTILIZING COORDINATED MOTION OF GANTRY, COUCH AND MULTI-LEAF COLLIMATOR	JP	2008523014	5390855
15	COLLIMATOR CHANGER	JP	2009536231	5327972
16	An apparatus and method for determining an optimized path traversal for radiation treatment delivery system	JP	2010502090	5327981
17	APPARATUS AND METHOD FOR COMPENSATING FOR RESPIRATORY AND PATIENT MOTION DURING TREATMENT- JAPAN	JP	2009225262	5214569
18	SUPER PRECISION REGISTRATION OF X-RAY IMAGES TO CONE BEAM CT FOR IMAGE-GUIDED RADIOSURGERY - PCT	CN	2006800281600	CN101248441 B
19	Dynamic Tracking of Moving Targets	JP	2007534595	5134957
20	ROBOTIC ARM FOR PATIENT POSITIONING ASSEMBLY — PCT	JP	2008511299	2008-511299
21	Adaptive X-Ray Control	JP	2008555381	5133904
22	Adaptive X-Ray Control	CN	2007800055515	CN101384299B
23	IMAGING GEOMETRY - PCT	JP	2008520316	5061106
24	SYSTEM AND METHOD OF DETECTING A BREATHING PHASE OF A PATIENT RECEIVING RADIATION THERAPY	JP	2008522987	5060476
25	IMAGING GEOMETRY - PCT	CN	2006800286765	ZL 201010197048.8
26	EVALUATION OF QUALITY ASSURANCE CRITERIA IN DELIVERY OF A TREATMENT PLAN	CN	2006800345975	L200680034597.5
27	Imaging geometry	CN	2010101970488	201010197048.8
28	FRAMELESS RADIOSURGERY TREATMENT SYSTEM AND METHOD	JP	2007212216	4974164

CONFIDENTIAL TREATMENT REQUESTED UNDER 17 C.F.R. SECTIONS 200.80(b)(4) AND 240.24b-2. [*****] INDICATES OMITTED MATERIAL THAT IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST FILED SEPARATELY WITH THE COMMISSION. THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE COMMISSION.

CONFIDENTIAL

	TITLE	COUNTRY	APPLICATION NUMBER	PATENT NUMBER
29	ROBOTIC ARM FOR PATIENT POSITIONING ASSEMBLY - PCT	CN	2006800250458	100190
30	PATIENT POSITIONING ASSEMBLY - KOREA	KR	20067023241	1070216
31	IMAGING GEOMETRY - PCT	DE	067744094	602006023720.0
32	IMAGING GEOMETRY - PCT	EP	067744094	1902273
33	IMAGING GEOMETRY - PCT	FR	067744094	1902273
34	IMAGING GEOMETRY - PCT	GB	067744094	1902273
35	PARALLEL STEROVISION GEOMETRY IN IMAGE-GUIDED RADIOSURGERY	CN	2007800234568	CN 101478918B
36	GENERATING NEW CONTOUR STRUCTURES USING A DOSE VOLUME HISTOGRAM	DE	068002351	602006022405.2
37	GENERATING NEW CONTOUR STRUCTURES USING A DOSE VOLUME HISTOGRAM	FR	068002351	1907064
38	GENERATING NEW CONTOUR STRUCTURES USING A DOSE VOLUME HISTOGRAM	GB	068002351	1907064
39	GENERATING NEW CONTOUR STRUCTURES USING A DOSE VOLUME HISTOGRAM	NL	068002351	1907064
40	GENERATING NEW CONTOUR STRUCTURES USING A DOSE VOLUME HISTOGRAM	SE	068002351	1907064
41	SYSTEM AND METHOD OF DELIVERING RADIATION THERAPY TO A MOVING TARGET	DE	080062342	602006021803.6
42	SYSTEM AND METHOD OF DELIVERING RADIATION THERAPY TO AMOVING TARGET	FR	080062342	1977788
43	SYSTEM AND METHOD OF DELIVERING RADIATION THERAPY TO AMOVING TARGET	GB	080062342	1977788
44	METHOD FOR MODIFICATION OF RADIOTHERAPY TREATMENT DELIVERY	JP	2003574268	4686128

CONFIDENTIAL TREATMENT REQUESTED UNDER 17 C.F.R. SECTIONS 200.80(b)(4) AND 240.24b-2. [*****] INDICATES OMITTED MATERIAL THAT IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST FILED SEPARATELY WITH THE COMMISSION. THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE COMMISSION.

CONFIDENTIAL

	TITLE	COUNTRY	APPLICATION NUMBER	PATENT NUMBER
45	TOMOTHERAPY STEREOTACTIC UPPER BODY FIXATION ANDPOSITIONING DEVICE	JP	2006522801	4559423
46	APPARATUS AND METHOD FOR COMPENSATING FOR RESPIRATORY ANDPATIENT MOTION DURING TREATMENT- JAPAN	JP	2000604773	4416332
47	SYSTEM AND METHOD FOR FUSION-ALIGNED REPROJECTION OFINCOMPLETE DATA	JP	2002572101	4271941
48	SYSTEM AND METHOD FOR FUSION-ALIGNED REPROJECTION OFINCOMPLETE DATA	DE	027233907	60223346.1
49	SYSTEM AND METHOD FOR FUSION-ALIGNED REPROJECTION OFINCOMPLETE DATA	FR	027233907	1374151
50	SYSTEM AND METHOD FOR FUSION-ALIGNED REPROJECTION OFINCOMPLETE DATA	GB	027233907	1374151
51	APPARATUS AND METHOD FOR COMPENSATING FOR RESPIRATORY ANDPATIENT MOTION DURING TREATMENT- KOREA	KR	1020017011675	750279
52	APPARATUS AND METHOD FOR COMPENSATING FOR RESPIRATORY ANDPATIENT MOTION DURING TREATMENT- GERMANY	DE	009179284	60011607.7
53	APPARATUS AND METHOD FOR COMPENSATING FOR RESPIRATORY ANDPATIENT MOTION DURING TREATMENT- EPO	EP	009179284	1 176 919 B1
54	APPARATUS AND METHOD FOR COMPENSATING FOR RESPIRATORY ANDPATIENT MOTION DURING TREATMENT- FRANCE	FR	009179284	1176919
55	APPARATUS AND METHOD FOR COMPENSATING FOR RESPIRATORY	IT	009179284	1176919

CONFIDENTIAL TREATMENT REQUESTED UNDER 17 C.F.R. SECTIONS 200.80(b)(4) AND 240.24b-2. [*****] INDICATES OMITTED MATERIAL THAT IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST FILED SEPARATELY WITH THE COMMISSION. THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE COMMISSION.

CONFIDENTIAL

	TITLE	COUNTRY	APPLICATION NUMBER	PATENT NUMBER
	ANDPATIENT MOTION DURING TREATMENT- ITALY
56	APPARATUS AND METHOD FOR COMPENSATING FOR RESPIRATORY ANDPATIENT MOTION DURING TREATMENT- SWEDEN	SE	009179284	1176919
57	APPARATUS AND METHOD FOR COMPENSATING FOR RESPIRATORY ANDPATIENT MOTION DURING TREATMENT- UNITED KINGDOM	GB	009179284	1176919
58	APPARATUS FOR AND METHOD OF CARRYING OUT STEREOTAXICRADIOSURGERY AND RADIOTHERAPY- GERMANY	DE	DE19936033449	693 33 449.5-08
59	APPARATUS FOR AND METHOD OF CARRYING OUT STEREOTAXICRADIOSURGERY AND RADIOTHERAPY- EPO	EP	949035075	0 673 227 B1
60	APPARATUS FOR AND METHOD OF CARRYING OUT STEREOTAXICRADIOSURGERY AND RADIOTHERAPY- FRANCE	FR	949035075	0673227
61	APPARATUS FOR AND METHOD OF CARRYING OUT STEREOTAXIC RADIOSURGERY AND RADIOTHERAPY- GREAT BRITAIN	GB	949035075	673227
62	APPARATUS FOR AND METHOD OF CARRYING OUT STEREOTAXIC RADIOSURGERY AND RADIOTHERAPY- ITALY	IT	949035075	673227
63	APPARATUS FOR AND METHOD OF CARRYING OUT STEREOTAXIC RADIOSURGERY AND RADIOTHERAPY- SWEDEN	SE	949035075	673227
64	APPARATUS FOR AND METHOD OF CARRYING OUT STEREOTAXIC RADIOSURGERY AND	KR	95702344	327821

CONFIDENTIAL TREATMENT REQUESTED UNDER 17 C.F.R. SECTIONS 200.80(b)(4) AND 240.24b-2. [*****] INDICATES OMITTED MATERIAL THAT IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST FILED SEPARATELY WITH THE COMMISSION. THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE COMMISSION.

CONFIDENTIAL

TITLE	COUNTRY	APPLICATION NUMBER	PATENT NUMBER
RADIOTHERAPY- KOREA

CONFIDENTIAL TREATMENT REQUESTED UNDER 17 C.F.R. SECTIONS 200.80(b)(4) AND 240.24b-2. [*****] INDICATES OMITTED MATERIAL THAT IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST FILED SEPARATELY WITH THE COMMISSION. THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE COMMISSION.

CONFIDENTIAL

Patent US “Pending” Matters
January 6, 2016

	APPLICATION NUMBER	TITLE	COUNTRY
1	[*****]	[*****]	[*****]
2	14800473	TUMOR TRACKING DURING RADIATION TREATMENT USING ULTRASOUNDIMAGING	US
3	14798179	TRACKING DURING RADIATION TREATMENT USING ULTRASOUNDIMAGING	US
4	[*****]	[*****]	[*****]
5	[*****]	[*****]	[*****]
6	14663075	Radiation Treatment Delivery System with Outwardly Movable RadiationTreatment Head Extending from Ring Gantry	US
7	14643579	DYNAMIC TRACKING OF MOVING TARGETS	US
8	14634298	Controlling Timing for X-ray Imaging Based on Target Movement	US
9	14548095	Gantry Image Guided Radiotherapy System And Related TreatmentDelivery Methods	US
10	14539476	Gantry Image Guided Radiotherapy System And Related TreatmentDelivery Methods	US
11	14473546	Method and apparatus for treating a target’s partial motion range	US
12	14446136	Medical imaging and image-guided radiation treatment	US
13	14184568	ELECTROMAGNETICALLY ACTUATED MULTI-LEAF COLLIMATOR	US
14	14133111	FRAMELESS RADIOSURGERY TREATMENT SYSTEM AND METHOD	US
15	13674739	Magnetron Powered of Interleaved Multi-Energy LInac	US
16	13536737	APPARATUS FOR GENERATING MULTI-ENERGY X-RAY IMAGES ANDMETHODS OF USING THE SAME	US
17	13417003	ROBOTIC ARM FOR PATIENT POSITIONING ASSEMBLY	US
18	13291830	TREATMENT PLANNING SOFTWARE AND CORRESPONDING USERINTERFACE	US
19	13271007	TARGET LOCATION BY TRACKING OF IMAGING	US

CONFIDENTIAL TREATMENT REQUESTED UNDER 17 C.F.R. SECTIONS 200.80(b)(4) AND 240.24b-2. [*****] INDICATES OMITTED MATERIAL THAT IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST FILED SEPARATELY WITH THE COMMISSION. THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE COMMISSION.

CONFIDENTIAL

	APPLICATION NUMBER	TITLE	COUNTRY
		DEVICE
20	13184370	Automatic Calibration for Device with Controlled Motion Range	US
21	13088289	Radiation Treatment Delivery System With Translatable Ring Gantry	US
22	13033584	Gantry Image Guided Radiotherapy System And Related TreatmentDelivery Methods	US
23	12976787	TRAVELING WAVE LINEAR ACCELERATOR BASED X-RAY SOURCE USINGPULSE WIDTH TO MODULATE PULSE-TO-PULSE DOSAGE	US
24	12214771	FIDUCIAL LOCALIZATION	US
25	11977895	Automatic correlation modeling of an internal target	US
26	11823932	A NON-INVASIVE METHOD FOR USING 2D ANGIOGRAPHIC IMAGES FORRADIOSURGICAL TARGET DEFINITION	US
27	11540327	RADIATION TREATMENT PLANNING USING FOUR-DIMENSIONAL IMAGINGDATA	US
28	11459161	RADIATION THERAPY IMAGING AND DELIVERY UTILIZING COORDINATEDMOTION OF GANTRY AND COUCH	US

CONFIDENTIAL TREATMENT REQUESTED UNDER 17 C.F.R. SECTIONS 200.80(b)(4) AND 240.24b-2. [*****] INDICATES OMITTED MATERIAL THAT IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST FILED SEPARATELY WITH THE COMMISSION. THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE COMMISSION.

CONFIDENTIAL

Patent OUS “Issued” Matters
January 6, 2016

	TITLE	COUNTRY	APPLICATION NUMBER
1	ROBOTIC ARM FOR PATIENT POSITIONING ASSEMBLY - PCT	EP	067701599
2	SUPER PRECISION REGISTRATION OF X-RAY IMAGES TO CONE BEAM CT FORIMAGE-GUIDED RADIOSURGERY - PCT	EP	067741652
3	PATIENT POSITIONING ASSEMBLY - EPO	EP	057337362
4	FRAMELESS RADIOSURGERY TREATMENT SYSTEM AND METHOD- EPO	EP	019709450
5	TREATMENT DELIVERY OPTIMIZATION	EP	077773653
6	Dynamic Tracking of Moving Targets	EP	057915225
7	DRR GENERATION USING A NON-LINEAR ATTENUATION MODEL	EP	057356073
8	CORRELATION MODELS FOR INTERNAL TARGET MOVEMENT	EP	058002239
9	PARALLEL STEROVISION GEOMETRY IN IMAGE-GUIDED RADIOSURGERY	EP	077955359
10	TARGET TRACKING USING DIRECT TARGET REGISTRATION	CN	2007800406282
11	TARGET TRACKING USING DIRECT TARGET REGISTRATION	EP	078527231
12	USE OF A SINGLE X-RAY IMAGE IN A STEREO IMAGING PAIR FOR QUALITYASSURANCE OF TRACKING	EP	088706437
13	SEVEN DEGREES OR MORE OF FREEDOM ROBOTIC MANIPULATOR HAVINGAT LEAST ONE REDUNDANT JOINT	EP	098134182
14	TRAVELING WAVE LINAC FOR INTERLEAVED MULTIPLE ENERGY OPERATION	CN	CN103889139A
15	TRAVELING WAVE LINAC FOR INTERLEAVED MULTIPLE ENERGY OPERATION	EP	107013062
16	INTERLEAVING MULTI-ENERGY X-RAY ENERGY OPERATION OF A STANDINGWAVE LINEAR ACCELERATOR USING ELECTRONIC SWITCHES	EP	107306813
17	INTERLEAVING MULTI-ENERGY X-RAY ENERGY	JP	2012519611

CONFIDENTIAL TREATMENT REQUESTED UNDER 17 C.F.R. SECTIONS 200.80(b)(4) AND 240.24b-2. [*****] INDICATES OMITTED MATERIAL THAT IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST FILED SEPARATELY WITH THE COMMISSION. THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE COMMISSION.

CONFIDENTIAL

	TITLE	COUNTRY	APPLICATION NUMBER
	OPERATION OF A STANDINGWAVE LINEAR ACCELERATOR USING ELECTRONIC SWITCHES
18	Magnetron Powered of Interleaved Multi-energy LInac	CN	2011800149735
19	Magnetron Powered Linear Accelerator for Interleaved Multi-EnergyOperation	EP	117021220
20	Versatile High Stability Image Guided Radiation Treatment Delivery Systemsand Related Treatment Delivery Methods	DE	131645608
21	Versatile High Stability Image Guided Radiation Treatment Delivery Systemsand Related Treatment Delivery Methods	EP	117072827
22	Versatile High Stability Image Guided Radiation Treatment Delivery Systemsand Related Treatment Delivery Methods	EP	131645608
23	Versatile High Stability Image Guided Radiation Treatment Delivery Systemsand Related Treatment Delivery Methods	EP
24	Versatile High Stability Image Guided Radiation Treatment Delivery Systemsand Related Treatment Delivery Methods	FR	131645608
25	Versatile High Stability Image Guided Radiation Treatment Delivery Systemsand Related Treatment Delivery Methods	GB	131645608
26	Versatile High Stability Image Guided Radiation Treatment Delivery Systemsand Related Treatment Delivery Methods	IT	131645608
27	Versatile High Stability Image Guided Radiation Treatment Delivery Systemsand Related Treatment Delivery Methods	SE	131645608
28	Method and apparatus for treating a target’s partial motion range	CN	2011800570349
29	Method and apparatus for treating a target’s partial motion range	EP	117827121
30	Method and apparatus for treating a target’s partial motion range	JP	2013536890
31	RADIATION TREATMENT DELIVERY SYSTEM	CN	2012800108955
32	RADIATION TREATMENT DELIVERY SYSTEM	EP	1270090411652
33	RADIATION TREATMENT DELIVERY SYSTEM	JP
34	Automatic callibration for device with controlled motion range	JP
35	RADIATION THERAPY IMAGING AND DELIVERY UTILIZING COORDINATED MOTION OF GANTRY, COUCH AND MULTI-LEAF COLLIMATOR	EP	067882217
36	PREDICTION OF DOSE DELIVERY	EP	067882241

CONFIDENTIAL TREATMENT REQUESTED UNDER 17 C.F.R. SECTIONS 200.80(b)(4) AND 240.24b-2. [*****] INDICATES OMITTED MATERIAL THAT IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST FILED SEPARATELY WITH THE COMMISSION. THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE COMMISSION.

CONFIDENTIAL

	TITLE	COUNTRY	APPLICATION NUMBER
37	METHOD OF PLACING CONSTRAINTS ON A DEFORMATION MAP	EP	067882233
38	SYSTEM AND METHOD FOR MOTION ADAPTIVE OPTIMIZATION FOR RADIATION THERAPY DELIVERY	EP	088418371
39	ELECTROMAGNETICALLY ACTUATED MULTI-LEAF COLLIMATOR	CN	2014800105675
40	ELECTROMAGNETICALLY ACTUATED MULTI-LEAF COLLIMATOR	EP	147575765
41	ELECTROMAGNETICALLY ACTUATED MULTI-LEAF COLLIMATOR	JP
42	ELECTROMAGNETICALLY ACTUATED MULTI-LEAF COLLIMATOR	WO	PCTUS2014017198

CONFIDENTIAL TREATMENT REQUESTED UNDER 17 C.F.R. SECTIONS 200.80(b)(4) AND 240.24b-2. [*****] INDICATES OMITTED MATERIAL THAT IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST FILED SEPARATELY WITH THE COMMISSION. THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE COMMISSION.

CONFIDENTIAL

Schedule 6.01(u)

Material Contracts

•                  Supply Agreement dated August 19, 2013 between [*****] and Accuray Incorporated

•                  Amended and Restated Long Term Purchase Agreement dated November 1, 2012 among Accuray Incorporated, [*****]

•                  Amended and Restated Logistics Services Agreement dated April 16, 2013 between Accuray Incorporated and [*****]

•                  Products and Services Agreement dated August 20, 2007 between TomoTherapy Incorporated and [*****]

•                  Specialized Product Agreement dated April 10, 2008 between TomoTherapy Incorporated and [*****], as amended October 21, 2009

•                  Supply Agreement dated November 1, 2008 between Accuray Incorporated and [*****]

•                  [*****]

•                  Supply Agreement dated June 27, 2012 between Accuray Incorporated and [*****]

•                  License Agreement dated November 11, 2003, as amended, among [*****] and Accuray Incorporated

•                  Patent License Agreement dated February 22, 1999, as amended, between TomoTherapy Incorporated and Wisconsin Alumni Research Foundation

•                  3.75% Convertible Senior Notes due August 1, 2016, issued pursuant to the Indenture, dated as of August 1, 2011, between the Parent and The Bank of New York Mellon Trust Company, N.A., as trustee in the original principal amount of $100 million

•                  3.50% Convertible Senior Notes due February 1, 2018, issued pursuant to the Indenture, dated as of February 13, 2013, between the Parent and The Bank of New York Mellon Trust Company, N.A., as trustee in the original principal amount of $115 million

•                  3.50% Series A Convertible Senior Notes due February 1, 2018 issued pursuant to the Indenture, dated as of April 24, 2014, between the Parent and The Bank of New York Mellon Trust Company, N.A., as trustee in the original principal amount of $70.3 million

CONFIDENTIAL TREATMENT REQUESTED UNDER 17 C.F.R. SECTIONS 200.80(b)(4) AND 240.24b-2. [*****] INDICATES OMITTED MATERIAL THAT IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST FILED SEPARATELY WITH THE COMMISSION. THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE COMMISSION.

CONFIDENTIAL

•                  Supply Agreement, dated as of November 20, 2014, by and between [*****] and Accuray Incorporated

•                  Supply Agreement, dated as of July 21, 2015, by and between [*****] and Accuray Incorporated

CONFIDENTIAL TREATMENT REQUESTED UNDER 17 C.F.R. SECTIONS 200.80(b)(4) AND 240.24b-2. [*****] INDICATES OMITTED MATERIAL THAT IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST FILED SEPARATELY WITH THE COMMISSION. THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE COMMISSION.

CONFIDENTIAL

Schedule 7.02(a)

Existing Liens

Type of Filing	Debtor	Secured Party	Initial Filing Number	Jurisdictions
UCC-1	Accuray Inc.	Kuka Robotics Corporation	2012 1554676	Delaware

CONFIDENTIAL TREATMENT REQUESTED UNDER 17 C.F.R. SECTIONS 200.80(b)(4) AND 240.24b-2. [*****] INDICATES OMITTED MATERIAL THAT IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST FILED SEPARATELY WITH THE COMMISSION. THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE COMMISSION.

CONFIDENTIAL

Schedule 7.02(b)

Existing Indebtedness

•                  Agreement, dated as of September 20, 2007, between TomoTherapy Incorporated, as creditor, and TomoTherapy Europe SARL, as Company, as amended.  As of December 13, 2015, there was [*****] outstanding with respect to this loan.

•                  Loan between Accuray Incorporated, as lender, and Accuray Medical Equipment (Russia) LLC, as debtor.  As of December 31, 2015, there was [*****] outstanding with respect to this loan.

CONFIDENTIAL TREATMENT REQUESTED UNDER 17 C.F.R. SECTIONS 200.80(b)(4) AND 240.24b-2. [*****] INDICATES OMITTED MATERIAL THAT IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST FILED SEPARATELY WITH THE COMMISSION. THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE COMMISSION.

CONFIDENTIAL

Schedule 7.02(e)

Existing Investments

Investments:

Owner	Description	Current Units	Currency	Security Type	Securities Account
Accuray Incorporated	[*****]	[*****]	[*****]	[*****]	Wells Fargo Securities
Accuray Incorporated	[*****]	[*****]	[*****]	[*****]	Wells Fargo Securities
Accuray Incorporated	[*****]	[*****]	[*****]	[*****]	Wells Fargo Securities
Accuray Incorporated	[*****]	[*****]	[*****]	[*****]	Wells Fargo Securities
Accuray Incorporated	[*****]	[*****]	[*****]	[*****]	Wells Fargo Securities
Accuray Incorporated	[*****]	[*****]	[*****]	[*****]	Wells Fargo Securities
Accuray Incorporated	[*****]	[*****]	[*****]	[*****]	Wells Fargo Securities
Accuray Incorporated	[*****]	[*****]	[*****]	[*****]	Wells Fargo Securities
Accuray Incorporated	[*****]	[*****]	[*****]	[*****]	Wells Fargo Securities
Accuray Incorporated	[*****]	[*****]	[*****]	[*****]	Wells Fargo Securities
Accuray Incorporated	[*****]	[*****]	[*****]	[*****]	Wells Fargo Securities
Accuray Incorporated	[*****]	[*****]	[*****]	[*****]	Wells Fargo Securities
Accuray Incorporated	[*****]	[*****]	[*****]	[*****]	Wells Fargo Securities
Accuray Incorporated	[*****]	[*****]	[*****]	[*****]	Wells Fargo Securities
Accuray Incorporated	[*****]	[*****]	[*****]	[*****]	Wells Fargo Securities
Accuray Incorporated	[*****]	[*****]	[*****]	[*****]	Wells Fargo Securities
Accuray	[*****]	[*****]	[*****]	[*****]	Merill Lynch

CONFIDENTIAL TREATMENT REQUESTED UNDER 17 C.F.R. SECTIONS 200.80(b)(4) AND 240.24b-2. [*****] INDICATES OMITTED MATERIAL THAT IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST FILED SEPARATELY WITH THE COMMISSION. THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE COMMISSION.

CONFIDENTIAL

Incorporated					Wealth Management
Accuray Incorporated	[*****]	[*****]	[*****]	[*****]	Merill Lynch Wealth Management
Accuray Incorporated	[*****]	[*****]	[*****]	[*****]	Merill Lynch Wealth Management
Accuray Incorporated	[*****]	[*****]	[*****]	[*****]	Merill Lynch Wealth Management
Accuray Incorporated	[*****]	[*****]	[*****]	[*****]	Merill Lynch Wealth Management
Accuray Incorporated	[*****]	[*****]	[*****]	[*****]	Merill Lynch Wealth Management
Accuray Incorporated	[*****]	[*****]	[*****]	[*****]	Merill Lynch Wealth Management
Accuray Incorporated	[*****]	[*****]	[*****]	[*****]	Merill Lynch Wealth Management
Accuray Incorporated	[*****]	[*****]	[*****]	[*****]	Merill Lynch Wealth Management
Accuray Incorporated	[*****]	[*****]	[*****]	[*****]	Merill Lynch Wealth Management
Accuray Incorporated	[*****]	[*****]	[*****]	[*****]	Merill Lynch Wealth Management
Accuray Incorporated	[*****]	[*****]	[*****]	[*****]	Merill Lynch Wealth Management
Accuray Incorporated	[*****]	[*****]	[*****]	[*****]	Merill Lynch Wealth Management
Accuray Incorporated	[*****]	[*****]	[*****]	[*****]	Merill Lynch Wealth Management

CONFIDENTIAL TREATMENT REQUESTED UNDER 17 C.F.R. SECTIONS 200.80(b)(4) AND 240.24b-2. [*****] INDICATES OMITTED MATERIAL THAT IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST FILED SEPARATELY WITH THE COMMISSION. THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE COMMISSION.

CONFIDENTIAL

Accuray Incorporated	[*****]	[*****]	[*****]	[*****]	Merill Lynch Wealth Management
Accuray Incorporated	[*****]	[*****]	[*****]	[*****]	Merill Lynch Wealth Management
Accuray Incorporated	[*****]	[*****]	[*****]	[*****]	Merill Lynch Wealth Management
Accuray Incorporated	[*****]	[*****]	[*****]	[*****]	Merill Lynch Wealth Management

Intercompany loans:

•                  Agreement, dated as of September 20, 2007, between TomoTherapy Incorporated, as creditor, and TomoTherapy Europe SARL, as Company, as amended.  As of December 13, 2015, there was [*****] outstanding with respect to this loan.

•                  Loan between Accuray Incorporated, as lender, and Accuray Medical Equipment (Russia) LLC, as debtor.  As of December 31, 2015, there was [*****] outstanding with respect to this loan.

Equity in subsidiaries:

Owner	Subsidiary	Balance as of 12/31/15
Accuray Incorporated	Accuray International SARL	[*****]
Accuray Incorporated	Accuray Brasil	[*****]
TomoTherapy Incorporated	TomoTherapy Europe SARL	[*****]
TomoTherapy Incorporated	Accuray Accelerator Technology Company Inc.	[*****]

Other Investments:

•                  Accuray Incorporated owns [*****] Series A preferred stock in [*****]

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Schedule 7.02(k)

Limitations on Dividends and Other Payment Restrictions

None.

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Schedule 8.01

Cash Management Accounts

Entity	Bank	Address	Account #	Description	Currency
Accuray Incorporated	Wells Fargo	400 Hamilton Ave. Palo Alto, CA 94301	[*****]	Main Operating	USD
Accuray Incorporated	Wells Fargo	400 Hamilton Ave. Palo Alto, CA 94301	[*****]	Payroll Account	USD
Accuray Incorporated	Wells Fargo	400 Hamilton Ave. Palo Alto, CA 94301	[*****]	Restricted cash	USD
Accuray Incorporated	Wells Fargo	400 Hamilton Ave. Palo Alto, CA 94301	[*****]	Restricted cash	USD
TomoTherapy Incorporated	Wells Fargo	400 Hamilton Ave. Palo Alto, CA 94301	[*****]	Main Operating	USD
TomoTherapy Incorporated	Wells Fargo	400 Hamilton Ave. Palo Alto, CA 94301	[*****]	Payroll Account	USD
TomoTherapy Incorporated	JP Morgan	300 South Grand Avenue, Floor 04-STE 460; Los Angeles, CA 90071	[*****]	Secondary Operating	USD
TomoTherapy Incorporated	JP Morgan	300 South Grand Avenue, Floor 04-STE 460; Los Angeles, CA 90071	[*****]	Restricted cash	USD
Morphormics Inc.	Square1	406 Blackwell Street Suite 240; Durham North Carolina 27701	[*****]	Main Operating	USD
Accuray Incorporated	Merill Lynch Wealth Management	2049 Century Park E, 11/12 FL; Century City, CA 90067	[*****]	Short-term investments	USD
Accuray Incorporated	Wells Fargo Securities	45 Fremont St 34th Floor; San Francisco, CA 94104	[*****]	Short term investments	USD

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Schedule 9.01(r)

Specified Agreements

[*****]

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EXHIBIT A

FORM OF JOINDER AGREEMENT

THIS JOINDER AGREEMENT, dated as of                 , 20   (this “Agreement”), to the Financing Agreement referred to below is entered into by and among Accuray Incorporated, a Delaware corporation (the “Parent”), TomoTherapy Incorporated, a Wisconsin corporation (together with the Parent, each a “Borrower” and, collectively, the “Borrowers”), each subsidiary of the Parent listed as a “Guarantor” on the signature pages hereto (together with each other Person (as defined in the Financing Agreement defined below) that executes a joinder agreement and becomes a “Guarantor” thereunder, each a “Guarantor” and, collectively, the “Guarantors”), [NAME OF ADDITIONAL GUARANTOR], a                                                 (the “Additional Guarantor”) and Cerberus Business Finance, LLC, a Delaware limited liability company (“Cerberus”), as collateral agent for the Lenders (as defined below) (in such capacity, together with its successors and assigns in such capacity, the “Collateral Agent”) and Cerberus, as administrative agent for the Lenders (in such capacity, together with its successors and assigns in such capacity, the “Administrative Agent” and together with the Collateral Agent, each an “Agent” and, collectively, the “Agents”).

WHEREAS, the Parent, each Borrower, the Guarantors (other than the Additional Guarantor), the lenders from time to time party to the Financing Agreement (each a “Lender” and, collectively, the “Lenders”), and the Agents have entered into that certain Financing Agreement, dated as of January 11, 2016 (such agreement, as amended, restated, supplemented or otherwise modified from time to time, including any replacement agreement therefor, the “Financing Agreement”), pursuant to which the Lenders have agreed to make certain term loans (each a “Loan” and collectively the “Loans”), to the Borrowers;

WHEREAS, the Borrowers’ obligation to repay the Loans and all other Obligations are guaranteed, jointly and severally, by the Guarantors;

WHEREAS, pursuant to Section 7.01(b) of the Financing Agreement, the Additional Guarantor is required to become a Guarantor by, among other things, executing and delivering this Agreement to the Collateral Agent; and

WHEREAS, the Additional Guarantor has determined that the execution, delivery and performance of this Agreement directly benefit, and are within the corporate purposes and in the best interests of, the Additional Guarantor.

NOW THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto hereby agree as follows:

1

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ARTICLE XIIIDefinitions.  Reference is hereby made to the Financing Agreement for a statement of the terms thereof.  All terms used in this Agreement which are defined therein and not otherwise defined herein shall have the same meanings herein as set forth therein.

ARTICLE XIVJoinder of Additional Guarantor.

Section 14.01                      Pursuant to Section 7.01(b) of the Financing Agreement, by its execution of this Agreement, the Additional Guarantor hereby (i) confirms that, as to the Additional Guarantor, the representations and warranties contained in Article VI of the Financing Agreement are true and correct in all material respects as of the effective date of this Agreement (except that such materiality qualifier shall not be applicable to any representations or warranties that already are qualified or modified as to “materiality” or “Material Adverse Effect” in the text thereof, which representations and warranties shall be true and correct in all respects subject to such qualification) on and as of such date as though made on and as of such date, except to the extent that any such representation or warranty expressly relates solely to an earlier date (in which case such representation or warranty shall be true and correct in all material respects on and as of such earlier date (except that such materiality qualifier shall not be applicable to any representations or warranties that already are qualified or modified as to “materiality” or “Material Adverse Effect” in the text thereof, which representations and warranties shall be true and correct in all respects subject to such qualification)), and (ii) agrees that, from and after the effective date of this Agreement, the Additional Guarantor shall be a party to the Financing Agreement and shall be bound, as a Guarantor, by all the provisions thereof and shall comply with and be subject to all of the terms, conditions, covenants, agreements and obligations set forth therein and applicable to the Guarantors, including, without limitation, the guaranty of the Obligations made by the Guarantors, jointly and severally with the other Loan Parties, in favor of the Agents and the Lenders pursuant to Article XI of the Financing Agreement.  The Additional Guarantor hereby agrees that from and after the effective date of this Agreement, each reference to a “Guarantor” or a “Loan Party” and each reference to the “Guarantors” or the “Loan Parties” in the Financing Agreement shall include the Additional Guarantor.  The Additional Guarantor acknowledges that it has received a copy of the Financing Agreement and each other Loan Document and that it has read and understands the terms thereof.

Section 14.02                      Attached hereto are supplements to each Schedule to the Financing Agreement revised to include all information required to be provided therein with respect to, and only with respect to, the Additional Guarantor.  The Schedules to the Financing Agreement shall, without further action, be amended to include the information contained in each such supplement.

ARTICLE XVEffectiveness.  This Agreement shall become effective upon its execution by the Additional Guarantor, each Borrower, each Guarantor and each Agent

2

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and receipt by the Agents of the following, in each case in form and substance reasonably satisfactory to the Agents:

Section 15.01                      original counterparts to this Agreement, duly executed by each Borrower, each Guarantor, the Additional Guarantor and the Agents, together with the Schedules referred to in Section 2(b) hereof;

Section 15.02                      a Supplement to the Security Agreement, substantially in the form of Exhibit C to the Security Agreement (the “Security Agreement Supplement”), duly executed by the Additional Guarantor, and any instruments of assignment or other documents required to be delivered to the Agents pursuant to the terms thereof;

Section 15.03                      a Pledge Amendment to the Security Agreement to which the parent company of the Additional Guarantor is a party, in substantially the form of Exhibit A thereto, duly executed by such parent company and providing for all Equity Interest of the Additional Guarantor to be pledged to the Collateral Agent pursuant to the terms thereof;

Section 15.04                      (i) certificates, if any, representing the Equity Interests required to be pledged under the Security Agreement and (ii) all original promissory notes of such Additional Guarantor, if any, in each case, that are required to be delivered under the Loan Documents, in each case, accompanied by instruments of assignment and transfer in such form as the Collateral Agent may reasonably request;

Section 15.05                      to the extent required under the Financing Agreement, a Mortgage (the “Additional Mortgage”), duly executed by the Additional Guarantor, with respect to the real property owned or leased, as applicable, by the Additional Guarantor, together with all other applicable Real Property Deliverables, agreements, instruments and documents as the Collateral Agent may reasonably require, whether comparable to the documents required under Section 7.01(m) of the Financing Agreement or otherwise;

Section 15.06                      (i) appropriate financing statements on Form UCC-1 duly filed in such office or offices as may be necessary or, in the opinion of the Collateral Agent, desirable to perfect the security interests purported to be created by the Security Agreement Supplement and any Mortgage and (ii) evidence reasonably satisfactory to the Collateral Agent of the filing of such UCC-1 financing statements;

Section 15.07                      a favorable written opinion of counsel to the Loan Parties as to such matters as the Agents may reasonably request; and

Section 15.08                      such other agreements, instruments or other documents reasonably requested by the Collateral Agent in order to create, perfect, establish the first priority (subject to Permitted Liens) of or otherwise protect any Lien purported to be covered by the Security Agreement Supplement or any Additional Mortgage or otherwise to effect the intent that the

3

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Additional Guarantor shall become bound by all of the terms, covenants and agreements contained in the Loan Documents and that all property and assets of such Subsidiary shall become Collateral for the Obligations free and clear of all Liens other than Permitted Liens.

ARTICLE XVINotices, Etc.  All notices and other communications provided for hereunder shall be in writing and shall be mailed (by certified mail, postage prepaid and return receipt requested), telecopied or delivered by hand, Federal Express or other reputable overnight courier, if to the Additional Guarantor, to it at its address set forth below its signature to this Agreement, and if to any Borrower, any Guarantor, any Lender or any Agent, to it at its address specified in the Financing Agreement or Joinder Agreement (as applicable); or as to any such Person at such other address as shall be designated by such Person in a written notice to such other Person, complying as to delivery with the terms of this Section 4.  All such notices and other communications shall be effective in accordance with Section 12.01 of the Financing Agreement.

ARTICLE XVIIGeneral Provisions.  Section 17.01 The Additional Guarantor hereby confirms that each representation and warranty made by it under the Loan Documents is true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations or warranties that already are qualified or modified as to “materiality” or “Material Adverse Effect” in the text thereof, which representations and warranties shall be true and correct in all respects subject to such qualification) on and as of such date as though made on and as of such date, except to the extent that any such representation or warranty expressly relates solely to an earlier date (in which case such representation or warranty shall be true and correct in all material respects on and as of such earlier date (except that such materiality qualifier shall not be applicable to any representations or warranties that already are qualified or modified as to “materiality” or “Material Adverse Effect” in the text thereof, which representations and warranties shall be true and correct in all respects subject to such qualification)), and that no Default or Event of Default has occurred or is continuing under the Financing Agreement.  Each Borrower and each Guarantor and the Additional Guarantor hereby represents and warrants that as of the date hereof there are no claims or offsets against or defenses or counterclaims to their respective obligations under the Financing Agreement or any other Loan Document.

Section 17.02                      Except as supplemented hereby, the Financing Agreement and each other Loan Document shall continue to be, and shall remain, in full force and effect.  This Agreement shall not be deemed (i) to be a waiver of, or consent to, or a modification or amendment of, any other term or condition of the Financing Agreement or any other Loan Document or (ii) to prejudice any right or rights which the Agents or the Lenders may now have or may have in the future under or in connection with the Financing Agreement or the other Loan Documents or any of the instruments or agreements referred to therein, as the same may be

4

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amended, restated, supplemented or otherwise modified from time to time, including any replacement instrument or agreement therefor.

Section 17.03                      The Additional Guarantor hereby expressly (i) authorizes the Collateral Agent to file appropriate financing statements or continuation statements, and amendments thereto, (including without limitation, any such financing statements that indicate the Collateral as “all assets” or words of similar import) in such office or offices as may be necessary or, in the opinion of the Collateral Agent, desirable to perfect the Liens to be created by the Security Agreement Supplement and each of the other Loan Documents and (ii) ratifies such authorization to the extent that the Collateral Agent has filed any such financing or continuation statements or amendments thereto prior to the date hereof.  A photocopy or other reproduction of the Security Agreement Supplement or any financing statement covering the Collateral or any part thereof shall be sufficient as a financing statement where permitted by law.

Section 17.04                      Each Borrower agrees to pay on demand all costs and expenses incurred by or on behalf of each Agent in connection with the negotiation, preparation, execution, delivery and performance of this Agreement, including, without limitation, the reasonable fees, costs, client charges and expenses of counsel for each Agent.

Section 17.05                      This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement.  Delivery of an executed counterpart of this Agreement by telecopier or electronic transmission shall be equally as effective as delivery of an original executed counterpart of this Agreement.  Any party delivering an executed counterpart of this Agreement by telecopier or electronic transmission also shall deliver an original executed counterpart of this Agreement but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Agreement.

Section 17.06                      Section headings in this Agreement are included herein for the convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

Section 17.07                      In addition to and without limitation of any of the foregoing, this Agreement shall be deemed to be a Loan Document and shall otherwise be subject to all of the terms and conditions contained in Sections 12.09, 12.10 and 12.11 of the Financing Agreement, mutatis mutandi.

Section 17.08                      This Agreement, together with the Financing Agreement and the other Loan Documents, reflects the entire understanding of the parties with respect to the transactions contemplated hereby and thereby and shall not be contradicted or qualified by any other agreement, oral or written, before the date hereof.

5

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

BORROWERS:

ACCURAY INCORPORATED

By:
Name:
Title:

TOMOTHERAPY INCORPORATED

By:
Name:
Title:

GUARANTORS:

MORPHORMICS INC.

By:
Name:
Title:

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COLLATERAL AGENT AND ADMINISTRATIVE AGENT:

CERBERUS BUSINESS FINANCE, LLC

By:
Name:
Title:

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ADDITIONAL Guarantor:

[ ]

By:
Name:
Title:

Address:

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EXHIBIT B

FORM OF ASSIGNMENT AND ACCEPTANCE AGREEMENT

This ASSIGNMENT AND ACCEPTANCE AGREEMENT (“Assignment Agreement”) is entered into as of             between             (“Assignor”) and             (“Assignee”).  Reference is made to the agreement described in Item 2 of Annex I annexed hereto (as amended, restated, modified or otherwise supplemented from time to time, the “Financing Agreement”).  Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in the Financing Agreement.

(h)           In accordance with the terms and conditions of Section 12.07 of the Financing Agreement, the Assignor hereby irrevocably sells, transfers, conveys and assigns without recourse, representation or warranty (except as expressly set forth herein) to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, that interest in and to the Assignor’s rights and obligations under the Loan Documents with respect to the Obligations owing to the Assignor, and the Assignor’s portion of the Commitments and the Loans as specified on Annex I.

(i)            The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any adverse claim, and (ii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment Agreement and to consummate the transactions contemplated hereby; (b) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Loan Documents or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any other instrument or document furnished pursuant thereto; and (c) makes no representation or warranty and assumes no responsibility with respect to the financial condition of any Loan Party or the performance or observance by any Loan Party of any of its obligations under the Loan Documents or any other instrument or document furnished pursuant thereto.

(j)            The Assignee (a) confirms that it has received copies of the Financing Agreement and the other Loan Documents, together with copies of the financial statements referred to therein and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment Agreement; (b) agrees that it will, independently and without reliance upon the Administrative Agent, the Collateral Agent, the Assignor, or any other Lender, based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents; (c) confirms that it is eligible as an assignee under the terms of the Financing Agreement and not a Disqualified Institution; (d) appoints and authorizes each of the Administrative Agent and the Collateral Agent to take such action as the Administrative Agent or the Collateral Agent (as the case may be) on its behalf and to exercise such powers

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under the Loan Documents as are delegated to the Administrative Agent or the Collateral Agent (as the case may be) by the terms thereof, together with such powers as are reasonably incidental thereto; (e) agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender; and (f) attaches the forms prescribed by the Internal Revenue Service of the United States certifying as to the Assignee’s status for purposes of determining exemption from United States withholding taxes with respect to all payments to be made to the Assignee under the Financing Agreement or such other documents as are necessary to indicate that all such payments are subject to such rates at a rate reduced by an applicable tax treaty.

(k)           Following the execution of this Assignment Agreement by the Assignor and the Assignee, it will be delivered by the Assignor to the Agents for recording by the Administrative Agent.  The effective date of this Assignment Agreement (the “Settlement Date”) shall be the latest of (a) the date of the execution hereof by the Assignor and the Assignee, (b) the date this Assignment Agreement has been executed by the Administrative Borrower (to the extent required by the terms of the Financing Agreement), (c) the date this Assignment Agreement has been accepted by the Collateral Agent  (to the extent required by the terms of the Financing Agreement) and recorded in the Register by the Administrative Agent, (d) the date of receipt by the Collateral Agent of a processing and recordation fee in the amount of $5,000,(1) (e) the settlement date specified on Annex I, and (f) the receipt by Assignor of the Purchase Price specified in Annex I.

(l)            As of the Settlement Date (a) the Assignee shall be a party to the Financing Agreement and, to the extent of the interest assigned pursuant to this Assignment Agreement, have the rights and obligations of a Lender thereunder and under the other Loan Documents, and (b) the Assignor shall, to the extent of the interest assigned pursuant to this Assignment Agreement, relinquish its rights and be released from its obligations under the Financing Agreement and the other Loan Documents.

(m)          Upon recording by the Administrative Agent, from and after the Settlement Date, the Administrative Agent shall make all payments under the Financing Agreement and the other Loan Documents in respect of the interest assigned hereby (including, without limitation, all payments of principal, interest and commitment fees (if applicable) with respect thereto) to the Assignee.  The Assignor and the Assignee shall make all appropriate adjustments in payments under the Financing Agreement and the other Loan Documents for periods prior to the Settlement Date directly between themselves on the Settlement Date.

(1)         The payment of such fee shall not be required in connection with an assignment by a Lender to a Lender, an Affiliate of such Lender or a Related Fund of such Lender.

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(n)           THIS ASSIGNMENT AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

(o)           EACH PARTY HERETO HEREBY WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BASED UPON OR ARISING OUT OF THIS ASSIGNMENT AGREEMENT OR ANY OF THE TRANSACTIONS RELATED HERETO, AND AGREES THAT ANY SUCH ACTION, PROCEEDING OR COUNTERCLAIM SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.

(p)           This Assignment Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all of which taken together shall constitute one and the same agreement.  Delivery of an executed counterpart of this Assignment Agreement by facsimile or electronic mail shall be equally effective as delivery of an original executed counterpart.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered by their respective officers thereunto duly authorized, as of the date first above written.

[ASSIGNOR]

By:
Name:
Title:
Date:

[ASSIGNEE]

By:
Name:
Title:
Date:

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ACCEPTED AND CONSENTED TO this     day
of

CERBERUS BUSINESS FINANCE, LLC,

as Collateral Agent

By:
Name:
Title:

[ACCURAY INCORPORATED,

as Administrative Borrower

By:
Name:
Title:](2)

(2) To be included to the extent required by the terms of the Financing Agreement.

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ANNEX FOR ASSIGNMENT AND ACCEPTANCE

ANNEX I

1.	Administrative Borrower: Accuray Incorporated, a Delaware corporation

2.	Name and Date of Financing Agreement:

Financing Agreement, dated as of January 11, 2016 (as the same may be amended, restated, supplemented or otherwise modified from time to time, including any replacement agreement therefor, the “Financing Agreement”), by and among Administrative Borrower (the “Parent”), TomoTherapy Incorporated, a Wisconsin corporation (together with the Parent, each a “Borrower” and collectively, the “Borrowers”), each subsidiary of the Parent listed as a “Guarantor” on the signature pages thereto (together with each other Person (as defined therein) that executes a joinder agreement and becomes a “Guarantor” thereunder, each a “Guarantor” and collectively, the “Guarantors”), the lenders from time to time party thereto (each a “Lender” and collectively, the “Lenders”), Cerberus Business Finance, LLC, a Delaware limited liability company (“Cerberus”), as collateral agent for the Lenders (in such capacity, together with its successors and assigns in such capacity, the “Collateral Agent”), and Cerberus, as administrative agent for the Lenders (in such capacity, together with its successors and assigns in such capacity, the “Administrative Agent” and together with the Collateral Agent, each an “Agent” and collectively, the “Agents”).

3.	Date of Assignment Agreement:

4.	Amount of Commitment Assigned:	$

5.	Amount of Loan Assigned:	$

6.	Purchase Price:	$

7.	Settlement Date:

8.	Notice and Payment Instructions, etc.

Assignee:	Assignor:

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Attn:	Attn:
Fax No.:	Fax No.:

Bank Name:	Bank Name:
ABA Number:	ABA Number:
Account Name:	Account Name:
Account Number:	Account Number:
Sub-Account Name:	Sub-Account Name:
Sub-Account Number:	Sub-Account Number:
Reference:	Reference:
Attn:	Attn:

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EXHIBIT C

FORM OF NOTICE OF BORROWING

January 11, 2016

Cerberus Business Finance, LLC
as Administrative Agent for the Lenders
party to the Financing Agreement referred to below
11812 San Vincente Blvd., Suite 300
Los Angeles, CA 90049
Attention: Kevin F. Cross

Ladies and Gentlemen:

The undersigned, Accuray Incorporated, a Delaware corporation (the “Administrative Borrower”), (i) refers to the Financing Agreement, dated as of the date hereof (as the same may be amended, restated, supplemented or otherwise modified from time to time, including any replacement agreement therefor, the “Financing Agreement”), by and among the Administrative Borrower (the “Parent”), TomoTherapy Incorporated, a Wisconsin corporation (together with the Parent, each a “Borrower” and, collectively, the “Borrowers”), each subsidiary of the Parent listed as a “Guarantor” on the signature pages thereto (together with each other Person (as defined therein) that executes a joinder agreement and becomes a “Guarantor” thereunder, each a “Guarantor” and, collectively, the “Guarantors”), the lenders from time to time party thereto (each a “Lender” and, collectively, the “Lenders”), Cerberus Business Finance, LLC, a Delaware limited liability company (“Cerberus”), as collateral agent for the Lenders (in such capacity, together with its successors and assigns in such capacity, the “Collateral Agent”), and Cerberus, as administrative agent for the Lenders (in such capacity, together with its successors and assigns in such capacity, the “Administrative Agent” and together with the Collateral Agent, each an “Agent” and, collectively, the “Agents”) and (ii) hereby gives you notice pursuant to Section 2.02 of the Financing Agreement that the undersigned hereby requests a Loan under the Financing Agreement (the “Proposed Loan”), and in connection therewith sets forth below the information relating to such Proposed Loan as required by Section 2.02 of the Financing Agreement.  All capitalized terms used but not defined herein have the same meanings herein as set forth in the Financing Agreement.

a.                                      The borrowing date of the Proposed Loan is January 11, 2015.

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b.                                      The aggregate principal amount of the Proposed Loan is $70,000,000.

c.                                       The Proposed Loan shall be a LIBOR Rate Loan with an Interest Period of 3 months.

d.                                      The Administrative Borrower hereby instructs (i) each Lender, following the satisfaction of all conditions precedent to funding under the Financing Agreement on the borrowing date of the Proposed Loan, to transfer to the Administrative Agent in accordance with the Administrative Agent’s wire transfer instructions set forth on Annex A attached hereto, such Lender’s Pro Rata Share of the proceeds of the Proposed Loan, which proceeds of all Lenders are in the aggregate amount of $70,000,000 (the “Loan Proceeds”), and (ii) the Administrative Agent, upon the receipt of all of the Loan Proceeds, to initiate the transfers set forth on Annex B hereto in accordance with the wire transfer instructions listed therein.

e.                                       The Administrative Borrower agrees, on behalf of itself and the other Borrowers, that (i) interest shall accrue on the Loan Proceeds at the rate set forth in and pursuant to the terms of the Financing Agreement from and after the time the Lenders transfer the Loan Proceeds pursuant to clause (d)(i) above, (ii) the payments made in accordance with the transfer instructions set forth on Annex B are made for the administrative convenience of the Loan Parties, the Agents and the Lenders, and that the legal effect thereof is the same as if the Loan Proceeds were transferred directly to the Borrowers by the Lenders, (iii) the Administrative Agent shall make payments strictly on the basis of the information set forth on Annex B even if such information is incorrect, and that in the event that any of such information is incorrect, the Borrowers shall be jointly and severally liable for any and all losses, costs and expenses arising therefrom, and (iv) if the transfers of funds set forth on Annex B attached hereto are not initiated by the Administrative Agent on or before 4:00 p.m. (New York City time) on January 11, 2016, upon the written request of any Lender, the Administrative Agent shall be entitled to return all of the funds received by the Administrative Agent as described in clause (d) above to the respective Persons that sent such funds to the Administrative Agent.

The undersigned certifies as of the date of this notice and as of the date the Proposed Loan is made that (i) the representations and warranties contained in Article VI of the Financing Agreement and in each other Loan Document, certificate or other writing delivered to any Secured Party pursuant thereto on or prior to the Effective Date are true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations or warranties that already are qualified or modified as to materiality or “Material Adverse Effect” in the text thereof, which representations and warranties shall be true and correct

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in all respects subject to such qualification) on and as of the Effective Date as though made on and as of such date, except to the extent that any such representation or warranty expressly relates solely to an earlier date (in which case such representation or warranty shall be true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations or warranties that already are qualified or modified as to materiality or “Material Adverse Effect” in the text thereof, which representations and warranties shall be true and correct in all respects subject to such qualification) on and as of such earlier date), (ii) no Default or Event of Default has occurred and is continuing on the Effective Date or would result from the Financing Agreement or any other Loan Documents becoming effective in accordance with its or their respective terms or the making of the Proposed Loan and (iii) all applicable conditions set forth in Section 5.01 of the Financing Agreement have been satisfied or waived in writing by the Agents as of the date of the Proposed Loan.

[SIGNATURE PAGES FOLLOW]

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Very truly yours,

ACCURAY INCORPORATED,
as Administrative Borrower

By:
Name:
Title:

Signature Page — Notice of Borrowing

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Annex A

Administrative Agent’s Wiring Instructions

JPMorgan

ABA: [*****]

Acct: Cerberus Business Finance, LLC

Acct #: [*****]

Ref: Accuray

Note: Funding Wires

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Annex B

Disbursement Instructions

(a)  $[*****] to the Parent in accordance with the following wire instructions:

Accuray Incorporated

Account: [*****]

Wells Fargo Bank, NA

420 Montgomery Street

San Francisco, CA 94104

ABA Routing # [*****]

Contact: Saikat Paul

(b)  $[*****] to Cowen & Company LLC in accordance with the following wire instructions:

Bank: Capital One Bank
Bank Address: 424 Madison Avenue, New York, NY 10017
Account Name: Cowen and Company, LLC
Acct #: [*****]
ABA #: [*****]
SWIFT: [*****]
Contact: Rene Kraenzlin

(c)  $[*****] to Crowe Horwath LLP in accordance with the following wire instructions:

BMO Harris Bank — Chicago, IL
Account of: Crowe Horwath LLP
ABA Routing Number: [*****]
Account Number: [*****]
Account Type: Checking
SWIFT: [*****]
Contact: arremitadv@crowehorwath.com
Note: Accuray Wire

(d)  $[*****] to 1st West Financial Corporation in accordance with the following wire instructions:

Acct. Name: 1stWEST Financial Corporation
Address: 1536 Cole Blvd., Suite 335, Lakewood, CO 80401
Bank Name: Guaranty Bank & Trust Company
A/C: [*****]

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Routing Number: [*****]
Invoice Number: [*****]

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(e)  $[*****] to Schulte Roth & Zabel LLP in accordance with the following wire instructions:

Citibank, N.A.
153 E. 53rd Street
New York, NY 10043
ABA No:  [*****]
Schulte Roth & Zabel LLP Attorney Business Account
Account No.  [*****]
Reference:  [*****]

(f)  $[*****]  to Cerberus Business Finance, LLC in accordance with the following wire instructions:

JPMorgan
ABA: [*****]
Acct: Cerberus Business Finance, LLC
Acct #: [*****]
Ref: Accuray
Note: Closing Fee

(g)  $[*****] to Cerberus Business Finance, LLC in accordance with the following wire instructions:

JPMorgan
ABA: [*****]
Acct: Cerberus Business Finance, LLC
Acct #: [*****]
Ref: Accuray
Note: January 2016 Agency Fee

(h)  $[*****] to Cerberus Business Finance, LLC in accordance with the following wire instructions:

JPMorgan
ABA: [*****]
Acct: Cerberus Business Finance, LLC
Acct #: [*****]
Ref: Accuray
Note: Out of Pocket Expenses

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ACCURAY INCORPORATED
1310 Chesapeake Terrace
Sunnyvale, CA 94089

EXHIBIT D

FORM OF LIBOR NOTICE

[Date]

Cerberus Business Finance, LLC
as Administrative Agent for the Lenders
party to the Financing Agreement referred to below
11812 San Vincente Blvd., Suite 300
Los Angeles, CA 90049
Attention: Kevin F. Cross

Ladies and Gentlemen:

Reference is made to the Financing Agreement, dated as of January 11, 2016 (as the same may be amended, restated, supplemented or otherwise modified from time to time, including any replacement agreement therefor, the “Financing Agreement”), by and among Accuray Incorporated, a Delaware corporation (the “Parent”), TomoTherapy Incorporated, a Wisconsin corporation (together with the Parent, each a “Borrower” and, collectively, the “Borrowers”), each subsidiary of the Parent listed as a “Guarantor” on the signature pages thereto (together with each other Person (as defined therein) that executes a joinder agreement and becomes a “Guarantor” thereunder, each a “Guarantor” and, collectively, the “Guarantors”), the lenders from time to time party thereto (each a “Lender” and, collectively, the “Lenders”), Cerberus Business Finance, LLC, a Delaware limited liability company (“Cerberus”), as collateral agent for the Lenders (in such capacity, together with its successors and assigns in such capacity, the “Collateral Agent”), and Cerberus, as administrative agent for the Lenders (in such capacity, together with its successors and assigns in such capacity, the “Administrative Agent” and together with the Collateral Agent, each an “Agent” and, collectively, the “Agents”).  Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to them in the Financing Agreement.

This LIBOR Notice represents the Borrowers’ request to [convert into] [continue as] [LIBOR Rate Loans] [Reference Rate Loans] $[             ] of the outstanding principal amount of the Loan (the “Requested LIBOR Rate Loan”).

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[Such Requested LIBOR Rate Loan will have an Interest Period of [1] [2] [3] month(s), commencing on             .]

[REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

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The undersigned certifies that no Default or Event of Default has occurred and is continuing or would result from the [conversion] [continuation] of the Requested LIBOR Rate Loan.

ACCURAY INCORPORATED, as Administrative Borrower

By:
Name:
Title:

LIBOR NOTICE

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ACCURAY INCORPORATED
1310 Chesapeake Terrace
Sunnyvale, CA 94089

EXHIBIT E

FORM OF COMPLIANCE CERTIFICATE

Cerberus Business Finance, LLC
as Administrative Agent for the Lenders
party to the Financing Agreement referred to below
11812 San Vincente Blvd., Suite 300
Los Angeles, CA 90049
Attention: Kevin F. Cross

Re:                             Compliance Certificate dated [                               ]

Ladies and Gentlemen:

Reference is made to the Financing Agreement, dated as of January 11, 2016 (as the same may be amended, restated, supplemented or otherwise modified from time to time, including any replacement agreement therefor, the “Financing Agreement”), by and among Accuray Incorporated, a Delaware corporation (the “Parent”), TomoTherapy Incorporated, a Wisconsin corporation (together with the Parent, each a “Borrower” and, collectively, the “Borrowers”), each subsidiary of the Parent listed as a “Guarantor” on the signature pages thereto (together with each other Person (as defined therein) that executes a joinder agreement and becomes a “Guarantor” thereunder, each a “Guarantor” and, collectively, the “Guarantors”), the lenders from time to time party thereto (each a “Lender” and, collectively, the “Lenders”), Cerberus Business Finance, LLC, a Delaware limited liability company (“Cerberus”), as collateral agent for the Lenders (in such capacity, together with its successors and assigns in such capacity, the “Collateral Agent”), and Cerberus, as administrative agent for the Lenders (in such capacity, together with its successors and assigns in such capacity, the “Administrative Agent” and together with the Collateral Agent, each an “Agent” and, collectively, the “Agents”).  Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to them in the Financing Agreement.

Pursuant to the terms of the Financing Agreement, the undersigned officer of Parent hereby certifies that:

1.                                      The financial statements of Parent and its Subsidiaries, attached as Schedule 1 hereto pursuant to Section 7.01(a)[  ] of the Financing Agreement, fairly present, in all material respects, the financial position of the Parent and its Subsidiaries as of the end of the period covered by such financial statements and the results of operations and cash flows of the

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Parent and its Subsidiaries for such period and for such year-to-date period, in each case, to the extent required by the Financing Agreement, in accordance with [GAAP applied in a manner consistent with that of the most recent audited financial statements of the Parent and its Subsidiaries furnished to the Agents and the Lenders, [subject to the absence of footnotes and normal year-end adjustments]].(3)

2.                                      I have reviewed the provisions of the Financing Agreement and the other Loan Documents and have made, or caused to be made under my supervision, a review of the condition and operations of the Parent and its Subsidiaries during the period covered by the financial statements delivered pursuant to Section 7.01(a)[  ] of the Financing Agreement with a view to determining whether the Parent and its Subsidiaries were in compliance with all of the provisions of the Financing Agreement and the other Loan Documents during such period.

3.                                      Such review has not disclosed during such period, and I have no knowledge during such period, of the occurrence of any Default or Event of Default (whether or not such Default or Event of Default is continuing), except as listed on Schedule 2 hereto, which Schedule, if any, describes the nature and period of existence of any Default or Event of Default that has occurred and the action that the Parent and its Subsidiaries have taken, are taking, or propose to take with respect thereto.

4.                                      [The Parent and its Subsidiaries [are/are not] in compliance with the applicable covenants contained in Section 7.03 of the Financing Agreement as demonstrated on Schedule 3 hereto.](4)

5.                                      [Set forth on Schedule 4 hereto, is a discussion and analysis of the financial condition and results of operations of the Parent and its Subsidiaries for the portion of the Fiscal Year elapsed as of the date hereof and discussing the reasons for any significant variations from the Projections for such period and the figures for the corresponding period in the previous Fiscal Year.](5)

6.                                      [Set forth on Schedule 5 hereto, is a summary of all material insurance coverage maintained by any Loan Party as of the date hereof and all material insurance coverage planned to be maintained by any Loan Party, together with such other related documents and information as the Administrative Agent may reasonably require.](6)

7.                                      [There have been no changes to the information contained in the Perfection Certificate delivered on the Effective Date or the date of the most recently updated

(3)  To be adjusted to match Section 7.01(a)(i), (ii) or (iii), as applicable.

(4)   To be included in certificates delivered pursuant to Section 7.01(a)(ii) and (iii).

(5)   To be included in certificates delivered pursuant to Section 7.01(a)(ii) and (iii).

(6)   To be included in certificates delivered pursuant to Section 7.01(a)(iii).

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Perfection Certificate delivered pursuant to this clause Section 7.01(a)(iv)(C).] (7) or [Set forth on Schedule 6 hereto, is an updated Perfection Certificate that updates the information required by the Perfection Certificate to the extent identified on Schedule 6.] (8)

8.                                      Set forth on Schedule 7 is a true and correct list and description of each material item of software owned by a Loan Party and the location of the source code therefor.

[Signature page follows]

IN WITNESS WHEREOF, this Compliance Certificate is executed by the undersigned as of the date first written above.

ACCURAY INCORPORATED

By:
Name:
Title:

(7)   To be included in certificates delivered pursuant to Section 7.01(a)(iii).

(8)   To be included in certificates delivered pursuant to Section 7.01(a)(iii).

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SCHEDULE 1

Financial Statements

[See Attached]

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SCHEDULE 2

Default or Event of Default

[See Attached]

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SCHEDULE 3

Financial Covenants

1.                                      Leverage Ratio.

The Parent and its Subsidiaries’ Consolidated EBITDA, measured on a Fiscal Quarter-end basis, for the period of 4 consecutive Fiscal Quarters ended on               , 20   is $            , which [is/is not] less than or equal to the required Consolidated EBITDA set forth in Section 7.03(a) of the Financing Agreement for the corresponding period.

2.                                      Secured Leverage Ratio.

The Parent and its Subsidiaries’ Secured Leverage Ratio, measured on a Fiscal Quarter-end basis, for the period of 4 consecutive Fiscal Quarters ended on               , 20   is   :1.0, which [is/is not] less than or equal to the ratio set forth in Section 7.03(b) of the Financing Agreement for the corresponding period.

3.                                      Total Leverage Ratio.

The Parent and its Subsidiaries’ Total Leverage Ratio, measured on a Fiscal Quarter-end basis, for the period of 4 consecutive Fiscal Quarters ended on               , 20   is   :1.0, which [is/is not] less than or equal to the ratio set forth in Section 7.03(c) of the Financing Agreement for the corresponding period.

4.                                      Fixed Charge Coverage Ratio.

The Parent and its Subsidiaries’ Fixed Charge Coverage Ratio, measured on a Fiscal Quarter-end basis, for the period of 4 consecutive Fiscal Quarters ended on                 , 20   is   :1.0, which [is/is not] greater than or equal to the ratio set forth in Section 7.03(d) of the Financing Agreement for the corresponding period.

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SCHEDULE 4

Discussion and Analysis

[See Attached]

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SCHEDULE 5

Insurance Coverage

[See Attached]

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SCHEDULE 6

Perfection Certificate

[See Attached]

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SCHEDULE 7

Material Software — Description and Source Code Locations

[See Attached]